REGISTRATION NO. 001-12867
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO.3 TO


                                    FORM 10
                              FILED APRIL 3, 1997

                 Amending the Previously Filed Form 10-12(b) to
              a Form 10-12(g) and Including Other Material Changes



                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       TERRA NATURAL RESOURCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   (fka NEVADA MANHATTAN MINING INCORPORATED)

                    NEVADA                                      88-0219765
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

   5038 NORTH PARKWAY CALABASAS, SUITE 100
            CALABASAS, CALIFORNIA                                 91302
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (818) 591-4400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:  None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                  COMMON STOCK
                                (TITLE OF CLASS)

                                 PREFERRED STOCK
                                (TITLE OF CLASS)


================================================================================

                         CROSS-REFERENCE SHEET BETWEEN
                  REGISTRATION STATEMENT AND ITEMS OF FORM 10


  FORM 10 ITEM NUMBER AND CAPTION                 CAPTION IN INFORMATION STATEMENT
-----------------------------------   ------------------------------------------------

 1. Business.......................   The Company: Properties, Risk Factors; Management's
                                      Discussion of and Analysis of Financial Conditions and
                                      Results of Operations

 2. Financial Information..........   Selected Financial Data; Management's Discussion and
                                      Analysis of Financial Condition and Results of
                                      Operations; Financial Statements, Market Price of and
                                      Dividends on the Registrant's Common Equity & Related
                                      Stockholder Matters.

 3. Properties.....................   Properties; Risk Factors

 4. Security Ownership of Certain
    Beneficial Owners and
    Management.....................   Security Ownership of Certain Beneficial Owners and
                                      Management

 5. Directors and Executive
    Officers.......................   Management

 6. Executive Compensation.........   Executive Compensation

 7. Certain Relationships and
    Related Transactions...........   The Company's Business and Properties

 8. Legal Proceedings..............   Legal Proceedings

 9. Market Price of and Dividends
    on the Registrant's Common
    Equity and Related Stockholder
    Matters........................   Market Price of and Dividends on Company Equity;
                                      Management; Executive Compensation
10. Recent Sales of Unregistered
    Securities.....................   Risk Factors, Recent Sales of Unregistered Securities.

11. Description of Registrant's
    Securities to be Registered....   Description of Securities Being Registered

12. Indemnification of Directors
    and Officers...................   Management, Indemnification of Directors and Officers.

13. Financial Statements and
    Supplementary Data.............   Financial Statements and Supplementary Data

14. Changes in and Disagreements
    with Accountants on Accounting
    and Financial Disclosure.......   Not Applicable

15. Financial Statements and
    Exhibits.......................   Financial Statements and Exhibits

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
The Company..............................................................   1
Selected Financial Data..................................................   2
Properties...............................................................   3
Risk Factors.............................................................  16
Management's Discussion and Analysis of Financial Condition
 and Results of Operations...............................................  24
Security Ownership of Certain Beneficial Owners and Management...........  26
Principal and Selling Shareholders.......................................  26
Management...............................................................  27
Executive Compensation...................................................  31
Certain Relationships and Related Transactions...........................  32
Legal Proceedings........................................................  32
Market Price of and Dividends on Company's Equity........................  34
Description of Securities Being Registered...............................  37
Registration Rights......................................................  40
Indemnification of Directors and Officers................................  41
Legal Matters and Auditors...............................................  41
Further Information......................................................  41
Financial Statements and Supplementary Data..............................  42

                                 1. THE COMPANY

THE COMPANY

     Nevada Manhattan Mining Incorporated (the "Company") was formed on June 10, 1985, in the state of Nevada under the name of Epic Enterprises, Ltd. On September 11, 1987, the Company amended its Articles of Incorporation changing its name to Nevada Manhattan Mining Incorporated. The Company's articles currently authorize the issuance of 49,750,000 shares of Common Stock with a par value of one cent ($.01) per share and 250,000 shares of Series A Preferred Stock with a par value of $1.00 per share (the "Preferred Stock") convertible into Common Stock on the terms and conditions described elsewhere in this Registration Statement. There were 12,273,565 shares of the Company's Common Stock and 228,319 shares of the Preferred Stock issued and outstanding as of May 31, 1997. The average price per share paid for the Common Stock issued directly by the Company has been approximately $2.00 per share. Holders of the Preferred Stock have paid $10.00 per share with an effective purchase price for the Common Stock (after giving effect to the conversion thereof on a one-for-ten basis) of $1.00 per share. In addition, the Company has recently issued approximately
$3,500,000 of 8% Senior Secured Convertible Debentures in two privately-negotiated transactions.


     The Company was formed primarily to develop the Nevada Property, other gold mining properties which it had previously owned, and certain gold mining properties which it has recently acquired. Pursuant to prior action of both the Company's directors and its shareholders, certain gold mining properties have been abandoned as uneconomic. The Company has recently acquired the rights to harvest various species of hardwoods in up to 750,000 hectares (approximately 1,900,000 acres) of virgin timber properties located on various tracts throughout the state of Para, Brazil and the rights to acquire a sawmill facility near the town of Sao Miguel do Guama. In addition, the Company has also acquired the rights to seven (7) gold mining concessions and three (3) coal mining concessions in Indonesia.


     The Company has its principal executive offices at 5038 North Parkway Calabasas, Suite 100, Calabasas, California 91302. Its telephone number is (818) 591-4400 and its facsimile number is 818 591-4411.

     Management of the Company presently consists of a five-member board of directors (two of which are neither executive officers nor employees). The
Company employs two (2) full-time executive officers as well as seven (7) full-time employees at its principal offices. The Company's subsidiary, Equatorial Resources, Ltd., also employs approximately 90 persons in Brazil who are employed in various capacities relating to either its sawmill facility or its harvesting operations being conducted on the Brazilian Timber Properties.

THE COMPANY'S SUBSIDIARIES


     Equatorial Resources, Ltd. (hereinafter "Equatorial") was incorporated in the British Virgin Islands as an international business company on December 13, 1996. Equatorial currently maintains offices in Road Town, Tortola, British Virgin Islands with its primary business office located in Calabasas, California. Equatorial's board of directors consists of three (3) members with such number being able to increase to seven. Its authorized capitalization is 25,000 shares of common stock and 25,000 shares of preferred stock with its largest single shareholder being Nevada Manhattan Mining Incorporated which owns 80% of Equatorial's outstanding common shares.



     Equatorial's primary business purpose is the acquisition and development of timber producing property in the Amazon Basin of Brazil. Since Equatorial's inception, it has acquired the right to develop and/or harvest virgin timber properties on up to approximately 750,000 hectares located in the state of Para, Brazil, and the right to acquire a sawmill facility located near the town of Sao Miguel do Guama, Brazil. In the development of such properties Equatorial currently employs approximately 90 persons, most of whom are Brazilian nationals employed in connection with the operations being conducted at the sawmill or in connection with the timber harvesting operations on the Terranorte Concessions.


     Kalimantan Resources, Ltd. Kalimantan Resources, Ltd., (hereinafter "Kalimantan") was incorporated in the British Virgin Islands as an international business company on September 16, 1996. Kalimantan currently maintains offices in Road Town, Tortola, British Virgin Islands with its primary business office located in Calabasas, California. Kalimantan's board of directors consists of 3 members with such number being able to increase to seven. Its authorized capitalization is 1,000 shares of common stock with its sole shareholder being Nevada Manhattan Mining Incorporated.

     Kalimantan's primary business purpose is to enter into contracts for the exploration and if warranted the development and extraction of coal and gold ore in Indonesia. Since Kalimantan's inception it has: entered into an agreement to acquire a fifty-one percent (51%) interest in a gold exploration property comprising 10,000 hectares (25,000 acres) located in East Kalimantan; entered into two (2) additional agreements to acquire an additional six (6) gold mining concessions aggregating over 23,400 hectares (58,500 acres) and three (3) coal mining concessions comprising 290,000 hectares (725,000 acres); and entered into an agreement with Maxwells Energy and Metals Technology Ltd. to substitute the acquired original 10,000 hectare property for a 16,000 hectare (40,000 acre) tract located elsewhere on the island of Kalimantan.

     Shareholder Advisory Committee. In 1989, the Company formed a Shareholder Advisory Committee (the "Advisory Committee") comprised of up to 12 outside shareholders. The purpose of the Advisory Committee is to participate in directors' meetings and compensation meetings, as well as planning meetings related to all aspects of corporate development. Members are selected annually from a group of shareholders who respond to Company inquiries regarding interest in participating on the Advisory Committee. Membership is rotated annually. One of the primary purposes of this Committee is to provide independent, shareholder participation in critical decisions relating to overall corporate strategy.

     Significant Contracts with Consultants. The Company has contracted with Harrison Western Mining and Construction, Lakeland, Colorado, to supply labor, service, materials and equipment for Nevada property operations. The Company has also entered into agreements with: Gold King Mines Corporation to provide mining consulting services with respect to the Nevada Property; Behre Dolbear &
Company, Inc. and its affiliates, to provide oversight and third-party validation services relative to the exploration and development activities on the Indonesian Concessions; Eco-Rating International, Inc., to provide an economic and environmental evaluation of the Company's Brazilian Timber Properties; and with British Far East Holdings Ltd. to provide certain financial and management consulting services.

                          2.  SELECTED FINANCIAL DATA

     The following table sets forth certain historical financial data for the Company for fiscal years 1994 through 1998. The historical financial data for the three years ended May 31, 1998, were derived from the financial statements of the Company included elsewhere herein. The historical financial data are not necessarily indicative of the results of operations for any future period.


                                                                   YEARS ENDED MAY 31,
                                            --------------------------------------------------------------------
                                                1998              1997          1996         1995         1994
                                            -----------       -----------   ----------   ----------   ----------

Revenues....................................$   557,691   ..  $   287,178   $       --   $       --   $       --
                                                394,708           261,089           --           --           --
Cost of Sales...............................              ..
  Gross Profit..............................    162,983   ..       26,089           --           --           --
Expenses:
  Costs and expenses of development stage     9,365,362         6,386,452    1,463,258      698,103      480,473
    activities..............................              ..
                                            -----------       -----------   ----------   ----------   ----------
Net loss.................................... (9,202,392)  ..   (6,362,973)  (1,463,258)    (698,103)    (480,473)
Cumulative preferred dividends..............     80,316   ..     (149,500)     (10,600)          --           --
                                            -----------       -----------   ----------   ----------   ----------
Net loss attributable to common              (9,282,695)       (6,535,952)  (1,473,858)    (698,103)    (480,473)
  shareholders..............................              ..
                                            ===========       ===========   ==========   ==========   ==========
Net loss per common share...................      (0.62)  ..        (0.61)       (0.20)       (0.14)       (0.15)
                                            ===========       ===========   ==========   ==========   ==========
Weighted average shares outstanding......... 14,969,621   ..   10,684,176    7,428,081    5,021,801    3,146,727
                                            ===========       ===========   ==========   ==========   ==========
Balance Sheet Data:
  Total assets..............................$ 6,385,846   ..   $7,825,223   $2,763,755   $3,711,865   $3,651,286
  Long-term debt............................  2,357,786   ..    1,406,028      115,723       10,919      143,209
  Stockholders' equity......................    (56,285)  ..    4,416,783    2,197,495    3,081,334    1,800,234

                                 3. PROPERTIES

THE COMPANY'S BUSINESS


     The Company's business is the harvesting of timber and the production of rough sawn lumber and other finished wood products in Brazil and the exploration and mining of precious metals in Nevada, and the exploration of precious metals and coal in Indonesia, To this end the Company has within the last year acquired the right to the right to develop and/or harvest virgin timber properties on up to approximately 750,000 hectares located in the state of Para, Brazil; the right to complete its acquisition of a sawmill facility located near the town of Sao Miguel do Guama, Brazil which it currently operates; and the right to conduct exploration activities on seven (7) gold properties and three (3) coal properties in Indonesia. The Company holds various rights in and to the following properties: (i) various timber properties aggregating up to approximately 750,000 hectares and sawmill facilities all of which are located in the state of Para, Brazil (the "Brazilian Timber Properties"); (ii) twenty-eight (28) patented and sixty-five (65) unpatented claims aggregating approximately 1,800 acres (the "Nevada Property") which are located near the town of Manhattan, Nevada (approximately 45 miles northeast of Tonopah, Nevada);
(iii) seven (7) gold concessions aggregating 39,400 hectares (98,500 acres) which are located in both the gold belt area of Kalimantan, Indonesia, and on the island of Sumatra (see "Indonesian Gold Concessions"); and (iv) three (3) coal properties located in Kalimantan, Indonesia, comprising 290,000 hectares (725,000 acres) (the "Indonesian Coal Concessions"). A more thorough description of the properties is contained within portions of this Section of this Registration Statement entitled "THE BRAZILIAN TIMBER PROPERTIES," "THE NEVADA PROPERTY," and "THE INDONESIAN CONCESSIONS."


     Management of the Company generally reviews all proposed natural resources projects submitted by third parties. The Company initially will be heavily dependent upon the operations presently being conducted in Brazil.

     The Company has budgeted the sum of One Hundred Thousand Dollars ($100,000) from sums anticipated to be spent for compliance with applicable environmental laws. However, the Company can provide no assurance that the amount so budgeted for environmental compliance will be consistent with the amounts actually spent for compliance or that the actual amount of such compliance may not be substantially greater than that which has been projected to be spent by the Company pursuant to the budget.

THE BRAZILIAN TIMBER PROPERTIES

     The Company has acquired sundry rights in up to 750,000 hectares of timber properties located on various tracts of land in the state of Para, Brazil. In addition, the Company has entered into an agreement to acquire and is currently operating a sawmill facility located near the town of San Miguel do Guama, Para Brazil. The property areas contain a variety of timber species of which initially only seventeen (17) of the most commercial of the one hundred twenty-five (125) available species have been selected and factored into the Company's economic forecasts. The other species will be harvested at the appropriate time.

     All shipping and associated transportation services will be provided by the Jonasa Group, one of the largest private shipping companies in the Amazon Basin. Their expertise and political position are anticipated to provide substantial support to the operation and as a participant in the joint venture, allow for operating efficiencies that greatly enhance profitability.

     To date, One Million Four Hundred Thousand Dollars ($1,400,000) has been provided by the Company for initial start-up of its operations in Brazil. The Company has budgeted up to an additional Three Million Four Hundred Fifteen Thousand Dollars ($3,415,000) for the additional expansion noted above.


     The United  Nations Food and  Agricultural  Organization  (F.A.O.),  Simons
Corporation (Canada) and Reid, Collins & Associates, Ltd. (Canada), highly respected forestry experts, have evaluated 24,000 hectares of the Jonasa Concessions and have posited that each hectare will yield approximately 200 cubic meters of raw timber. If these evaluations are accurate with respect to all of the Jonasa Concessions, the total potential asset value of all 276,000 hectares would be approximately 55.2 million cubic meters of raw hardwood timber.

     The Company has also agreed to pay the sum of Three Million Dollars ($3,000,000) to Ignatius Z. Theodorou on or before December 31, 1998 in consideration of Mr. Theodorou's services rendered and the transfer of rights to various business opportunities including the rights to the Jonasa Concessions and the sawmill facility at Sao Miguel do Guama.


     The Company has received approximately $290,000 for the sawed lumber produced through May 31, 1997. All of this revenue has been reinvested in improvements to the mills and infrastructure on the property. The Company's subsidiary, Equatorial Resources, Ltd., currently employs approximately 90 persons to operate the mills and conduct the activities contemplated under the agreements pertaining to these concessions. Potential markets for the lumber include the Far East, Brazil, Europe and the United States.

     The description of the Company's proposed activities relating to the Brazilian Timber Properties which follows summarizes the activities more particularly described in the 1997 Business Plan which is appended to this Registration Statement.

     Terranorte Concessions. On May 30, 1997, the Company's subsidiary, Equatorial Resources, entered into an Agreement to Harvest Timber and Develop Timber Properties with Terranorte S.A. (the "Terranorte Agreement"). Under the terms of the original agreement, Terranorte granted to Equatorial Resources the exclusive right to either harvest the timber on or to purchase certain species of logs extracted by Terranorte which are located on approximately 20,000 hectares of virgin timber property located near the town of Moju, Para, Brazil. In May 1997, Equatorial Resources began harvesting operations employing its own crews and purchasing harvested logs from Terranorte. Based upon the current market prices for export quality Brazilian hardwood of $500 per cubic meter, the Company is projecting its cost to harvest, produce and sell such product to be approximately $300 per cubic meter, thereby resulting in a pre-tax profit of $200 per cubic meter.

     Terranorte and Equatorial Resources have subsequently amended the Terranorte Agreement to include the rights to harvest up to an additional 463,000 hectares of virgin timber properties located in the vicinity of the Terranorte property.


     Production at Sao Miguel Sawmill. On May 30, 1997, Equatorial Resources and Jonasa Madeiras Limitada ("Jonasa Madeiras") entered into an Agreement to Acquire Sawmill. Under the terms of the agreement, Jonasa Madeiras agreed to convey all right, title, and interest in and to the sawmill facility, all equipment relating to the sawmill facility, and 246 hectares of adjacent real property, all of which is located near the town of San Miguel do Guama, Para, Brazil. At present, Equatorial Resources has expended the sum of approximately $335,000 for the sawmill facility and anticipates that an additional $350,000 in improvements will be made over the next several months.


     The sawmill facility currently consists of two manually-operated sawmills and two semiautomated sawmills. Equatorial Resources has made deposits on certain additional equipment to repair the semiautomated sawmill, to install a third semi-automated sawmill, and to purchase additional specialty sawblades designed to upgrade the sawmills and increase production.


     The Jonasa Concessions. On May 30, 1997, Jonasa Navigation, S.A. ("Jonasa") and Equatorial Resources entered with an agreement to jointly develop various tracts of virgin timber properties comprising up to 268,000 hectares located in the state of Para, Brazil. Under this agreement, Jonasa has granted to Equatorial Resources the exclusive right to harvest all of the timber which Jonasa now or hereafter has the right to extract from the properties comprising the Jonasa Concessions. In consideration of this grant, Equatorial Resources has agreed to pay to Jonasa fifty percent (50%) of the net proceeds received on the sale of all timber and related products produced and sold pursuant to the agreement. The term "net proceeds" is defined to be the gross sales price received for lumber sold, less the costs of harvesting, reclamation, transportation to the mill, milling expenses, physicalization duties, transportation f.o.b. to the ports of Belem and Breves, and certain operating expenses associated with Equatorial Resources' operations in Brazil. The parties have also designated Equatorial Resources as its exclusive export agent for all products produced and sold under the joint venture.

THE NEVADA PROPERTY


     Current  Ownership  Interest.  The Nevada Property consists of twenty-eight
(28) patented and sixty-five (65) unpatented claims aggregating approximately 1,800 acres. The Company believes it owns an undivided one hundred percent 100%) interest in the Nevada Property based upon the agreements described below in greater detail. The primary areas of current development are the Litigation Hill Area and the White Caps Mine Area. Both areas will be discussed in greater detail below. The Company has identified 1,500 tons to be mined by open pit methods at 0.206 ounces per ton of gold of proven and probable reserves in the Litigation Hill area. The Company has recently sold approximately $40,000 of gold produced from the Nevada Property. The Company has not identified any other reserves at the Nevada properties defined as proven and probable.

     The Company originally acquired its rights to the Nevada Property pursuant to a mining agreement dated April 4, 1987 (the "Nevada Property Agreement") with Anthony C. Selig and related entities (the "Selig Entities"). On December 9, 1987, the Selig Entities and the Company entered into an amendment to the Nevada Property Agreement reducing both the area of interest and the purchase price of the Nevada Property from Two Million One Hundred Thousand Dollars ($2,100,000) to Six Hundred Thousand Dollars ($600,000) and modifying, amongst other things, the schedule of semiannual payments due from the Company to the Selig Entities in consideration of the purchase of the Nevada Property.

     On March 2, 1989, the Company entered into an agreement entitled "Manhattan Mining Property Agreement" with Argus Resources, Inc., a Nevada corporation, and Argus Mines, Inc., a Nevada corporation (the "Argus Companies"); and the Selig Entities (the "Nevada Mining Agreement"). This agreement was entered into after a dispute had arisen between Argus Resources, Inc., and the Selig Entities under the lease/purchase agreement which had been previously entered into between such parties and which originally formed the basis upon which the Company derived its rights to the Property. This agreement also modified certain terms and conditions contained within the Nevada Property Agreement.

     Under the terms of the Nevada Property Agreement, as amended, the Company was required to pay, and did pay, to the other parties the sum of Twenty-Five Thousand Dollars ($25,000) upon execution of the agreement. The Company also agreed to pay the Argus Companies the additional sum of One Hundred Sixty-Five Thousand Dollars ($165,000) in monthly installments of Seven Thousand Five Hundred Dollars ($7,500) commencing on April 15, 1989, and continuing thereafter until the entire sum was paid in full. The Nevada Property Agreement, as amended, further required the Company to issue 1,000,000 (pre-reverse split) shares of Common Stock as additional consideration to Argus Resources, Inc. In fact, the Company paid the Argus Companies, Inc., and the Selig Entities all amounts due under the Nevada Property Agreement, as amended, and issued 100,000 (post-reverse split) shares of Common Stock to Argus Resources, Inc.

     Pursuant to the terms and conditions of the Nevada Property Agreement, as amended, the Argus Companies executed a Corporation Quitclaim Deed conveying a forty percent (40%) undivided interest in the Nevada Property to the Company on March 9, 1989. Concurrently therewith, the Company delivered a Deed of Trust and Assignment of Rents (the "Deed of Trust") to the Selig Entities to further secure the obligations under the Nevada Property Agreement. Both the Corporation Quitclaim Deed and the Deed of Trust were duly recorded in the office of the county records by and for Nye County, Nevada.

     In June 1993, the Company entered into a Joint Venture Agreement with Marlowe Harvey/Maran Holdings, Inc. ("Marlowe Harvey"); Argus Resources, Inc.; and the Selig Entities respecting the Nevada Property. Under the terms of the Joint Venture Agreement, Marlowe Harvey was entitled to a fifty-one percent (51%) interest in the Nevada Property in consideration of Marlowe Harvey assuming certain obligations, including the purchase of the Deed of Trust from the Selig Entities. The remaining forty-nine percent (49%) interest in the Nevada Property was to be held equally by Argus Resources, Inc., and the Company in consideration of their payment of their pro rata share of all amounts due under the promissory note (the "Nevada Note") secured by the Deed of Trust created by the Nevada Property Agreement, as amended. The failure of either Argus Resources, Inc., or the Company to pay any amounts due under the note during the first year of the joint venture was to be deemed a default requiring the defaulting party to quitclaim its interest in the Nevada Property to the remaining parties. The Argus Companies, Marlowe Harvey and the

Company were also responsible for their pro rata share of all property development expenses. At the time, Marlowe Harvey was the operator of the Nevada Property and responsible for all operations relating to maintaining the Nevada Property in accordance with the Mining Agreement.

     On October 20, 1995, the Company and Mr. Harvey "as an individual and for Maran Holdings and Argus Resources" executed an agreement (the "Amended Joint Venture Agreement") which purports to amend the June 1993 Joint Venture Agreement. The Amended Joint Venture Agreement obligates Marlowe Harvey to convey to the Company within ten (10) days of the date of execution of such Agreement fifty-two percent (52%) of the outstanding and issued stock in Argus Resources, Inc.("Argus"), in exchange for the payment of One Hundred Forty-Seven Thousand Dollars ($147,000) to be paid in the future from a percentage of Argus' share of the net proceeds realized from the sale of gold production on the Nevada Property. In addition, Marlowe Harvey agreed to convey a one percent (1%) interest in the Nevada Property to the "management" of the Company (Messrs. Michaels and Kramer) in exchange for a "production payment" of Forty-Seven
Thousand Dollars ($47,000) likewise to be paid from future production attributable to Argus Resources, Inc. It was, and is, the intention of the Company's officers to convey their rights under the Amended Joint Venture
Agreement to the Company in exchange for the Company's assumption of such officers' obligations under such Agreement.

     Both the obligations of the Company and its officers under the Amended Joint Venture Agreement were to be secured by the pledge of Common Stock (in the case of the Company, 1,235,429 shares) with "piggyback" registration rights to be granted to Marlowe Harvey in two (2) years in the event $147,000 is not paid from production by that time. If only a portion of the production payment is made by October 20, 1997, the obligation to seek registration was to be ratably reduced. The Company was further required to issue 1,186,981 shares of its Common Stock to Maran Holdings, Inc., an affiliate of Argus, at the time at which it was obligated to issue to Argus the shares to be used as security for the production payment.

     The Amended Joint Venture Agreement also required both the Company and its joint venture partners to each make one-half of the property tax payments and the payments due to the Selig Entities under the Nevada Property Agreement. Both of these payments are due in January of each year.

     In January 1996, the Company notified Marlowe Harvey that it had been "ready, willing, and able" to convey the Common Stock pursuant to the terms of the Amended Joint Venture Agreement. In addition, the Company made all of the required property tax payments relating to the Nevada Property and the payments due to the Selig Entities in reliance upon the terms of the Amended Joint Venture Agreement. Marlowe Harvey has failed to reimburse the Company for its one-half share of the property tax payments and the payments due to the Selig Entities which were advanced on its behalf by the Company and has failed to make the conveyances required by the terms and conditions of the Amended Joint Venture Agreement. As a result, the Company instituted an action in Nye County, Nevada, on November 4, 1996, originally seeking specific performance and damages against Marlowe Harvey, Maran Holdings Inc., Calais Resources Inc., and Argus Resources, Inc. The Company has recently amended the complaint to seek a judicial determination that the Harvey Entities have forfeited all rights in and to the Joint Venture Agreement and the Nevada Property. This action is described in further detail under the Section of this Registration Statement entitled "LEGAL PROCEEDINGS." Depending on the outcome of the action, the Company will either own 100% of the Nevada Property if successful or 50% if it does not prevail. Regardless of the outcome the Company will continue to operate its portion of the Nevada Property.

     In March 1997, the Company entered into a Sale and Purchase Agreement with the Selig Entities. The Selig Entities were the original owners of the patented and unpatented mining claims comprising the Nevada Property, having perfected their rights to ownership pursuant to Federal and local law. Under the terms of this agreement, the Selig Entities agreed to sell to the Company one hundred percent (100%) of their interests in the Nevada Note, the Deed of Trust, and the Nevada Property for the sum of Three Hundred Seventy Five Thousand Dollars ($375,000) payable as follows: One Hundred Thousand Dollars ($100,000) in March 1997 and the balance plus all accrued and unpaid interest (calculated at the rate of 5.25%) on or before February 6, 1999. The Company in fact paid the first installment of One Hundred Thousand Dollars ($100,000) in March 1997 and prepaid the remaining balance in June 1997. As a result, all obligations to the Selig Entities have been fulfilled by the Company and the original note and deed of trust have been delivered by the Selig

Entities to the Company. The agreement also acknowledges that the Company is the only person or entity legally entitled to conduct mineral operations on the Nevada Property. The Company is also required to pay all U.S. Bureau of Land Management annual maintenance fees associated with the claims comprising the Nevada Property. Such fees have been paid by the Company through August 1998.

     The Company entered into a Subscription Agreement with Silenus Limited on April 14, 1997 (the "Subscription Agreement"). As a result of entering into the Subscription Agreement, the Company granted to Silenus Limited a $2,000,000 deed of trust encompassing the Nevada Property until the Debentures issued to Silenus are converted, redeemed or paid in full.


     Property Description. The Nevada Property is located in an historic mining district which has experienced mining operations from 1866 to the present with the major activity in the late 1860s, between 1906 and 1921, and from 1960 to the present. Placer and lode mining took place principally in the Reliance Mine, the White Caps Mine, the Union Amalgamated Mine, the Manhattan Consolidated Mine, the Earle Mine, the Big Four Mine, and the April Fool Mine.



     The Nevada Property lies in several shallow gullies in a general area which is located between 7,500 to 7,800 feet in elevation. Mineralization of the Nevada Property appears to be structurally controlled by a series of parallel east-northeast trending faults dipping from 50 to 75 degrees southwest and with some cross or perpendicular faults. The Nevada Property consists of two distinct areas which require different mining and production techniques. Gold mineralization in the vicinity of "Litigation Hill" is near the surface and much less expensive to mine. The lower grade mineralization can be "leached" while higher grades must be milled. Gold mineralization located in the White Caps Mine has revealed two delineated mineralized areas below the 600-foot level and a deeper exploration target requiring substantially higher costs for extraction as compared to "Litigation Hill." "Dewatering" the mine and driving a decline to the 800-foot level could become quite costly. Additionally, any ore obtained from the White Caps Mine may be required to be processed using autoclave technology or other proven methods in order to comply with environmental regulations due to the mineralization's high content of antimony, mercury, arsenic, and sulphur; nevertheless, the Company believes that the deep mineralized area located within the White Caps Mine may have sufficient potential to justify the large development program. Both the "Litigation Hill" and White Caps Mine areas of the Property will be discussed below.



     The White Caps Mine is located in the Manhattan Mining District. Production of gold began in 1911 and remained in production until 1935 when the vein was lost and the lower levels of the mine encountered water. A total of 120,000 ounces of gold were produced during that period. The mine was closed in 1942 by executive order relating to all "mining activities nonessential to the [World War II] effort."



     The mine was found to be flooded from its deepest point at the 1,300-foot level to the 450-foot level. Beginning in 1957, a $400,000 program was put in place to "dewater," renovate, and reactivate the mine. Pumping of water began that year and by 1958, the water level was down to the 800-foot level. At that time some exploration resumed at the upper levels of the mine. At the 300-foot level, antimony-mercury mineralization grading 60 percent and 8 percent, respectively, was discovered.



     An extensive antimony deposit (also containing gold and mercury values) was located near the 500-foot level and plans were made to begin mining activities after the renovation of the mine was completed. While continuing to explore for gold mineralization on the lower levels of the mine, the owners leased out the right to mine antimony-gold-mercury mineralization above the 600-foot levels in 1962 and production thereafter began.



     A diamond drilling program in 1962 relocated the gold-bearing vein which had been lost in 1935 when it faulted out at the 600-foot level. Drilling of the formation began at the head of the winze (i.e. incline shaft) and continued down to the 1,200-foot level. Eight regularly-spaced holes of approximately 100 feet in length were drilled. These holes revealed a gold mineralized area 65 feet wide with values ranging as high as 7.7 ounces per ton and averages over .8 ounces per ton. This mineralization is found in the foot wall of the old winze.

     The next phase of the 1962 drilling program consisted of diamond drilling a "hole" starting at the 1,200-foot level. Six holes of approximately 100 feet in length each were drilled and revealed gold values averaging over 3 ounces per ton with a high of 6 ounces per ton. This drilling program blocked out gold mineralization of over 14,000 ounces of gold according to a 1964 report published by the California Mining Journal. The program also indicated that a mineralized area containing several hundred thousand ounces of gold is present in the relocated vein which runs from the 600-foot level down to the 800-foot level and from the 1,200-foot level down to at least the 1,300-foot level.



     Before production could begin, a fire was accidentally started by a pumping subcontractor at the 300-foot level. The ore bins, shaft and head frame were destroyed and the mine was closed in 1964. The low price of gold (then $35 per ounce), high costs to rebuild the damaged mine, and the lack of funds caused the White Caps Mine to close in 1964, and it has remained closed since that time. The Company's plans include reentering this mine and resuming gold exploration and production.



     By contrast, "Litigation Hill" was the site of both Earle and Consolidated Mines, all early producers of high-grade areas until the veins ran out. Recent geomagnetic activity and a drilling program have located several small commercial-sized deposits of medium-grade gold mineralization which can be either milled or heap leached.



     The Company has conducted a geophysics and geochemical survey of "Litigation Hill." A Schlumberger resistivity survey indicated gold mineralization down to a depth of 1,000 feet (the limit of the instrument's sensitivity). Bulk sampling conducted by Nevada Gold Fields and the Placer Management Group of the mine dumps remaining at these mines indicated an overall average grade of .206 ounces of gold per ton.



     The 1987 exploration of underground workings on "Litigation Hill" showed that the Earle Mine had experienced massive cave-ins. Two samples were taken from channel cuts. These samples, which were performed by Nevada Gold Fields and the Placer Management Group, indicated values of .120 ounces of gold per ton. The Bath Mine was accessible through a stope which leads directly to the main haulage decline. Channel cut samples were taken on pillars left in previously-worked stopes. Values varied from .64 to 1.288 ounces of gold per ton.



     The Company initiated a rotary drilling program in 1988. Holes drilled pursuant to the program varied in depth from 200 feet to 525 feet. Gold values located in the carbonates at a depth of 70 feet indicate that open pit mining is suitable for the lower grade present.



     The Company commenced an exploration program during the years 1989 and 1990. This program consisted of two parts: conducting a magnetic survey of the property and drilling 25 reverse circulation drill-angle holes varying in depth from 50 to 150 feet. The magnetic survey identified the areas around "Litigation Hill" and the White Caps Mine as strong targets for further exploration. The drilling program located several areas of gold mineralization.



     In September 1993, the joint venture partners began a decline (i.e. tunnel) in order to intercept a drill hole which had been drilled by Freeport Mining Company in 1983. The drill hole revealed that from 465 feet to 505 feet below the surface, an average gold grade of .886 ounces of gold per ton over 40 feet existed. The decline was completed during the Spring of 1994 and drill stations were prepared. Exploration and drilling activities commenced and are ongoing as of the date of this Prospectus. The decline is approximately nine feet by nine feet and runs at an approximate twelve-degree grade. At the 500-foot level, a turnaround or transfer bay has been added to enable the operators of the mine to successfully remove ore in a cost-effective method.



     The 1993 drilling program also included the mapping and sampling of the old workings of the Consolidated Mine (which was closed in 1939) as well as the drilling and sampling of the decline itself in the immediate potential ore zones contained within the decline.



     The Nevada Business Plan. In July 1995, the Company engaged the services of William R. Wilson, a minerals industry consultant, to prepare a plan to develop the Nevada Property (the "Nevada Business Plan"). According to the Nevada Business Plan, two alternative plans for exploration and development of the Property exist. The first plan would extend the existing decline in the White Caps Mine to the 565-foot level, rehabilitate and mine old workings in the Consolidated Manhattan Mine, drift and mine a new area near the drill hole which was intercepted by the decline formed during the 1993 program, rehabilitate the White Caps Shaft, and mine the 565-foot level, 670-foot level, 800-foot level, 910-foot level, 1,120-foot level, 1,200-foot level, and 1,300-foot level of the White Caps Mine.



     According to the Nevada Business Plan, the major advantage to this alternative would be that access to the lower levels of the White Caps Mine would be considerably improved. It is anticipated that the lower levels may yield higher grades as compared to the yields anticipated at current levels of the mine.



     The second alternative identified in the Nevada Business Plan would extend the decline in the White Caps Mine to the 565-foot level, rehabilitate and mine old workings in the Consolidated Manhattan Mine, drift and mine a new area near the drill hole which was intercepted by the decline formed during the 1993 program, mine the 565-foot level only in the White Caps Mine, and conduct underground sampling in the White Caps Mine in the 670-foot through 1,300-foot levels.



     The Nevada Business Plan identifies the major advantage to this alternative to be significantly reduced capital costs combined with the opportunity to sample underground the White Caps Mine without rehabilitating the White Caps shaft. The disadvantages of this alternative are that mining access to the lower portions of the White Caps Mine may not be completed, and it is still not known whether access can be obtained to each of the levels below the 560-foot level.



     Cash flow analyses pertaining to both alternatives project a positive cash flow for the initial development. Management utilized these analyses in reaching a decision to proceed with the second alternative.



     The cash flow calculations are on a "cash basis," an industry standard in comparing mining operations. The cash basis includes exploration, development, equipment, mining, hauling, processing, and refining costs. Some overhead costs were not included in the cash flow analysis as of the time the analysis was prepared because the Company had not determined what its actual mine-related overhead costs would be. A ten percent allowance for general and administrative expenses was included. Since the Company uses a mining contractor, Harrison Western Construction Company, the majority of the mine related overhead is included in the contractor's cost. The costs of the Company's on-site geologist and project manager are included as the 10% general and administrative costs in the cash flow analysis. The following major assumptions were used in the Cash Flow projections:



     - Gold price of $390.



     - Mining costs of $43 per ton.



     - Processing and environmental costs of $15 per ton.



     - Mining General and Administrative costs of $6 per ton.



     - Refining charges of $2 per ounce.



     The Nevada Business Plan concludes by recommending the second alternative as the preferable alternative for the Company to follow. In June 1996, the Company initiated the second alternative by contracting with Harrison Western Mining and Construction Company, Lakeland, Colorado, to execute this plan.



     In July 1995, the Company notified Marlowe Harvey and related companies, then the operator of the Nevada Property, that Marlowe Harvey was not in compliance with contractual operations under the Nevada Property Agreement as well as several applicable mining laws and regulations. At that time the Company assumed the position of operator and continues to act in this capacity.



     All permits for this operation have been issued, and the Company is in compliance with all state, federal, and environmental regulations to the best of its knowledge and belief.



     Initially, the Company's operations in Nevada will be heavily dependent upon the mill constructed approximately one mile from the Nevada Property which is currently owned and operated by New Concept Mining, Inc. ("New Concept"). The Company presently intends to use the New Concept mill for milling the ore produced from the Nevada Property and selling gold bullion dore bars or concentrate for sale to third-party buyers. Under the terms of an agreement entered into with the Company, New Concept has agreed to provide the Company with the capacity to initially process between 1,000-1,200 tons of ore per month. New Concept has also agreed to increase processing capacity once the Company's development program expands. The Company has also been engaged in preliminary discussions with New Concept to purchase up to one half of the mill. These discussions have not yet resulted in a binding agreement between the Company and New Concept.



     The Company has also budgeted the sum of One Hundred Thousand Dollars ($100,000) to be spent in the foreseeable future for compliance with applicable environmental laws. However, the Company can provide no assurance that the amount so budgeted for environmental compliance will be consistent with the amounts actually spent for compliance or that the actual amount of such compliance may not be substantially greater than that which has been projected to be spent by the Company pursuant to the budget.



     Over the past three (3) years, the Company has expended approximately One Million Five Hundred Thousand Dollars ($1,500,000) on development expenses on or relating to the Nevada Property. These expenses relate primarily to developing the most effective means by which to extract the ore and transport it to the New Concept mill approximately one mile from the Nevada Property.



THE INDONESIAN CONCESSIONS


     General. In August 1996, the Company entered into an agreement to acquire a fifty-one percent (51%) interest in a gold exploration property comprising 10,000 hectares (25,000 acres) located in East Kalimantan, Indonesia (the "Kalimantan Property"). More recently, the Company has entered into two (2) additional agreements to acquire an additional six (6) gold mining concessions aggregating over 23,400 hectares (58,500 acres) and three (3) coal mining concessions comprising 290,000 hectares (725,000 acres). In January 1997, the Company and Maxwells Energy and Metals Technology Ltd., a Bahamian Company ("Maxwells"), agreed to substitute the original 10,000 hectare property (i.e. the Kalimantan Property) for a 16,000 hectare (40,000 acre) tract (the "Sopang Property") located elsewhere on the island of Kalimantan. Ownership of the Indonesian Concessions will be acquired through the Company's new wholly-owned subsidiary formed under the laws of the British Virgin Islands known as Kalimantan Resources, Ltd. ("Kalimantan Resources"). NONE OF THE PROPERTIES IDENTIFIED ABOVE HAVE ANY PROVEN AND RECOVERABLE RESERVES.

     Mineralization of the Indonesian islands known as Kalimantan (the Indonesian section of Borneo) and Sumatra occurred as a result of rifting of the earth's crust at the ocean floor. There are approximately fifteen known mineralized "arcs" comprising all of Indonesia. Six (6) of these arcs contain the majority of the gold and copper deposits currently discovered in Indonesia. The Central Kalimantan Arc is the area which has evidenced the majority of recent attention of mineral exploration efforts although significant work is also being undertaken in other areas. Located within the Central Kalimantan Arc is the Kelian Mine which has been operating since 1992 and produces approximately 450,000 ounces of gold per annum from ore grading approximately
1.8 grams per tonne of gold. Over seventy (70) tonnes of gold has been produced to date. Based upon current estimated reserves, the mine is scheduled to operate until 2003. Further south is the Mt. Muro Mine. Production for 1996 at this mine was 187,000 ounces of gold. At present, it is impossible to predict whether the Indonesian Concessions possesses any recoverable reserves of gold ore or whether the yields noted in the above-described mines will be indicative of the yields to be established on the Indonesian Concessions.

     Three (3) agreements cover the various concessions which the Company and Kalimantan Resources have acquired: (i) the Principles of Agreement by and between the Company and Maxwells, as amended; (ii) the Acquisition Agreement dated January 26,1997 by and between Kalimantan Resources and Singkamas Agung Ltd.; and (iii) the Acquisition Agreement dated February 18, 1997, by and between Kalimantan Resources and Kaliman Jaya Ltd.

     As described in further detail elsewhere in this Registration Statement, the Company has developed a business plan (the "1997 Business Plan") relating to the activities to be conducted on the concessions acquired under the above-described agreements as well as the Brazilian Timber Properties. The proposed activities described in this section of this Registration Statement summarizes a portion of the 1997 Business Plan.

     The Sopang Property. The Company acquired its interest in the Sopang Property pursuant to a document entitled "Principles of Agreement" dated August 19, 1996 ("POA"). The parties to the POA are Maxwells and the Company. The Company and Maxwells originally agreed to conduct exploration activities on a 10,000 hectare tract, but pursuant to an addendum to the POA, substituted the 16,000 hectare Sopang Property.

     In exchange for a fifty-one percent (51%) interest in the concession relating to the Sopang Property, the Company agreed to convey to Maxwells Four Hundred Thousand (400,000) shares of its Common Stock. In addition, the Company must issue an additional Four Million (4,000,000) shares of its Common Stock to Maxwells should an investment banker confirm by independent appraisal that the Sopang Property is valued to be at least Twelve Million Dollars ($12,000,000 U.S.) and/or such investment banker provides financing to the Company based upon an evaluation of at least Twelve Million Dollars ($12,000,000 U.S.) or upon the appreciation of the Common Stock in an aggregate amount exceeding Twelve Million Dollars ($12,000,000) within ninety (90) days of an announcement by the Company of its acquisition of the Indonesian Property. The Company recently received a letter from Maxwells acknowledging that other than the issuance of 10,800 shares, no additional shares of Common Stock will be required to be issued until the independent appraisal mentioned above has been performed. A provision of the POA allows Maxwells to obtain a "nondilutive" percentage ownership in the Common Stock to be issued under the POA should the Sopang Property produce at least 2,000,000 ounces of gold. As of the date of this Registration Statement, Three Hundred Eighty Nine Thousand Two Hundred (389,200) of the Four Hundred Thousand (400,000) shares required to be issued to Maxwells have in fact been issued (200,000 shares of which are currently held in the name of Singkamas Agung, Ltd. but which will be reissued in the name of Maxwells).

     While the Company was entitled to defer exploration activities for six (6) months, exploration activities have commenced and are ongoing on the Sopang Property.

     Under the POA, the Company is responsible for one hundred percent (100%) of all exploration and operating expenses relating to the Sopang Property. Maxwells also enjoys antidilution rights with respect to the Common Stock to be issued under the POA provided exploration activities result in a valuation evidencing a yield of at least two million (2,000,000) ounces of gold.

     Maxwells has agreed to provide a voting trust in favor of existing management. Maxwells is not, however, required to vote its shares with existing management in connection with the registration of Common Stock issued or to be issued to Maxwells. Maxwells' consent is also required in the case of any issuance of the Company's capital stock exceeding Two Hundred Fifty Thousand Dollars ($250,000).

     The Company has undertaken efforts to confirm the chain of title which it believes to exist with respect to the Sopang Property.

     Silobat Property. On January 26, 1997, the Company's wholly-owned subsidiary, Kalimantan Resources, entered into an Acquisition Agreement with Singkamas Agung Ltd., a Bahamian corporation ("Singkamas"), relating to one (1) gold mining concession and three (3) coal mining concessions located in Kalimantan, Indonesia (the "Acquisition Agreement"). Singkamas is an affiliate of Maxwells and is owned and controlled by the same persons who own and control Maxwells.

     The gold mining concession subject to the Acquisition Agreement relates to a 62-hectare (155-acre) tract located in West Kalimantan and is known as the "Silobat Property." Currently, PT Kajiwahida Mandiri, an Indonesian limited liability company ("PT Kajiwahida"), holds a Kuasa Pertambangan Eksploitasi license ("KPE") and a Kuasa Pertambangan Pengangkutan and Penjualan license ("KPPE") issued by the Indonesian Directorate General of General Mining and the Ministry of Mines and Energy on October 7, 1996. On December 21, 1996, PT Kajiwahida entered into a Mining Authorization Transfer Agreement with PT Duta Sena Rahayu, an Indonesian limited liability company ("PT Duta"), whereby PT Kajiwahida agreed to transfer its KPE and KPPE licenses to PT Duta in exchange for $5,000,000 payable as follows: $100,000 at the time of execution of the Acquisition Agreement; four consecutive installment payments of $100,000 each on the fourth days of February, March, April and May 1997; and a final payment of $4,500,000 at such time as official test results from exploration activities demonstrate the existence of at least 2,000,000 ounces of gold reserves. Should exploration activities reveal gold reserves of less than 2,000,000 ounces, the final payment is to be adjusted in relation to the amount of gold reserves so established. In addition, PT Kajiwahida is obligated to seek the appropriate governmental authority to expand its licenses to include a 2,000-hectare tract contiguous to the 62-hectare tract currently comprising the Silobat Property.

     On December 21, 1996, the shareholders of PT Duta and Kalimantan Resources entered into a Cooperation Agreement whereby in exchange for assuming the financial responsibilities under the Transfer Agreement, the shareholders of PT Duta agreed to hold the shares of such limited liability company for the benefit of Kalimantan Resources. On the same date, Kalimantan Resources entered into a Participation Agreement with Singkamas whereby Kalimantan Resources agreed to grant to Singkamas a net profits interest derived from the exploitation of the Silobat Property.

     The Acquisition Agreement with Singkamas requires Kalimantan to secure the issuance by the Company of Four Million (4,000,000) shares of Common Stock as follows: Two Hundred Thousand (200,000) upon execution of the Acquisition Agreement and the balance to be issued upon verification by an independent evaluation that the value of the Silobat Property and the three (3) Indonesian Coal Concessions equal or exceed Forty Million Dollars ($40,000,000). In the case of the initial issuance of shares and twenty-five percent (25%) of the balance of the shares of Common Stock to be issued, Singkamas is entitled to "piggyback" registration rights. The Company has issued Four Hundred Thousand (400,000) shares of its Common Stock to Singkamas as of the date of this Registration Statement. Of this amount, Two Hundred Thousand (200,000) shares are to be reissued to Maxwells.

     To date, no funds have been transferred by Kalimantan to PT Kajiwahida or any other party. However, Kalimantan Resources has been given authority to conduct trenching and pitting and has conducted preliminary mapping, sampling and trench hole pitting under the supervision of Behre Dolbear & Co. for the purpose of evaluating the Silobat Property. Under the supervision of Behre Dolbear, three separate sampling programs were conducted at the Silobat Property. Based on that work which indicates the presence of analogous gold values in four sampling pits, the Company intends to initiate a core drilling program at the Silobat Property in the third quarter of 1997. The Company
(through its association with Singkamas) is currently in negotiations with PT Kajiwahida to amend the terms of the Acquisition Agreement to reflect the accord reached by the parties to enable Kalimantan to conduct further exploration activities on the Silobat Property and to forego any payments due under the Acquisition Agreement until such time as all governmental approvals associated with annexing the 2,000-hectare tract have been secured.

     The Silobat Property forms part of what was known as the Chinese District of Western Borneo and has been the location of substantial exploitation by the Chinese since the 1880s. In the 1960s, a Dutch company was granted a concession to conduct mining operations on the Silobat Property, but such property was abandoned shortly thereafter because of political unrest, sabotage and lack of funding.

     The property is located 1 degree 1 minute north longitude and 109 degrees 12 minutes east latitude in the subdistrict of Sambas, Kalimantan Barat. The topography of the property is characterized by swampy lowlands with isolated hilly outcrops covered mainly with revegetation and local rubber plantations.
The geology is characterized by green-black mudstone, fine silt stone, quartz-feldspar porphyry and quartz diorite rock types.

     In 1977, 21 rock chip and 7 stream sediment samples were submitted for analysis to the Superintendent Laboratories in Jakarta. Only small traces of gold were detected in all rock samples submitted while stream sediment samples yielded values of .5 to 1.05 ppm in four of the seven samples.

     Munung (Monroe) Property. The Company's wholly-owned subsidiary, Kalimantan Resources, entered into an Acquisition Agreement for Gold and Coal Concessions February 18, 1997, with Kalimas Jaya Ltd., a Bahamian corporation ("Kalimas"), relating to five (5) gold mining concessions and one (1) coal mining concession (the "Kalimas Acquisition Agreement"). Kalimas is also an affiliate of Maxwells and is owned and controlled by the same persons who own and control Maxwells. Kalimas acquired its rights to the concession relating to the Monroe Property pursuant to a Development Agreement dated February 14, 1997, by and between PT Muara Mayang Coal Utama ("PT Muara") and Kalimas. Under the Development Agreement,

Kalimas obtained the right to acquire an 80% interest in a Kuasa Pertambangan Penyelidikan ("KP") issued to PT Muara for the sum of $1,000,000 payable as follows: $150,000 upon execution of the Development Agreement and verification by Kalimas that PT Muara possesses marketable title to the concession without encumbrances and $850,000 upon commencement of production and generation of net profits.

     The Monroe Property comprises 6,096 hectares and is located in Central Kalimantan, Indonesia. It is located in the same general area of the Kelian gold mining concession which has produced over 450,000 per annum ounces of gold since 1992.

     The existing KP issued on the Monroe Property allows PT Muara to conduct a general survey and perform exploration activities for gold and other precious metals. The Development Agreement requires PT Muara to use its "expert abilities and efforts" to obtain additional licenses for the exploitation, production and refining, and transportation and sale of all minerals obtained from the Monroe Property.

     The Kalimas Acquisition Agreement requires Kalimas to convey a 51% interest in all current and future licenses which it acquires with respect to the Monroe Property.

     To date, no sums have been paid by Kalimas or Kalimantan Resources to PT Muara nor has any exploration work been performed on the Monroe Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Telen (Tomak) Property. The second gold concession in which Kalimantan Resources received rights under the Kalimas Acquisition Agreement is known as the Telen or Tomak Property. This property comprises 687 hectares and is located in East Kalimantan, Indonesia. Kalimas acquired its rights to the property pursuant to a Development Agreement dated February 14, 1997, which it entered into with PT Walea Bahimas, an Indonesian limited liability company. PT Walea Bahimas currently holds a KP for general survey and exploration on the property. Kalimas is required to pay a purchase price of $1,000,000 to acquire an 80% interest in the current KP. The Development Agreement contains provisions similar to those contained within the Development Agreement relating to the Monroe Property with respect to payment terms. Moreover, PT Walea Bahimas will only be entitled to receive the final $850,000 payment upon commencement of commercial production and obtaining licenses for exploration and exploitation, production and refining, and transportation and sale.

     Kalimas is obligated to commence exploration in or before April 1997 or at such other time as agreed upon by the parties. In addition to being required to dig test pits as part of the exploration program, Kalimas has agreed to: conduct shallow drilling to a depth of approximately 60 meters during the first 90-day period, conduct deep drilling to a depth of at least 200 meters during the second 90-day period, and securing a commitment of at least $300,000 during the first three (3) years of exploration activities.

     The Kalimas Acquisition Agreement requires Kalimas to convey a 51% interest in all current and future licenses which it acquires with respect to the Tomak Property. In addition, Kalimas and the Company have agreed that Kalimas will be entitled to receive a number of shares of Common Stock the amount of which is to be determined no later than July 1997. The Kalimas Acquisition Agreement further provides that the value of the Common Stock is to be determined at $10 per share, which was the approximate value as of January 26, 1997.

     To date, no sums have been paid by Kalimas or Kalimantan Resources to PT Walea Balimas nor has any exploration work been performed on the Tomak Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Long Beleh (La Bella) Property. The La Bella Property represents the third gold concession in which Kalimantan Resources acquired rights pursuant to the Kalimas Acquisition Agreement. This property currently comprises 4,637 hectares and is located in East Kalimantan, Indonesia. Kalimas acquired its rights in and to a KP for general survey and exploration pursuant to a Development Agreement dated February 14, 1997, with PT Muara Koman Mas ("PT Muara Koman"). The terms and conditions for the acquisition of an eighty percent (80%) interest in the current license and all future licenses held or to be held by PT Muara Koman are identical to the terms and conditions described above and relating to the Tomak Property. The obligations of Kalimas under the Kalimas Acquisition Agreement are identical to the obligations which it possesses with respect to the Tomak Property.

     To date, no sums have been paid by either Kalimas or Kalimantan Resources to PT Muara Koman nor has any exploration been performed on the La Bella Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Sengingi Property. The Sengingi Property is the fourth gold concession in which Kalimantan Resources acquired rights pursuant to the Kalimas Acquisition Agreement. Unlike the previous gold concessions mentioned in this Section of the Registration Statement, the Sengingi Property is a 4,000-hectare (10,000-acre) tract which is located on the island of Sumatra in the province of Riau, Indonesia. Kalimas acquired the right to obtain an eighty percent (80%) interest in a KP for exploration and a KPE for exploitation with respect to 3,000 hectares of this property from PT Aksara Mina Artha ("PT Aksara") pursuant to a Development Agreement dated February 14, 1997. Under the terms of its agreement with PT Aksara, Kalimas is obligated to pay PT Aksara $1,000,000 to be paid from production derived from the property. In all other material respects, the terms and conditions of the Development Agreement between Kalimas and PT Aksara and the terms and conditions of the Kalimas Acquisition Agreement between Kalimas and Kalimantan Resources are identical to the terms and conditions described above with respect to the other gold concessions subject to the Kalimas Acquisition Agreement.

     Kuantan Property. The last gold concession subject to the Kalimas Acquisition Agreement is known as the Kuantan Property. The Kuantan Property is also located in Riau Province, Sumatra, Indonesia, and comprises 8,000 hectares. Kalimas derives its rights pursuant to a Development Agreement dated February 14, 1997, between it and PT Aksara Tama Pramita ("PT Aksara Tama"). PT Aksara Tama currently holds a KP for general survey and exploration. The general terms and conditions upon which Kalimas is to acquire an eighty percent (80%) interest in all current and future licenses on the Kuantan Property are similar to the terms and conditions upon which all other licenses subject to the Kalimas Acquisition Agreement have been acquired. The purchase price which Kalimas will be required to pay for the Kuantan Property is $1,000,000 payable as follows:
$250,000 upon execution of the Development Agreement and verification by Kalimas that PT Aksara Tama possesses marketable title to the concession without encumbrances, and $750,000 to be paid upon commencement of production and generation of net profits.

     Indonesian Coal Concessions. As previously mentioned, Kalimantan Resources and Singkamas entered into an Acquisition Agreement on January 26, 1997. In addition to acquiring rights to the Silobat Property, Kalimantan Resources obtained rights to three coal mining concessions aggregating over 286,000 hectares. Singkamas acquired its rights to these three coal mining concessions pursuant to Development agreements entered into with the PT Andhika Group of Companies, three Indonesian limited liability brother-sister companies (collectively referred to as "PT Andhika"). Under the terms of these Development Agreements, Singkamas received the right to acquire seventy-seven and one-half percent (77.5%) interest in the three contracts of work ("COWs") currently held by PT Andhika.

     Under the terms of the Acquisition Agreement between Singkamas and Kalimantan Resources, Singkamas has agreed to assign a fifty-one percent (51%) in and to the COWs (as well as a fifty-one percent [51%] interest in the Silobat Property) in consideration of the issuance of 4,000,000 shares of the Company's Common Stock described elsewhere in this Registration Statement in greater detail.

     In March 1997, Kalimantan Resources, engaged an Indonesian exploration crew to travel to the properties and to perform preliminary evaluations of possible coal reserves in place on the three (3) coal concessions located in Indonesia where the Company and Kalimantan Resources have entered into contracts to acquire certain exploration and exploitation rights. Behre Dolbear & Co. will review the results of these activities and present recommendations based upon such review.

     The Company has been contacted by several large coal mining companies for the purpose of entering into proposed joint ventures to conduct further exploration and subsequent development of such properties. At present, no joint venture agreements have been entered into by the Company.

     The Company has entered into an agreement with Behre Dolbear & Company, Inc. ("Behre Dolbear"), an internationally recognized mining consulting firm which was established in 1911. Behre Dolbear will be responsible for providing independent technical advisory third-party validation services to the Company as more particularly outlined in the agreement. Under the supervision of Behre Dolbear, three separate sampling programs were conducted at the Silobat Property. Based on that work which indicates the presence of analogous gold values in four sampling pits, the Company intends to initiate a core drilling program at the Silobat Property in the third quarter of 1997. A more thorough description of this agreement is described in the Section of this Registration Statement entitled "MANAGEMENT."

                                4. RISK FACTORS

     The purchase of shares of common stock involves a substantial degree of risk and is suitable only for persons of substantial means who have no need for liquidity in their investment. this section of the prospectus sets forth the risks and special considerations which the company believes may exist concerning an investment in the common stock. Prospective investors should recognize that factors other than those set forth below may ultimately affect an investment in a manner and to a degree which cannot be foreseen at this time. all prospective investors are urged to consult with their advisors prior to making an investment in common stock so that they understand fully the nature of the undertaking and the risks which may be involved prior to investing. Furthermore, all prospective investors are urged to review with their counsel, accountants, and professional advisors the financial statements attached to the prospectus. Any documents described in this prospectus which have not been attached as exhibits may be obtained by prospective investors and/or their advisors upon request from the Company. This registration statement also contains certain forward-looking statements and information that are based upon management's beliefs as well as on assumptions made by an upon information currently available to management.
when used in this registration statement, the words "expect," "anticipate," "intend," "plan," "believe," "seek" and "estimate" or similar expressions are intended to identify such forward-looking statements. However, this registration statement also contains other forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following risk factors, which could cause the Company's future results and stock values to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements.


NO COMMERCIALLY VIABLE ORE DEPOSITS



     Even though the Company has reviewed reports and records of its mining properties, there is no assurance that there are commercially viable ore deposits. Moreover, the Company has not established any proven or recoverable gold or ore deposits as of the date of this Registration Statement.


HISTORY OF LOSSES

     Although the Company was formed in 1985 to engage in precious metal mining activities, its net worth is limited. The Company is and still should be considered in its development stage, having a net worth of $7,537,653 as of May 31, 1997. As of May 31, 1997, the Company has realized an aggregate net loss (since inception) of $15,836,084, or $1.09 per share. Until the fiscal year ended May 31, 1997, the Company had failed to post revenues from operations. Prospective Investors should be aware that the Company was a development-stage company that only recently has begun to report sales. There is no guaranty that the Company's operations will be successful or realize a profit in the future. Moreover, the Company's net worth and the value of its Common Stock will ultimately be dependent upon the overall success of timber operations currently being conducted and to be conducted on the Brazilian Timber Properties, mining operations conducted on the Nevada Property, and the Indonesian Concessions.

     The financial information accompanying this Registration Statement reflects the current financial condition of the Company. It should be noted that the Company has not yet reported a profit from operations since its inception to the present. Management projects that the further exploration and development of its properties will result in profitable operations although, for the reasons stated elsewhere in this Prospectus, no guaranty to that effect can be made.



HISTORY OF UNSUCCESSFUL OPERATIONS



     Mining and natural resource operations are speculative by their nature. Present management of the Company has in the past selected mining properties which have proven to be uneconomic. There is no assurance that the present gold, coal, and timber properties will prove to be economic or profitable to the Company. If all or most of the properties prove to be uneconomic, the Company may be unable to realize a profit from its operations which may have a profound impact upon the value of the Company and the liquidity of the Common Stock.



TITLE PROBLEMS TO BRAZILIAN TIMBER PROPERTIES



     The Company has acquired its rights to the Brazilian Timber Properties pursuant to harvesting agreements entered into by and between the Company's subsidiary, Equatorial Resources, Ltd. ("Equatorial Resources"), and third parties. The Company will also acquire its rights to purchase the sawmill facility in Sao Miguel do Guama pursuant to an acquisition agreement with Jonasa Maderias Ltda.



     The Company has performed preliminary title work on the tracts of properties on which current harvesting operations are being conducted. These examinations have been conducted by legal counsel in Belem, Brazil, who are competent to examine title. While Equatorial Resources has commenced timber production from these properties, there can be no assurance that title problems and other claims hostile to the chain of title on which the Company has relied will not arise in the future.



     Before any sums are expended by the Company on timber operations on the other tracts of properties on which it has acquired harvesting rights, the Company intends to employ legal counsel to advise it of the status of title to these concessions.



     In addition to the title problems and environmental problems commonly associated with the development of timber properties in the United States, foreign ownership of timber rights in foreign countries subjects a U.S.-based company to the additional risk of political instability.



     The Company has expended considerable sums to improve the sawmill facility located in Sao Miguel do Guama, Para Brazil even though transfer of ownership has not been completed. The terms of the acquisition agreement require Jonasa Maderias Ltda. (the current owner) to transfer the sawmill facility free and clear of all liens. The Company has discovered that the sawmill facility is burdened by certain taxes due to various governmental authorities. If the current owner does not remove these liens from the sawmill facility, the Company will likely complete the sale of the facility and assume such obligations.



RISKS OF FORFEITURE TO BRAZILIAN TIMBER PROPERTIES



     A recent federal law in Brazil grants certain rights to indigenous peoples who invade individually-owned property in various regions of the country. In cases where such invasion has occurred, the federal government has condemned the properties and paid "just compensation" to the owners. Some of the properties in which the Company has acquired rights are subject to this legislation. In the case of its agreement relating to the Jonasa Concessions, any tracts appropriated by the federal government, under this legislation are required to be replaced by Jonasa. In the case of the tracts subject to the Terranorte Agreement, a physical inspection of the tract will be made prior to commencement of harvesting operations. The Company and its subsidiary, Equatorial Resources, will be subject to the risk of forfeiture of its rights in both the Jonasa Concessions and the Terranorte Concessions in the event that Jonasa fails to perform its obligation in the first instance or all or a portion of the tracts on which operations are conducted on the Terranorte Concessions are condemned by the federal government in the second instance.

     It should be noted that the Company and many of its key personnel have limited operating experience in Brazil and in timber operations. Such inexperience could result in unsuccessful operations or unfavorable returns to the Company.



     The Company has acquired its rights to the Nevada Property through a variety of agreements with predecessors-in-interest. The precise nature and amount of interest owned by the Company is now the subject of a lawsuit pending in Nye County and more particularly described in the section of this Registration Statement entitled "LEGAL PROCEEDINGS." The Company is seeking to obtain an order from the court declaring that the Company is the owner of the undivided 100% interest in a substantial number of the mining claims comprising the Nevada Property. If the Company is unsuccessful in its request for declaratory relief, title to 50% of the interests in the Nevada Property may be retained by persons or entities other than the Company.


     The Company has recently executed a deed of trust encumbering the Nevada Property in the principal amount of Two Million Dollars ($2,000,000) to Silenus Limited pursuant to a privately-negotiated placement of 8% Senior Secured Convertible Debentures described elsewhere in this Registration Statement. Until such time as all obligations due under the Debentures issued to Silenus Limited are paid, converted or redeemed, and the encumbrances on the Nevada Property are reconveyed to the Company, one of the primary assets of the Company, namely the Nevada Property, will be subject to the terms and conditions of such instruments. Any default under such agreement or the Deed of Trust which remains uncured would subject the Company to the possible loss of the Nevada Property.

TITLE PROBLEMS ASSOCIATED WITH THE INDONESIAN CONCESSIONS

     Mineral interests in Indonesia are controlled exclusively by the federal government through the Ministry of Mines and Energy. Title to a mineral property in Indonesia is subject to obtaining various forms of licenses for the extraction of commercial quantities of minerals after obtaining property rights from the fee owner. Title is confirmed by the issuance of a government seal affixed to specific property location maps.

     Because direct foreign ownership of mining concessions is difficult, if not prohibited by Indonesian law, the Company and its subsidiary, Kalimantan
Resources, must rely upon its contractual rights under the various agreements into which they and/or their predecessors have entered. These contracts are described in greater detail elsewhere in this Registration Statement. Should a dispute arise as to the interpretation or enforcement of such agreements, resort to the Indonesian judicial system will likely be required. It should be noted that since members of the judicial branch are employed by the executive branch of the government, a fair opportunity to assert a foreign company's rights under such agreement may be limited.

     Even if the contractual rights of Kalimantan Resources are clearly delineated in its agreements, the Company's interests in the Indonesian concessions are subject to title failures associated with the entities with whom Kalimantan Resources has contracted. The Company has not currently completed its title investigations with respect to any of the Indonesian Concessions. However, prior to the time at which any payments will be made to the current holders of the licenses, the Company will have satisfied itself that either it, Kalimantan Resources, or the parties with whom it has contracted (and/or their predecessors in interest) will have good and merchantable title to the particular licenses purported to be owned by such third parties.

     Ownership of licenses to explore for and/or exploit natural resources in foreign countries is also subject to political risks. The United States has important economic, commercial and security interests in Indonesia because of its growing economy and markets and its strategic location in relation to key international straits. The U.S. and Indonesia maintain cordial and cooperative relations, although the two countries are not bound by formal security treaties.

     Indonesia is a republic based upon its 1945 constitution providing for a limited separation of executive, legislative and judicial power. The president, elected to a five-year term, is the overwhelmingly dominant government and political figure. The president appoints the cabinet, currently composed of four coordinating ministers (in the fields of political and security affairs, economic and financial affairs, people's welfare and industrial and trade affairs), thirteen state ministers, twenty-four ministers and three high officials with the status of state ministers. Moreover, judges are employees of the executive branch.

     Unlike Western democratic systems, the legislative branch meets only once during its five-year term, to formulate the overall principles and aims of the government and to elect the president and vice president. Representative bodies at all levels in Indonesia eschew voting, preferring to arrive at decisions through "consultation and consensus."

     Because of the presence of a strong executive branch, some foreign companies have been forced to accede to government demands to revise licenses to include the participation of Indonesian-owned companies, larger foreign companies and, in some instances, the Indonesian government. The inability of a foreign company to effectively enforce its rights in licenses issued by the Indonesian government through the judicial branch of government represents a risk of doing business in a developing country as compared to the United States.

GOVERNMENTAL REGULATION

     Mining operations on the Nevada Property are and will be subject to substantial federal, state and local regulation concerning mine safety and environmental protection. Some of the laws and regulations which will pertain to mining operations include maintenance of air and water quality standards; the protection of threatened, endangered and other species of wildlife and vegetation; the preservation of certain cultural resources and the reclamation of exploration, mining and processing sites. These laws are continually changing and, as a general matter, are becoming more restrictive. The location of the Nevada Property is found in an area which strongly encourages mining operation. However, the Company's inability to comply with such federal, state or local ordinances and regulations on an ongoing basis may cause significant delays in the permitting process or in the operations anticipated to be conducted on the Nevada Property. In addition, delays in such compliance could result in unexpected and substantial capital expenditures. Although no such problems or delays are anticipated, no assurances can be given that the Company will be able to comply with all applicable law and regulations and maintain all necessary permits, licenses and approvals or, in the alternative, that compliance and/or permitting will be obtained without substantial delays and/or expenses.

     With regard to the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection ("NDEP"), the Company has received authorization to proceed with its currently planned mining operations on the Nevada Property pursuant to the applicable statutes and regulations relating to a small mining operation. In the event, however, the Company's operations exceed the designated limits for a limited mining operation, a full reclamation plan will need to be prepared, submitted and approved by NDEP. The Company is currently preparing such a reclamation plan. While the Company believes that it will be able to obtain such approval, there is no guarantee that the required approval will in fact be obtained by the Company.

     A change in the nature or magnitude of the Company's presently anticipated operations on the Nevada Property may trigger the need to obtain additional NDEP and other federal, state or local governmental approvals, licenses or permits. For example, water processing discharge needs may trigger the requirement that the Company obtain a water pollution control permit. The Company is currently preparing for submission of an application for a water pollution control permit. Other significant permits, required by a change in operations on the Nevada Property, might include an NDEP permit, air quality permit, waste management permit, archeological clearance and wildlife permit. There is no guaranty that the Company will be able to obtain any or all of the required federal, state or local permits that might be required to expand its operations on the Nevada Property.

     Even if the Company does not change its currently planned operations on the Nevada Property, the Company is nevertheless vulnerable to the various federal, state and local laws and regulations governing regulations and protection of the environment, occupational health, labor standards and other matters. The reason for this is that these laws are continually changing, and as a general matter, are becoming more restrictive.

     To comply with these federal, state and local laws, the Company may in the future be required to make capital and operating expenditures on environmental projects both with respect to maintaining currently planned operations and the initiation of new operations. Such projects may include, for example, air and water pollution control equipment; treatment, storage and disposal facilities for solid and hazardous waste; remedial actions required for the containment of tailings pond seepage; continuous testing programs; data collection and analysis land reclamation (specifically including existing mine and processing waste on the Nevada Property); landscaping and construction projects. There is no guaranty that the Company will technically or financially be able to comply with any or all of these potential requirements.

ENVIRONMENTAL REGULATION AND LIABILITY

     The Company's proposed mineral operations on the Nevada Property are and will be subject to environmental regulation by federal, state and local authorities. Under applicable federal and state law, the Company may become jointly and severally liable with all prior property owners for the treatment, cleanup, remediation and/or removal of substances discovered at the Property which are deemed by federal and/or state law to be toxic or hazardous ("Hazardous Substances"). Liability may be imposed among other things for the improper release, discharge, storage, use, disposal or transportation of Hazardous Substances only in the areas which the Company disturbs.

     Applicable law imposes strict joint and several liability on, among others, "owners" and "operators" of properties contaminated with Hazardous Substances. Such liability may result in any and all "owners", "operators" and "transporters" of contaminated property being required to bear the entire cost of remediation. The Company may utilize substances which have been deemed by applicable law to be Hazardous Substances. The potential liability of the Company under such laws will be derived from the Company's classification as both an "owner" and "operator" of a contaminated property. While the Company intends to employ all reasonably practicable safeguards to prevent any liability under applicable laws relating to Hazardous Substances, mineral exploration by its very nature will subject the Company to substantial risk that remediation may be required. If the cleanup or remediation of hazardous substances is required on the Nevada Property, substantial delays could occur in the permitting process and/or in the further extraction of gold and other precious minerals on the Nevada Property.

     Much like environmental laws found in the United States, both the federal and state governments in Brazil have adopted laws and standards relating to the harvesting and reclamation of forests. While the Company and its subsidiary, Equatorial Resources, have not yet fully familiarized themselves with all of these laws and standards, Equatorial Resources has entered into an agreement with Eco-Rating International, Incorporated ("Eco-Rating"), Zurich, Switzerland, to better assist the Company and Equatorial Resources in understanding and complying with such laws and standards. Under the terms of its agreement with the Company, Eco-Rating has agreed to establish an "eco-efficiency model" designed to enable Equatorial Resources to establish environmental management guidelines for the conduct of activities on the Jonasa Concessions and ultimately the remainder of the Brazilian Timber Properties consistent with all applicable environmental laws and standards.


     The Indonesian Concessions may also be subject to federal and provincial environmental laws in place or being contemplated by those governmental entities. Mining in certain locations in Indonesia may be restricted because of difficulties associated with mine reclamation, water quality, air quality, endangered species or local cultural conditions similar to those restrictions of other international mining operations in Indonesia.



LIQUIDITY OF COMMON STOCK



     The Company's Common Stock is currently traded on the NASDAQ Electronic Bulletin Board. Over the past six (6) months, the average monthly trading volume has been approximately 800,000 shares. Trading volumes on the Electronic Bulletin Board have been limited and there is no assurance that the Electronic Bulletin Board will provide an effective market for a prospective investor to sell his or her shares of Common Stock.

DIVIDENDS



     The Company has not paid cash dividends on any of its Common Stock and does not anticipate paying any cash dividends on any of its Common Stock for the foreseeable future. Holders of the Preferred Stock are entitled to an annual cash or stock dividend offered at the rate of eight percent (8%) per year payable out of any funds legally available therefor and payable on January 1, April 1, July 1, and October 1 of each year. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series.



     As of the date of this Registration Statement, no accrued quarterly dividends payable to the holders of the Preferred Stock (which were $160,500 as of May 31, 1997) have been paid. Management of the Company is presently scheduling payment of accrued dividends in Common Stock as authorized in the Company's "Certificate of Determination of Preferences of Series A Preferred Stock" filed with the Nevada Secretary of State on October 25, 1995 at the time that the Preferred Stock is converted into Common Stock on or before the earlier of the effective date of this Prospectus or December 31, 1997.


CLASSIFICATION OF SECURITIES

     Currently the Company's stock is not considered to be "penny stock" pursuant to Section 3(a)(51)(A) of the Securities Exchange Act of 1934. However, the Company makes no representations that it will be able to continue with such classification. In the event the price of the Company's Common Stock decreases below $5.00 per share, the Common Stock will be considered "penny stock." In such case the Company will be subject to the increased disclosure requirements associated with the issuers of such securities. In addition to increased disclosure requirements, such situation may also result in either a decrease in the liquidity of the stock or a total disappearance of a market for the Common Stock. In either instance the difficulty associated with disposition of the shares would greatly increase.


DEPENDENCE UPON MANAGEMENT



     The business of the Company is and will be greatly dependent upon the active participation of Christopher D. Michaels and Jeffery S. Kramer. The Company also anticipates that it will be dependent upon the active participation of other key personnel and/or consultants in the future. The Company presently has employment agreements with both Mr. Michaels and Mr. Kramer and has entered into agreements with key consultants; nevertheless, the loss of the services of Mr. Michaels, Mr. Kramer and/or other key personnel (including such consultants) regardless of reason could adversely affect the Company and the Company's business. The Company does not maintain any life insurance policies enabling it to receive benefits in the case of either Mr. Michaels' or Mr. Kramer's death. In addition, Messrs. Michaels and Kramer are parties and subject to a consent judgment wherein they are restrained from selling securities in interstate commerce in violation of the provisions of section 5 of the Securities Act of 1933, as amended (the "Act"), or from engaging in any transaction, practice, or course of conduct resulting in a violation of the antifraud provisions of the Act. A violation of these provisions could result in the resignation of these officers. To the extent that the services of Mr. Michaels or Mr. Kramer would be unavailable to the Company for any reason, the Company might be required to employ other executive personnel to manage and operate the Company. There is no assurance that the Company under such circumstances would be able to employ qualified persons on terms suitable to the Company to assure the fulfillment of the objectives stated in this Registration Statement.



LACK OF DIVERSIFICATION



     The Company has, in the past, maintained other mining properties for exploration and development. These properties were located in Bolivia, South America and Vancouver, British Columbia. Through its board of directors and shareholders, the Company elected to abandon such other properties as a result of uneconomic results. The Company's primary assets presently consist of the Brazilian Timber Properties, the Nevada Property, and the Indonesian Concessions. No assurance can be given that once the Company increases or continues its timber operations in Brazil and completes its present exploration and development of the Company's properties in Nevada and Indonesia as described in further detail in this Prospectus, it will be able to establish and produce significant revenues from such operations or become profitable. In addition, there can be no assurance that continued development activities on the Nevada Property and/or exploration activities currently being conducted on the Indonesian Concessions will result in the establishment of commercial quantities of mineralization. As a result, persons reading this Prospectus should be aware that investment in the Common Stock represents an additional risk because the Company's activities are presently confined to the conduct of timber operations on the Brazilian Timber Properties, the exploration, development and gold production on the Nevada Property, and preliminary exploration activities on certain of the Indonesian Concessions.


STOCK ISSUANCES UNDER MINING CONTRACTS

     The Company has entered into various contracts with third parties to issue Common Stock in consideration of services rendered in relation to various mining properties. Common Stock has been issued to the following parties: Harrison Western Construction Company (100,000 shares); Maxwells Energy & Metals Technology Ltd. (400,000 shares); and Singkamas Agung Ltd. (200,000 shares). Maxwells Energy & Metals Technology Ltd. is entitled to receive an additional 4,000,000 shares of Common Stock if an investment banker confirms by independent appraisal that the value of the properties subject to the Principles of Agreement dated August 19, 1996 equals or exceeds $12,000,000. Singkamas Agung Ltd. is entitled to receive an additional 3,800,000 shares of Common Stock if an independent evaluation confirms that the value of the properties subject to the Acquisition Agreement dated January 26, 1997 equals or exceeds $40,000,000. Of the additional shares which may be issued to Singkamas Agung Ltd., 950,000 shares are entitled to "piggy-back" registration rights. Once these shares are issued to the various parties and such shares become unrestricted, the sales of such securities could adversely affect the price of Common Stock.


CONSENT JUDGMENT AGAINST THE COMPANY AND CERTAIN EMPLOYEES

     In May 1989, the Company received notice that the Securities and Exchange Commission (the "Commission") had commenced an informal investigation into the Company's compliance with the registration and disclosure requirements of the Securities Act of 1933 (the " '33 Act") and the Securities Exchange Act of 1934 (the " '34 Act"). Thereafter the Commission commenced an extensive review of the Company's books and records relating to the Company's business and mining operations, its capital raising activities, and its financial condition and history. Through all stages of the investigation, the Company voluntarily cooperated with the Commission.

     On August 3, 1993, the Commission and the Company agreed to terminate the Commission's investigation by the entry of a consent judgment against the Company and certain of the Company's past and present key employees. These key employees include Christopher D. Michaels, Jeffrey Kramer and Stanley Mohr. The terms and conditions of the consent judgment can be summarized as follows:

          1. The Company and its officers, agents, servants, employees and others receiving actual notice of the consent judgment neither admitted nor denied any of the allegations alleged by the Commission;

          2. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained and enjoined from violating section 5 of the '33 Act or from selling securities in interstate commerce unless and until a registration statement is in effect or the security or transaction is exempt from the registration provisions of the '33 Act and/or the '34 Act;

          3. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained from engaging in any transaction, practice, or course of conduct, employing any course of conduct, or obtaining any money or property by means of an untrue statement of a material fact, or any omission to state a material fact, necessary to make the statements made in light of the circumstances under which they were made not misleading in violation of the antifraud provisions of the '33 Act and '34 Act.

     As part of the consent judgment, the Company was required to engage an independent certified public accountant to conduct a full and complete analysis of the disposition of all funds received by the Company from investors and, to the extent so discovered, to disgorge all ill-gotten gains.

     On April 7, 1994, in response to the audits completed by the certified public accountant, the Company and the Commission entered into a stipulation regarding the resolution of all outstanding issues which then existed, which stipulation was entered as an order by the United States District Court for the Central District of California. Such stipulation contained an acknowledgement that the Company and its executive officers had received no ill-gotten gains as a result of prior activities by the Company in offering and selling its securities, and that the consent judgment resolved once and for all, all issues raised by the Commission as a result of the Company's prior activities. The Company and the persons named in the formal order of investigation were not required to pay any fines or required to disgorge any monies previously received by it in connection with its securities.

     On February 27, 1989, the Pennsylvania Securities Commission issued a cease and desist order against the Company and Christopher D. Michaels, Jeffrey S. Kramer, Stanley J. Mohr, and William Michaels prohibiting them from violating
Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     As a result of the foregoing regulatory and judicial actions, the Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 promulgated under the '33 Act and may not be able to rely upon certain private placement exemptions afforded by applicable state blue sky laws in connection with the offer and sale of securities in a transaction which qualifies as exempt from qualification under the '33 Act. In such cases, the Company would be required to register/qualify the transaction under said blue sky laws, which would likely increase the cost of, and extend the time for completing, any private placement of securities.

FLUCTUATION OF COMMODITY PRICES

     Since its deregulation in August 1971, the market price for gold has been highly speculative and volatile. Since 1980, gold has fluctuated from a high of approximately $850 per ounce in January 1980 to a low of approximately $285 per ounce in 1985. Currently gold is trading at approximately $320 per ounce. In 1996, gold averaged over $380 per ounce. Instability in gold prices may effect the profitability of the Company's future operations.


     Similarly coal and timber prices fluctuate. Natural resources have traditionally evidenced volatile swings in pricing, thereby affecting overall the relative profitability of engaging in these lines of business. For example, timber prices increased fifty-two percent (52%) in 1996 while coal prices have remained relatively stable for the past several years. Coal prices, which historically have been heavily dependent upon mining conditions, location of deposits, and freight variations, have remained relatively stable for the past several years.



USE OF FORWARD-LOOKING STATEMENTS


     This Registration Statement contains "forward-looking statements." Such statements are found in the Sections of this Registration Statement entitled "The COMPANY", "PROPERTIES", and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and elsewhere. Prospective Investors are cautioned that the assumptions upon which such statements are based cannot be guarantied by the Company to occur in the future or that the overall success of the Company might be materially adversely affected should such bases (or some of them) not occur.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction
------------

     The Company is a timber and mining company, with corporate offices in Calabasas, California, owning interest(s) in certain timber or mineral properties located in the (1) states of Para and Amazonas, Brazil (the "Brazilian Timber Properties"); (2) Manhattan Mining District, Nye County, Nevada, (the "Nevada Property"); (3) Indonesian Gold Belt, Kalimantan, Indonesia (the "Indonesian Gold Concessions"); (4) Kutai District of East Kalimantan, Indonesia (the "Indonesian Coal Concessions"); and (5) on the island of Sumatra, Indonesia. The terms and conditions of these acquisitions and the risks and contingencies associated with such ownership interests are more particularly described in the Section of the Annual Report entitled "PROPERTIES" AND "RISKS FACTORS."


Comparison of Results of Operations -- Year Ended May 31, 1998
Compared to Year Ended May 31, 1997
---------------------------------------------------------------

Revenues for the year ended May 31, 1998 were approximately $558,000 as compared to $287,000 for the same period in 1997. The sales in both periods relate to the Brazilian timber operations. The $271,000 increase in sales is due to increased efficiencies.

The gross margin for the year ended May 31, 1998 was approximately 29.0% as compared to 9.0% same period in 1997. The increase is also due to increased efficiencies.

The general and administrative expenses for the year ended May 31, 1998 were approximately $7,540,000 as compared to $4,270,000 for the same period in 1997. The $3,270,000 is a result of the following: 1) $1,540,000 increase in consulting fees; 2) $250,000 increase in corporate salaries; 3) $150,000 increase in travel; and 3) the remaining increase is due to the operations of the Brazilian activities.



Year Ended May 31, 1997 Compared to Year Ended May 31, 1996
-----------------------------------------------------------

Revenues for the year ended May 31, 1997 were approximately $287,000 as compared to no sales for the same period in 1996. The sales in 1997 relate to the Brazilian timber operations that are new operations for the Company in 1997.

Exploration cost of the year ended May 31, 1997 were approximately $2,120,000 as compared to approximately $34,000 for the same period in 1996. The $2,086,00 increase in exploration cost is a result of activities at the Company's Nevada mining property and the Indonesian Concessions.

General and administrative expenses for the year ended May 31, 1997 were approximately $4,270,000 as compared to approximately $1,430,000 for the same period in 1996. The $2,840,000 increase in general and administrative expense is a result of the following: 1) $1,200,000 of expense related to the issuance of warrants for services; 2)$827,000 related to financing expenses; 3) and increase for the Brazilian general and administrative expenses of approximately operating expense of approximately $150,000; and 4) general increase of $663,000 for other expenses (legal, consulting, travel and salaries) attributable to the Company's increased activities from the 1996.

    As of July 1, 1997, Brazil is no longer considered a highly inflationary economy under SFAS 52. Therefore, translation adjustments will begin to be accumulated in a separate component of equity. Translation adjustments during the year ended May 31, 1997 were taken to income and were not material to the Company's results of operations.


Year Ended May 31, 1996 Compared to Year Ended May 31, 1995
-----------------------------------------------------------

     During the year ended May 31, 1996, the Company reported an operating loss of $1,463,258 as compared to an operating loss of $698,103 for the year ended May 31, 1995. The difference between these two period was principally due to the issuance of stock to officers for services rendered of $485,000.

Liquidity and Capital Resources
-------------------------------

    The Company's working capital position as of May 31, 1998 was a deficit of approximately $3,356,000. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration activities on the Nevada Property and, more recently, the Brazilian Properties, the Silobat Property and the remainder of the Indonesian Concessions.

    To raise funds in the past, the Company has relied upon private placements of its equity securities. Over the past two years, the Company has raised approximately $5,538,000 pursuant to such private placements and notes payable to stockholders. In addition, the Company in 1997 concluded privately-negotiated placements of approximately Three Million Five Hundred Thousand Dollars ($3,500,000) of 8% Senior Convertible Debentures with certain investors. The Company has initiated litigation relating to its Convertible Debenture holders (see "LEGAL PROCEEDINGS").

    On March 27, 1998, the Company executed an agreement securing $14 million in equity financing, primarily to fund its timber operations in South America. The financing, through Bristol Asset Management Company II LLC, requires an effective registration statement and enables the Company to draw up to $14 million over a three-year period. As of the filing date of this Annual Report, the Company has not effected a registration statement covering the common stock to be issued pursuant to the $14 million equity financing agreement.

    On September 2, 1998, TiNV1, Inc., ("TiNV1"), entered into a Subscription Agreement and a letter agreement with the Company pursuant to which TiNV1 purchased 5,500,000 shares of the Company's common stock for $500,000. This transaction, which provided a significant capital infusion into the Company, is described in more detail in Note 12 to the Financial Statements - "Subsequent Events."


     The  Brazilian  operations  represent  an  opportunity  for the  Company to generate significant cash flows for the first time. Over the past several months, Brazil has lost more than $30 billion (US) in foreign-exchange reserves because of President Fernando Henrique Cardoso's attempts to control inflation and support its currency, the real. The result has been the artificially-inflated value of the real and a loss of foreign investor confidence in Brazil's economy. To address its large budget and foreign-exchange reserves, Brazil is seeking up to $30 billion (US) in loans from the International Monetary Fund (the "IMF"). In order to obtain such financing, the Cardoso government has recently announced a three-year program of fiscal targets approved by the IMF. These include raising taxes significantly and slashing government spending. This is likely to lead to increased inflation (currently at 3% per annum) and may lead to a recession.

     The Company's subsidiary, Terra Resources Brazil, Ltda., exports the majority of its timber products to Europe, the Dominican Republic and, to a lesser extent, the United States. Its policy has been to receive payment in US dollars as a hedge against inflation. This policy will remain in effect. The Company has also undertaken to explore the possibility of establishing a trading company offshore from Brazil to receive payments as an additional protection from the financial uncertainty currently existing in the country. With the increase in its production to about 1,000 cubic meters of sawn timber products per quarter, its reduction in operating expenses, and its planned expansion of production facilities, the Company believes that adequate measures have been taken to minimize the effects of the uncertainty in the Brazilian economy.

    The Company anticipates that it will require additional capital and intends to secure it through its agreement with Bristol Assets Management Company II LLC, by utilizing a publicly registered offering of its securities, the capital provided by the TiNV1 transaction, "Private Placements" and/or funds generated from its Brazilian operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 31, 1997, regarding the record and beneficial ownership of the Common Stock and Preferred Stock with respect to: (i) any individual or group of affiliated individuals or persons owning, of record or beneficially, five percent (5%) or more of the outstanding shares of the Common Stock or the Preferred Stock; (ii) the amount of shares of Common Stock or Preferred Stock owned by each executive officer and director of the Company; and (iii) the number of shares of Common Stock and/or Preferred Stock owned, of record or beneficially, by the directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners listed below, based upon information provided by such owners, have sole voting and investment power with respect to such shares.

PRINCIPAL SHAREHOLDERS

                         NAME AND ADDRESS             AMOUNT AND NATURE
TITLE OF CLASS          OF BENEFICIAL OWNER          OF BENEFICIAL OWNER     PERCENT OF CLASS
--------------    -------------------------------    -------------------     ----------------

Common            Christopher D. Michaels                  1,294,510(2)             8.66%
                  876 Ballina Court
                  Newbury Park, California 91320
Common            Jeffrey S. Kramer                        1,180,000(3)             7.89%
                  6053 Paseo Canyon Drive
                  Malibu, California 90265
Common            Joseph C. Rude' III, M.D.                1,284,150(4)             8.59%
                  3065 River N. Pkwy.
                  Atlanta, Georgia 30328
Common            David Weissberg, M.D.                    1,109,900                7.43%
                  29 Blair Drive
                  Huntington, New York 11743
Common            All Officers and                         4,042,160(5)            27.04%
                  Directors as a Group
                  6 persons)

---------------

(1) In addition to the 12,273,565 shares of Common Stock outstanding as of May 31, 1997, the percentages noted in this column assume the conversion of 228,319 shares of Preferred Stock into 2,283,190 shares of Common Stock, and the issuance of 390,000 shares of Common Stock pursuant to various options primarily to existing management which may be issued in whole or in part within 60 days of the date of this Prospectus.

(2) Includes options to purchase up to 110,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(3) Includes options to purchase up to 80,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(4) Includes shares owned by Carolyn Rude and Cobb Radiology (an affiliate of Dr. Rude) as well options to purchase up to 20,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(5) Includes options to purchase up to 280,000 shares of Common Stock by all Directors or Officers as a group which may be exercised in whole or in part within 60 days of the date of this Prospectus.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Company's Bylaws authorize the creation of the offices of President, Treasurer (Chief Financial Officer), one or more Vice Presidents, Secretary, and one or more Assistant Secretaries and Assistant Treasurers as the Board of Directors deems proper. The Bylaws also provide for not less than three directors and not more than seven directors who shall hold office until the following annual meeting of the shareholders. The Bylaws further provide that the number of directors may be increased by the affirmative vote of the Board of Directors or a majority in interest of the shareholders at an annual or special meeting.

     The executive officers and directors of the Company are as follows:

          NAME             AGE                      POSITION
------------------------   ---   -----------------------------------------------
Christopher D. Michaels    54    President and Chairman of the Board
Jeffrey S. Kramer          43    Senior Vice President, Chief Financial Officer,
                                 Chief Operating Officer, Secretary-Treasurer,
                                 and Director
Stanley J. Mohr            61    Vice President of Shareholder Relations and
                                 Director
Edna Pollock               60    Director
Joseph Rude III, M.D.      52    Director
William Michaels           79    Vice President of Client Relations
Ignatius Z. Theodorou      55    President and Director of Equatorial Resources,
                                 Ltd.

     CHRISTOPHER D. MICHAELS cofounded the Company in June 1986. Since then he has served as President, Chief Executive Officer, and Chairman of the Board and is entitled to retain his positions with the Company until the next annual meeting of the Company's shareholders. Mr. Michaels is also a director, vice president and chairman of the Board of Equatorial Resources, Ltd. and the chairman and a director of Kalimantan Resources, Ltd., subsidiaries of the Company. Mr. Michaels received a bachelor of arts degree from Alfred University located in New York. After graduation, he accepted a post with the United States government overseas in the Peace Corps. Since 1980, Mr. Michaels has acted in sales and management positions in corporations whose primary business consists of mining and minerals. Mr. Michaels has extensive background and experience in international relations and has spent considerable time at the Company's Bolivian mine site (closed in 1992) as well as on the Nevada Property. Mr. Michaels is a party and is subject to the permanent injunction more particularly described in the Section of the Registration Statement entitled "LEGAL
PROCEEDINGS." Mr. Michaels has also been and is subject to a cease and desist order issued by the Pennsylvania Securities Commission issued February 27, 1989 prohibiting the Company, Mr. Michaels and other executive officers from violating Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     JEFFREY S. KRAMER, Senior Vice President, Chief Financial Officer, Chief Operating Officer, Secretary-Treasurer and Director, has held these positions since 1989 and is entitled to retain these positions with the Company until the next annual meeting of the Company's shareholders. Mr. Kramer is also a director, vice president and the secretary-treasurer of Equatorial Resources, Ltd. and a director and the secretary-treasurer of Kalimantan Resources, Ltd. He has held management positions with Continental Cafes. As Chief Financial
Officer, Mr. Kramer's responsibilities include business affairs, contract administration, public relations and broker and shareholder relations. Mr. Kramer was also responsible for management oversight of the Nevada Property operations since 1995 and was management's liaison in negotiating the Company's settlement with the Securities and Exchange Commission more particularly described in the Section of this Registration Statement entitled "LEGAL PROCEEDINGS." Mr. Kramer is a party and is subject to the regulatory proceedings described in the Section of this Registration Statement entitled "LEGAL PROCEEDINGS" and the action taken by the Pennsylvania Securities Commission detailed above with respect to Mr. Michaels.

     STANLEY J. MOHR, has been Vice President Client Relations with Nevada Manhattan since 1986. Mr. Mohr became a Director in 1992 and is entitled to retain his current positions with the Company until the next annual meeting of the Company's shareholders. He is also a director of Kalimantan Resources, Ltd. Mr. Mohr has been employed as a marketing executive with several mining and mineral related companies and has gained extensive experience in many phases of operations in the mining industry. Mr. Mohr held a real estate license issued by the state of California from 1976 to 1984. Mr. Mohr was a party and is subject to the regulatory proceedings more particularly described in the Section of the Registration Statement entitled "LEGAL PROCEEDINGS."

     EDNA POLLOCK was elected to the Board of Directors on April 3, 1995 and is entitled to retain her position as director until the next annual meeting of the Company's shareholders. Ms. Pollock is a court reporter in North Carolina and has been a shareholder of record since 1989. She has been an active member of the Shareholders' Advisory Committee for several years representing shareholders at Director's meetings. Ms. Pollock is a graduate of Columbia University, New York, New York, having received her bachelor of arts degree in Journalism. She spent twenty-eight years as a freelance reporter for both the federal and state courts in North Carolina and acted in her official capacity as a court reporter at numerous depositions, arbitrations, hearings, and conventions.

     DR. JOE RUDE' III was elected to the Board of Directors on April 3, 1995 and is entitled to retain his position as a director until the next annual meeting of the Company's shareholders. Dr. Rude' is a radiologist and has been practicing his medical specialty since 1977 in Georgia. Dr. Rude' has been a shareholder of record since 1989 and has been an active member of the Shareholders' Advisory Committee for several years representing shareholders at Director's meetings. Since 1995, Dr. Rude' has been a diagnostic radiologist at Quantum Radiology, Atlanta, Georgia. From 1977 to 1995, he was associated with Cobb Radiology Associates, Austell, Georgia, which merged with Quantum Radiology in 1995. Dr. Rude' is a graduate of the University of Texas, Austin, Texas, where he received his bachelor of arts degree in 1966. In 1970, he was awarded a medical degree from the University of Texas Southwestern Medical School, Dallas, Texas. Dr. Rude' is board certified in radiology and served in the United States Air Force as a flight medical officer from 1971 to 1973.

     WILLIAM MICHAELS, Vice President of Client Relations, has served in such capacity or in other capacities since the Company's inception. Mr. Michaels is the father of Christopher D. Michaels, the Company's President and Chairman of the Board. Mr. Michaels is a party and is subject to the regulatory proceedings more particularly described in the Section of the Registration Statement entitled "LEGAL PROCEEDINGS."

     IGNATIUS Z. THEODOROU, President and Director of Equatorial Resources, Ltd. has served in such capacities since the formation of the Company's Brazilian-based subsidiary. Mr. Theodorou is the remaining shareholder of Equatorial Resources, owning twenty percent (20%) of such company. Mr. Theodorou was born in Greece but has spent a substantial portion of the last thirty-seven
(37) years in the United States. Mr. Theodorou holds dual citizenship (Greek and U.S.) and is currently managing the Company's operations in Brazil. His employment experience has included consulting arrangements with Dames & Moore Consulting Company, employment as Managing Director of the Liberian-owned shipping company Crest Lines Inc., and founder and chief executive officers of the timber companies known as Madira Intex, S.A. International Imports and United Amazonian Resources, Limited.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

     The Company has entered into employment agreements dated January 1, 1995, with Christopher D. Michaels and Jeffery S. Kramer relating to their respective positions as executive officers and directors of the Company. Under the terms and conditions of these employment agreements, both Mr. Michaels and Mr. Kramer are required to devote substantially all of their business time and effort during normal business hours to the Company through December 31, 1997. As compensation for the services rendered and to be rendered to the Company, Mr. Michaels is entitled to receive annual salaries equal to One Hundred Forty-Eight Thousand Seven Hundred Twenty-Seven Dollars ($148,727) per annum which Mr. Kramer is entitled to a salary of One Hundred Thirty-Seven Thousand Two Hundred Twelve Dollars ($137,212) per annum. Both the salaries of Mr. Michaels and Mr. Kramer are to be reviewed on each anniversary date of the Agreement by the board of directors for the purposes of either increasing or decreasing such base salary. The Board, however, may not reduce the base salary of either Mr. Michaels or Mr. Kramer by more than twenty percent (20%) of the base salary for the immediately preceding year. In addition, both Mr. Michaels and

Mr. Kramer have each received 900,000 shares of the Company's Common Stock as part of their compensation under the terms of their employment agreements.

     In addition to the base salaries and stock options, both Mr. Michaels and Mr. Kramer are entitled to receive reimbursement on a monthly basis for all reasonable expenses incurred in connection with the performance of their duties under the employment agreement. Mr. Michaels and Mr. Kramer are also entitled to certain fringe benefits (including but not limited to paid vacation and participation in medical insurance plans and employee benefit plans) which now are or may thereafter become available to all executive officers of the Company and such other benefits (if any) as may be authorized from time to time by the board of directors of the Company. The amount of such yearly fringe benefits is approximately $6,500 and $7,700 for Mr. Michaels and Mr. Kramer respectively. The employment agreements also authorize these officers to receive a "merit bonus" ranging between twenty-five percent (25%) and seventy-five percent (75%) of such officer's base salary in the event the Company experiences operating cash flow for a fiscal year equal to not less than One Million Dollars ($1,000,000). Specifically, if the Company's operating cash flow for any fiscal year ranges between One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000), both Mr. Michaels and Mr. Kramer will be entitled to a "merit bonus" equal to twenty-five percent (25%) of his base salary; if the operating cash flow is between Two Million Dollars ($2,000,000) and Three Million Dollars ($3,000,000) for any fiscal year, the "merit bonus" will be equal to fifty percent (50%) of such officer's base pay; and if the Company's operating cash flow is over Three Million Dollars ($3,000,000) or more during any fiscal year, during the term of the Agreement, such officer's "merit bonus" will be equal to seventy-five percent (75%) of such officer's base salary. In the event of termination of the employment agreement by the Company for cause or by such officer without cause, the "merit bonus" is not required to be paid. In the event of termination for any other reason, the "merit bonus" will be prorated for the fiscal year in which termination occurs.

     The employment agreements with Messrs. Michaels and Kramer contain a covenant prohibiting such officer from engaging directly or indirectly as a principal partner or director or officer of any business competitive with the Company. However, such officer may hold up to a five percent (5%) equity interest in any entity engaged in a business competitive with the Company without violating such covenant.

     The agreements contain provisions for termination in the event of such officer's permanent disability, death, or for cause. In addition, the agreements provide for severance compensation equal to such officer's highest monthly base salary times thirty-six. Both Mr. Michaels and Mr. Kramer also possess an option to acquire up to twenty-five percent (25%) of the number of then outstanding shares of the Company's capital stock at a price of five cents per share in the event of an occurrence of a "Change in Control." For the purposes of such employment agreements, the term "Change in Control" shall be deemed to have occurred if the Company sells substantially all of its assets to a single purchaser or to a group of associated purchasers in a single transaction or series of related transactions; shares of the Company's outstanding capital stock constituting more than twenty percent (20%) of the voting power of the Company's outstanding capital stock are sold, exchanged, or otherwise disposed of in one transaction or in a series of related transactions; or the Company is a party to a merger or consolidation in which the Company is not the surviving entity or the Company's shareholders receive shares of capital stock of the new or continuing corporation constituting less than eighty percent (80%) of the voting power of the new or continuing corporation.

     The Company has engaged the services of Arthur J. Mendenhall to act as project geologist for the Nevada Property. His duties include acting as the on-site representative of the Company and to provide geological exploration and mining grade control of the Nevada Property on a daily basis.

     Mr. Mendenhall is an experienced mining geologist. He received his bachelor of science degree in 1971 and his master of science degree in geology from Utah State University, Logan, Utah. Mr. Mendenhall's work experience includes roles supervising and monitoring the work of senior geologists in the coring and sampling of ore; working as senior geologist in the sampling and mapping of tertiary volcanic rock formations in gold exploration projects; collecting cuttings and core samples for geochemical analyses; drafting drill hole cross sections; and supervised drilling operations for bentonite and iron ore. Mr. Mendenhall has completed the Occupational & Safety Hazard Agency ("OSHA") forty-hour hazardous waste site training course and OSHA'S refresher course, and has attended other geological seminars and courses relevant to mining. Mr. Mendenhall is a registered geologist in the Commonwealth of Pennsylvania and a member of the Geological Society of America.

AGREEMENT WITH GOLD KING MINES CORPORATION

     On April 1, 1995,  the Company  entered  into an  Agreement  with Gold King
Mines Corporation ("Gold King"), Denver, Colorado. Under the terms of this Agreement, Gold King has agreed to provide the services of William R. Wilson on a consulting basis at the rate of $400 per day. The initial term of the consulting agreement was through December 31, 1995, and extended for one-year periods upon mutual agreement between Gold King and the Company. Gold King and the Company have extended this consulting agreement for two years.

     Mr. Wilson has provided various services to the Company including the preparation of the Business Plan. Mr. Wilson possesses a professional degree in metallurgical engineering from the Colorado School of Mines, Golden, Colorado, and has been awarded a Master's in Business Administration from the University of Southern California, Los Angeles, California. In his more than thirty years of experience, Mr. Wilson has, for the past fifteen years served in various seniority executive capacities with engineering, construction, and consulting firms, many of such capacities as president or the chief executive officer of mining companies operating in the United States and internationally. Mr. Wilson is the past chairman of the Colorado Mining Association. Gold King is a subsidiary of Sheridan Reserve Corporation, a publicly-traded resource company based in Toronto, Canada.

     Mr. Wilson's primary responsibility to the Company has been and will be to act as project manager for the Nevada Property and to act as the Company's representative to Harrison Western Mining & Construction Company, the mining contractor for the Nevada Property. Mr. Wilson will also provide technical and managerial consulting to the Company on the Indonesian Property.

AGREEMENT WITH BEHRE DOLBEAR & COMPANY, INC.

     The Company entered into a Consulting Services Agreement (the "Consulting Agreement") with Behre Dolbear & Company, Inc. ("Behre Dolbear"), an internationally recognized mining consulting firm. Under the terms of the Consulting Agreement, Behre Dolbear will be responsible for providing independent technical advisory services relating to the Indonesian Property. Such services initially require Behre Dolbear to advise and validate the exploration program contemplated by the Company, and would include related technical input for other aspects of project development. The term of the Consulting Agreement is for six months or upon satisfactory completion of the consulting services contemplated prior to such expiration date. The Company has agreed to pay Behre Dolbear the hourly rate of $137.50 up to a maximum of $1,100 per diem for the services contemplated under the Consulting Agreement and has committed to utilize Behre Dolbear a minimum of two days per month. Unused days will accrue under the Consulting Agreement but will be forfeited if not utilized prior to the expiration of the term of the agreement. The Company must also reimburse Behre Dolbear for any travel, reasonable and necessary lodging expenses (including meals), telegram, cable, telex charges; a 2.5% "flat" labor charge in lieu of actual telephone charges; printing, copies, reproduction, and fax charges; postage, courier, express, and freight charges; use of personal automobiles; royalties on computer software; professional liability insurance (assessed on a 1.5% flat fee basis); clerical fees at the rate of $35 per hour and other costs and expenses incurred by Behre Dolbear and/or its personnel in performing the services contemplated by the Consulting Agreement.

AGREEMENT WITH BRITISH FAR EAST HOLDINGS LTD.

     On April 30, 1997, the Company entered into a financial and management services agreement with British Far East Holdings Ltd. ("BFE"). Under this agreement, BFE has agreed to provide the personal services of Arthur Lipper III to the Company for a period of thirty-six months to assist the Company with respect to financial and business matters. The Company has agreed to pay BFE $5,000 per month for the first three days of service and $1,000 per diem for each additional day of service rendered by Mr. Lipper under the contract. The agreement also grants to BFE warrants to purchase up to 100,000 shares of the Company's Common Stock at one hundred twenty percent (120%) of the April 30, 1997 market price of $5.75 per share (subject to adjustment for certain events) vesting at the rate of thirty-three and one-third percent (33 1/3%) per year after the first twelve months of service. In addition to the services provided under the contract, Mr. Lipper has also tentatively agreed to join the Company's Board of Directors subject to his completion of due dilegence of the Company's operations.

AGREEMENT WITH ECO-RATING INTERNATIONAL

     In order to better assure compliance with applicable Brazilian environmental laws and regulations, the Company has entered into an agreement with Eco-Rating International, Zurich, Switzerland ("Eco-Rating"). Under the terms of the agreement, Eco-Rating has agreed to develop an "eco-efficiency model" designed to establish environmental management guidelines for the Company's operations in Brazil. It is the objective of the Company to establish a reputation as a leader in the timber industry in environmentally-related issues and to develop its properties in a manner best designed to properly reclaim any areas harvested pursuant to its concessions.

SHAREHOLDERS' ADVISORY COMMITTEE

     In 1989, the Company formed a Shareholder Advisory Committee (the "Advisory Committee") comprised of up to 12 outside shareholders. The purpose of the Advisory Committee is to participate in directors' meetings and compensation meetings, as well as planning meetings related to all aspects of corporate development. Members are selected annually from a group of shareholders who respond to Company inquiries regarding interest in participating on the Advisory Committee. Membership is rotated annually. One of the primary purposes of this Committee is to provide independent, shareholder participation in critical decisions relating to overall corporate strategy.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The table set forth below identifies the compensation paid to the Company's executive officers for the last three completed fiscal years (i.e. fiscal years ending May 31, 1995; May 31, 1996; and May 31, 1997):


                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                            -----------------------------------------------------
                                                                                     AWARDS                       PAYOUTS
                                       ANNUAL COMPENSATION                  -------------------------     -----------------------
                         ------------------------------------------------   RESTRICTED     SECURITIES                    ALL
       NAME AND                                              OTHER            STOCK        UNDERLYING       LTIP        OTHER
       PRINCIPAL                                             ANNUAL          AWARD(S)      OPTIONAL/      PAYOUTS    COMPENSATION
       POSITION          YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)      ($)          SARS(#)         ($)          ($)
-----------------------  ----   ---------   --------   ------------------   ----------     ----------     --------   ------------

Christopher Michaels,
President..............  1997   $251,299      --             $6,264            --             10,000(2)     --           --
and Chairman of the
  Board                  1996   $100,449      --             $6,316          $225,000(3)      10,000        --           --
                         1995   $148,727      --             $5,712            --             10,000        --           --
                                              --                               --             10,000        --           --
Jeffrey Kramer, Senior
  Vice.................  1997   $224,397      --             $8,080            --             10,000(2)     --           --
President and Director   1996   $117,791      --             $7,658          $225,000(3)      10,000        --           --
                         1995   $137,212      --             $6,564            --             10,000        --           --

                                              --                               --             10,000        --           --

---------------

(1) The Company incurs the annual cost of health insurance for Messrs. Michaels and Kramer and their respective dependents.

(2) The Company has granted stock options to all members of its board of directors in the amount of 10,000 shares per full year of service as an active member of the board. These options may be exercised at $1.00 per share of Common Stock. Options may not be exercised after the expiration of 10 years from the date of the grant and are nontransferable other than by inheritance. As of the date of this Registration Statement, the Company has granted options aggregating 110,000 shares to Mr. Michaels and 80,000 shares to Mr. Kramer.

(3) The Company granted Messrs. Michaels and Kramer the option to purchase 900,000 shares of Common Stock each at an average price of $1.50 per share. These options were exercised during the year ended May 31, 1996, at which time the Company's board of directors agreed to issue these shares for services rendered. The Company has valued these restricted securities to be worth twenty-five cents ($.25) per share.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The table set forth below provides certain information concerning individual grants of stock options and stock appreciation rights (whether granted in connection with stock options or as "freestanding" rights made during the last fiscal year of the Company ending May 31, 1997) to each of the named executive officers, directors, and/or others noted below:

                                                 INDIVIDUAL GRANTS
                                   ----------------------------------------------
                                   NUMBER OF SECURITIES   % OF TOTAL OPTIONS/SARS
                                   UNDERLYING OPTIONS/          GRANTED TO            EXERCISE
                                           SARS                  EMPLOYEES            OR BASE      EXPIRATION
              NAME                      GRANTED(4)            IN FISCAL YEAR        PRICE($/SH)       DATE
---------------------------------  --------------------   -----------------------   ------------   -----------

Christopher D. Michaels(1).......         110,000                    10%               $ 1.00      May 31, '06
Jeffrey S. Kramer(1).............          80,000                    14%               $ 1.00      May 31, '06
Stanley Mohr(1)..................          50,000                    25%               $ 1.00      May 31, '06
Edna Pollock(1)..................          20,000                   100%               $ 1.00      May 31, '06
Joe Rude' III(1).................          20,000                   100%               $ 1.00      May 31, '06
Lloyd S. Pantell, Esq.(4)........         100,000                   100%               $ 4.00      May 31, '06

---------------

(1) The Company has granted stock options to all members of its board of directors pursuant to Stock Option Agreements executed at various times. Under the terms of these agreements, each director has been granted options to purchase 10,000 shares of Common Stock per full year of service. The exercise price for such options is $1.00 per share. The years in which stock options were initially granted to each respective board member are as follows: Christopher Michaels, 1986; Jeffrey Kramer, 1989; Stanley Mohr, 1993; Edna Pollock, 1996; and Joe Rude' III, 1996. In 1996, the Stock Option Agreements relating to Messrs. Michaels, Kramer and Mohr were extended so that they may be exercised through May 31, 2006. The remaining may not be exercised after the expiration of ten (10) years from the date of grant and are nontransferable other than by inheritance.
(2) Mr. Pantell is an attorney who is a principal in Lloyd S. Pantell, APLC who has provided substantial legal services to the Company. Under the terms of the option agreement, Mr. Pantell has been granted options to purchase 100,000 shares of Common Stock. The exercise price of such options is $4.00 per share. The options may be exercised at any time through May 31, 2006 and are non-transferable other than through inheritance.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                          NUMBER OF UNEXERCISED
                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                              OPTIONS/SARS                    IN-THE-MONEY
                         SHARES ACQUIRED                     AT MAY 31, 1997                  OPTION/SARS
                           ON EXERCISE      VALUE             EXERCISABLE/                  AT MAY 31, 1997
         NAME                  (#)         REALIZED           UNEXERCISABLE                   EXERCISABLE/
          (A)                  (B)           (C)                   (D)                      UNEXERCISABLE(E)
-----------------------  ---------------   --------   -----------------------------   ----------------------------

Christopher D.
  Michaels.............            0              0              110,000                        $550,000

Jeffrey S. Kramer......            0              0               80,000                        $400,000

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     During the last fiscal year the company entered into certain transaction with Jeffrey S. Kramer, an officer and Director of the Company who is more particularly described in the Section of this Registration Statement entitled "MANAGEMENT." Specifically, as of August 2, 1997, Mr. Kramer has lent the Company an aggregate of $258,000 which is evidenced by promissory notes payable in his name (the "Notes"). The Note are: unsecured, payable on demand and bare interest at the rate of 6.6%. As of this time, no payment demand has been made on the Notes.

                               LEGAL PROCEEDINGS


     In May 1989, the Company received notice that the Securities and Exchange Commission (the "Commission") had commenced an informal investigation into the Company's compliance with the registration and disclosure requirements of the Securities Act of 1933 (the " '33 Act") and the Securities Exchange Act of 1934 (the " '34 Act"). Thereafter the Commission commenced an extensive review of the Company's books and records relating to the Company's business and mining operations, its capital raising activities, and its financial condition and history. Through all stages of the investigation, the Company voluntarily cooperated with the Commission.

     On August 3, 1993, the Commission and the Company agreed to terminate the Commission's investigation by the entry of a consent judgment against the Company and certain of the Company's past and present key employees. These key employees include Christopher D. Michaels, Jeffrey Kramer and Stanley Mohr. The terms and conditions of the consent judgment can be summarized as follows:

          1. The Company neither admitted nor denied any of the allegations alleged by the Commission;

          2. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained and enjoined from violating section 5 of the '33 Act or from selling securities in interstate commerce unless and until a registration statement is in effect or the security or transaction is exempt from the registration provisions of the '33 Act and/or the '34 Act;

          3. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained from engaging in any transaction, practice, or course of conduct, employing any course of conduct, or obtaining any money or property by means of an untrue statement of a material fact, or any omission to state a material fact, necessary to make the statements made in light of the circumstances under which they were made not misleading in violation of the antifraud provisions of the '33 Act and the '34 Act.

     As part of the consent judgment, the Company was required to engage an independent certified public accountant to conduct a full and complete analysis of the disposition of all funds received by the Company from investors and, to the extent so discovered, to disgorge all ill-gotten gains.

     On April 7, 1994, in response to the audits completed by the certified public accountant, the Company and the Commission entered into a stipulation regarding the resolution of all outstanding issues which then existed, which stipulation was entered as an order by the United States District Court for the Central District of California. Such stipulation contained an acknowledgement that the Company and its executive officers had received no ill-gotten gains as a result of prior activities by the Company in offering and selling its securities, and that the consent judgment resolved once and for all, all issues raised by the Commission as a result of the Company's prior activities. The Company and the persons named in the formal order of investigation were not required to pay any fines or required to disgorge any monies previously received by it in connection with its securities.

     On February 27, 1989, the Pennsylvania Securities Commission issued a cease and desist order against the Company and Christopher D. Michaels, Jeffrey S. Kramer, Stanley J. Mohr, and William Michaels prohibiting them from violating
Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     As a result of the foregoing regulatory and judicial actions, the Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 promulgated under the '33 Act and may not be able to rely upon certain private placement exemptions afforded by applicable state blue sky laws in connection with the offer and sale of securities in a transaction which qualifies as exempt from qualification under the '33 Act. In such cases, the Company would be required to register/qualify the transaction under said blue sky laws, which would likely increase the cost of, and extend the time for completing, any private placement of securities.

     On November 4, 1996, the Company filed a complaint (the "Action") in Nye County, Nevada against Marlowe Harvey, Maran Holdings Inc., Calais Resources Inc., and Argus Resources, Inc. (the "Harvey Entities"). The complaint in the Action alleges, amongst other things, that the Harvey Entities breached their obligations under various agreements (including the October 20, 1995 amendment to the Joint Venture Agreement discussed in further detail in the Section of this Registration Statement entitled "Properties" -- The Nevada Property"). The Action, as amended, is seeking a judicial declaration that the Harvey Entities do not have any joint venture or real property interest in the mining claims included within the Nevada Property. The Action also seeks compensatory damages and other financial relief based on the Harvey Entities' breach of contract and other causes of action.

     During April 1997 the Company through its counsel filed a first amendment to its complaint in the action. Counsel for the Harvey Entities filed answers and a counterclaim in the Action during July 1997. In their answer, the Harvey Entities have generally denied the allegations of the first amended complaint and have raised various affirmative defenses. In their counterclaims, the Harvey entities are seeking an injunction preventing the Company from conducting activities related to the Nevada Property pending resolution of the issues in the Action and compensation and punitive damages and other financial relief based on breach of contract and other causes of action.


     In July 1997, the Harvey Entities moved for a Preliminary Injunction against the Company preventing it from conducting further activities at the Manhattan Project without their consent, from issuing press releases describing certain real property as being wholly owned by the Company, and from using the same as security for loans. After a two-hour hearing on September 4, 1997, the court refused to issue an injunction against the Company. Pursuant to stipulation, the parties have agreed not to interfere with one another's operations on the Nevada Property. Additionally, the Company has agreed not to further encumber the Nevada Property pending trial. A trial date has been set for April 30, 1998.


     If the Company is successful in obtaining specific performance of the agreement alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada property. Regardless of whether the Company is successful in the Action, it will continue to own at lease a fifty percent (50%) undivided interest in the Nevada Property by virtue of its contractual rights.

     If the Company is successful in obtaining specific performance of the agreements alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada Property.


        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS


     The authorized capital stock of the Company consists of 50,000,000 shares of which 49,750,000 shares are Common Stock with a par value of one cent ($.01) per share and 250,000 shares of Series A Preferred Stock with a par value of $1.00 per share and convertible into Common Stock on the terms and conditions hereinbelow described. As of February 28, 1997, there were 12,208,412 shares of the Company's Common Stock issued and outstanding and 228,919 shares of the Preferred Stock issued and outstanding. The average price paid per share for the Common Stock to date has been approximately $2.00 per share while the price per share paid for the Preferred Stock has been $10.00 per share, with an effective conversion price (determined on the basis of one-for-ten conversion rights accorded the Preferred Stock shareholders) to be $1.00 per share.

     The following description of the capital stock of the Company and certain provisions of the Company's Amended Articles of Incorporation and Certificate of Determination of Preferences of Series A Preferred Stock is a summary and is qualified in its entirety by the provisions of those documents which have been filed as exhibits to the Company's Registration Statement of which this Registration Statement is a part.

PUBLIC MARKET

     The Company received approval for trading of its Common Stock on the Electronic Bulletin Board (NASDAQ) in March 1996. From the period from December 1995 until March 1996, the Company published "bid" and "ask" prices on the "pink sheets". The low and high prices for the Common Stock since commencement of quotations are as follows:

 HIGH                 DATE                 LOW                  DATE
------    ----------------------------    ------    ----------------------------
$14.50    March 3, 1997                   $1.25     December 1995

     Over the past six months the average monthly volume of trading of the Company's Common Stock has been approximately 800,000 shares. Prospective Investors should be aware that the volume of trading on the Electronic Bulletin Board traditionally has been limited and there can be no assurance that the Electronic Bulletin Board will provide an effective market for a shareholder to sell his or her Common Stock of the Company.


     For the periods ended May 31, 1996 and May 31, 1997, there were 834 and 1,140 shareholders respectively. As of August 31, 1997, there were 808 shareholders of record.


     The Company has applied for listing with the American Stock Exchange ("AMEX") by requesting a preliminary listing eligibility opinion. The Company has also applied for listing with the Philadelphia Stock Exchange.


     The high and low interdealer prices for the calendar quarters since trading began on the Electronic Bulletin Board (without retail markup, markdown or commission) are as follows:

                               QUARTER ENDED            HIGH       LOW
            -----------------------------------------  -------   -------
            December 31, 1995........................  $  1.25   $  1.25
            March 31, 1996...........................  $  2.44   $  1.35
            June 30, 1996............................  $  3.75   $ 1.812
            September 30, 1996.......................  $  4.25   $ 2.125
            December 31, 1996........................  $10.375   $ 2.875
            March 31, 1997...........................  $ 14.50   $  6.00
            June 30, 1997............................  $  9.75   $3.0625

OPTIONS AND STOCK APPRECIATION RIGHTS

     The table set forth below provides certain information concerning individual grants of stock options and stock appreciation rights (whether granted in connection with stock options or as "freestanding" rights made during the last fiscal year of the Company ending May 31, 1997) to each of the named executive officers noted below:

                                                     INDIVIDUAL GRANTS
                                                ----------------------------
                                                 NUMBER OF      % OF TOTAL
                                                SECURITIES       OPTIONS/
                                                UNDERLYING         SARS
                                                 OPTIONS/       GRANTED TO       EXERCISE
                                                   SARS         EMPLOYEES        OR BASE      EXPIRATION
                     NAME                       GRANTED(4)    IN FISCAL YEAR   PRICE($/SH)       DATE
----------------------------------------------  -----------   --------------   ------------   -----------

Christopher D. Michaels.......................    110,000            10%          $ 1.00      May 31, '06
Jeffrey S. Kramer(1)..........................     80,000            14%          $ 1.00      May 31, '06
Stanley Mohr(1)...............................     50,000            25%          $ 1.00      May 31, '06
Edna Pollock(1)...............................     20,000           100%          $ 1.00      May 31, '06
Joe Rude' III(1)..............................     20,000           100%          $ 1.00      May 31, '06
Lloyd S. Pantell, Esq.(2).....................    100,000           100%          $ 4.00      May 31, '06

---------------

(1) The Company has granted stock options to all members of its board of directors pursuant to Stock Option Agreements executed at various times. Under the terms of these agreements, each director has been granted options to purchase 10,000 shares of Common Stock per full year of service. The exercise price for such options is $1.00 per share. The years in which stock options were initially granted to each respective board member are as follows: Christopher Michaels, 1986; Jeffrey Kramer, 1989; Stanley Mohr, 1993; Edna Pollock, 1996; and Joe Rude' III, 1996. In 1996, the Stock Option Agreements relating to Messrs. Michaels, Kramer and Mohr were extended so that they may be exercised through May 31, 2006. The remaining may not be exercised after the expiration of ten (10) years from the date of grant and are nontransferable other than by inheritance.

(2) Mr. Pantell is an attorney who is a principal in Lloyd S. Pantell, APLC who has provided substantial legal services to the Company. Under the terms of the option agreement. Mr. Pantell has been granted options to purchase 100,000 shares of Common Stock. The exercise price of such options is $4.00 per share. The options may be exercised at any time through May 31, 2006 and are non-transferable other than through inheritance.

     OUTSTANDING WARRANTS

     The Company has issued warrants to purchase Common Stock to a number of persons and entities. The following chart summarizes such issuances and details the terms of each parties warrants:



                              OUTSTANDING WARRANTS

                                              EXERCISE        ISSUANCE          EXPIRATION
                  NAME             AMOUNT       PRICE            DATE               DATE
---------------------------------- -------     --------     --------------     --------------

Holston, John                      100,000      $ 1.50        Oct. 8, 1996       Apr. 7, 1998
Weissberg, David                   125,000      $ 2.50       Nov. 26, 1996      Nov. 25, 1998
Renneisen, Irv                     125,000      $ 2.50       Nov. 26, 1996      Nov. 25, 1998
Silenus Limited                     62,500      $ 8.00      April 17, 1997     April 16, 2002
British Far East Holdings, Ltd.    100,000      $ 6.90      April 30, 1999                N/A
Magerman, Alan                     350,000      $ 4.06        June 2, 1997       June 1, 2002
Austat Anstalt Schaan               25,000      $ 6.75       July 15, 1997      July 16, 2002
Mary Park Properties                20,000      $ 6.75       July 15, 1997      July 16, 2002
UFH Endowment, Ltd.                 25,000      $ 6.75       July 15, 1997      July 16, 2002
Mendel Group, Inc.                   5,250      $ 6.75       July 15, 1997      July 16, 2002


     Several of the warrant holders listed above were granted registration rights on the underlying Common Stock. As a result the Company is registering such shares pursuant to this Offering. Specifically, Silenus Limited, Austat Anstalt Schaan, Mary Park Properties, UFH Endowment, Ltd. and the Mendel Group, Inc. were granted such rights. See "REGISTRATION RIGHTS."


                     RECENT SALE OF UNREGISTERED SECURITIES

     From the period March 1, 1994, through February 28, 1997, the Company offered and sold 8,342,619 shares of its Common Stock and 228,319 shares of Preferred Stock. In addition, the Company concluded the private placement of its Debentures in a negotiated transaction with certain investors more particularly described in the Section of the Registration Statement entitled "Description of Securities Being Registered." With the exception of the placement of the Debentures, these sales were made primarily to its existing shareholders. The Company has relied upon applicable exemptions from the registration requirements of the Federal Securities Laws and upon compatible exemptions from securities registration under applicable state ("blue sky") laws. In the event that it is determined that the Company sold and issued these securities without complying with either the Federal Securities Laws or blue sky laws, the purchasers of these securities may have the right to rescind the sale of these securities and to recover the purchase price paid to the Company plus interest accrued on such purchase price. The Company does not currently have funds with which it could repay the purchase price and accrued interest from any prior sale of securities. Moreover, it is doubtful that the Company could continue operations if a significant number of existing shareholders were to seek to rescind their purchases of securities. The financial statements of the Company do not reflect a contingent liability for any such rescission rights.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

     The following description of the capital stock of the Company and certain provisions of the Company's Amended Articles of Incorporation and Certificate of Determination of Preferences of Series A Preferred Stock is a summary and is qualified in its entirety by the provisions of those documents which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The issued and outstanding shares of Common Stock, including the shares being offered hereby, are validly issued, fully paid and nonassessable. Subject to the rights of holders of Preferred Stock, the holders of outstanding shares of the Common Stock are entitled to receive dividends out of assets legally available therefor at such time and at such amounts as the board of directors may, from time to time, determine. See "Dividend Policy." The shares of Common Stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive, pro rata, the assets of the Company which are legally available for distribution after payment of all debts and other liabilities and subject to the rights of any holders of the Preferred Stock then outstanding. Before declaring any dividends, the board of directors may set apart out of any funds of the Company available for dividends such sum or sums as they may, from time to time, deem in their discretion to be proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Company. Each outstanding share of the Common Stock is entitled to one vote on all matters submitted to a vote of stockholders if there is no cumulative voting in the election of directors.

PREFERRED STOCK

     The Company's Amended Articles of Incorporation and its Certificate of Determination of Preferences of Series A Preferred Stock authorized the Company to issue up to 250,000 shares of the Preferred Stock. The holders of the Preferred Stock are entitled to receive dividends at the rate of eight percent per annum of the original issue price per share out of any funds legally viable therefor payable on each January 1, April 1, July 1, and October 1 after the issuance of the Preferred Stock. Dividends on the Preferred Stock are cumulative so that if the full dividends in respect of any preference dividend is not paid, the deficiency will be fully paid or declared and set apart for such shares (without interest) before any dividend or other distribution is paid on or declared or set apart for any other class or series of the Common Stock or preferred shares of the Company. The Company enjoys the right to pay any dividend on the Preferred Stock in cash or through the issuance of additional shares of Preferred Stock or Common Stock having an issue price equal to the amount of the dividend or through a combination of cash and stock. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of the Preferred Stock will be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class of preferred shares of the Company an amount equal to $10 per share plus a further amount equal to any dividends declared but unpaid on such shares. In the event of any consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company, or a series of related instructions in which more than fifty percent of the voting power of the Company is disposed of, holders of the Preferred Stock will not be entitled to treat such event as a liquidation, dissolution, or winding up of the Company The Company has and intends to implement the right granted to each holder of the Preferred Stock to convert each such share into 10 shares of fully priced and nonaccessible shares of the Common Stock as of the date of this Registration Statement.

CONVERTIBLE DEBENTURES

     The Company recently completed two private placements of Convertible Debentures in the aggregate amount of $3,505,000. The private offerings were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. The terms of the offerings were as follows:

     On April 14, 1997, the Company entered into a Subscription Agreement with Silenus Limited ("Silenus") in a negotiated private placement. This transaction was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued $2,000,000 of 8% Senior Secured Convertible Debentures due March 31, 2000 (the "Debentures") and granted to Silenus a warrant to purchase 62,500 shares of the Company's Common Stock (the "Warrant").

     The Debentures may be converted into shares of Common Stock at any time commencing June 2, 1997 through August 16, 1997 at a price equal to the lesser of: seventy-five percent (75%) of the closing bid price of the Common Stock on April 16, 1997 (i.e. 75% X $8.00, or $6.00 per share); seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding ("tranche"); or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. If conversion is made after August 16, 1997, the conversion price will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards.

     The Company is required to use its "best efforts" to cause the Registration Statement to become effective prior to August 16, 1997. If the Registration Statement does not become effective by August 16, 1997, the Company is required to pay liquidated damages to Silenus equal to two percent (2%) of the Debentures for the first thirty (30) days and three percent (3%) per month thereafter until the Registration Statement becomes effective.

     Provided Silenus and the Company fund at least two tranches of $2,000,000 each, Silenus will be entitled to a right of first refusal for one year to participate in all or any part of any equity securities (i.e., stock or securities convertible into equity) subsequently issued or proposed to be issued by the Company. In addition, the Company will be prohibited from issuing any of its securities at a discount (other than in connection with any merger, acquisition, or certain benefit plans) for a period of ninety days following the funding of the last tranche. The Company may notify Silenus that a funding is requested at any time after the effective date of the Registration Statement until the funding of the last tranche. In such event, should Silenus elect not to fund the tranche so requested, the Company may issue its securities at a discount to a third party, provided a public distribution of the securities sold to such third party is not made until at the earlier of: ninety days following the effective date of the Company's Registration Statement on Form 10 or the date on which at least seventy-five percent (75%) of the Debentures are converted.

     Until Silenus has converted at least seventy-five percent (75%) of the Debentures, a deed of trust on the Nevada Property and the pledge of 1,000,000 shares of Common Stock will secure the Debentures.

     On July 17, 1997 the Company entered into Subscription Agreements with, Mary Park Properties, UFH Endowment Fund, Ltd., Austat Anstalt Schaan, and the Mendel Group (the "Investor Group") in a negotiated private placement. This transaction was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued $1,505,000 of 8% Senior Convertible Debentures due July 1, 2002 (the "July Debentures") and granted to the Investor Group warrants to purchase an aggregate of 75,250 shares of the Company's Common Stock (the "July Warrants").

     The July Debentures may be converted into shares of Common Stock at any time commencing July 18, 1997 through July 1, 2000 at a price equal to Seventy-five percent (75%) of the Market Price (as defined below) of the Common Stock for all conversions for which notice is received after the date hereof. For purposes of this Section 4, the "Market Price" shall be the lesser of (a) the closing bid price of the Common Stock on the day prior to closing; or (b) the average closing bid price of the Common Stock for the five (5) New York Stock Exchange Trading days immediately preceding each conversion date, in each case as reported by the National Association of Securities Dealers Automated Quoting System, or as reported by the American Stock Exchange of the Common Stock shall then be listed in trading upon such exchange.

     The July Debentures bear interest at a coupon rate of 8% per annum. Such interest is payable quarterly on the last calendar day of June, September, December and March of each year. Interest may be paid in either cash or Common Stock and will continue to accrue until payment in full of the principal amount of the July Debentures has been made or duly provided for.

     The Company is required to use its "best efforts" to cause the Registration Statement to become effective prior to November 14, 1997. If the Registration Statement does not become effective by November 14, 1997, the Company is required to pay liquidated damages to the Investor Group equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective.

     The Company has also issued to the Investor Group warrants to purchase 75,250 shares of Common Stock. The warrant may be exercised at any time up to and through July 16, 2002 at the price of $6.75 per share. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events.

     In order to provide for the issuance of all shares of Common Stock which may be issued pursuant to the Subscription Agreement and Warrants, the Company agreed to register approximately 370,000 shares of Common Stock.

DIVIDENDS

     The Company has not paid cash dividends on any of its Common Stock and does not anticipate paying any cash dividends on any of its Common Stock for the foreseeable future. Holders of the Preferred Stock are entitled to an annual cash or stock dividend offered at the rate of eight percent (8%) per year payable out of any funds legally available therefor and payable on January 1, April 1, July 1, and October 1 of each year. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series.

     As of the date of this Registration Statement, no accrued quarterly dividends payable to the holders of the Preferred Stock (which were $160,500 as of May 31, 1997) have been paid. Management of the Company is presently scheduling payment of accrued dividends in Common Stock as authorized in the Company's "Certificate of Determination of Preferences of Series A Preferred Stock" filed with the Nevada Secretary of State on October 25, 1995 at the time that the Preferred Stock is converted into Common Stock on or before the earlier of the effective date of this Registration Statement or December 31, 1997.

                              REGISTRATION RIGHTS

     The Company has entered into agreements with various shareholders to attempt to effect registration of their shares under the '33 Act pursuant to the filing of Form SB-2. The following table identifies such shareholders and the amount of Common Shares to be registered:

                                     SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                        OWNED PRIOR TO         NUMBER OF SHARES         OWNED AFTER
                                           OFFERING             BEING OFFERED            OFFERING
                                    ----------------------     ----------------     -------------------
              NAME                  NUMBER      PERCENT(1)     MIN.      MAX.        NUMBER     PERCENT
--------------------------------    -------     ----------     ----     -------     --------    -------

Silenus Limited.................     42,244(2)      .28%          0     700,000(3)   700,000     4.69%
  c/o Betuvo AG,
  Baoerostrase 73
  Postfach 6302
  Zug, Switzerland

Mary Park Properties............     98,431(4)      .66%          0      98,431       98,431      .66%
  3 Tora Mezion Street
  Jerusalem, Israel

UFH Endowment, Ltd..............    123,040(4)      .82%          0     123,040      123,040      .82%
  c/o CH Financial Services
  160 Central Park South
  Suite 3212
  New York, NY

Austat Anstalt Schaan...........    123,040(4)      .82%          0     123,040      123,040      .82%
  7440 Fuerstentium
  Liechtenstein,
  Landstrassa 163

Mendel Group, Inc...............     25,838(4)      .17%          0      25,838       25,838      .17%
  17 West 17 Street
  8th Floor
  New York, New York 10011

Irv Reneisson...................    100,000         .67%          0     100,000      100,000      .67%
  660 Newtown/Yardley Road
  Newtown, Pennsylvania 18940

Harrison Western................    100,000         .67%          0     100,000      100,000      .67%
  Construction Company
  1208 Quail Street
  Lakewood, Colorado 82015

---------------

(1) Except where otherwise described in these footnotes, the percentages noted in this column represent the ratio that a shareholder's beneficial ownership bears to the total number of shares outstanding and issued as of May 31, 1997 12,273,565, the conversion of all Preferred Stock issued and outstanding as of May 31, 1997, into the Common Stock on a ten-to-one basis (2,283,190 shares of Common Stock) plus the number of stock options issued and outstanding as of February 28, 1997 380,000.

(2) Pursuant to the terms and conditions of the April 14, 1997 Subscription Agreement and related documents, Silenus redeemed $200,000 in Debentures on July 25, 1997 and received 42,244 shares of Common Stock.

(3) The Subscription Agreement requires the Company to register shares of Common Stock to account for the conversion of the 8% Senior Secured Convertible Debentures and the exercise of warrants to purchase Common Stock. To date, only $2,000,000 in Debentures have been issued. 700,000 shares of Common Stock are hereby being registered to assure that there are a sufficient number of shares of Common Stock registered to account for the conversion of all remaining Debentures and the exercise of all 62,500 warrants.

(4) Assumes the conversion of all Debentures at $5.10 per share (based upon 75% of the "bid" price of $6.825 as of July 16, 1997), plus the exercise of all warrants to purchase Common Stock issued in conjunction with the Debentures.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933 (the " '33 Act"). Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of the company. A determination may be made by the shareholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Company may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock and the Preferred Stock is US Stock Transfer Corporation, Glendale, California.

                           LEGAL MATTERS AND AUDITORS

COUNSEL

     Lloyd S. Pantell, APLC has acted as Special Counsel. As such Special Counsel has assisted the Company in the preparation of the Company's Registration Statement under the '34 Act. As required by applicable federal and state securities laws, Special Counsel has rendered an opinion to the effect that, when issued, the Common Stock shall be duly and validly issued in accordance with applicable law.

     As partial compensation for services rendered, the Company has granted Mr. Pantell 100,000 stock options with a strike price of $4.00 per share.

AUDITORS

     The Company has retained Jackson and Rhodes, P.C., Dallas, Texas, to serve as Company's accountants for fiscal year 1997 and Merdinger, Fruchter, Rosen & Corso, P.C. for fiscal year ended 1998. The financial statements accompanying this Registration Statement have been audited by such firms.

                              FURTHER INFORMATION


     The Company has applied for listing on the American Stock Exchange. If approved for listing, certain reports and information not necessarily contained in this Registration Statement will be available for inspection through the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company has applied for listing on the Philadelphia Stock Exchange. If approved for listing, certain reports and information not necessarily contained in this Registration Statement will be available for inspection through the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, PA 19103-3584.

     The Company has and intends to continue to furnish its shareholders annual reports containing financial statements examined by an independent accounting firm and quarterly reports for the first three fiscal quarters of each fiscal year containing interim unaudited financial information.

     This registration statement and all the Company's subsequent filings will be filed through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and are, or will be, publicly available through the Commissions Web site at http://www.sec.gov.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended. This Registration Statement does not contain all of the exhibits and schedules accompanying this Registration Statement. For further information with respect to the Company, reference is made to the Registration Statement and the exhibits and schedules accompanying the Registration Statement on Form SB-2 filed May 28, 1997, and amended July 31, 1997 (Registration Number 333-27923). Copies of the Registration Statement on Form SB-2, as amended, and such exhibits and schedules may be inspected, without charge, at the public reference facility of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The following pages contain the financial statements of the Company for the fiscal years ending May 31, 1996, 1997 and 1998.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                (FORMERLY NEVADA MANHATTAN MINING INCORPORATED)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





Independent Auditors' Reports                                         F-2


Consolidated Balance Sheets at May 31, 1997 and 1998                  F-4


Consolidated Statements of Operations
   For the Years Ended May 31, 1996, 1997 and 1998                    F-5


Consolidated Statements of Changes in Stockholders'
 Equity (Deficiency)
   For the Years Ended May 31, 1996, 1997 and 1998                    F-6


Consolidated Statements of Cash Flows
   For the Years Ended May 31, 1996, 1997 and 1998                    F-9

Notes to Consolidated Financial Statements                            F-11


Interim (Unaudited) Financial Statements from the Company's
 Form 10-QSB for the quarter ended August 28, 1998

   Part I - Financial Information
            Item 1 - Financial Statements (Unaudited)                 F-36

            Item 2 - Management's Discussion and Analysis of
                     Financial Condition and Results of Operation     F-42

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
TERRA NATURAL RESOURCES CORPORATION

We have audited the accompanying consolidated balance sheet of Terra Natural Resources Corporation (formerly Nevada Manhattan Mining Incorporated) and Subsidiaries as of May 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terra Natural Resources Corporation and Subsidiaries as of May 31, 1998, and results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has incurred net losses and its current liabilities exceed its current assets. These matters, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                          Certified Public Accountants

New York, New York
September 3, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Terra Natural Resources Corporation


We have audited the accompanying consolidated balance sheet of Terra Natural Resources Corporation (formerly Nevada Manhattan Mining Incorporated) and subsidiaries as of May 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terra Natural Resources Corporation and subsidiaries as of May 31, 1997, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

As discussed in Note 11, the Company has restated its financial statements for the year ended May 31, 1997 to account for the rescission, in December 1997, of the $3,000,000 note agreement with an officer of the Company's Brazilian subsidiary. The effect of the restatement was to decrease long-term debt and Brazilian timber concessions by $2,596,729. As explained in Note 11, the Company has restated its financial statements as of May 31, 1996 and for the year ended May 31, 1997 to provide for impairment of its mining properties in accordance with SEC guidelines. The effect of the restatement was to increase accumulated deficit and decrease property by $947,429 as of May 31, 1996 and $3,120,873 as of May 31, 1997, and increase net loss for the year ended May 31, 1997 by $2,173,444. Accordingly, the accompanying financial statements for the years ended May 31, 1996 and 1997 have been restated to correct the error and the rescission.



                                                     Jackson & Rhodes P.C.


July 28, 1997 (except as to Notes 2 and 11, which
      are as of February 13, 1998)
Dallas, Texas

                                      F-4
              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                             MAY 31
                                                     1997              1998
                                                  ----------         ----------
       ASSETS                                     (Restated)
CURRENT ASSETS
    Cash and Cash Equivalents                     $  559,510        $    81,529
    Accounts Receivable, net of allowance for
     doubtful accounts of $150,000                    58,161            255,027
    Inventories                                            -            108,844
    Prepaid Expenses                                 622,710            283,354
                                                  ----------        -----------
       Total Current Assets                        1,240,381            728,754

PROPERTIES AND EQUIPMENT
    Mineral Properties:
       Domestic                                    2,936,000          2,936,000
       Indonesia                                   2,600,000          1,400,000
    Timber Concessions                               700,000            700,000
    Machinery and Equipment, net                     348,842            355,392

OTHER ASSETS                                               -            265,700
                                                 -----------        -----------
       TOTAL ASSETS                               $7,825,223        $ 6,385,846
                                                 ===========        ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
    Accounts Payable and Accrued Expenses         $  986,273        $ 1,445,106
    Convertible Notes Payable to Stockholders -
      Secured by Common Stock                        405,000          1,366,075
    Notes Payable to Stockholders                    307,321            522,950
    Note Payable to Officer                                -            718,000
    Current Portion of Long-Term Debt                303,818             32,214
                                                 -----------        -----------
       Total Current Liabilities                   2,002,412          4,084,345

    Long-Term Debt                                    72,695             44,327
    Convertible Debentures                         1,333,333          2,313,459
                                                 -----------        -----------
       TOTAL LIABILITIES                           3,408,440          6,442,131
                                                 -----------        -----------
COMMITMENTS AND CONTINGENCIES (Note 7)

MINORITY INTEREST                                          -                  -

STOCKHOLDERS' DEFICIENCY
    Common Stock to be issued                            108                  -
    Preferred Stock, $1 par value, 250,000 shares
     authorized, 176,414 shares issued and
     outstanding                                     228,319            176,414
    Common Stock, $0.01 par value, 50,000,000
     shares authorized and 26,492,543 shares
     issued and outstanding                          122,736            264,926
    Additional Paid-in Capital                    23,699,575         28,715,550
    Accumulated Foreign Currency Translation               -             24,940
    Accumulated Deficit                          (19,633,955)       (29,238,115)
                                                ------------       ------------
       TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)     4,416,783        (    56,285)
                                                ------------       ------------

       TOTAL LIABILITIES STOCKHOLDERS'
           EQUITY (DEFICIENCY)                    $7,825,223       $  6,385,846
                                                 ===========       ============

See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEARS ENDED MAY 31,




                                                1996                1997              1998
                                             ------------        ------------      ---------
                                             (Restated)           (Restated)

REVENUES                                    $          -        $    287,178    $    557,691

COST OF SALES                                          -             261,089         394,708
                                            ------------        ------------    ------------

GROSS PROFIT                                           -              26,089         162,983

EXPLORATION COSTS                                (34,404)         (2,119,042)              -


GENERAL AND ADMINISTRATIVE EXPENSES           (1,428,854)         (4,270,020)     (7,541,328)
                                            ------------        ------------    ------------

NET LOSS FROM OPERATIONS                      (1,463,258)         (6,362,973)    (7,378,355)
                                            ------------        ------------    ------------


OTHER EXPENSES
    Interest Expense                                   -              23,479         624,034
    Write-Off of Mineral Properties                    -                   -       1,200,000
                                            ------------        ------------    ------------
       Total Other Expenses                            -              23,479       1,824,034
                                            ------------        ------------    ------------

NET LOSS                                      (1,463,258)         (6,386,452)     (9,202,392)

CUMULATED PREFERRED DIVIDENDS                    (10,600)            149,500          80,316
                                            ------------        ------------    ------------

NET LOSS ATTRIBUTABLE TO COMMON
    STOCKHOLDERS                             $(1,473,858)        $(6,535,952)    $(9,282,695)
                                             ===========         ===========     ===========

BASIC LOSS PER SHARE                         $(     0.20)        $(     0.61)    $(     0.62)
                                             ===========         ===========     ===========

DILUTED LOSS PER SHARE                       $(     0.20)        $(     0.61)    $(     0.62)
                                             ===========         ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     7,428,081          10,684,176      14,969,621
                                             ===========         ===========     ===========



See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998

                                                       Stock
                                          Stock      Subscrptns      Preferred Stock             Common Stock
                                      to be Issued   Receivable   Shares        Amount       Shares          Amount
                                     --------------   -------     --------    ----------  ----------       --------

   Balance, May 31, 1995             1,232,327        $(50,500)         -            -      4,568,481      $ 46,585

   Issuance of stock -
     previously purchased           (1,232,327)              -     13,150       13,150        554,400         5,544

   Cash received from stock
     subscriptions                           -          50,500          -            -              -             -

   Common shares issued for cash
     in private placement ($.25
     per share)                              -               -          -            -      1,001,000        10,010

   Preferred shares issued for
     cash in private placements
  (principally at $10 per share)             -               -    119,360      119,360              -             -

   Shares Issued for Services                -               -          -            -      1,940,000        19,400

   Shares issued in connection
    with shareholder loan                    -               -          -            -        200,000         2,000

   Preferred Dividend                        -               -          -            -              -             -

   Net Loss (Restated)                       -               -          -            -              -             -
                                       -------         -------    -------    ---------     ----------     --------

  Balance, May 31, 1996               $      -               -    132,510     $132,510      8,353,881      $ 83,539
                                      ========         =======    =======     ========      =========      ========

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit          Total
                                           -----------      -----------------     ------------      ---------

  Balance, May 31, 1995                  $12,305,772       $     -              $(11,624,145)      $1,910,039

  Issuance of stock -
    previously purchased
                                           1,213,633             -                         -                -
  Cash received from stock
    subscriptions                                  -             -                         -           50,500

  Common shares issued for cash
    in private placement ($.25
    per share)                               258,990             -                         -          269,000

  Preferred shares issued for
    cash in private placements
  principally at $10 per share)              816,465             -                         -          935,825

  Shares Issued for Services                 465,600             -                         -          485,000

  Shares issued in connection                 19,000             -                         -           21,000
   with shareholder loan

  Preferred Dividend                               -             -                (   10,600)        ( 10,600)

  Net Loss (Restated)                              -             -                (1,463,258)      (1,463,258)
                                         -----------       -----------          ------------       ----------

                                         $15,079,460       $     -              $(13,098,003)      $2,197,506
  Balance, May 31, 1996                  ===========       ===========          ============       ==========




   See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                    FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998


                                          Stock               Preferred Stock            Common Stock
                                      to be Issued         Shares        Amount       Shares       Amount
                                     --------------        --------    ----------  ----------     ----------

    Balance, May 31, 1996             $     -              132,510     $132,510      8,353,881     $ 83,539

    Shares Issued for Property            108                    -            -        689,200        6,892

    Shares Issued for Accounts
     Payable                                -                    -            -        100,000        1,000

    Shares Issued for Cash                  -               96,409       96,409      1,917,351       19,174

    Shares Issued for Services              -                    -            -         120,000       1,200

    Shares Issued for Conversion
      of Debt                               -                    -            -       1,087,133      10,871

    Conversion of Preferred Stock           -             (    600)      (  600)          6,000          60

    Warrants Issued with Debentures         -                    -            -               -           -

    Other Warrants Issued                   -                    -            -               -           -

    Preferred Dividend                      -                    -            -               -           -

    Net Loss                                -                    -                           -            -
                                      -------              -------    ---------     ----------     --------

    Balance, May 31, 1997             $   108              228,319     $228,319     12,273,565     $122,736
                                      =======              =======     ========     ==========     ========

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit          Total
                                           -----------      -----------------     ------------      ---------

    Balance, May 31, 1996                  $15,079,460      $      -              $(13,098,003)     $ 2,197,506

    Shares Issued for Property               3,293,000             -                         -        3,300,000

    Shares Issued for Accounts
     Payable                                   249,000             -                         -          250,000

    Shares Issued for Cash                   1,888,477             -                         -        2,004,060

    Shares Issued for Services                 238,800             -                         -          240,000

    Shares Issued for Conversion
      of Debt                                1,076,755             -                         -        1,087,626

    Conversion of Preferred Stock                  540             -                         -                -

    Warrants Issued with Debentures            666,668             -                         -          666,668

    Other Warrants Issued                    1,206,875             -                         -        1,206,875

    Preferred Dividend                               -             -                (  149,500)       ( 149,500)

    Net Loss                                         -             -                (6,386,452)      (6,386,452)
                                           -----------       -----------          ------------      -----------

    Balance, May 31, 1997                  $23,699,575         $        -         $(19,633,955)     $ 4,416,783
                                           ===========        ==========          ============      ===========


R
   See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                    FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998

                                         Stock                Preferred Stock            Common Stock
                                      to be Issued           Shares       Amount      Shares        Amount
                                      ------------          ----------  ---------    ----------   ----------

    Balance, May 31, 1997             $     108              228,319    $ 228,319    12,273,565     $122,736

    Common Stock Issued For:
      Cash                             (    108)                   -            -      2,165,400      21,654
      Property                                -                    -            -      5,005,000      50,050
      Conversion of Debt and Interest         -                    -            -        582,575       5,826
      Conversion of Debentures                -                    -            -        338,302       3,383
      Collateral for Stockholders Notes       -                    -            -      2,743,698      27,437
      Conversion of Preferred Stock           -             (207,444)    (207,444)     2,280,199      22,802
      Liquidated Damages                      -                    -            -        289,426       2,894
      Services Rendered                       -                    -            -        814,378       8,144

    Discount for Conversion of Debentures     -                    -            -              -           -

    Warrants Issued For:
      Services Rendered                       -                    -            -              -           -

    Common Stock Dividend
      Issuance of Preferred Stock             -              167,789      167,789              -           -
      Issuance of Common Stock Warrants       -                    -            -              -           -
      Dividends to be Paid                    -             ( 12,250)    ( 12,250)             -           -

    Common Stock in Escrow                    -                    -            -              -           -

    Foreign Currency Translation Adjustment   -                    -            -              -           -

    Preferred Dividend                        -                    -            -              -           -

    Net Loss                                  -                    -            -              -           -
                                      ---------             --------    ---------    -----------    --------    ----

    Balance, May 31, 1998             $       -              176,414    $ 176,414    26,492,543     $264,926       $
                                      =========             ========    =========    ==========     ========       =


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit         Total
                                           -----------      -----------------     ------------     ---------

    Balance, May 31, 1997                  $23,699,575      $        -            $(19,633,955)    $ 4,416,783

    Common Stock Issued For:
      Cash                                     547,672               -                       -          569,218
      Property                               3,946,123               -                       -        3,996,173
      Conversion of Debt and Interest          766,463               -                       -          772,289
      Conversion of Debentures                 331,089               -                       -          334,472
      Collateral for Stockholders Notes     (   27,437)              -                       -                -
      Conversion of Preferred Stock            389,886               -                       -          205,244
      Liquidated Damages                       406,606               -                       -          409,500
      Services Rendered                      1,545,026               -                       -        1,553,170

    Discount for Conversion of Debentures       500,000               -                       -          500,000

    Warrants Issued For:
      Services Rendered                        428,996               -                       -          428,996

    Common Stock Dividend
      Issuance of Preferred Stock                    -               -         (       167,789)               -
      Issuance of Common Stock Warrant         165,926               -         (       165,926)               -
      Dividends to be Paid                           -               -                  12,250                -

    Common Stock in Escrow                  (3,984,375)              -                       -       (3,984,375)

    Foreign Currency Translation
     Adjustment   -                                  -            24,940                     -           24,940

    Preferred Dividend                               -               -             (    80,316)      (   80,316)

    Net Loss                                         -               -             ( 9,202,379)      (9,202,379)
                                          ------------      ------------            -------------     -----------

    Balance, May 31, 1998                 $ 28,715,550      $     24,940          $(29,238,115)     $(   56,285)
                                          ============      ============          ============      ===========

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED MAY 31,

                                                      1996               1997            1998
                                                  ------------       ------------     -----------
                                                   (Restated)         (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                      $(1,463,258)       $(6,535,952)     $(9,282,695)
    Adjustments to Reconcile Net Loss to Net
       Cash Used in Operating Activities:
           Provision for Doubtful Accounts                  -                  -           150,000
           Write-Off of Mineral Properties                  -                  -         1,200,000
           Common Stock Issued for Services           485,000            240,000        1,442,447
           Warrants Issued for Services                     -          1,206,875          278,996
           Write-Off of Officer Advances                    -                  -            52,013
           Common Stock Issued for Financing
            Expense                                         -            677,000                -
           Amortization of Debenture Discount               -                  -          314,598
           Depreciation                                 6,200             23,931           35,645
           Write-Off of Mill Acquisition Cost               -                  -          291,246
        (Increase) Decrease
           Accounts Receivable                          1,846         (   58,161)      (   46,866)
           Inventories                                      -                  -       (  108,844)
           Prepaid Expenses                             2,545         (  622,710)          61,878
           Other Assets                                     -                  -       (   40,701)
        Increase (Decrease)
           Accounts Payable and Accrued Expenses   (   71,893)           772,572        1,122,390
                                                   -----------       ------------      -----------
       Net Cash Used in Operating Activities       (1,039,560)        (4,296,445)      (4,529,893)
                                                   ----------        -----------      -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Property and Equipment             (      200)        (  253,998)     (   333,441)
                                                   -----------       -----------      -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from Issuance of Convertible
      Debentures                                            -          2,000,000        1,500,000
    Payments on Long-Term Debt                    (    46,153)         ( 114,284)      (   29,881)
    Advances from Officer                                  -                  -           718,000
    Proceeds from Issuances of Notes to
      Stockholders                                     64,569            986,196        1,978,075
    Payments for Notes to Stockholders                     -                  -        (  375,000)
    Proceeds from Issuance of Common Stock
      and stock to be issued                        1,255,325          2,004,060          569,218
                                                  -----------        -----------      -----------
      Net Cash Provided by Financing Activities     1,273,741          4,875,972        4,360,412
                                                  -----------        -----------      -----------

Foreign Currency Translation Adjustment                     -                  -           24,940
                                                  -----------        -----------      -----------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                         233,981            325,529       (  477,982)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              -            233,982          559,511
                                                  -----------        -----------      -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR          $   233,981       $    559,511      $    81,529
                                                  ===========       ============      ===========



See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED MAY 31, 1998





SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     During the years ended May 31, 1996, 1997 and 1998, the Company paid no income taxes and no interest.



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING

     During 1996, the Company issued 200,000 shares of common stock, valued at $21,000, for conversion of a loan from a shareholder. Also, during 1996, the Company assumed $77,067 in debt in connection with acquiring an additional interest in its Domestic Mineral Properties.

     During 1997, the Company issued 589,200 shares of common stock in connection with the Indonesian mining property acquisitions, 100,000 shares for domestic mining services and 100,000 shares for a Brazilian timber concession (Note 2). In addition, the Company issued 120,000 shares to employees for services and 1,087,133 shares for conversion of $410,626 in debt. The Company also issued warrants in connection with a debenture and issued other warrants (see Note 4). The Company also assumed $375,000 in debt in connection with acquiring an additional interest in the mine (Note
     2). The Company also accrued $149,500 in preferred dividends during 1997.

     During 1998, the Company issued 814,378 shares of its common stock for services rendered by employees and third parties for $1,553,170, 338,302 shares of its common stock for conversion of $334,472 of convertible debentures, 2,280,199 shares of its common stock for the conversion of $207,444 of preferred stock and payment of cumulative dividends of $205,244, 582,575 shares of its common stock for the conversion of $772,289 of stockholder's notes and interest, 289,426 shares of its common stock for the payment of liquidating damages of $409,500 and 5,000,000 shares of its common stock for the purchase of timberlands in Brazil for $3,996,173. See
     Note 8 - Stockholders' Equity for further details of these transactions.














See Accompanying Notes to Consolidated Financial Statements.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Organization
                  Terra Natural Resources Corporation and Subsidiaries (Nevada Manhattan Mining Incorporated) (the "Company") was organized to acquire, explore, develop, finance and sell mining and timber rights and properties. For the year ended May 31, 1998, the Company changed its name from Nevada Manhattan Mining Incorporated to Terra Natural Resources Corporation.

                  For the year ended May 31, 1997, the Company's majority-owned subsidiary Equatorial Resources, Ltd. ("Equatorial"), conducted the Company's Brazilian timber operations. For the year ended May 31, 1998, the Company has ceased to operate its Brazilian timber operations under Equatorial and all of its timber concessions are being assigned to the Company's newly formed majority-owned subsidiary Terra Resources Brazil, Ltd. This decision is not considered to be a discontinued operation because the Company is still operating the timber concessions.

                  Basis  of  Presentation
                  The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles which contemplate continuation of the Company as a going concern. As shown in the consolidated financial statements, the Company has incurred operating losses and has had negative cash flows from operations for the last three years. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                  In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments, if any, relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Management's Financial Plan to provide sufficient funds to continue the Company's operations, development and expansion consists primarily of (a) the $14 million Bristol Asset Management Investment Agreement (see Note 7 - "Investment Agreement"); (b) the September 2, 1998 $500,000 Stock Purchase Agreement (see Note 12 - "Subsequent Events"); and (c)
                  increasing   revenue   from   Brazilian   Timber   Operations.
                  Management   believes  that  the   increasing   revenues  from
                  Brazilian operations and available capital from the two above-mentioned investment agreements will provide sufficient capital to continue the Company's operations, development and expansion activities.

                  Principles of Consolidation
                  The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

                  Cash and Cash Equivalents
                  For statement of cash flow purposes, the Company considers short-term investments with original maturities of three months or less to be cash equivalents.

                  Mineral Properties
                  Acquisition costs relating to mineral properties with proven and probable reserves are deferred until the properties are put into commercial production, sold or abandoned. Exploration costs, including an allocation of employee salaries and related costs, are charged to operations when incurred. Mine development costs incurred to develop new ore bodies, to expand or rehabilitate the capacity of operating mines, or to develop areas substantially in advance of production are charged to operations until management has established proven and probable reserves for the property. For properties placed in production, the related deferred costs are depleted using the units-of-production method over the life of the reserves. Deferred costs applicable to sold or abandoned properties are charged against operations at the time of sale or abandonment of the property.

                  Management's estimates of gold prices, recoverable proven and probable reserves, operating, capital and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of the Company's investment in mineral properties. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur in the near term which could adversely affect management's estimate of the net cash flows expected to be generated from properties in operation.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Timber Concessions
                  Timber concessions costs relate to the fees paid to acquire the rights to harvest timber. The acquisition costs are amortized over the term or useful life of the related concession. The harvesting and reclamation costs are charged to expense as incurred.

                  Machinery and Equipment
                  Machinery and equipment is stated as its historical cost less accumulated depreciation. Depreciation of machinery and equipment is primarily determined by using the straight-line method over the estimated useful life of seven years for furniture and fixtures and ten years for mill equipment.

                  Impairment of Long-Lived Assets
                  In  accordance  with  Financial   Accounting  Standards  Board
                  ("FASB") Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Impairment losses would be recognized if the carrying amounts of the assets exceed the fair value of the assets.

                  Foreign Currency Translation
                  For foreign subsidiaries whose functional currency is the local foreign currency, the balance sheet accounts are translated at exchange rates in effect at the end of the year and income and expense accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity.

                  Revenue Recognition
                  Substantially  all  revenues   are  recognized  when  finished
                  products   are  shipped   with   appropriate   provision   for
                  uncollectible accounts.

                  Income Taxes
                  The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes'. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Net Loss Per Share
                  For the year ended May 31, 1998, the Company adopted SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Loss per share for 1997 and 1996 has been restated using the methodologies of SFAS No. 128.

                  Concentration of Credit Risk
                  The Company sells products (primarily in Brazil) and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

                  Estimates
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

                  Fair Value of Financial Instruments
                  The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments including cash, accounts receivable, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for notes payable and convertible debentures also approximate fair value because current interest rates and terms offered to the Company for similar notes are substantially the same.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Recently Issued Accounting Pronouncements
                  In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on the presentation of the Company's financial statements.

                  In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires a company to report certain information about its operating segments including factors used to identify the reportable segments and types of products and services from which each reportable segment derives its revenues. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on the presentation of the Company's financial statements.


NOTE 2 -      PROPERTIES AND EQUIPMENT

                  Brazil

                  The Company has acquired various rights (Jonasa Concessions, Terranorte Concessions and Timberlands), to up to approximately 958,000 hectares (2,395,000 acres) of timber properties located in Brazil. In addition, the Company acquired a sawmill facility located near the town of Sao Miguel do Guama, which is no longer operated by the Company. The Company began harvesting trees in April 1997 and commenced sales during the year ended May 31, 1997.


                  The Jonasa Concessions
                  The Company, through Equatorial, entered into a letter agreement with Madeira Intex, S.A, ("Madeira") whereby Madeira agreed to assign its rights in and to a Joint Venture
                  Agreement which Madeira had entered into in 1984 with Companhia Agropecuaria do Rio Jabuti ("Jonasa"). The Joint Venture Agreement required Jonasa to assign to Madeira the exclusive rights to extract and market all lumber licensed by the appropriate Brazilian authorities for export. All the various agreements were integrated into an Agreement to Jointly Develop Timber Properties. Under this agreement, Jonasa has granted to Equatorial the properties comprising the Jonasa Concessions. In consideration of this grant, Equatorial has agreed to pay to Jonasa 50% of the net proceeds received on the sale of all timber and related products produced and sold pursuant to the agreement. During the year ended May 31, 1998, the Company temporarily suspended harvesting of timber under this agreement. The Company has decided to harvest from the Terranorte Concessions and Tropical Woods Concessions. See Jonasa Concessions in Note 7 - Commitments and Contingencies.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  Terranorte Concessions
                  On May 30, 1997, Equatorial entered into an Agreement to Harvest Timber and Develop Timber Properties with Terranorte
                  S.A. ("Terranorte"). Terranorte granted to Equatorial the exclusive right to either harvest the timber or to purchase certain species of logs extracted by Terranorte located on approximately 490,000 hectares of timber property located near the town of Moju, Para, Brazil. In June 1997, Equatorial began harvesting operations employing its own crews and purchasing harvested logs from Terranorte.

                  Sao Miguel Sawmill
                  On May 30, 1997, Equatorial and Jonasa Madeiras Limitada ("Jonasa Madeiras") entered into an Agreement to Acquire Sawmill. Under the terms of the agreement, Jonasa Madeiras agreed to convey all right, title, and interest in and to the sawmill facility, all equipment relating to the sawmill facility, and 246 hectares of adjacent real property, all of which is located near the town of Sao Miguel do Guama, Para, Brazil. During the year ended May 31, 1998, the Company abandoned the use of the sawmill and extracted a majority of the assets purchased during the year. The Company has terminated the agreement for the use of the sawmill, and charged the acquisition cost to expense for the year ended May 31, 1998.

                  Timberlands
                  In April 1998, the Company entered into an agreement to acquire title to land, containing approximately 292,598 hectares, which consists of one large tract in the state of Amazonas and several smaller tracts in the state of Para. The Company acquired title to the property for the issuance of 5,000,000 shares of the Company's common stock. The shares were valued at $3,984,375 which represents the fair market value of the stock at date of issuance. The shares were issued as escrow shares contingent upon the stockholder's completion of certain financial obligations to the Company and the Company's completion of its due diligence as to the proper conveyance of the deeds for the property. The stockholder has until October 7, 1998 to complete his financial obligation to the Company and the Company has until October 22, 1998 to complete its due diligence. Also, the Company has the right to cancel the shares and rescind the acquisition any time prior to the completion of its due diligence. Also, if the stockholder does not complete his financial obligation to the Company, then the Company can cancel the shares and the property remains with the Company.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  Tapana (Tropical Woods) Sawmill
                  In May 1998, the Company entered into a lease agreement for a sawmill, located in Belem, Brazil which includes 3.6 hectares of property, an office building, a sawmill with related equipment and a port for unloading and storage of logs. The lease is for a minimum of two years. Also, the agreement provides for Tropical Woods to deliver a minimum of 2,300 cubic meters of logs per month from their property, consisting of 162,982 hectares. The Company began operating the sawmill in June 1998.

                  Domestic Mineral Properties
                  The Company owns a 100% interest in mineral properties located in the Manhattan Mining District, Nye County Nevada (the
                  Nevada Properties). The Nevada Properties consist of 28 patented (fee ownership) and 65 unpatented (deed ownership) mining claims that include the Whitecaps Mine, Union Mine, Consolidated Mine, Earl Mine, Bath Mine and other miscellaneous mines and claims which cover approximately 1,800 acres.

                  In March 1997, the Company entered into a Sale and Purchase Agreement with the former owners of the Nevada Properties. Under the terms of this latest agreement, the former owners agreed to sell to the Company 100% of their interests in the Nevada Properties for $375,000, payable as follows: $100,000 in March 1997 and the balance plus all accrued and unpaid interest (calculated at the rate of 5.25%) on or before February 6, 1999. The Company paid the first installment of $100,000 in March 1997 and paid the balance in June 1997. See
                  Note 7 for discussion of a contingency regarding the ownership of the property. The agreement also acknowledges that the Company is the only entity legally entitled to conduct mineral operations on the Nevada Property. The Company is also required to pay all U.S. Bureau of Land Management ("BLM") annual maintenance fees associated with the claims comprising the Nevada Property. The Company is current with the fees to the BLM.

                  Management of the Company is active in the supervision of work taking place, plus future planning of all aspects of operations. The operating permits for the Manhattan Gold Mine were issued to the Company by the State of Nevada during April 1996. The Company negotiated an agreement with Harrison Western Mining and Construction Company ("Harrison") for the beginning of production in July 1996. The work was begun in July 1996 and included placement of mine shops and support facilities; mining in the existing workings of the mine and extension of the existing decline from its end location of 1,200 linear feet from the surface to the White Caps Level. Underground flooding and caving of the existing decline required an alternate access way and a new decline was driven from approximately 800 feet on the existing decline. The development activities with Harrison have been ceased as of May 31, 1998 because of depressed gold prices and the Company lacks the capital requirements and they are in arbitration (see Note 7) relating to a dispute with Harrison.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  On November 25, 1997, the Company entered into a non-binding letter of intent with Royal Gold relating to exploration and development efforts on its Nevada Property. Under terms of the letter of intent, Royal Gold was granted an exclusive option to explore, develop and purchase all of the interests which are or may be controlled by the Company on the Nevada Property. The renewable three year agreement provides that the Company will retain a 4% net smelter returns royalty and also will reserve the right to continue with the development of its under ground mining opportunity at the White Caps location.
                  Royal Gold has the option to acquire all of the Company's interests in the property for $5,000,000. The agreement would continue indefinitely to the extent that Royal Gold is achieving production in commercial quantities or is engaged in reclamation.

                  For the year ended May 31, 1997, the Company has performed an assessment of the recoverability of the carrying value of its domestic mineral properties and has provided an impairment write-down against this property as explained in Note 11.

                  Indonesia Mineral Properties
                  The Company has made certain acquisitions in Indonesia during the year ended May 31, 1997:

                  On August 19, 1996, the Company entered into an agreement to acquire a 51% interest in a metals/minerals mining property in Kalimantan, Indonesia (Sopang Gold Concession). Consideration for the purchase consisted of 400,000 shares of the Company's common stock due upon the signing of the agreement and an additional 4,000,000 shares to be released only if an independent valuation of the property exceeds $12,000,000. The Company issued shares and has valued the 400,000 shares at $1,200,000 based upon the $3 market price of the Company's common shares at the time.

                  The Sopang Gold Concessions ("Sopang") consists of 16,480 hectares and is held under Indonesian title as a KP, a form of Indonesian citizen ownership with a joint venture agreement. The concession is located in southeast Kalimantan. Because of the lack of major infrastructure in the area, initial work will be limited to surface trenching and geochemical sampling. The Company has not initiated any material exploration or development activities as of May 31, 1998.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  The West Kalimantan Gold Project ("West Kalimantan") is 75 kilometers south of the Sarawak region of Malaysia and contains 62 hectares with the intent to expand to at least 2,000 hectares. The Project is held under a KP title, a form of Indonesian citizen ownership in joint venture with the Company. Access to the property is by road and motorized canoe for initial field work and helicopter support for advanced exploration activities. Infrastructure is limited but the proximity to the west coast of Kalimantan and low relief terrain indicates no unusual development problems will be encountered. Following a survey and additional ground sampling, supervised by Behre, Dolbear & Company, Inc., key core drill targets were identified from pitting showing anomalous gold values, but as of May 31, 1998, the Company has not initiated the drilling or development activities.

                  The Cepa Coal Project ("Cepa") in East Kalimantan covers an area of approximately 286,000 hectares and is held in three concessions as Contracts of Work ("COW's"). Initial work on the property will include reasonable expansion of ownership to include promising additional property containing similar coal.

                  During the year ended May 31, 1998, the concessions were expanded to include the Mecfa Coal Property. The Mecfa Coal Property is comprised of three blocks of land totaling 39,770 hectares which have a COW. The property is currently being reviewed by potential joint venture partners.

                  The West Kalimantan and Cepa projects, collectively, were acquired in January 1997 for 200,000 common shares issued upon signing of the agreement and an additional 3,800,000 shares to be released only if an independent valuation of the property exceeds $40,000,000. The Company has valued the 200,000 shares at $1,400,000 based upon the $10 market price of the Company's common shares at the time, discounted 30% for the restricted nature of and the thin market for the shares.

                  The Company owns the interests it acquired with the 600,000 shares issued as explained above. The Company has contractually acquired the rights to obtain controlling interests in five additional gold concessions in Indonesia. The Company is currently reviewing these properties to determine an applicable acquisition structure.

                  For the year ended May 31, 1997, the Company has performed an assessment of the recoverability of the carrying value of its Indonesia mineral properties and has provided an impairment write-down against this property as explained in Note 11. For the year ended May 31, 1998, the Company has taken an impairment write-down for the Sopang Gold Concession acquisition cost of $1,200,000. Based on the current analysis of the property and its underlying minerals, the Company could not substantiate that future operations would provide cash flows to recover the acquisition cost. The Company will expense, as incurred, future development and exploration cost until the Company can determine the property's proven and probable mineral reserves.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 3 -      CONVERTIBLE NOTES PAYABLE STOCKHOLDERS - SECURED BY COMMON STOCK

                    As of May 31, 1997 and 1998 the Company has $1,366,075 due to various stockholders. The principal and accrued interest, at 10% per annum, are due within a one year period from date of advance. Each note is secured by a certain number of shares of the Company's common stock. The number of shares, which were issued on the date of the advance, is determined by dividing the principal amount by the fair market value of the stock on the date of advance. If the Company does not repay the note on the due date, the principal and unpaid interest are converted to common stock. For the years ended May 31, 1997 and 1998, the Company issued 0 and 2,741,698 shares, respectively, of the Company's common stock to secure the loans, and 0 and 355,000, respectively, of the shares have been converted to equity leaving 2,386,698 shares outstanding as collateral for the debt at May 31, 1998.

NOTE 4 -      NOTE PAYABLE TO OFFICER

                  During the Year ended May 31, 1998, the COO of the Company advanced $718,000 to the Company for working capital requirements. The note bears interest at 8% per annum and all principal and accrued interest is due September 1998.

NOTE 5 -      LONG-TERM DEBT AND NOTES PAYABLE

        Notes payable to stockholders of $522,950 accrue interest at the rate of 9%, are due on demand and are guaranteed by certain Company officers.

        As of May 31, long-term debt consisted of:

                                                              1997           1998
                                                           ----------       -------

         Note payable to stockholder, interest imputed
         at 9%, payable $1,000 per month until April 2001 $    48,110     $    40,646

         Note payable to stockholder at $2,000 per
         month, including interest at 9%                       53,403          35,895

         10% Note Payable to an individual under terms
         of a joint venture agreement, paid in June,
         1997. See Note 2.                                    275,000               -
                                                          -----------     -----------
                                                              376,513          76,541
        Current portion                                       303,818          32,214
                                                          -----------     -----------
        Long-term debt                                    $    72,695     $    44,327
                                                          ===========     ===========


                  Maturities of long-term debt principal are as follows for the years ending May 31:

                  1999                                               $    32,214
                  2000                                                    23,992
                  2001                                                    15,533
                  2002                                                     4,802
                                                                    ------------
                                                                     $    76,541

     The Company has capitalized $26,693 and $54,332 of interest into its Domestic Mineral Properties during the years ended May 31, 1996 and 1997, respectively.

     The obligation to a stockholder resulted from a lawsuit in 1991. The suit alleged that the Company failed to deliver free-trading stock, thereby resulting in alleged liability. The lawsuit was finally settled in 1994 for $89,050, payable, without interest, at $1,000 per month.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 6 -      CONVERTIBLE DEBENTURES

                  In April and July 1997, the Company entered into Subscription Agreements related to two negotiated private placements (the "Debentures"). These transactions were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued an aggregate of $3,500,000 of 8% Senior Secured Convertible Debentures due March 31, 2000 and July 1, 2000 for the April ($2,000,000) and July ($1,500,000) offerings, respectively.

                  The Debentures may be converted into shares of the Company's Common Stock at any time commencing June 2, 1997 at a price equal to the lesser of seventy-five percent (75%) of the closing bid price of the Common Stock on the closing date; seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding; or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. With respect to the April 1997 funding, if conversion is made after August 16, 1997, the conversion price will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards. The Company has recorded $666,666 and $500,000 for the years ended May 31, 1997 and 1998, respectively, deferred financing charges for the differences between the conversion price and the fair market value of the stock at the date of each funding. The discount is being amortized over the life of the debentures.

                  The Company was required to use its "best efforts" to cause a Registration Statement with the Securities and Exchange Commission to become effective. If the Registration Statement did not become effective within 120 days of each respective funding, the Company is required to pay liquidated damages equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective. For the year ended May 31, 1998, the Company has incurred $717,636 of liquidating damages of which $409,500 has been converted to 289,426 shares of the Company's common stock.

                  With regard to the April 1997 funding, until at least seventy-five percent (75%) of the Debentures are converted, a deed of trust on the Nevada Property and a pledge of 1,000,000 shares of Common Stock will secure the Debentures. No such security is given on the Debentures issued in July 1997.

                  The Company  has issued  warrants  to the  Subscribers  of the
                  April and July offerings. Regarding the Subscribers of the April offering, the Company has granted 62,500 warrants with an exercise price of $8 per share and an expiration date of April 16, 2002. Regarding Subscribers of the July 1997 offering, the Company has granted 75,250 warrants with an exercise price of $6.75 per share and an expiration date of July 16, 2002. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events. See Note 7 - "Legal Proceedings."

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES

                  Leases
                  The Company's Brazilian operation leases approximately 3.6 hectares of property and a related sawmill through May, 2000. The future minimum lease payments are $180,000 for each year ending May 31, 1999 and 2000. Rent expense amounted to $20,726, $27,181 and $20,726 for the years ended May 31,
                  1996, 1997 and 1998, respectively.



                  Securities and Exchange Commission
                  In fiscal 1994, the Company entered into a consent judgment with the Securities and Exchange Commission following an investigation into the Company's business activities.

                  In connection with the judgment, the Company received the following "Stipulation Regarding Resolution of Outstanding Issues" from the Commission closing out the investigation and all related issues:

                     "Whereas the disposition of funds analysis conducted pursuant to the Judgment of Permanent Injunction and Other Relief against Defendant Terra Natural Resources Corporation entered on August 3, 1993 has revealed no ill-gotten gains received by any defendant, the undersigned parties hereby stipulate that all outstanding issues in this action have been resolved, including disgorgement, and that the judgment entered against the defendants are final."

                  The entry of the judgment may impose certain burdens on the Company with respect to its future activities. The more significant of such burdens are as follows:

                  (i) The Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 under the 1933 Act.

                  (ii)The  Company  may  not be  able  to  rely  on the  private placement exemptions provided in various state securities laws in connection with the offer and sale of securities in a transaction which qualifies as an exempt sale of securities under the 1933 Securities Act.

                  In such case, the Company would be required to qualify the transaction under the state securities laws, which may not be available. This qualification would increase the cost of, and extend the time for completing, such private placement of securities.

                  Commissions
                  During May 1997, the Company agreed to pay two shareholders an aggregate of 3% of the "net profits" of the Company's Brazilian operations. For the year ended May 31, 1997 and 1998 no commissions were paid.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998

NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  Legal Proceedings
                  During November 1996, the Company filed a lawsuit in Nevada against its former joint venturer partners in the Nevada Properties ("the Harvey Entities"). The complaint originally alleged, among other things, that the Harvey Entities breached their obligations under various agreements. The action as amended seeks damages of approximately $4,000,000 resulting from the actions and inactions of the defendants. In a counterclaim, the defendants are seeking an injunction preventing the Company from conducting activities related to the mine and punitive damages and other financial relief based on breach of contract and other causes of action.

                  The Company subsequently amended its complaint, seeking a judicial determination that the Joint Venture Agreement was null and void and a determination that the Harvey Entities have forfeited all interest in the Nevada properties. After a hearing in September 1997, the court refused to issue an injunction against the Company. Pursuant to stipulation, the parties have agreed not to interfere with one another's operations on the Nevada Properties. Additionally, the Company has agreed not to further encumber the Nevada property pending trial.

                  If the Company is successful in obtaining specific performance of the agreement alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada property. Regardless of whether the Company is successful in the Action, it will continue to own at least a 50% undivided interest in the Nevada Properties by virtue of its contractual rights.

                  In June 1996, the Company entered into an agreement with Harrison Western Construction Corporation ("Harrison") to perform contract mine development services on the Company's Nevada Properties. In October 1997, these services ceased and a dispute arose between the parties. The scope of work estimated at the time of commencement was approximately $600,000 as projected by Harrison. At termination of the agreement, Harrison reportedly furnished a total amount of services and materials totaling approximately $1,684,000 without completion of the objectives for which the parties entered into the agreement. The Company paid approximately $1,155,000, in 1997, in cash to Harrison and in November 1996 issued 100,000 shares of the Company's stock in payment of $250,000 of services. In July 1997, an additional 65,000 shares were issued to Harrison as collateral for any unpaid and owing amounts. Subsequent to the termination of the agreement, Harrison filed a mechanic's and materialman's lien in the amount of $482,749 on the Company's Nevada property in January 1998. This filing was, in the opinion of the Company, in direct violation of specific clauses contained in the agreement between the parties.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  In support of its lien, Harrison filed a lawsuit in July 1998 in Federal District Court in Nevada. In August 1998, the Company was granted a motion to stay the proceedings and enter arbitration. The parties have been ordered to report to the Federal District Court the status of the arbitration proceedings on or before November 30, 1998. The Company believes that any arbitration agreement or damages would not have a material impact on the Company's financial statements.

                  In July 1998, the Company and several stockholders filed a lawsuit, in United States District Court for the Central District of California against its Debenture holders. The lawsuit contends that the defendants violated Section 10(b) and 13(g) of the Securities Exchange Act, Section 1962(b) of the Racketeer Influenced and Corrupt Organizations Act, and committed fraud by engaging in a fraudulent scheme to manipulate and artificially depress the market in and for the Company's common stock by use of massive short sales. The Plaintiffs seek an unspecified amount of damages, including punitive damages, a judicial declaration that the terms, conditions and covenants of certain debentures and subscription agreements were violated and certain injunctive relief.

                  In July 1998, the Company and certain board members and officers of the Company were named as defendants in lawsuits filed by certain debenture holders. Each suit claims that the defendants breached certain debentures and subscription agreements and failed to file a registration statement with the Securities and Exchange Commission. Also, the suits claim that the defendants were in violation of Section 10(b) and 20(a) of the Securities and Exchange Act. The Company and other defendants deny any wrong doings and intend to vigorously defend both these lawsuits. The impact of these lawsuits on the Company's financial position or operations cannot be determined presently.

                  Jonasa Agreement
                  In February 1998, a dispute arose between the Company's subsidiary, Equatorial and Jonasa. In addition, the Company had been considering transferring its operations closer to the principal port in the area, Belem, to sell more of its products for export, and consolidating its operations with the administration of its Brazilian operations. As a result, Equatorial and Jonasa entered into a compromise and settlement agreement which resulted in the removal of substantially all equipment from the Sao Miguel sawmill facility and the abandonment of its operations in Sao Miguel. Given these events, the legality of the Jonasa Timber Concession could be contested by Jonasa. However, the Company believes any such actions by Jonasa would be defendable by the Company and that the Concession is still valid.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  Regulations
                  The Company's mining operations, exploration and timber activities are subject to various foreign, federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Management believes that the Company is in material compliance with all applicable laws and regulations.

                  Investment Agreement
                  During the year ended May 31, 1998, the Company entered into an agreement for an investor to purchase up to $14,000,000 of the Company's common stock over a period of three years from March 28, 1998. The principal terms of the agreement are as follows:

                  - The sale of the Company's common stock to the investor will be in the form of a Put Notice in which the Company will designate the dollar amount of shares to be purchased by the investor. Each Put Notice must be in an amount not less than $50,000. The number of shares to be issued under each Put Notice shall be an amount equal to the Put amount divided by 78% of the lowest sale price of the common stock as listed on the principal exchange during the ten trading days prior to the Put Notice.

                  - The Company may not issue a Put Notice if a)trading of the Company's common stock is suspended or delisted, b)the closing price of the Company's common stock is less than $.25 per share, c)a registration statement, covering the shares, is not effective or is subject to a stop order or is otherwise suspended, d)the Dow Jones Industrial Average has dropped more than 3% within the preceding five business days, or e)the common stock is not then registered under the Exchange Act.

                  - Also, with the issuance of the shares the investor is to receive common stock purchase warrants to purchase shares of the Company's common stock. Each warrant shall be for the purchase of shares in an amount equal to 12% of the number of shares of common stock purchased and with an exercise price of equal to 94% of the average closing bid price for the Company's common stock on the exchange for ten trading days prior to the Put Notice. The warrant shall be exercisable for a five-year period.

                  - To the extent that the Company has not delivered Put Notices to the investor on or before one year from the date of the agreement in an aggregate dollar amount equal to the lessor of a)$4,666,667 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants that have not been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the one year anniversary.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  - To the extent that the Company has not delivered Put Notices to the investor on or before two years from the date of the agreements in an aggregate dollar amount equal to the lessor of a)$9,333,332 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants that have not been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the two year anniversary.

                  - To the extent that the Company has not delivered Put Notices to the investor on or before the termination of the agreement in an aggregate dollar amount equal to $14,000,000 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants which have not been delivered to the investor which would have been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the termination date.

NOTE 8 -      STOCKHOLDERS' EQUITY

                  Preferred Stock
                  The Company is authorized to issue up to 250,000 shares of Preferred Stock with a par value of $1.00 per share. The Preferred Stock may be issued from time to time in one or more series.

                  In October 1995, the Board of Directors authorized Series A Preferred Stock ("Old Series A") for up to 250,000 shares. The Old Series A holders are entitled to receive an 8% per annum cumulative dividend and a liquidating preference of $10 per share. The holders of the Old Series A shall have the right to convert each share of Series A into 10 shares of the Company's common stock, for the period of issuance to December 31, 1997. The Old Series A shares automatically convert to 10 shares of the Company's common stock upon the earlier of December 31, 1997 or the Company successful completion of an IPO for more than $5,000,000.

                  In January 1998, the Board of Directors authorized a Series A Preferred Stock ("New Series A") for up to 250,00 shares. The New Series A holders are entitled to receive an 8% per annum cumulative dividend payable December 31, 1998 and a liquidating preference of $3.50 per share. The New Series A shares automatically convert into one share of the Company's common stock on December 31, 1998. Also, each New Series A share has a common stock purchase warrant entitled to purchase two shares of the Company's common stock at $3.00 per share on or before December 31, 1999.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 8 -      STOCKHOLDERS' EQUITY (continued)

               For the years ended May 31, 1996 and 1997, the Company issued 132,510 and 95,809, respectively, of Old Series A for aggregate proceeds of $1,791,425. As of May 31, 1998, 20,875 Old Series A shares have not been converted which have cumulative dividends of $35,172. These shares are being converted as the holders present them for conversion.

               In December 1997, the Company declared a dividend for shareholders of record as of December 31, 1997. The dividend is to be paid in one New Series A for each 100 shares of the Company's common stock. As of May 31, 1998, the Company has issued approximately 155,539 New Series A shares of the total to be issued of 167,789.

               Common Stock

               For the year ended May 31, 1996, the Company issued 140,000 common shares to certain employees for services rendered. The shares were valued at $.25 per share ($35,000), the price at which the Company was issuing its shares in a private placement at the time.

               For the year ended May 31, 1997, the Company had the following significant common stock transactions (see Note 12 for Subsequent Events):
                        - Issued 120,000 common shares to certain employees for services rendered. The Company has valued the shares at $240,000 based upon the $2 market price of the Company's common shares at the time.

                         - Issued 100,000 common shares to its mining contractor in Nevada to settle a mining contract payable of $250,000. The shares were valued at the amount of the payable settled. The fair value of the shares at the time was approximately $2.50 per share.

                         - Issued 1,087,133 common shares to certain shareholder creditors for the conversion of $410,626 in debt. The Company recorded a financing expense of $677,000 (included in general and administrative expenses) for the excess of the fair market value of the shares over the amount of the debt. The fair market value was determined as the $1 per share price at which the Company was issuing its shares in a private placement at the time.

               For the year ended May 31, 1998, the Company had the following significant common stock transactions:

                         - Issued 814,378 shares for payment of services rendered by employees and unrelated parties. The shares have been valued at $1,553,170, the fair market value at the date of issuance.

                         -  Issued   338,302   shares   for   the conversion  of
                            convertible debentures for $334,472 of discounted principal.

                         - Issued 2,280,199 shares for the conversion of Old Series A Preferred Stock for $207,444 of par value and $205,244 of cumulative dividends.

                         - Issued 289,426 shares for the payment of liquidated damages of $409,500 associated with the convertible debentures.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 8 -      STOCKHOLDERS' EQUITY (continued)

                         - Issued 5,000,000 shares for the acquisition of timberlands in Brazil for $3,984,375, the fair market value of the stock at the date of issuance. The shares have been issued as escrow shares per the Company's purchase contract. The shareholder is required to perform certain financial obligations prior to the release of the shares from escrow. Also, the Company has to complete its due diligence as to the proper conveyance of the deeds for the land. The Company has not recorded the purchase as an asset until the Stockholder's obligations and the Company's due diligence have been completed. (See
                            Note 2 - "Timberlands").

                         - Issued 2,743,698 shares as collateral for shareholder
                           notes of which $436,088 of principal and interest and 355,000 shares have converted to common stock for the year ended May 31, 1998.

                         - Issued 582,575 shares for the conversion of shareholder notes and accrued interest for $772,289, of which $436,088 represents principal and interest for shareholder notes secured by common stock, the fair market value of the shares at the date of the issuance of the notes.

                  Warrants
                  During the year ended May 31, 1997, warrants were issued to third parties for an aggregate of 412,500 shares. In accordance with SFAS 123, the Company expensed $1,206,875 in connection with these warrants.

                  During the year ended May 31, 1998, the Company had the following significant issuances of warrants:

                     - Issued to a shareholder for services 200,000 warrants to purchase the Company's common stock at $2.50 per share for a period from date of grant to May 2000. The Company recognized compensation expense of $268,996, the fair market value of the warrants at date of grant.

                     - Issued for services 350,000 warrants to purchase the Company's common stock at $4.06 per share for a period from date of grant to June 2002. The Company recognized compensation expense of $10,000, the fair market value of the services rendered.

                     - Issued 167,789 warrants to purchase two shares of the Company's common stock at $3.00 per share on or before December 31, 1999 in association with the New Series A shares.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 8 -      STOCKHOLDERS' EQUITY (continued)


               Stock Options The Company has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employess", and related interpretations in accounting for its plan and does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the proforma amounts indicated below:

                                             For The Years Ended,
                                             --------------------
                                                   May 31,
                                            1997                1998
                                          -------              ------
                  Net Loss
                     As Reported         $(6,535,952)         $(9,282,695)
                                         ============         ===========
                     Proforma            $(6,584,802)         $(9,315,016)
                                         ============         ===========

                  Basic Loss Per Share
                     As Reported         $(      .61)         $(     0.62)
                                         ============         ============
                     Proforma            $(      .62)         $(     0.62)
                                         ============         ============



               These proforma amounts may not be representative of future disclosures because they do not take into effect proforma compensation expense related to grants made before 1995. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended May 31, 1997 and 1998: dividend yields of 0% and 0%, respectively; expected volatility of 44% and 129%, respectively; risk-free interest rates of 6.63% and 5.74%, respectively; and expected life of 1.0 and 3.0 years, respectively. No compensation cost was considered under either Opinion 25 or SFAS 123 for the year ended May 31, 1996, since the option price for the restricted shares approximated the value of the restricted stock and the options were considered to have a nominal fair value.

               The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 8 -      STOCKHOLDERS' EQUITY (continued)


The following summarizes the stock option and warrant transactions (see Note 12 for Subsequent Events):

                                                   Weighted                         Weighted
                                                   Average                          Average
                                Stock Options      Exercise           Other         Exercise
                                 Outstanding        Price           Warrants         Price
                                 -----------        -----           --------         -----
Balance, May 31, 1995                190,000       $   1.00               -
  Granted                             50,000       $   1.00               -
  Exercised                               -                               -
  Canceled                                -                               -
                                    --------                        -------

Balance, May 31, 1996                240,000       $   1.00          125,000         $  2.50
  Granted                            150,000       $   1.70          387,500         $  3.81
  Exercised                               -                               -
  Canceled                                -                               -
                                    --------                        -------

Balance, May 31, 1997                390,000       $   1.70          512,500         $  3.49
  Granted                             50,000       $   1.00          793,039         $  3.80
  Exercised                               -                       (  100,000)        $  1.00
  Canceled                                -                               -
                                     -------                      ----------

Outstanding, May 31, 1998            440,000       $   1.70        1,205,539         $  3.90
                                     =======                       =========

Exercisable, May 31, 1997            390,000       $   1.70          512,500         $  3.49
                                     =======                       =========

Exercisable, May 31, 1998            440,000       $   1.70        1,205,539         $  3.90
                                    ========                       =========

The weighted average remaining contractual lives of the options and warrants are
8.0 and 3.1 years, respectively, at May 31, 1998.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 9 -      INCOME TAXES


               The Company has recorded no income tax benefit, nor has deferred taxes in any year due to a net operating loss carryforward amounting to approximately $25,000,000 at May 31, 1998, which will expire, if not utilized, starting 2002.

               There are no significant temporary differences between the Company's tax and financial bases.

               Following is a reconciliation between income tax provision (credit) and the amount that would result from applying the U. S. statutory rate to pretax income (loss):

                                                    May 31,
                               ------------------------------------------------
                                 1996                1997              1998
                                 ----                ----              ----
      Income Tax Credit at
         Statutory Rate        $(  450,000)        $(1,430,000)     $(3,634,624)
       Lack of Taxable Income
         in Carryback Period       450,000           1,430,000        3,634,624
                               -----------         -----------      -----------
      Income Tax Provision     $         -         $         -      $         -
                               ===========         ===========      ===========

               Following are the components of the Company's deferred tax asset resulting from the Company's net operating loss carryforward at each period:

                                                  May 31,
                               ------------------------------------------------
                                 1996                1997              1998
                                 ----                ----              ----

       Deferred Tax Asset      $3,388,000         $5,300,000       $9,900,000
       Valuation Allowance     (3,388,000)        (5,300,000)      (9,900,000)
                               -----------        -----------      ----------
       Net Deferred Tax Asset  $        -         $        -       $        -
                               ===========        ==========       ==========

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 10 - GEOGRAPHIC AND SEGMENT INFORMATION

          Geographic Information

          The Company's operations through the year ended May 31, 1996 were entirely gold mining operations in the United States. Beginning in the year ended May 31, 1997, the Company began operating in Indonesia (mining) and Brazil (timber).

          Financial data by geographic area as of and for the years ended May 31, 1997 and 1998 were as follows:

                                                            Operating            Identifiable
                1997                   Sales                   Loss                 Assets
             ----------            -------------           -------------           ----------
             United States                    -            $(5,823,572)          $ 3,661,472
             Indonesia -             (   318,165)            2,600,000
             Brazil                      287,148           (   221,236)            2,323,751
                                    -------------           -----------           -----------
                Total               $    287,148           $(6,362,973)          $ 8,585,223
                                    ============           ===========           ===========


                1998
             ----------
             United States         $      41,740           $(6,740,233)          $ 3,407,899
             Indonesia -             (    13,110)            1,400,000
             Brazil                      515,951            (2,449,036)            1,577,947
                                    ------------            ----------           -----------
                Total               $    557,691           $(9,202,379)          $ 6,385,846
                                    ============           ===========           ===========


             Financial data by segment as of and for the years ending May 31, 1997 and 1998 were as follows:


                1997                     Timber                Mining              Total
             ----------             -------------          ------------        ------------
             Sales                  $    287,178           $         -         $   287,178
                                    ============           ============        ===========

             Operating Loss         $(   221,238)          $(2,379,049)          $(5,597,286)
             General Corporate
               Expenses                        -                     -            (3,789,165)
                                    ------------         --------------          -----------
             Net Loss               $(   221,238)          $(2,379,049)          $(6,386,452)
                                    ============           ============          ===========

             Identifiable Assets    $ 2,323,751            $ 5,829,783           $ 8,153,534
             Corporate Assets                                   -                     -                431,689
                                    -----------            -----------           -----------
             Total Assets           $ 2,323,751            $ 5,829,783           $ 8,585,223
                                    ===========            ===========           ===========

             Capital Expenditures   $    253,998           $         -           $    253,998
                                    ============           ===========           ============

             Depreciation           $      5,500           $    18,431           $     23,931
                                    ============           ===========           ============

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 10 - GEOGRAPHIC AND SEGMENT INFORMATION (continued)


                1998                     Timber                Mining              Total
             ----------             -------------          ------------        -----------
             Sales                  $    515,951           $     41,740        $   557,691
                                    ============           ============        ============

             Operating Loss         $(2,449,036)           $(1,768,388)        $(4,217,424)
             General Corporate
               Expenses                       -                      -          (4,984,955)
                                    -----------            -----------         -----------
             Net Loss               $(2,449,036)           $(1,766,388)        $(9,202,379)
                                    ===========            ===========         ===========

             Identifiable Assets    $ 1,577,947           $ 4,336,000          $ 5,913,947
             Corporate Assets                 -                     -              471,899
                                    -----------           -----------          -----------
             Total Assets           $ 1,577,947           $ 4,336,000          $ 6,385,846
                                    ===========           ===========          ===========

             Capital Expenditures   $    320,702          $        -           $    320,702
             Corporate Expenditures            -                   -                 12,739
                                    ------------          ----------           ------------
             Total Expenditures     $    320,702          $        -           $    333,441

             Depreciation           $     16,857          $        -           $     16,857
             Corporate Depreciation            -                   -                 18,788
                                    ------------          ----------           ------------
                Total Depreciation  $     16,857          $        -           $     35,645
                                    ============          ==========           ============

             One customer accounted for approximately 20% of the Company's sales for the year ended May 31, 1997.

NOTE 11 - RESTATEMENTS

          The Company has restated its financial statements for the year ended May 31, 1997 to account for the rescission, in December 1997, of a $3,000,000 note agreement with an officer of the Company's Brazilian subsidiary. The effect of the restatement was to decrease long-term debt and Brazilian timber concession by $2,596,729.

          As explained in Note 2, the Company has restated its financial statements as of May 31, 1996 and for the year ended May 31, 1997 to provide for impairment of its mining properties in accordance with SEC guidelines. The effect of the restatement was as follows:

                                                  Increase (Decrease)
                                              -------------------------------
                                                                  Accumulated
           Period            Net Loss          Property             Deficit
         -------------      ----------        -----------          ----------
          May 31, 1997      $2,173,444        $(3,120,873)         $3,120,873
          May 31, 1996      $        -        $         -          $  947,429

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 11 - RESTATEMENTS (continued)

          The amounts as of May 31, 1996 relate solely to the Nevada property. The 1997 amounts are as a result of the impairment of Nevada and Indonesia (increase in net loss and decrease in property):

                                             Nevada               Indonesia
                                             ------               ---------
                  May 31, 1997             $1,946,662              $226,782


NOTE 12 - SUBSEQUENT EVENTS

          Tropical Woods Concessions
          In August 1998, the Company entered into an agreement with Tropical Woods to harvest timber from 1,380 hectares, in Para, Brazil, for a period of thirty years.

          Stock Purchase Agreement
          In September 1998, the Company entered into a stock purchase agreement to sell 5,500,000 shares of its common stock for $500,000.

          Simultaneously with the stock purchase agreement, the Company issued a stock option for the purchase of up to 70,000,000 shares of the Company's common stock at a price of $0.335 per share and expiring in September 2005. However, at present, the Company's Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of the Company's common stock. If the Company does not gain stockholders' approval for an increase in the number of authorized shares, to allow for the exercise of the option, then the option will be cancelled. If the option is cancelled, the purchaser may elect to rescind the purchase agreement and receive a refund of the purchase price, or obtain from the CEO and COO their securities of the Company, owned by them. The option holders have planned to transfer a portion of the options to the Company's CEO and COO. While the number of options that may be transferred has not been specified, it is anticipated that it will be material.

          Also, the Company has agreed to use its best efforts to create a class of preferred stock which converts to the Company's common stock, on a public sale, with attributes no less favorable than those comprising the shares of common stock purchased, as stated above. The preferred stock will have voting rights to elect three Directors, and the Company has the right to exchange the preferred stock for the common stock acquired, as stated above.

 Interim (Unaudited) Financial Statements for the quarter ended August 28, 1998




     The Interim (Unaudited) Financial Statements from the Company's Form 10-QSB for the quarter ended August 28, 1998 are included on the following pages.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                           CONSOLIDATED BALANCE SHEETS

                                                  (Unaudited)           (Audited)
                                                 August 31, 1998      May 31, 1998
                                                 ---------------        ------------
           ASSETS
Current assets:
  Cash and cash equivalents                      $   221,273            $  81,529
  Accounts receivable, net of allowance
   for doubtful accounts of $150,000                 285,316              255,027
  Inventories                                         96,001              108,844
  Stock Subscription Receivable                      250,000
  Prepaid expenses                                   372,789              283,354
                                                   ---------              -------
      Total current assets                         1,225,379              728,754
Properties and equipment
  Mineral Properties:
    Domestic                                       2,936,000            2,936,000
    Indonesia                                      1,400,000            1,400,000
  Timber concession                                  700,000              700,000
  Machinery and equipment, net                       352,300              355,392
Other Assets                                         234,445              265,700
                                                  ----------           ----------
       TOTAL ASSETS                               $6,848,124           $6,385,846
                                                  ==========           ==========

LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIENCY)

Current liabilities:
  Accounts payable and Accrued Expenses           $1,524,254           $1,445,106
  Convertible Notes payable to stockholders
    - Secured by Common Stock                      1,264,520            1,366,075
  Notes Payable to Stockholders                      522,950              522,950
  Note Payable to Officer                            713,955              718,000
  Current portion of long-term debt                   32,214               32,214
                                                  ----------           ----------
           Total current liabilities               4,057,893            4,084,345

Long term debt                                        35,327               44,327
Convertible debentures                             2,407,771            2,313,459
                                                  ----------            ---------
           Total liabilities                       6,500,991            6,442,131
                                                  ----------            ---------
Commitments and contingencies                            ---                  ---
Stockholders' Equity (Deficiency):
  Preferred stock, $1 par, 250,000 shares
    Authorized, 176,414 outstanding
     At August 31, 1998 and May 31, 1998             176,414              176,414
  Common stock, $0.01 par, 49,750,000
     Shares authorized, 40,157,243 and
      26,492,543 shares issued and outstanding       401,572              264,926
  Additional paid-in capital                      30,540,415           28,715,550
  Accumulated Foreign Currency Translation            29,610               24,940
  Accumulated deficit                            (30,800,878)         (29,238,115)
                                                  ----------          -----------
    Total stockholders' equity (deficiency)          347,133            (  56,285)
                                                  ----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)                                      $6,848,124          $ 6,385,846
                                                  ==========          ===========

           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   Three Months Ended August 31, 1998 and 1997

                                                         (Unaudited)


                                                 1998                   1997
                                                 ----                   ----

  Revenues                                  $  248,649               $ 156,776

  Cost of Sales                                191,004                  80,595
                                               -------                  ------

  Gross profit                                  57,645                  76,181

  Exploration Costs                             78,008                     ---

  General and administrative Expenses        1,308,308               1,354,981
                                             ---------               ---------

  Net loss from Operations                  (1,328,671)             (1,278,800)

  Other Expenses                               234,092                     ---
                                             ---------               ---------

  Net Loss                                  (1,562,763)             (1,278,800)
                                            ----------               ---------

  Cumulative preferred dividends                   ---                  29,337
                                           -----------               ---------

  Net loss attributable to common
    shareholders                           $(1,562,763)            $(1,308,137)
                                           ===========             ===========

  Basic Loss Per Share                     $     (0.06)            $     (0.10)
                                           ===========             ===========

  Diluted Loss Per Share                   $     (0.06)            $     (0.10)
                                           ===========             ===========

  Weighted average shares outstanding       28,895,266              12,467,496
                                            ==========             ===========






           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   Three Months Ended August 31, 1998 and 1997

                                                      1998             1997
                                                     ------           ------
                                                   (Unaudited)       (Unaudited)

Cash flows from operating activities:
Net loss                                           $(1,562,763)     $(1,278,800)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Common stock issued for services                   196,092              ---
    Common Stock Issued for Financing Expense              ---
    Amortization of Debenture Discount                  94,312
    Depreciation and amortization                       15,771           99,909
  (Increase) Decrease
    Accounts receivable                                (30,289)         (13,391)
    Inventories                                         12,843
    Prepaid expenses                                    87,614         (320,849)
    Other Assets                                        31,255
  Increase (Decrease)
    Accounts payable and accrued Expenses              282,317          481,109
                                                       -------           -------
Net cash used in operating activities                 (872,848)      (1,032,022)
                                                      ---------      -----------

Cash flows from investing activities:
  Purchase of property and equipment                   (12,678)        (419,189)
                                                     ---------        ---------

Cash flows from financing activities:
  Proceeds from Issuance of convertible
   debentures                                            ---          1,500,000
  Payments on long-term debt                            (9,000)        (489,928)
  Proceeds from issuance of notes to
   stockholders                                         25,000
  Payments for Notes Payable to Officer                 (4,045)
  Proceeds from issuance of stock                    1,033,645                0
                                                     ---------          -------
Net cash provided by financing activities            1,020,600        1,035,072
                                                     ---------        ---------

Foreign Currency Translation Adjustment                  4,670              ---

Net increase (decrease) in cash and cash
  equivalents                                          139,744         (416,139)

Cash and cash equivalents at beginning of
  period                                                81,529          559,510
                                                   -----------       ----------

Cash and cash equivalents at end of period         $   221,273       $  143,371
                                                   ===========       ==========

Supplemental disclosure of cash flow information:
   During the three months ended August 31, 1998 and 1997, the Company paid no income taxes and no interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During the three months ended August 31, 1998, the Company issued: 722,754 shares of its common stock for services rendered by employees and third parties for $196,092; and 138,834 shares of its common stock for $187,846 of liquidating damages associated with the Convertible Debentures.

           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   Statement of Information Furnished

     The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of August 31, 1998, the results of operations for the three months ending August 31, 1998 and 1997, and the cash flows for the three months ended August 31, 1998 and 1997. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's audited financial statements for its fiscal year ended May 31, 1998.


2.   Business

     The Company's business is the harvesting of timber and the production of rough sawn lumber and other finished wood products in Brazil, the exploration and mining of precious metals in Nevada and the exploration of precious metals and coal in Indonesia. The Company holds various rights to develop and/or harvest timber properties on up to approximately 950,000 hectares located in the states of Para and Amazonas, Brazil; the right to conduct sawmill operations at a 3.6 hectare sawmill facility located near the port city of Belem, Para, Brazil; and the right to conduct exploration activities on seven (7) gold properties and four (4) coal properties in Indonesia. In August 1998, the Company entered into an agreement to harvest timber from an additional 1,380 hectares in Para, Brazil, for a period of thirty years.

3.   Other

     A. On August 31, 1998, the Company announced that it received an initial capital infusion of $500,000 from a group led by Tetsuo Kitagawa. Mr. Kitagawa had a 25-year history with the Marubeni Group and until recently was the financial managing director of Marubeni's subsidiary in Holland. Mr. Kitagawa is currently assigned by the Office of the President of the Russian Federation to form investment funds in and outside of Russia under the management of the Office of the President of the Russian Federation for the improvement of its economy. Mr. Kitagawa, with his group, will provide full-time management and financial services for the Company. The Company has been reviewing acquisition candidates submitted through the Kitigawa Group, many of which are located in the countries of the former Soviet Union. On October 14, 1998, Mr. Kitagawa was elected a director of the Company by the Board of Directors.

     B. From July 1997 through October 16, 1998, Jeffrey S. Kramer, Chief Operating Officer, provided loans to the Company, aggregating approximately $714,000. Mr. Kramer and the Company are currently contemplating a partial settlement of these outstanding loans through the issuance of restricted common shares by the Company.

  4.   Subsequent Events

     A. On September 24, 1998, the Company announced that it executed a letter of understanding to acquire the controlling interest of "Chrustalnaia" of Russia. Chrustalnaia owns and operates five mines with significant reserves as well as 100 percent of "Stanum" which is involved in harvesting, cutting and fabricating timber, also with substantial reserves. Chrustalnaia/Stanum has gross revnues of approximately $16.2 million for fiscal 1997 as presented in their Russian-audited balance sheet. A recognized major accounting firm will be retained to perform an audit of the Russian balance sheet and assets, and the final closing will be subject to such confirmation and the preparation of a more definitive agreement prepared in accordance with the laws of the United States and the other appropriate countries which will contain other closing conditions. Chrustalnaia's mining activities include mining, processing ore of colored metals and obtaining concentrates in the fields of gold, silver and tin, and functions under the direction of Dr. Alexander Gonchar. Dr. Gonchar is a well-known academician and a respected member of the Academy of Science in Russia as well as other highly respected scientific communities.

     B. On September 10, 1998, the Company announced that Dr. Thomas Ward, consultant to the U.S. Department of Energy and the Pentagon, has agreed to become a member of the Company's Advisory Committee in the capacity of Executive Consulting Director for Scientific Development Mr. Ward, an internationally respected scientist, was for a period of six years, a representative of the United States in Russia in charge of the nuclear demilitarization program. Mr. Ward owns his own consulting company which contracts a number of scientists providing project expertise to the U.S. government and private companies. Ward will head the Company's Research and Development Department in a number of areas including monocrystallite silicon and isotope development. In addition, he will implement the technology to process Russian timber for export to the U.S. in order to preserve the United States' forests and parks in accordance with the Gore-Russian Agreement which starts in the year 2000 and is in the range of 20 million cubic meters of timber.

          On October 13, 1998, the Company formed Science & Technology Resources, Inc., which is currently structured as a wholly owned subsidiary, for the purpose of developing its technological division to be headed by Mr. Ward.

     C. The Company is in the final stages of negotiation with Cyprus Amax Coal Company for the exploration and development of one of the Company's coal properties in East Kalimantan, Indonesia.

     D. On October 5, 1998, the Company announced that it had signed an agreement for the acquisition of a substantial interest in oil and revenue-producing gas leases located on the Plainview natural gas field on 25,000 acres of gas prospects. The agreement on the leases located in Macoupin County in southwest Illinois is with S.M.T.V. and Western Pipeline Group. In its initial due diligence on a small part of the holdings prior to entering into the agreement, the Company has been able to confirm approximately an initial 4.76 BCF of natural gas. Additional due diligence and confirmation is planned to commence immediately.

     E. On October 13, 1998 the Board of Directors elected Tetsuo Kitagawa and Neil H. Lewis as directors, expanding the Board to seven members. Mr. Kitagawa has been President of SYMIC, a management consulting firm, since October 1997, prior to which he was employed by Marubeni Finance (Holland). For the last six of those years he was a Managing Director of Marubeni Finance, which is a wholly-owned subsidiary of Marubeni, one of Japan's leading general trading companies. Mr. Lewis is an attorney in private practice and a consultant to the Company.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATION

Comparison of Results of Operations - Three months Ended August 31, 1998 and August 31, 1997.
--------------------------------------------------------------------------------

Revenues for three months ended August 31, 1998 were approximately $249,000 as compared to approximately $157,000 for the same period in 1997. The sales in both periods relate to the Brazilian operations. The $92,000 increase in Sales is due to increased efficiencies. The gross margin for the three months ended August 31, 1998 was approximately 23% as compared to approximately 49% for the same period in 1997. The decrease in the gross margin is attributable to increased labor costs. The General and Administrative Expenses and exploration costs in the aggregate for the three month period ending August 31, 1998 increased slightly compared to the same period in 1997. Although the Company's operating activities increased for the three months ending August 31, 1998 over the same period in 1997, General and Administrative Expenses and exploration costs in the aggregate rose only slightly due to the Company's ability to control corporate expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company's working capital position as of August 31, 1998 was a deficit of approximately $2,833,000. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration activities on the Nevada Property and, more recently, the Brazilian Properties, the Silobat Property and the remainder of the Indonesian Concessions.

To raise funds in the past, the Company has relied upon private placements of its equity securities. In the quarter ending August 31, 1998, the Company raised approximately $1,242,000 pursuant to such private placements.

On March 27, 1998, the Company executed an agreement securing $14 million in equity financing, primarily to fund its timber operations in South America. The financing, through Bristol Asset Management Company II LLC, requires an effective registration statement and enables the Company to draw up to $14 million over a three-year period. As of the filing date of this Quarterly Report, the Company has not effected a registration statement covering the common stock to be issued pursuant to the $14 million equity financing agreement.

As of August 28, 1998, TiNV1, Inc., ("TiNV1"), entered into a Subscription Agreement and a letter agreement with the Company pursuant to which TiNV1 purchased 5,500,000 shares of the Company's common stock for $500,000.

The Brazilian operations represent an opportunity for the Company to generate significant cash flows for the first time. The Company believes that with the anticipated increase in daily production at its Brazilian operations to 125 cubic meters per day, much of its continued operations in Brazil, Indonesia, the Nevada Property, and its operating expenses and overhead at its corporate offices will be funded by the cash flow generated from its operations in Brazil.

The pending acquisition of Chrustalnaia and the formation of Science & Technology Resources, Inc. are also being developed for the purpose of increased revenues.

YEAR 2000 DISCLOSURE

The Company has eight computers connected on a peer-to-peer network. The Company has no proprietary software. If the Company had to replace all of its computers, the costs would be $16,000. All Company files and records have been backed up on zip drives and are continuously backed up on a weekly schedule.



The Company anticipates that it will require additional capital and intends to secure it through its agreement with Bristol Assets Management Company II LLC, by utilizing a publicly registered offering of its securities, the capital provided by the TiNV1 transaction, "Private Placements" and/or funds generated from its Brazilian operations.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TERRA NATURAL RESOURCES CORPORATION

                                          Date:  November 27, 1997

                                          By:     /s/ JEFFREY S. KRAMER
                                            ------------------------------------
                                                Senior VP, CFO and Director

     All of the above-referenced sales were made by the Company in reliance upon the exemptions from registration contained in Section 4(2) of the Securities Act of 1933 and Regulation D promulgated pursuant to such exemption.


                                  13. EXHIBIT INDEX

  EXHIBIT
   NUMBER                                        DESCRIPTION
------------  ---------------------------------------------------------------------------------

 3.(i)        Articles of Incorporation of Epic Enterprises, Ltd., Filed June 10, 1985*
 3.(ii)       Certificate of Amendment to Articles of Incorporation of Epic Enterprises, Ltd.,
              Filed September 11, 1987*
 3.(iii)      Certificate of Amendment to Articles of Incorporation of Nevada Manhattan Mining
              Incorporated Filed October 26, 1987*
 3.(iv)       Certificate of Amendment of Articles of Incorporation of Nevada Manhattan Mining
              Incorporated Filed August 31, 1995*
 3.(v)        Certificate of Determination of Preferences of Series A Preferred Stock of Nevada
              Manhattan Mining Incorporated Filed October 25, 1995*
 3.(vi)       Bylaws of Epic Enterprises, Ltd.*
 3.(vii)      Memorandum and Articles of Association of Equatorial  Resources,  Ltd.+
 3.(viii)     Memorandum and Articles of Association of Kalimantan Resources,  Ltd.+
 4.(i)        Pages 1, 3, 4, and 5 of the  Bylaws of Epic  Enterprises,  Ltd.*
 4.(ii)       Pages 1 through 9 of Certificate of Determination of Preferences of Series A
              Preferred Stock of Nevada Manhattan Mining Incorporated Filed October 25, 1995*
 4.(iii)      Stock Options Issued to Directors+
 4.(iv)       Subscription Agreement dated April 14, 1997 with Silenus Limited**
 4.(v)        Warrant to Purchase Common Stock**
 4.(vi)       Deed of Trust in favor of Silenus Limited**
 4.(vii)      Form of Debenture**
 4.(viii)     Subscription Agreement dated July 15, 1997****
 4.(ix)       Warrants to Purchase Common Stock****
 4.(x)        Form of Debenture****
 5.(i)        Opinion on Legality****
 5.(ii)       Opinion on Legality
10.(i)        Mining Agreement Dated April 4, 1987*
10.(ii)       Amendment to Mining Agreement Dated December 9, 1987*
10.(iii)      Manhattan Mining Property Agreement Dated March 2, 1989*
10.(iv)       Corporation Quitclaim Deed Filed March 9, 1989*
10.(v)        Deed of Trust and Assignment of Rents Recorded March 9, 1989*
10.(vi)       Joint Venture Agreement Dated June 1993*
10.(vii)      Letter Agreement Dated August 10, 1995*
10.(viii)     Amendment to Joint Venture Agreement Dated October 20, 1995*
10.(ix)       Contract Between Nevada Manhattan Mining, Inc. and Harrison Western Construction Corp.*
10.(x)        Principles of Agreement  Dated August 19, 1996,  as  amended***
10.(xi)       Employment  Agreement  Dated  January  1, 1995  with  Christopher  D.  Michaels*
10.(xii)      Employment  Agreement  Dated  January  1,  1995 with  Jeffrey  Kramer*
10.(xiii)     Consulting  Agreement with Gold King Mines Corporation Dated April 1, 1995*
10.(xiv)      Consulting  Services  Agreement Dated October 7, 1996 with Behre Dolbear & Company, Inc. *
10.(xv)       Letter Agreement Dated March 25, 1996 with David Weissberg, M.D.*
10.(xvi)      Letter Agreement Dated May 13, 1996 with David Weissberg, M.D. *
10.(xvii)     Letter Agreement Dated September 25, 1996 with Mr. John Holsten*


  EXHIBIT
   NUMBER                                        DESCRIPTION
------------  ---------------------------------------------------------------------------------
10.(xviii)    Letter Agreement dated April 23, 1997 with British Far East Holding Ltd.**
10.(xix)      Addendum Agreement to Principles of Agreement+
10.(xx)       Acquisition Agreement by and between Sinkamas Agunbg Ltd. and Kalimantan
              Resources, Ltd. dated January 26, 1997+
10.(xxi)      Acquisition Agreement for Gold and Coal Concessions by and between Kalimas Jaya
              Ltd. and Kalimantan Resources, Ltd.+
10.(xxii)     November 11, 1996 letter Agreement with Maderia Intex, S.A. International
              Exports+
10.(xxiii)    Proposal for Sale and Purchase and  Authorization for Exploration of Timber+
10.(xxiv)     Eco-Rating  Standard  Agreement  dated  December  17,  1996+
10.(xxv)      Sale and Purchase Agreement dated February 6, 1997+
10.(xxvi)     Agreement to Jointly Develop Timber Properties dated May 30, 1997****
10.(xxvii)    Agreement to Acquire  Sawmill  dated May 30,  1997****
10.(xxviii)   Agreement  to Harvest Timber and Develop  Harvest  Properties****
10.(xxix)     Addendum to Contract for Extraction of Timber and Development of Timber
              Properties****
21            Subsidiaries of Small Business Issuer+
23.(i)        Consent of Jackson & Rhodes P.C.**
23.(ii)       Consent of William R. Wilson**
23.(iii)      Consent of Behre Dolbear & Company, Inc.**
23.(iv)       Consent of Jackson & Rhodes P.C.
23.(v)        Consent of Merdinger, Fruchter, Rosen & Corso P.C.
27            Financial Data Schedule++
99(i)         Business Plan Dated July 1995*
99(ii)        Business Plan Dated January 1997+

---------------

+    Previously filed.

* Filed with Registration Statement on Form SB-2 on December 6, 1996 (Registration No. 333-17423).

** Filed with Registration Statement on Form SB-2 on May 28, 1997 (Registration No. 333-27923).

*** Principles of Agreement in original form filed with Registration Statement on Form SB-2 on December 6, 1996. Amendment to this document filed with Registration Statement on Form SB-2 on July 31, 1997 (Registration No. 333-27923).

**** Filed with Registration Statement on Form SB-2 on July 31, 1997 (Registration No. 333-27923).

++ Filed with Form 10-KSB for the fiscal year ended May 31, 1998 Filed with Form 10-QSB for the quarter ended August 31, 1998

A marked copy of this Form 10-12(g) follows (exhibits follow thereafter)

                                                REGISTRATION NO. 001-12867
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               AMENDMENT NO.3 TO



                                    FORM 10
                              FILED APRIL 3, 1997


                 Amending the Previously Filed Form 10-12(b) to
              a Form 10-12(g) and Including Other Material Changes




                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       TERRA NATURAL RESOURCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   (fka NEVADA MANHATTAN MINING INCORPORATED)


                    NEVADA                                      88-0219765
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

   5038 NORTH PARKWAY CALABASAS, SUITE 100
            CALABASAS, CALIFORNIA                                 91302
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (818) 591-4400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:  None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                  COMMON STOCK
                                (TITLE OF CLASS)

                                 PREFERRED STOCK
                                (TITLE OF CLASS)



================================================================================

                         CROSS-REFERENCE SHEET BETWEEN
                  REGISTRATION STATEMENT AND ITEMS OF FORM 10


  FORM 10 ITEM NUMBER AND CAPTION                 CAPTION IN INFORMATION STATEMENT
-----------------------------------   ------------------------------------------------

 1. Business.......................   The Company: Properties, Risk Factors; Management's
                                      Discussion of and Analysis of Financial Conditions and
                                      Results of Operations

 2. Financial Information..........   Selected Financial Data; Management's Discussion and
                                      Analysis of Financial Condition and Results of
                                      Operations; Financial Statements, Market Price of and
                                      Dividends on the Registrant's Common Equity & Related
                                      Stockholder Matters.

 3. Properties.....................   Properties; Risk Factors

 4. Security Ownership of Certain
    Beneficial Owners and
    Management.....................   Security Ownership of Certain Beneficial Owners and
                                      Management

 5. Directors and Executive
    Officers.......................   Management

 6. Executive Compensation.........   Executive Compensation

 7. Certain Relationships and
    Related Transactions...........   The Company's Business and Properties

 8. Legal Proceedings..............   Legal Proceedings

 9. Market Price of and Dividends
    on the Registrant's Common
    Equity and Related Stockholder
    Matters........................   Market Price of and Dividends on Company Equity;
                                      Management; Executive Compensation
10. Recent Sales of Unregistered
    Securities.....................   Risk Factors, Recent Sales of Unregistered Securities.

11. Description of Registrant's
    Securities to be Registered....   Description of Securities Being Registered

12. Indemnification of Directors
    and Officers...................   Management, Indemnification of Directors and Officers.

13. Financial Statements and
    Supplementary Data.............   Financial Statements and Supplementary Data

14. Changes in and Disagreements
    with Accountants on Accounting
    and Financial Disclosure.......   Not Applicable

15. Financial Statements and
    Exhibits.......................   Financial Statements and Exhibits

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
The Company..............................................................   1
Selected Financial Data..................................................   2
Properties...............................................................   3
Risk Factors.............................................................  16
Management's Discussion and Analysis of Financial Condition
 and Results of Operations...............................................  24
Security Ownership of Certain Beneficial Owners and Management...........  26
Principal and Selling Shareholders.......................................  26
Management...............................................................  27
Executive Compensation...................................................  31
Certain Relationships and Related Transactions...........................  32
Legal Proceedings........................................................  32
Market Price of and Dividends on Company's Equity........................  34
Description of Securities Being Registered...............................  37
Registration Rights......................................................  40
Indemnification of Directors and Officers................................  41
Legal Matters and Auditors...............................................  41
Further Information......................................................  41
Financial Statements and Supplementary Data..............................  42

                                 1. THE COMPANY

THE COMPANY

     Nevada Manhattan Mining Incorporated (the "Company") was formed on June 10, 1985, in the state of Nevada under the name of Epic Enterprises, Ltd. On September 11, 1987, the Company amended its Articles of Incorporation changing its name to Nevada Manhattan Mining Incorporated. The Company's articles currently authorize the issuance of 49,750,000 shares of Common Stock with a par value of one cent ($.01) per share and 250,000 shares of Series A Preferred Stock with a par value of $1.00 per share (the "Preferred Stock") convertible into Common Stock on the terms and conditions described elsewhere in this Registration Statement. There were 12,273,565 shares of the Company's Common Stock and 228,319 shares of the Preferred Stock issued and outstanding as of May 31, 1997. The average price per share paid for the Common Stock issued directly by the Company has been approximately $2.00 per share. Holders of the Preferred Stock have paid $10.00 per share with an effective purchase price for the Common Stock (after giving effect to the conversion thereof on a one-for-ten basis) of $1.00 per share. In addition, the Company has recently issued approximately
$3,500,000 of 8% Senior Secured Convertible Debentures in two privately-negotiated transactions.


     The Company was formed primarily to develop the Nevada Property, other gold mining properties which it had previously owned, and certain gold mining properties which it has recently acquired. Pursuant to prior action of both the Company's directors and its shareholders, certain gold mining properties have been abandoned as uneconomic. The Company has recently acquired the rights to harvest various species of hardwoods in up to 750,000 hectares (approximately 1,900,000 acres) of virgin timber properties located on various tracts throughout the state of Para, Brazil and the rights to acquire a sawmill facility near the town of Sao Miguel do Guama. In addition, the Company has also acquired the rights to seven (7) gold mining concessions and three (3) coal mining concessions in Indonesia.


     The Company has its principal executive offices at 5038 North Parkway Calabasas, Suite 100, Calabasas, California 91302. Its telephone number is (818) 591-4400 and its facsimile number is 818 591-4411.

     Management of the Company presently consists of a five-member board of directors (two of which are neither executive officers nor employees). The
Company employs two (2) full-time executive officers as well as seven (7) full-time employees at its principal offices. The Company's subsidiary, Equatorial Resources, Ltd., also employs approximately 90 persons in Brazil who are employed in various capacities relating to either its sawmill facility or its harvesting operations being conducted on the Brazilian Timber Properties.

THE COMPANY'S SUBSIDIARIES


     Equatorial Resources, Ltd. (hereinafter "Equatorial") was incorporated in the British Virgin Islands as an international business company on December 13, 1996. Equatorial currently maintains offices in Road Town, Tortola, British Virgin Islands with its primary business office located in Calabasas, California. Equatorial's board of directors consists of three (3) members with such number being able to increase to seven. Its authorized capitalization is 25,000 shares of common stock and 25,000 shares of preferred stock with its largest single shareholder being Nevada Manhattan Mining Incorporated which owns 80% of Equatorial's outstanding common shares.



     Equatorial's primary business purpose is the acquisition and development of timber producing property in the Amazon Basin of Brazil. Since Equatorial's inception, it has acquired the right to develop and/or harvest virgin timber properties on up to approximately 750,000 hectares located in the state of Para, Brazil, and the right to acquire a sawmill facility located near the town of Sao Miguel do Guama, Brazil. In the development of such properties Equatorial currently employs approximately 90 persons, most of whom are Brazilian nationals employed in connection with the operations being conducted at the sawmill or in connection with the timber harvesting operations on the Terranorte Concessions.


     Kalimantan Resources, Ltd. Kalimantan Resources, Ltd., (hereinafter "Kalimantan") was incorporated in the British Virgin Islands as an international business company on September 16, 1996. Kalimantan currently maintains offices in Road Town, Tortola, British Virgin Islands with its primary business office located in Calabasas, California. Kalimantan's board of directors consists of 3 members with such number being able to increase to seven. Its authorized capitalization is 1,000 shares of common stock with its sole shareholder being Nevada Manhattan Mining Incorporated.

     Kalimantan's primary business purpose is to enter into contracts for the exploration and if warranted the development and extraction of coal and gold ore in Indonesia. Since Kalimantan's inception it has: entered into an agreement to acquire a fifty-one percent (51%) interest in a gold exploration property comprising 10,000 hectares (25,000 acres) located in East Kalimantan; entered into two (2) additional agreements to acquire an additional six (6) gold mining concessions aggregating over 23,400 hectares (58,500 acres) and three (3) coal mining concessions comprising 290,000 hectares (725,000 acres); and entered into an agreement with Maxwells Energy and Metals Technology Ltd. to substitute the acquired original 10,000 hectare property for a 16,000 hectare (40,000 acre) tract located elsewhere on the island of Kalimantan.

     Shareholder Advisory Committee. In 1989, the Company formed a Shareholder Advisory Committee (the "Advisory Committee") comprised of up to 12 outside shareholders. The purpose of the Advisory Committee is to participate in directors' meetings and compensation meetings, as well as planning meetings related to all aspects of corporate development. Members are selected annually from a group of shareholders who respond to Company inquiries regarding interest in participating on the Advisory Committee. Membership is rotated annually. One of the primary purposes of this Committee is to provide independent, shareholder participation in critical decisions relating to overall corporate strategy.

     Significant Contracts with Consultants. The Company has contracted with Harrison Western Mining and Construction, Lakeland, Colorado, to supply labor, service, materials and equipment for Nevada property operations. The Company has also entered into agreements with: Gold King Mines Corporation to provide mining consulting services with respect to the Nevada Property; Behre Dolbear &
Company, Inc. and its affiliates, to provide oversight and third-party validation services relative to the exploration and development activities on the Indonesian Concessions; Eco-Rating International, Inc., to provide an economic and environmental evaluation of the Company's Brazilian Timber Properties; and with British Far East Holdings Ltd. to provide certain financial and management consulting services.

                          2.  SELECTED FINANCIAL DATA


     The following table sets forth certain historical financial data for the Company for fiscal years 1994 through 1998. The historical financial data for the three years ended May 31, 1998, were derived from the financial statements of the Company included elsewhere herein. The historical financial data are not necessarily indicative of the results of operations for any future period.



                                                                   YEARS ENDED MAY 31,
                                            --------------------------------------------------------------------
                                                1998              1997          1996         1995         1994
                                            -----------       -----------   ----------   ----------   ----------


Revenues....................................$   557,691   ..  $   287,178   $       --   $       --   $       --
                                                394,708           261,089           --           --           --
Cost of Sales...............................              ..
  Gross Profit..............................    162,983   ..       26,089           --           --           --
Expenses:
  Costs and expenses of development stage     9,365,362         6,386,452    1,463,258      698,103      480,473
    activities..............................              ..
                                            -----------       -----------   ----------   ----------   ----------
Net loss.................................... (9,202,392)  ..   (6,362,973)  (1,463,258)    (698,103)    (480,473)
Cumulative preferred dividends..............     80,316   ..     (149,500)     (10,600)          --           --
                                            -----------       -----------   ----------   ----------   ----------
Net loss attributable to common              (9,282,695)       (6,535,952)  (1,473,858)    (698,103)    (480,473)
  shareholders..............................              ..
                                            ===========       ===========   ==========   ==========   ==========
Net loss per common share...................      (0.62)  ..        (0.61)       (0.20)       (0.14)       (0.15)
                                            ===========       ===========   ==========   ==========   ==========
Weighted average shares outstanding......... 14,969,621   ..   10,684,176    7,428,081    5,021,801    3,146,727
                                            ===========       ===========   ==========   ==========   ==========
Balance Sheet Data:
  Total assets..............................$ 6,385,846   ..   $7,825,223   $2,763,755   $3,711,865   $3,651,286
  Long-term debt............................  2,357,786   ..    1,406,028      115,723       10,919      143,209
  Stockholders' equity......................    (56,285)  ..    4,416,783    2,197,495    3,081,334    1,800,234

                                 3. PROPERTIES

THE COMPANY'S BUSINESS


     The Company's business is the harvesting of timber and the production of rough sawn lumber and other finished wood products in Brazil and the exploration and mining of precious metals in Nevada, and the exploration of precious metals and coal in Indonesia, To this end the Company has within the last year acquired the right to the right to develop and/or harvest virgin timber properties on up to approximately 750,000 hectares located in the state of Para, Brazil; the right to complete its acquisition of a sawmill facility located near the town of Sao Miguel do Guama, Brazil which it currently operates; and the right to conduct exploration activities on seven (7) gold properties and three (3) coal properties in Indonesia. The Company holds various rights in and to the following properties: (i) various timber properties aggregating up to approximately 750,000 hectares and sawmill facilities all of which are located in the state of Para, Brazil (the "Brazilian Timber Properties"); (ii) twenty-eight (28) patented and sixty-five (65) unpatented claims aggregating approximately 1,800 acres (the "Nevada Property") which are located near the town of Manhattan, Nevada (approximately 45 miles northeast of Tonopah, Nevada);
(iii) seven (7) gold concessions aggregating 39,400 hectares (98,500 acres) which are located in both the gold belt area of Kalimantan, Indonesia, and on the island of Sumatra (see "Indonesian Gold Concessions"); and (iv) three (3) coal properties located in Kalimantan, Indonesia, comprising 290,000 hectares (725,000 acres) (the "Indonesian Coal Concessions"). A more thorough description of the properties is contained within portions of this Section of this Registration Statement entitled "THE BRAZILIAN TIMBER PROPERTIES," "THE NEVADA PROPERTY," and "THE INDONESIAN CONCESSIONS."


     Management of the Company generally reviews all proposed natural resources projects submitted by third parties. The Company initially will be heavily dependent upon the operations presently being conducted in Brazil.

     The Company has budgeted the sum of One Hundred Thousand Dollars ($100,000) from sums anticipated to be spent for compliance with applicable environmental laws. However, the Company can provide no assurance that the amount so budgeted for environmental compliance will be consistent with the amounts actually spent for compliance or that the actual amount of such compliance may not be substantially greater than that which has been projected to be spent by the Company pursuant to the budget.

THE BRAZILIAN TIMBER PROPERTIES

     The Company has acquired sundry rights in up to 750,000 hectares of timber properties located on various tracts of land in the state of Para, Brazil. In addition, the Company has entered into an agreement to acquire and is currently operating a sawmill facility located near the town of San Miguel do Guama, Para Brazil. The property areas contain a variety of timber species of which initially only seventeen (17) of the most commercial of the one hundred twenty-five (125) available species have been selected and factored into the Company's economic forecasts. The other species will be harvested at the appropriate time.

     All shipping and associated transportation services will be provided by the Jonasa Group, one of the largest private shipping companies in the Amazon Basin. Their expertise and political position are anticipated to provide substantial support to the operation and as a participant in the joint venture, allow for operating efficiencies that greatly enhance profitability.

     To date, One Million Four Hundred Thousand Dollars ($1,400,000) has been provided by the Company for initial start-up of its operations in Brazil. The Company has budgeted up to an additional Three Million Four Hundred Fifteen Thousand Dollars ($3,415,000) for the additional expansion noted above.


     The United  Nations Food and  Agricultural  Organization  (F.A.O.),  Simons
Corporation (Canada) and Reid, Collins & Associates, Ltd. (Canada), highly respected forestry experts, have evaluated 24,000 hectares of the Jonasa Concessions and have posited that each hectare will yield approximately 200 cubic meters of raw timber. If these evaluations are accurate with respect to all of the Jonasa Concessions, the total potential asset value of all 276,000 hectares would be approximately 55.2 million cubic meters of raw hardwood timber.

     The Company has also agreed to pay the sum of Three Million Dollars ($3,000,000) to Ignatius Z. Theodorou on or before December 31, 1998 in consideration of Mr. Theodorou's services rendered and the transfer of rights to various business opportunities including the rights to the Jonasa Concessions and the sawmill facility at Sao Miguel do Guama.


     The Company has received approximately $290,000 for the sawed lumber produced through May 31, 1997. All of this revenue has been reinvested in improvements to the mills and infrastructure on the property. The Company's subsidiary, Equatorial Resources, Ltd., currently employs approximately 90 persons to operate the mills and conduct the activities contemplated under the agreements pertaining to these concessions. Potential markets for the lumber include the Far East, Brazil, Europe and the United States.

     The description of the Company's proposed activities relating to the Brazilian Timber Properties which follows summarizes the activities more particularly described in the 1997 Business Plan which is appended to this Registration Statement.

     Terranorte Concessions. On May 30, 1997, the Company's subsidiary, Equatorial Resources, entered into an Agreement to Harvest Timber and Develop Timber Properties with Terranorte S.A. (the "Terranorte Agreement"). Under the terms of the original agreement, Terranorte granted to Equatorial Resources the exclusive right to either harvest the timber on or to purchase certain species of logs extracted by Terranorte which are located on approximately 20,000 hectares of virgin timber property located near the town of Moju, Para, Brazil. In May 1997, Equatorial Resources began harvesting operations employing its own crews and purchasing harvested logs from Terranorte. Based upon the current market prices for export quality Brazilian hardwood of $500 per cubic meter, the Company is projecting its cost to harvest, produce and sell such product to be approximately $300 per cubic meter, thereby resulting in a pre-tax profit of $200 per cubic meter.

     Terranorte and Equatorial Resources have subsequently amended the Terranorte Agreement to include the rights to harvest up to an additional 463,000 hectares of virgin timber properties located in the vicinity of the Terranorte property.


     Production at Sao Miguel Sawmill. On May 30, 1997, Equatorial Resources and Jonasa Madeiras Limitada ("Jonasa Madeiras") entered into an Agreement to Acquire Sawmill. Under the terms of the agreement, Jonasa Madeiras agreed to convey all right, title, and interest in and to the sawmill facility, all equipment relating to the sawmill facility, and 246 hectares of adjacent real property, all of which is located near the town of San Miguel do Guama, Para, Brazil. At present, Equatorial Resources has expended the sum of approximately $335,000 for the sawmill facility and anticipates that an additional $350,000 in improvements will be made over the next several months.


     The sawmill facility currently consists of two manually-operated sawmills and two semiautomated sawmills. Equatorial Resources has made deposits on certain additional equipment to repair the semiautomated sawmill, to install a third semi-automated sawmill, and to purchase additional specialty sawblades designed to upgrade the sawmills and increase production.


     The Jonasa Concessions. On May 30, 1997, Jonasa Navigation, S.A. ("Jonasa") and Equatorial Resources entered with an agreement to jointly develop various tracts of virgin timber properties comprising up to 268,000 hectares located in the state of Para, Brazil. Under this agreement, Jonasa has granted to Equatorial Resources the exclusive right to harvest all of the timber which Jonasa now or hereafter has the right to extract from the properties comprising the Jonasa Concessions. In consideration of this grant, Equatorial Resources has agreed to pay to Jonasa fifty percent (50%) of the net proceeds received on the sale of all timber and related products produced and sold pursuant to the agreement. The term "net proceeds" is defined to be the gross sales price received for lumber sold, less the costs of harvesting, reclamation, transportation to the mill, milling expenses, physicalization duties, transportation f.o.b. to the ports of Belem and Breves, and certain operating expenses associated with Equatorial Resources' operations in Brazil. The parties have also designated Equatorial Resources as its exclusive export agent for all products produced and sold under the joint venture.

THE NEVADA PROPERTY


     Current  Ownership  Interest.  The Nevada Property consists of twenty-eight
(28) patented and sixty-five (65) unpatented claims aggregating approximately 1,800 acres. The Company believes it owns an undivided one hundred percent 100%) interest in the Nevada Property based upon the agreements described below in greater detail. The primary areas of current development are the Litigation Hill Area and the White Caps Mine Area. Both areas will be discussed in greater detail below. The Company has identified 1,500 tons to be mined by open pit methods at 0.206 ounces per ton of gold of proven and probable reserves in the Litigation Hill area. The Company has recently sold approximately $40,000 of gold produced from the Nevada Property. The Company has not identified any other reserves at the Nevada properties defined as proven and probable.

     The Company originally acquired its rights to the Nevada Property pursuant to a mining agreement dated April 4, 1987 (the "Nevada Property Agreement") with Anthony C. Selig and related entities (the "Selig Entities"). On December 9, 1987, the Selig Entities and the Company entered into an amendment to the Nevada Property Agreement reducing both the area of interest and the purchase price of the Nevada Property from Two Million One Hundred Thousand Dollars ($2,100,000) to Six Hundred Thousand Dollars ($600,000) and modifying, amongst other things, the schedule of semiannual payments due from the Company to the Selig Entities in consideration of the purchase of the Nevada Property.

     On March 2, 1989, the Company entered into an agreement entitled "Manhattan Mining Property Agreement" with Argus Resources, Inc., a Nevada corporation, and Argus Mines, Inc., a Nevada corporation (the "Argus Companies"); and the Selig Entities (the "Nevada Mining Agreement"). This agreement was entered into after a dispute had arisen between Argus Resources, Inc., and the Selig Entities under the lease/purchase agreement which had been previously entered into between such parties and which originally formed the basis upon which the Company derived its rights to the Property. This agreement also modified certain terms and conditions contained within the Nevada Property Agreement.

     Under the terms of the Nevada Property Agreement, as amended, the Company was required to pay, and did pay, to the other parties the sum of Twenty-Five Thousand Dollars ($25,000) upon execution of the agreement. The Company also agreed to pay the Argus Companies the additional sum of One Hundred Sixty-Five Thousand Dollars ($165,000) in monthly installments of Seven Thousand Five Hundred Dollars ($7,500) commencing on April 15, 1989, and continuing thereafter until the entire sum was paid in full. The Nevada Property Agreement, as amended, further required the Company to issue 1,000,000 (pre-reverse split) shares of Common Stock as additional consideration to Argus Resources, Inc. In fact, the Company paid the Argus Companies, Inc., and the Selig Entities all amounts due under the Nevada Property Agreement, as amended, and issued 100,000 (post-reverse split) shares of Common Stock to Argus Resources, Inc.

     Pursuant to the terms and conditions of the Nevada Property Agreement, as amended, the Argus Companies executed a Corporation Quitclaim Deed conveying a forty percent (40%) undivided interest in the Nevada Property to the Company on March 9, 1989. Concurrently therewith, the Company delivered a Deed of Trust and Assignment of Rents (the "Deed of Trust") to the Selig Entities to further secure the obligations under the Nevada Property Agreement. Both the Corporation Quitclaim Deed and the Deed of Trust were duly recorded in the office of the county records by and for Nye County, Nevada.

     In June 1993, the Company entered into a Joint Venture Agreement with Marlowe Harvey/Maran Holdings, Inc. ("Marlowe Harvey"); Argus Resources, Inc.; and the Selig Entities respecting the Nevada Property. Under the terms of the Joint Venture Agreement, Marlowe Harvey was entitled to a fifty-one percent (51%) interest in the Nevada Property in consideration of Marlowe Harvey assuming certain obligations, including the purchase of the Deed of Trust from the Selig Entities. The remaining forty-nine percent (49%) interest in the Nevada Property was to be held equally by Argus Resources, Inc., and the Company in consideration of their payment of their pro rata share of all amounts due under the promissory note (the "Nevada Note") secured by the Deed of Trust created by the Nevada Property Agreement, as amended. The failure of either Argus Resources, Inc., or the Company to pay any amounts due under the note during the first year of the joint venture was to be deemed a default requiring the defaulting party to quitclaim its interest in the Nevada Property to the remaining parties. The Argus Companies, Marlowe Harvey and the

Company were also responsible for their pro rata share of all property development expenses. At the time, Marlowe Harvey was the operator of the Nevada Property and responsible for all operations relating to maintaining the Nevada Property in accordance with the Mining Agreement.

     On October 20, 1995, the Company and Mr. Harvey "as an individual and for Maran Holdings and Argus Resources" executed an agreement (the "Amended Joint Venture Agreement") which purports to amend the June 1993 Joint Venture Agreement. The Amended Joint Venture Agreement obligates Marlowe Harvey to convey to the Company within ten (10) days of the date of execution of such Agreement fifty-two percent (52%) of the outstanding and issued stock in Argus Resources, Inc.("Argus"), in exchange for the payment of One Hundred Forty-Seven Thousand Dollars ($147,000) to be paid in the future from a percentage of Argus' share of the net proceeds realized from the sale of gold production on the Nevada Property. In addition, Marlowe Harvey agreed to convey a one percent (1%) interest in the Nevada Property to the "management" of the Company (Messrs. Michaels and Kramer) in exchange for a "production payment" of Forty-Seven
Thousand Dollars ($47,000) likewise to be paid from future production attributable to Argus Resources, Inc. It was, and is, the intention of the Company's officers to convey their rights under the Amended Joint Venture
Agreement to the Company in exchange for the Company's assumption of such officers' obligations under such Agreement.

     Both the obligations of the Company and its officers under the Amended Joint Venture Agreement were to be secured by the pledge of Common Stock (in the case of the Company, 1,235,429 shares) with "piggyback" registration rights to be granted to Marlowe Harvey in two (2) years in the event $147,000 is not paid from production by that time. If only a portion of the production payment is made by October 20, 1997, the obligation to seek registration was to be ratably reduced. The Company was further required to issue 1,186,981 shares of its Common Stock to Maran Holdings, Inc., an affiliate of Argus, at the time at which it was obligated to issue to Argus the shares to be used as security for the production payment.

     The Amended Joint Venture Agreement also required both the Company and its joint venture partners to each make one-half of the property tax payments and the payments due to the Selig Entities under the Nevada Property Agreement. Both of these payments are due in January of each year.

     In January 1996, the Company notified Marlowe Harvey that it had been "ready, willing, and able" to convey the Common Stock pursuant to the terms of the Amended Joint Venture Agreement. In addition, the Company made all of the required property tax payments relating to the Nevada Property and the payments due to the Selig Entities in reliance upon the terms of the Amended Joint Venture Agreement. Marlowe Harvey has failed to reimburse the Company for its one-half share of the property tax payments and the payments due to the Selig Entities which were advanced on its behalf by the Company and has failed to make the conveyances required by the terms and conditions of the Amended Joint Venture Agreement. As a result, the Company instituted an action in Nye County, Nevada, on November 4, 1996, originally seeking specific performance and damages against Marlowe Harvey, Maran Holdings Inc., Calais Resources Inc., and Argus Resources, Inc. The Company has recently amended the complaint to seek a judicial determination that the Harvey Entities have forfeited all rights in and to the Joint Venture Agreement and the Nevada Property. This action is described in further detail under the Section of this Registration Statement entitled "LEGAL PROCEEDINGS." Depending on the outcome of the action, the Company will either own 100% of the Nevada Property if successful or 50% if it does not prevail. Regardless of the outcome the Company will continue to operate its portion of the Nevada Property.

     In March 1997, the Company entered into a Sale and Purchase Agreement with the Selig Entities. The Selig Entities were the original owners of the patented and unpatented mining claims comprising the Nevada Property, having perfected their rights to ownership pursuant to Federal and local law. Under the terms of this agreement, the Selig Entities agreed to sell to the Company one hundred percent (100%) of their interests in the Nevada Note, the Deed of Trust, and the Nevada Property for the sum of Three Hundred Seventy Five Thousand Dollars ($375,000) payable as follows: One Hundred Thousand Dollars ($100,000) in March 1997 and the balance plus all accrued and unpaid interest (calculated at the rate of 5.25%) on or before February 6, 1999. The Company in fact paid the first installment of One Hundred Thousand Dollars ($100,000) in March 1997 and prepaid the remaining balance in June 1997. As a result, all obligations to the Selig Entities have been fulfilled by the Company and the original note and deed of trust have been delivered by the Selig

Entities to the Company. The agreement also acknowledges that the Company is the only person or entity legally entitled to conduct mineral operations on the Nevada Property. The Company is also required to pay all U.S. Bureau of Land Management annual maintenance fees associated with the claims comprising the Nevada Property. Such fees have been paid by the Company through August 1998.

     The Company entered into a Subscription Agreement with Silenus Limited on April 14, 1997 (the "Subscription Agreement"). As a result of entering into the Subscription Agreement, the Company granted to Silenus Limited a $2,000,000 deed of trust encompassing the Nevada Property until the Debentures issued to Silenus are converted, redeemed or paid in full.


     Property Description. The Nevada Property is located in an historic mining district which has experienced mining operations from 1866 to the present with the major activity in the late 1860s, between 1906 and 1921, and from 1960 to the present. Placer and lode mining took place principally in the Reliance Mine, the White Caps Mine, the Union Amalgamated Mine, the Manhattan Consolidated Mine, the Earle Mine, the Big Four Mine, and the April Fool Mine.



     The Nevada Property lies in several shallow gullies in a general area which is located between 7,500 to 7,800 feet in elevation. Mineralization of the Nevada Property appears to be structurally controlled by a series of parallel east-northeast trending faults dipping from 50 to 75 degrees southwest and with some cross or perpendicular faults. The Nevada Property consists of two distinct areas which require different mining and production techniques. Gold mineralization in the vicinity of "Litigation Hill" is near the surface and much less expensive to mine. The lower grade mineralization can be "leached" while higher grades must be milled. Gold mineralization located in the White Caps Mine has revealed two delineated mineralized areas below the 600-foot level and a deeper exploration target requiring substantially higher costs for extraction as compared to "Litigation Hill." "Dewatering" the mine and driving a decline to the 800-foot level could become quite costly. Additionally, any ore obtained from the White Caps Mine may be required to be processed using autoclave technology or other proven methods in order to comply with environmental regulations due to the mineralization's high content of antimony, mercury, arsenic, and sulphur; nevertheless, the Company believes that the deep mineralized area located within the White Caps Mine may have sufficient potential to justify the large development program. Both the "Litigation Hill" and White Caps Mine areas of the Property will be discussed below.



     The White Caps Mine is located in the Manhattan Mining District. Production of gold began in 1911 and remained in production until 1935 when the vein was lost and the lower levels of the mine encountered water. A total of 120,000 ounces of gold were produced during that period. The mine was closed in 1942 by executive order relating to all "mining activities nonessential to the [World War II] effort."



     The mine was found to be flooded from its deepest point at the 1,300-foot level to the 450-foot level. Beginning in 1957, a $400,000 program was put in place to "dewater," renovate, and reactivate the mine. Pumping of water began that year and by 1958, the water level was down to the 800-foot level. At that time some exploration resumed at the upper levels of the mine. At the 300-foot level, antimony-mercury mineralization grading 60 percent and 8 percent, respectively, was discovered.



     An extensive antimony deposit (also containing gold and mercury values) was located near the 500-foot level and plans were made to begin mining activities after the renovation of the mine was completed. While continuing to explore for gold mineralization on the lower levels of the mine, the owners leased out the right to mine antimony-gold-mercury mineralization above the 600-foot levels in 1962 and production thereafter began.



     A diamond drilling program in 1962 relocated the gold-bearing vein which had been lost in 1935 when it faulted out at the 600-foot level. Drilling of the formation began at the head of the winze (i.e. incline shaft) and continued down to the 1,200-foot level. Eight regularly-spaced holes of approximately 100 feet in length were drilled. These holes revealed a gold mineralized area 65 feet wide with values ranging as high as 7.7 ounces per ton and averages over .8 ounces per ton. This mineralization is found in the foot wall of the old winze.

     The next phase of the 1962 drilling program consisted of diamond drilling a "hole" starting at the 1,200-foot level. Six holes of approximately 100 feet in length each were drilled and revealed gold values averaging over 3 ounces per ton with a high of 6 ounces per ton. This drilling program blocked out gold mineralization of over 14,000 ounces of gold according to a 1964 report published by the California Mining Journal. The program also indicated that a mineralized area containing several hundred thousand ounces of gold is present in the relocated vein which runs from the 600-foot level down to the 800-foot level and from the 1,200-foot level down to at least the 1,300-foot level.



     Before production could begin, a fire was accidentally started by a pumping subcontractor at the 300-foot level. The ore bins, shaft and head frame were destroyed and the mine was closed in 1964. The low price of gold (then $35 per ounce), high costs to rebuild the damaged mine, and the lack of funds caused the White Caps Mine to close in 1964, and it has remained closed since that time. The Company's plans include reentering this mine and resuming gold exploration and production.



     By contrast, "Litigation Hill" was the site of both Earle and Consolidated Mines, all early producers of high-grade areas until the veins ran out. Recent geomagnetic activity and a drilling program have located several small commercial-sized deposits of medium-grade gold mineralization which can be either milled or heap leached.



     The Company has conducted a geophysics and geochemical survey of "Litigation Hill." A Schlumberger resistivity survey indicated gold mineralization down to a depth of 1,000 feet (the limit of the instrument's sensitivity). Bulk sampling conducted by Nevada Gold Fields and the Placer Management Group of the mine dumps remaining at these mines indicated an overall average grade of .206 ounces of gold per ton.



     The 1987 exploration of underground workings on "Litigation Hill" showed that the Earle Mine had experienced massive cave-ins. Two samples were taken from channel cuts. These samples, which were performed by Nevada Gold Fields and the Placer Management Group, indicated values of .120 ounces of gold per ton. The Bath Mine was accessible through a stope which leads directly to the main haulage decline. Channel cut samples were taken on pillars left in previously-worked stopes. Values varied from .64 to 1.288 ounces of gold per ton.



     The Company initiated a rotary drilling program in 1988. Holes drilled pursuant to the program varied in depth from 200 feet to 525 feet. Gold values located in the carbonates at a depth of 70 feet indicate that open pit mining is suitable for the lower grade present.



     The Company commenced an exploration program during the years 1989 and 1990. This program consisted of two parts: conducting a magnetic survey of the property and drilling 25 reverse circulation drill-angle holes varying in depth from 50 to 150 feet. The magnetic survey identified the areas around "Litigation Hill" and the White Caps Mine as strong targets for further exploration. The drilling program located several areas of gold mineralization.



     In September 1993, the joint venture partners began a decline (i.e. tunnel) in order to intercept a drill hole which had been drilled by Freeport Mining Company in 1983. The drill hole revealed that from 465 feet to 505 feet below the surface, an average gold grade of .886 ounces of gold per ton over 40 feet existed. The decline was completed during the Spring of 1994 and drill stations were prepared. Exploration and drilling activities commenced and are ongoing as of the date of this Prospectus. The decline is approximately nine feet by nine feet and runs at an approximate twelve-degree grade. At the 500-foot level, a turnaround or transfer bay has been added to enable the operators of the mine to successfully remove ore in a cost-effective method.



     The 1993 drilling program also included the mapping and sampling of the old workings of the Consolidated Mine (which was closed in 1939) as well as the drilling and sampling of the decline itself in the immediate potential ore zones contained within the decline.



     The Nevada Business Plan. In July 1995, the Company engaged the services of William R. Wilson, a minerals industry consultant, to prepare a plan to develop the Nevada Property (the "Nevada Business Plan"). According to the Nevada Business Plan, two alternative plans for exploration and development of the Property exist. The first plan would extend the existing decline in the White Caps Mine to the 565-foot level, rehabilitate and mine old workings in the Consolidated Manhattan Mine, drift and mine a new area near the drill hole which was intercepted by the decline formed during the 1993 program, rehabilitate the White Caps Shaft, and mine the 565-foot level, 670-foot level, 800-foot level, 910-foot level, 1,120-foot level, 1,200-foot level, and 1,300-foot level of the White Caps Mine.



     According to the Nevada Business Plan, the major advantage to this alternative would be that access to the lower levels of the White Caps Mine would be considerably improved. It is anticipated that the lower levels may yield higher grades as compared to the yields anticipated at current levels of the mine.



     The second alternative identified in the Nevada Business Plan would extend the decline in the White Caps Mine to the 565-foot level, rehabilitate and mine old workings in the Consolidated Manhattan Mine, drift and mine a new area near the drill hole which was intercepted by the decline formed during the 1993 program, mine the 565-foot level only in the White Caps Mine, and conduct underground sampling in the White Caps Mine in the 670-foot through 1,300-foot levels.



     The Nevada Business Plan identifies the major advantage to this alternative to be significantly reduced capital costs combined with the opportunity to sample underground the White Caps Mine without rehabilitating the White Caps shaft. The disadvantages of this alternative are that mining access to the lower portions of the White Caps Mine may not be completed, and it is still not known whether access can be obtained to each of the levels below the 560-foot level.



     Cash flow analyses pertaining to both alternatives project a positive cash flow for the initial development. Management utilized these analyses in reaching a decision to proceed with the second alternative.



     The cash flow calculations are on a "cash basis," an industry standard in comparing mining operations. The cash basis includes exploration, development, equipment, mining, hauling, processing, and refining costs. Some overhead costs were not included in the cash flow analysis as of the time the analysis was prepared because the Company had not determined what its actual mine-related overhead costs would be. A ten percent allowance for general and administrative expenses was included. Since the Company uses a mining contractor, Harrison Western Construction Company, the majority of the mine related overhead is included in the contractor's cost. The costs of the Company's on-site geologist and project manager are included as the 10% general and administrative costs in the cash flow analysis. The following major assumptions were used in the Cash Flow projections:



     - Gold price of $390.



     - Mining costs of $43 per ton.



     - Processing and environmental costs of $15 per ton.



     - Mining General and Administrative costs of $6 per ton.



     - Refining charges of $2 per ounce.



     The Nevada Business Plan concludes by recommending the second alternative as the preferable alternative for the Company to follow. In June 1996, the Company initiated the second alternative by contracting with Harrison Western Mining and Construction Company, Lakeland, Colorado, to execute this plan.



     In July 1995, the Company notified Marlowe Harvey and related companies, then the operator of the Nevada Property, that Marlowe Harvey was not in compliance with contractual operations under the Nevada Property Agreement as well as several applicable mining laws and regulations. At that time the Company assumed the position of operator and continues to act in this capacity.



     All permits for this operation have been issued, and the Company is in compliance with all state, federal, and environmental regulations to the best of its knowledge and belief.



     Initially, the Company's operations in Nevada will be heavily dependent upon the mill constructed approximately one mile from the Nevada Property which is currently owned and operated by New Concept Mining, Inc. ("New Concept"). The Company presently intends to use the New Concept mill for milling the ore produced from the Nevada Property and selling gold bullion dore bars or concentrate for sale to third-party buyers. Under the terms of an agreement entered into with the Company, New Concept has agreed to provide the Company with the capacity to initially process between 1,000-1,200 tons of ore per month. New Concept has also agreed to increase processing capacity once the Company's development program expands. The Company has also been engaged in preliminary discussions with New Concept to purchase up to one half of the mill. These discussions have not yet resulted in a binding agreement between the Company and New Concept.



     The Company has also budgeted the sum of One Hundred Thousand Dollars ($100,000) to be spent in the foreseeable future for compliance with applicable environmental laws. However, the Company can provide no assurance that the amount so budgeted for environmental compliance will be consistent with the amounts actually spent for compliance or that the actual amount of such compliance may not be substantially greater than that which has been projected to be spent by the Company pursuant to the budget.



     Over the past three (3) years, the Company has expended approximately One Million Five Hundred Thousand Dollars ($1,500,000) on development expenses on or relating to the Nevada Property. These expenses relate primarily to developing the most effective means by which to extract the ore and transport it to the New Concept mill approximately one mile from the Nevada Property.



THE INDONESIAN CONCESSIONS


     General. In August 1996, the Company entered into an agreement to acquire a fifty-one percent (51%) interest in a gold exploration property comprising 10,000 hectares (25,000 acres) located in East Kalimantan, Indonesia (the "Kalimantan Property"). More recently, the Company has entered into two (2) additional agreements to acquire an additional six (6) gold mining concessions aggregating over 23,400 hectares (58,500 acres) and three (3) coal mining concessions comprising 290,000 hectares (725,000 acres). In January 1997, the Company and Maxwells Energy and Metals Technology Ltd., a Bahamian Company ("Maxwells"), agreed to substitute the original 10,000 hectare property (i.e. the Kalimantan Property) for a 16,000 hectare (40,000 acre) tract (the "Sopang Property") located elsewhere on the island of Kalimantan. Ownership of the Indonesian Concessions will be acquired through the Company's new wholly-owned subsidiary formed under the laws of the British Virgin Islands known as Kalimantan Resources, Ltd. ("Kalimantan Resources"). NONE OF THE PROPERTIES IDENTIFIED ABOVE HAVE ANY PROVEN AND RECOVERABLE RESERVES.

     Mineralization of the Indonesian islands known as Kalimantan (the Indonesian section of Borneo) and Sumatra occurred as a result of rifting of the earth's crust at the ocean floor. There are approximately fifteen known mineralized "arcs" comprising all of Indonesia. Six (6) of these arcs contain the majority of the gold and copper deposits currently discovered in Indonesia. The Central Kalimantan Arc is the area which has evidenced the majority of recent attention of mineral exploration efforts although significant work is also being undertaken in other areas. Located within the Central Kalimantan Arc is the Kelian Mine which has been operating since 1992 and produces approximately 450,000 ounces of gold per annum from ore grading approximately
1.8 grams per tonne of gold. Over seventy (70) tonnes of gold has been produced to date. Based upon current estimated reserves, the mine is scheduled to operate until 2003. Further south is the Mt. Muro Mine. Production for 1996 at this mine was 187,000 ounces of gold. At present, it is impossible to predict whether the Indonesian Concessions possesses any recoverable reserves of gold ore or whether the yields noted in the above-described mines will be indicative of the yields to be established on the Indonesian Concessions.

     Three (3) agreements cover the various concessions which the Company and Kalimantan Resources have acquired: (i) the Principles of Agreement by and between the Company and Maxwells, as amended; (ii) the Acquisition Agreement dated January 26,1997 by and between Kalimantan Resources and Singkamas Agung Ltd.; and (iii) the Acquisition Agreement dated February 18, 1997, by and between Kalimantan Resources and Kaliman Jaya Ltd.

     As described in further detail elsewhere in this Registration Statement, the Company has developed a business plan (the "1997 Business Plan") relating to the activities to be conducted on the concessions acquired under the above-described agreements as well as the Brazilian Timber Properties. The proposed activities described in this section of this Registration Statement summarizes a portion of the 1997 Business Plan.

     The Sopang Property. The Company acquired its interest in the Sopang Property pursuant to a document entitled "Principles of Agreement" dated August 19, 1996 ("POA"). The parties to the POA are Maxwells and the Company. The Company and Maxwells originally agreed to conduct exploration activities on a 10,000 hectare tract, but pursuant to an addendum to the POA, substituted the 16,000 hectare Sopang Property.

     In exchange for a fifty-one percent (51%) interest in the concession relating to the Sopang Property, the Company agreed to convey to Maxwells Four Hundred Thousand (400,000) shares of its Common Stock. In addition, the Company must issue an additional Four Million (4,000,000) shares of its Common Stock to Maxwells should an investment banker confirm by independent appraisal that the Sopang Property is valued to be at least Twelve Million Dollars ($12,000,000 U.S.) and/or such investment banker provides financing to the Company based upon an evaluation of at least Twelve Million Dollars ($12,000,000 U.S.) or upon the appreciation of the Common Stock in an aggregate amount exceeding Twelve Million Dollars ($12,000,000) within ninety (90) days of an announcement by the Company of its acquisition of the Indonesian Property. The Company recently received a letter from Maxwells acknowledging that other than the issuance of 10,800 shares, no additional shares of Common Stock will be required to be issued until the independent appraisal mentioned above has been performed. A provision of the POA allows Maxwells to obtain a "nondilutive" percentage ownership in the Common Stock to be issued under the POA should the Sopang Property produce at least 2,000,000 ounces of gold. As of the date of this Registration Statement, Three Hundred Eighty Nine Thousand Two Hundred (389,200) of the Four Hundred Thousand (400,000) shares required to be issued to Maxwells have in fact been issued (200,000 shares of which are currently held in the name of Singkamas Agung, Ltd. but which will be reissued in the name of Maxwells).

     While the Company was entitled to defer exploration activities for six (6) months, exploration activities have commenced and are ongoing on the Sopang Property.

     Under the POA, the Company is responsible for one hundred percent (100%) of all exploration and operating expenses relating to the Sopang Property. Maxwells also enjoys antidilution rights with respect to the Common Stock to be issued under the POA provided exploration activities result in a valuation evidencing a yield of at least two million (2,000,000) ounces of gold.

     Maxwells has agreed to provide a voting trust in favor of existing management. Maxwells is not, however, required to vote its shares with existing management in connection with the registration of Common Stock issued or to be issued to Maxwells. Maxwells' consent is also required in the case of any issuance of the Company's capital stock exceeding Two Hundred Fifty Thousand Dollars ($250,000).

     The Company has undertaken efforts to confirm the chain of title which it believes to exist with respect to the Sopang Property.

     Silobat Property. On January 26, 1997, the Company's wholly-owned subsidiary, Kalimantan Resources, entered into an Acquisition Agreement with Singkamas Agung Ltd., a Bahamian corporation ("Singkamas"), relating to one (1) gold mining concession and three (3) coal mining concessions located in Kalimantan, Indonesia (the "Acquisition Agreement"). Singkamas is an affiliate of Maxwells and is owned and controlled by the same persons who own and control Maxwells.

     The gold mining concession subject to the Acquisition Agreement relates to a 62-hectare (155-acre) tract located in West Kalimantan and is known as the "Silobat Property." Currently, PT Kajiwahida Mandiri, an Indonesian limited liability company ("PT Kajiwahida"), holds a Kuasa Pertambangan Eksploitasi license ("KPE") and a Kuasa Pertambangan Pengangkutan and Penjualan license ("KPPE") issued by the Indonesian Directorate General of General Mining and the Ministry of Mines and Energy on October 7, 1996. On December 21, 1996, PT Kajiwahida entered into a Mining Authorization Transfer Agreement with PT Duta Sena Rahayu, an Indonesian limited liability company ("PT Duta"), whereby PT Kajiwahida agreed to transfer its KPE and KPPE licenses to PT Duta in exchange for $5,000,000 payable as follows: $100,000 at the time of execution of the Acquisition Agreement; four consecutive installment payments of $100,000 each on the fourth days of February, March, April and May 1997; and a final payment of $4,500,000 at such time as official test results from exploration activities demonstrate the existence of at least 2,000,000 ounces of gold reserves. Should exploration activities reveal gold reserves of less than 2,000,000 ounces, the final payment is to be adjusted in relation to the amount of gold reserves so established. In addition, PT Kajiwahida is obligated to seek the appropriate governmental authority to expand its licenses to include a 2,000-hectare tract contiguous to the 62-hectare tract currently comprising the Silobat Property.

     On December 21, 1996, the shareholders of PT Duta and Kalimantan Resources entered into a Cooperation Agreement whereby in exchange for assuming the financial responsibilities under the Transfer Agreement, the shareholders of PT Duta agreed to hold the shares of such limited liability company for the benefit of Kalimantan Resources. On the same date, Kalimantan Resources entered into a Participation Agreement with Singkamas whereby Kalimantan Resources agreed to grant to Singkamas a net profits interest derived from the exploitation of the Silobat Property.

     The Acquisition Agreement with Singkamas requires Kalimantan to secure the issuance by the Company of Four Million (4,000,000) shares of Common Stock as follows: Two Hundred Thousand (200,000) upon execution of the Acquisition Agreement and the balance to be issued upon verification by an independent evaluation that the value of the Silobat Property and the three (3) Indonesian Coal Concessions equal or exceed Forty Million Dollars ($40,000,000). In the case of the initial issuance of shares and twenty-five percent (25%) of the balance of the shares of Common Stock to be issued, Singkamas is entitled to "piggyback" registration rights. The Company has issued Four Hundred Thousand (400,000) shares of its Common Stock to Singkamas as of the date of this Registration Statement. Of this amount, Two Hundred Thousand (200,000) shares are to be reissued to Maxwells.

     To date, no funds have been transferred by Kalimantan to PT Kajiwahida or any other party. However, Kalimantan Resources has been given authority to conduct trenching and pitting and has conducted preliminary mapping, sampling and trench hole pitting under the supervision of Behre Dolbear & Co. for the purpose of evaluating the Silobat Property. Under the supervision of Behre Dolbear, three separate sampling programs were conducted at the Silobat Property. Based on that work which indicates the presence of analogous gold values in four sampling pits, the Company intends to initiate a core drilling program at the Silobat Property in the third quarter of 1997. The Company
(through its association with Singkamas) is currently in negotiations with PT Kajiwahida to amend the terms of the Acquisition Agreement to reflect the accord reached by the parties to enable Kalimantan to conduct further exploration activities on the Silobat Property and to forego any payments due under the Acquisition Agreement until such time as all governmental approvals associated with annexing the 2,000-hectare tract have been secured.

     The Silobat Property forms part of what was known as the Chinese District of Western Borneo and has been the location of substantial exploitation by the Chinese since the 1880s. In the 1960s, a Dutch company was granted a concession to conduct mining operations on the Silobat Property, but such property was abandoned shortly thereafter because of political unrest, sabotage and lack of funding.

     The property is located 1 degree 1 minute north longitude and 109 degrees 12 minutes east latitude in the subdistrict of Sambas, Kalimantan Barat. The topography of the property is characterized by swampy lowlands with isolated hilly outcrops covered mainly with revegetation and local rubber plantations.
The geology is characterized by green-black mudstone, fine silt stone, quartz-feldspar porphyry and quartz diorite rock types.

     In 1977, 21 rock chip and 7 stream sediment samples were submitted for analysis to the Superintendent Laboratories in Jakarta. Only small traces of gold were detected in all rock samples submitted while stream sediment samples yielded values of .5 to 1.05 ppm in four of the seven samples.

     Munung (Monroe) Property. The Company's wholly-owned subsidiary, Kalimantan Resources, entered into an Acquisition Agreement for Gold and Coal Concessions February 18, 1997, with Kalimas Jaya Ltd., a Bahamian corporation ("Kalimas"), relating to five (5) gold mining concessions and one (1) coal mining concession (the "Kalimas Acquisition Agreement"). Kalimas is also an affiliate of Maxwells and is owned and controlled by the same persons who own and control Maxwells. Kalimas acquired its rights to the concession relating to the Monroe Property pursuant to a Development Agreement dated February 14, 1997, by and between PT Muara Mayang Coal Utama ("PT Muara") and Kalimas. Under the Development Agreement,

Kalimas obtained the right to acquire an 80% interest in a Kuasa Pertambangan Penyelidikan ("KP") issued to PT Muara for the sum of $1,000,000 payable as follows: $150,000 upon execution of the Development Agreement and verification by Kalimas that PT Muara possesses marketable title to the concession without encumbrances and $850,000 upon commencement of production and generation of net profits.

     The Monroe Property comprises 6,096 hectares and is located in Central Kalimantan, Indonesia. It is located in the same general area of the Kelian gold mining concession which has produced over 450,000 per annum ounces of gold since 1992.

     The existing KP issued on the Monroe Property allows PT Muara to conduct a general survey and perform exploration activities for gold and other precious metals. The Development Agreement requires PT Muara to use its "expert abilities and efforts" to obtain additional licenses for the exploitation, production and refining, and transportation and sale of all minerals obtained from the Monroe Property.

     The Kalimas Acquisition Agreement requires Kalimas to convey a 51% interest in all current and future licenses which it acquires with respect to the Monroe Property.

     To date, no sums have been paid by Kalimas or Kalimantan Resources to PT Muara nor has any exploration work been performed on the Monroe Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Telen (Tomak) Property. The second gold concession in which Kalimantan Resources received rights under the Kalimas Acquisition Agreement is known as the Telen or Tomak Property. This property comprises 687 hectares and is located in East Kalimantan, Indonesia. Kalimas acquired its rights to the property pursuant to a Development Agreement dated February 14, 1997, which it entered into with PT Walea Bahimas, an Indonesian limited liability company. PT Walea Bahimas currently holds a KP for general survey and exploration on the property. Kalimas is required to pay a purchase price of $1,000,000 to acquire an 80% interest in the current KP. The Development Agreement contains provisions similar to those contained within the Development Agreement relating to the Monroe Property with respect to payment terms. Moreover, PT Walea Bahimas will only be entitled to receive the final $850,000 payment upon commencement of commercial production and obtaining licenses for exploration and exploitation, production and refining, and transportation and sale.

     Kalimas is obligated to commence exploration in or before April 1997 or at such other time as agreed upon by the parties. In addition to being required to dig test pits as part of the exploration program, Kalimas has agreed to: conduct shallow drilling to a depth of approximately 60 meters during the first 90-day period, conduct deep drilling to a depth of at least 200 meters during the second 90-day period, and securing a commitment of at least $300,000 during the first three (3) years of exploration activities.

     The Kalimas Acquisition Agreement requires Kalimas to convey a 51% interest in all current and future licenses which it acquires with respect to the Tomak Property. In addition, Kalimas and the Company have agreed that Kalimas will be entitled to receive a number of shares of Common Stock the amount of which is to be determined no later than July 1997. The Kalimas Acquisition Agreement further provides that the value of the Common Stock is to be determined at $10 per share, which was the approximate value as of January 26, 1997.

     To date, no sums have been paid by Kalimas or Kalimantan Resources to PT Walea Balimas nor has any exploration work been performed on the Tomak Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Long Beleh (La Bella) Property. The La Bella Property represents the third gold concession in which Kalimantan Resources acquired rights pursuant to the Kalimas Acquisition Agreement. This property currently comprises 4,637 hectares and is located in East Kalimantan, Indonesia. Kalimas acquired its rights in and to a KP for general survey and exploration pursuant to a Development Agreement dated February 14, 1997, with PT Muara Koman Mas ("PT Muara Koman"). The terms and conditions for the acquisition of an eighty percent (80%) interest in the current license and all future licenses held or to be held by PT Muara Koman are identical to the terms and conditions described above and relating to the Tomak Property. The obligations of Kalimas under the Kalimas Acquisition Agreement are identical to the obligations which it possesses with respect to the Tomak Property.

     To date, no sums have been paid by either Kalimas or Kalimantan Resources to PT Muara Koman nor has any exploration been performed on the La Bella Property. Kalimantan Resources currently intends to complete title work prior to engaging in any exploration activities.

     Sengingi Property. The Sengingi Property is the fourth gold concession in which Kalimantan Resources acquired rights pursuant to the Kalimas Acquisition Agreement. Unlike the previous gold concessions mentioned in this Section of the Registration Statement, the Sengingi Property is a 4,000-hectare (10,000-acre) tract which is located on the island of Sumatra in the province of Riau, Indonesia. Kalimas acquired the right to obtain an eighty percent (80%) interest in a KP for exploration and a KPE for exploitation with respect to 3,000 hectares of this property from PT Aksara Mina Artha ("PT Aksara") pursuant to a Development Agreement dated February 14, 1997. Under the terms of its agreement with PT Aksara, Kalimas is obligated to pay PT Aksara $1,000,000 to be paid from production derived from the property. In all other material respects, the terms and conditions of the Development Agreement between Kalimas and PT Aksara and the terms and conditions of the Kalimas Acquisition Agreement between Kalimas and Kalimantan Resources are identical to the terms and conditions described above with respect to the other gold concessions subject to the Kalimas Acquisition Agreement.

     Kuantan Property. The last gold concession subject to the Kalimas Acquisition Agreement is known as the Kuantan Property. The Kuantan Property is also located in Riau Province, Sumatra, Indonesia, and comprises 8,000 hectares. Kalimas derives its rights pursuant to a Development Agreement dated February 14, 1997, between it and PT Aksara Tama Pramita ("PT Aksara Tama"). PT Aksara Tama currently holds a KP for general survey and exploration. The general terms and conditions upon which Kalimas is to acquire an eighty percent (80%) interest in all current and future licenses on the Kuantan Property are similar to the terms and conditions upon which all other licenses subject to the Kalimas Acquisition Agreement have been acquired. The purchase price which Kalimas will be required to pay for the Kuantan Property is $1,000,000 payable as follows:
$250,000 upon execution of the Development Agreement and verification by Kalimas that PT Aksara Tama possesses marketable title to the concession without encumbrances, and $750,000 to be paid upon commencement of production and generation of net profits.

     Indonesian Coal Concessions. As previously mentioned, Kalimantan Resources and Singkamas entered into an Acquisition Agreement on January 26, 1997. In addition to acquiring rights to the Silobat Property, Kalimantan Resources obtained rights to three coal mining concessions aggregating over 286,000 hectares. Singkamas acquired its rights to these three coal mining concessions pursuant to Development agreements entered into with the PT Andhika Group of Companies, three Indonesian limited liability brother-sister companies (collectively referred to as "PT Andhika"). Under the terms of these Development Agreements, Singkamas received the right to acquire seventy-seven and one-half percent (77.5%) interest in the three contracts of work ("COWs") currently held by PT Andhika.

     Under the terms of the Acquisition Agreement between Singkamas and Kalimantan Resources, Singkamas has agreed to assign a fifty-one percent (51%) in and to the COWs (as well as a fifty-one percent [51%] interest in the Silobat Property) in consideration of the issuance of 4,000,000 shares of the Company's Common Stock described elsewhere in this Registration Statement in greater detail.

     In March 1997, Kalimantan Resources, engaged an Indonesian exploration crew to travel to the properties and to perform preliminary evaluations of possible coal reserves in place on the three (3) coal concessions located in Indonesia where the Company and Kalimantan Resources have entered into contracts to acquire certain exploration and exploitation rights. Behre Dolbear & Co. will review the results of these activities and present recommendations based upon such review.

     The Company has been contacted by several large coal mining companies for the purpose of entering into proposed joint ventures to conduct further exploration and subsequent development of such properties. At present, no joint venture agreements have been entered into by the Company.

     The Company has entered into an agreement with Behre Dolbear & Company, Inc. ("Behre Dolbear"), an internationally recognized mining consulting firm which was established in 1911. Behre Dolbear will be responsible for providing independent technical advisory third-party validation services to the Company as more particularly outlined in the agreement. Under the supervision of Behre Dolbear, three separate sampling programs were conducted at the Silobat Property. Based on that work which indicates the presence of analogous gold values in four sampling pits, the Company intends to initiate a core drilling program at the Silobat Property in the third quarter of 1997. A more thorough description of this agreement is described in the Section of this Registration Statement entitled "MANAGEMENT."

                                4. RISK FACTORS


     The purchase of shares of common stock involves a substantial degree of risk and is suitable only for persons of substantial means who have no need for liquidity in their investment. this section of the prospectus sets forth the risks and special considerations which the company believes may exist concerning an investment in the common stock. Prospective investors should recognize that factors other than those set forth below may ultimately affect an investment in a manner and to a degree which cannot be foreseen at this time. all prospective investors are urged to consult with their advisors prior to making an investment in common stock so that they understand fully the nature of the undertaking and the risks which may be involved prior to investing. Furthermore, all prospective investors are urged to review with their counsel, accountants, and professional advisors the financial statements attached to the prospectus. Any documents described in this prospectus which have not been attached as exhibits may be obtained by prospective investors and/or their advisors upon request from the Company. This registration statement also contains certain forward-looking statements and information that are based upon management's beliefs as well as on assumptions made by an upon information currently available to management.
when used in this registration statement, the words "expect," "anticipate," "intend," "plan," "believe," "seek" and "estimate" or similar expressions are intended to identify such forward-looking statements. However, this registration statement also contains other forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following risk factors, which could cause the Company's future results and stock values to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements.



NO COMMERCIALLY VIABLE ORE DEPOSITS




     Even though the Company has reviewed reports and records of its mining properties, there is no assurance that there are commercially viable ore deposits. Moreover, the Company has not established any proven or recoverable gold or ore deposits as of the date of this Registration Statement.



HISTORY OF LOSSES

     Although the Company was formed in 1985 to engage in precious metal mining activities, its net worth is limited. The Company is and still should be considered in its development stage, having a net worth of $7,537,653 as of May 31, 1997. As of May 31, 1997, the Company has realized an aggregate net loss (since inception) of $15,836,084, or $1.09 per share. Until the fiscal year ended May 31, 1997, the Company had failed to post revenues from operations. Prospective Investors should be aware that the Company was a development-stage company that only recently has begun to report sales. There is no guaranty that the Company's operations will be successful or realize a profit in the future. Moreover, the Company's net worth and the value of its Common Stock will ultimately be dependent upon the overall success of timber operations currently being conducted and to be conducted on the Brazilian Timber Properties, mining operations conducted on the Nevada Property, and the Indonesian Concessions.

     The financial information accompanying this Registration Statement reflects the current financial condition of the Company. It should be noted that the Company has not yet reported a profit from operations since its inception to the present. Management projects that the further exploration and development of its properties will result in profitable operations although, for the reasons stated elsewhere in this Prospectus, no guaranty to that effect can be made.



HISTORY OF UNSUCCESSFUL OPERATIONS



     Mining and natural resource operations are speculative by their nature. Present management of the Company has in the past selected mining properties which have proven to be uneconomic. There is no assurance that the present gold, coal, and timber properties will prove to be economic or profitable to the Company. If all or most of the properties prove to be uneconomic, the Company may be unable to realize a profit from its operations which may have a profound impact upon the value of the Company and the liquidity of the Common Stock.



TITLE PROBLEMS TO BRAZILIAN TIMBER PROPERTIES



     The Company has acquired its rights to the Brazilian Timber Properties pursuant to harvesting agreements entered into by and between the Company's subsidiary, Equatorial Resources, Ltd. ("Equatorial Resources"), and third parties. The Company will also acquire its rights to purchase the sawmill facility in Sao Miguel do Guama pursuant to an acquisition agreement with Jonasa Maderias Ltda.



     The Company has performed preliminary title work on the tracts of properties on which current harvesting operations are being conducted. These examinations have been conducted by legal counsel in Belem, Brazil, who are competent to examine title. While Equatorial Resources has commenced timber production from these properties, there can be no assurance that title problems and other claims hostile to the chain of title on which the Company has relied will not arise in the future.



     Before any sums are expended by the Company on timber operations on the other tracts of properties on which it has acquired harvesting rights, the Company intends to employ legal counsel to advise it of the status of title to these concessions.



     In addition to the title problems and environmental problems commonly associated with the development of timber properties in the United States, foreign ownership of timber rights in foreign countries subjects a U.S.-based company to the additional risk of political instability.



     The Company has expended considerable sums to improve the sawmill facility located in Sao Miguel do Guama, Para Brazil even though transfer of ownership has not been completed. The terms of the acquisition agreement require Jonasa Maderias Ltda. (the current owner) to transfer the sawmill facility free and clear of all liens. The Company has discovered that the sawmill facility is burdened by certain taxes due to various governmental authorities. If the current owner does not remove these liens from the sawmill facility, the Company will likely complete the sale of the facility and assume such obligations.



RISKS OF FORFEITURE TO BRAZILIAN TIMBER PROPERTIES



     A recent federal law in Brazil grants certain rights to indigenous peoples who invade individually-owned property in various regions of the country. In cases where such invasion has occurred, the federal government has condemned the properties and paid "just compensation" to the owners. Some of the properties in which the Company has acquired rights are subject to this legislation. In the case of its agreement relating to the Jonasa Concessions, any tracts appropriated by the federal government, under this legislation are required to be replaced by Jonasa. In the case of the tracts subject to the Terranorte Agreement, a physical inspection of the tract will be made prior to commencement of harvesting operations. The Company and its subsidiary, Equatorial Resources, will be subject to the risk of forfeiture of its rights in both the Jonasa Concessions and the Terranorte Concessions in the event that Jonasa fails to perform its obligation in the first instance or all or a portion of the tracts on which operations are conducted on the Terranorte Concessions are condemned by the federal government in the second instance.

     It should be noted that the Company and many of its key personnel have limited operating experience in Brazil and in timber operations. Such inexperience could result in unsuccessful operations or unfavorable returns to the Company.



     The Company has acquired its rights to the Nevada Property through a variety of agreements with predecessors-in-interest. The precise nature and amount of interest owned by the Company is now the subject of a lawsuit pending in Nye County and more particularly described in the section of this Registration Statement entitled "LEGAL PROCEEDINGS." The Company is seeking to obtain an order from the court declaring that the Company is the owner of the undivided 100% interest in a substantial number of the mining claims comprising the Nevada Property. If the Company is unsuccessful in its request for declaratory relief, title to 50% of the interests in the Nevada Property may be retained by persons or entities other than the Company.


     The Company has recently executed a deed of trust encumbering the Nevada Property in the principal amount of Two Million Dollars ($2,000,000) to Silenus Limited pursuant to a privately-negotiated placement of 8% Senior Secured Convertible Debentures described elsewhere in this Registration Statement. Until such time as all obligations due under the Debentures issued to Silenus Limited are paid, converted or redeemed, and the encumbrances on the Nevada Property are reconveyed to the Company, one of the primary assets of the Company, namely the Nevada Property, will be subject to the terms and conditions of such instruments. Any default under such agreement or the Deed of Trust which remains uncured would subject the Company to the possible loss of the Nevada Property.

TITLE PROBLEMS ASSOCIATED WITH THE INDONESIAN CONCESSIONS

     Mineral interests in Indonesia are controlled exclusively by the federal government through the Ministry of Mines and Energy. Title to a mineral property in Indonesia is subject to obtaining various forms of licenses for the extraction of commercial quantities of minerals after obtaining property rights from the fee owner. Title is confirmed by the issuance of a government seal affixed to specific property location maps.

     Because direct foreign ownership of mining concessions is difficult, if not prohibited by Indonesian law, the Company and its subsidiary, Kalimantan
Resources, must rely upon its contractual rights under the various agreements into which they and/or their predecessors have entered. These contracts are described in greater detail elsewhere in this Registration Statement. Should a dispute arise as to the interpretation or enforcement of such agreements, resort to the Indonesian judicial system will likely be required. It should be noted that since members of the judicial branch are employed by the executive branch of the government, a fair opportunity to assert a foreign company's rights under such agreement may be limited.

     Even if the contractual rights of Kalimantan Resources are clearly delineated in its agreements, the Company's interests in the Indonesian concessions are subject to title failures associated with the entities with whom Kalimantan Resources has contracted. The Company has not currently completed its title investigations with respect to any of the Indonesian Concessions. However, prior to the time at which any payments will be made to the current holders of the licenses, the Company will have satisfied itself that either it, Kalimantan Resources, or the parties with whom it has contracted (and/or their predecessors in interest) will have good and merchantable title to the particular licenses purported to be owned by such third parties.

     Ownership of licenses to explore for and/or exploit natural resources in foreign countries is also subject to political risks. The United States has important economic, commercial and security interests in Indonesia because of its growing economy and markets and its strategic location in relation to key international straits. The U.S. and Indonesia maintain cordial and cooperative relations, although the two countries are not bound by formal security treaties.

     Indonesia is a republic based upon its 1945 constitution providing for a limited separation of executive, legislative and judicial power. The president, elected to a five-year term, is the overwhelmingly dominant government and political figure. The president appoints the cabinet, currently composed of four coordinating ministers (in the fields of political and security affairs, economic and financial affairs, people's welfare and industrial and trade affairs), thirteen state ministers, twenty-four ministers and three high officials with the status of state ministers. Moreover, judges are employees of the executive branch.

     Unlike Western democratic systems, the legislative branch meets only once during its five-year term, to formulate the overall principles and aims of the government and to elect the president and vice president. Representative bodies at all levels in Indonesia eschew voting, preferring to arrive at decisions through "consultation and consensus."

     Because of the presence of a strong executive branch, some foreign companies have been forced to accede to government demands to revise licenses to include the participation of Indonesian-owned companies, larger foreign companies and, in some instances, the Indonesian government. The inability of a foreign company to effectively enforce its rights in licenses issued by the Indonesian government through the judicial branch of government represents a risk of doing business in a developing country as compared to the United States.

GOVERNMENTAL REGULATION

     Mining operations on the Nevada Property are and will be subject to substantial federal, state and local regulation concerning mine safety and environmental protection. Some of the laws and regulations which will pertain to mining operations include maintenance of air and water quality standards; the protection of threatened, endangered and other species of wildlife and vegetation; the preservation of certain cultural resources and the reclamation of exploration, mining and processing sites. These laws are continually changing and, as a general matter, are becoming more restrictive. The location of the Nevada Property is found in an area which strongly encourages mining operation. However, the Company's inability to comply with such federal, state or local ordinances and regulations on an ongoing basis may cause significant delays in the permitting process or in the operations anticipated to be conducted on the Nevada Property. In addition, delays in such compliance could result in unexpected and substantial capital expenditures. Although no such problems or delays are anticipated, no assurances can be given that the Company will be able to comply with all applicable law and regulations and maintain all necessary permits, licenses and approvals or, in the alternative, that compliance and/or permitting will be obtained without substantial delays and/or expenses.

     With regard to the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection ("NDEP"), the Company has received authorization to proceed with its currently planned mining operations on the Nevada Property pursuant to the applicable statutes and regulations relating to a small mining operation. In the event, however, the Company's operations exceed the designated limits for a limited mining operation, a full reclamation plan will need to be prepared, submitted and approved by NDEP. The Company is currently preparing such a reclamation plan. While the Company believes that it will be able to obtain such approval, there is no guarantee that the required approval will in fact be obtained by the Company.

     A change in the nature or magnitude of the Company's presently anticipated operations on the Nevada Property may trigger the need to obtain additional NDEP and other federal, state or local governmental approvals, licenses or permits. For example, water processing discharge needs may trigger the requirement that the Company obtain a water pollution control permit. The Company is currently preparing for submission of an application for a water pollution control permit. Other significant permits, required by a change in operations on the Nevada Property, might include an NDEP permit, air quality permit, waste management permit, archeological clearance and wildlife permit. There is no guaranty that the Company will be able to obtain any or all of the required federal, state or local permits that might be required to expand its operations on the Nevada Property.

     Even if the Company does not change its currently planned operations on the Nevada Property, the Company is nevertheless vulnerable to the various federal, state and local laws and regulations governing regulations and protection of the environment, occupational health, labor standards and other matters. The reason for this is that these laws are continually changing, and as a general matter, are becoming more restrictive.

     To comply with these federal, state and local laws, the Company may in the future be required to make capital and operating expenditures on environmental projects both with respect to maintaining currently planned operations and the initiation of new operations. Such projects may include, for example, air and water pollution control equipment; treatment, storage and disposal facilities for solid and hazardous waste; remedial actions required for the containment of tailings pond seepage; continuous testing programs; data collection and analysis land reclamation (specifically including existing mine and processing waste on the Nevada Property); landscaping and construction projects. There is no guaranty that the Company will technically or financially be able to comply with any or all of these potential requirements.

ENVIRONMENTAL REGULATION AND LIABILITY

     The Company's proposed mineral operations on the Nevada Property are and will be subject to environmental regulation by federal, state and local authorities. Under applicable federal and state law, the Company may become jointly and severally liable with all prior property owners for the treatment, cleanup, remediation and/or removal of substances discovered at the Property which are deemed by federal and/or state law to be toxic or hazardous ("Hazardous Substances"). Liability may be imposed among other things for the improper release, discharge, storage, use, disposal or transportation of Hazardous Substances only in the areas which the Company disturbs.

     Applicable law imposes strict joint and several liability on, among others, "owners" and "operators" of properties contaminated with Hazardous Substances. Such liability may result in any and all "owners", "operators" and "transporters" of contaminated property being required to bear the entire cost of remediation. The Company may utilize substances which have been deemed by applicable law to be Hazardous Substances. The potential liability of the Company under such laws will be derived from the Company's classification as both an "owner" and "operator" of a contaminated property. While the Company intends to employ all reasonably practicable safeguards to prevent any liability under applicable laws relating to Hazardous Substances, mineral exploration by its very nature will subject the Company to substantial risk that remediation may be required. If the cleanup or remediation of hazardous substances is required on the Nevada Property, substantial delays could occur in the permitting process and/or in the further extraction of gold and other precious minerals on the Nevada Property.

     Much like environmental laws found in the United States, both the federal and state governments in Brazil have adopted laws and standards relating to the harvesting and reclamation of forests. While the Company and its subsidiary, Equatorial Resources, have not yet fully familiarized themselves with all of these laws and standards, Equatorial Resources has entered into an agreement with Eco-Rating International, Incorporated ("Eco-Rating"), Zurich, Switzerland, to better assist the Company and Equatorial Resources in understanding and complying with such laws and standards. Under the terms of its agreement with the Company, Eco-Rating has agreed to establish an "eco-efficiency model" designed to enable Equatorial Resources to establish environmental management guidelines for the conduct of activities on the Jonasa Concessions and ultimately the remainder of the Brazilian Timber Properties consistent with all applicable environmental laws and standards.


     The Indonesian Concessions may also be subject to federal and provincial environmental laws in place or being contemplated by those governmental entities. Mining in certain locations in Indonesia may be restricted because of difficulties associated with mine reclamation, water quality, air quality, endangered species or local cultural conditions similar to those restrictions of other international mining operations in Indonesia.



LIQUIDITY OF COMMON STOCK



     The Company's Common Stock is currently traded on the NASDAQ Electronic Bulletin Board. Over the past six (6) months, the average monthly trading volume has been approximately 800,000 shares. Trading volumes on the Electronic Bulletin Board have been limited and there is no assurance that the Electronic Bulletin Board will provide an effective market for a prospective investor to sell his or her shares of Common Stock.

DIVIDENDS



     The Company has not paid cash dividends on any of its Common Stock and does not anticipate paying any cash dividends on any of its Common Stock for the foreseeable future. Holders of the Preferred Stock are entitled to an annual cash or stock dividend offered at the rate of eight percent (8%) per year payable out of any funds legally available therefor and payable on January 1, April 1, July 1, and October 1 of each year. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series.



     As of the date of this Registration Statement, no accrued quarterly dividends payable to the holders of the Preferred Stock (which were $160,500 as of May 31, 1997) have been paid. Management of the Company is presently scheduling payment of accrued dividends in Common Stock as authorized in the Company's "Certificate of Determination of Preferences of Series A Preferred Stock" filed with the Nevada Secretary of State on October 25, 1995 at the time that the Preferred Stock is converted into Common Stock on or before the earlier of the effective date of this Prospectus or December 31, 1997.


CLASSIFICATION OF SECURITIES

     Currently the Company's stock is not considered to be "penny stock" pursuant to Section 3(a)(51)(A) of the Securities Exchange Act of 1934. However, the Company makes no representations that it will be able to continue with such classification. In the event the price of the Company's Common Stock decreases below $5.00 per share, the Common Stock will be considered "penny stock." In such case the Company will be subject to the increased disclosure requirements associated with the issuers of such securities. In addition to increased disclosure requirements, such situation may also result in either a decrease in the liquidity of the stock or a total disappearance of a market for the Common Stock. In either instance the difficulty associated with disposition of the shares would greatly increase.


DEPENDENCE UPON MANAGEMENT



     The business of the Company is and will be greatly dependent upon the active participation of Christopher D. Michaels and Jeffery S. Kramer. The Company also anticipates that it will be dependent upon the active participation of other key personnel and/or consultants in the future. The Company presently has employment agreements with both Mr. Michaels and Mr. Kramer and has entered into agreements with key consultants; nevertheless, the loss of the services of Mr. Michaels, Mr. Kramer and/or other key personnel (including such consultants) regardless of reason could adversely affect the Company and the Company's business. The Company does not maintain any life insurance policies enabling it to receive benefits in the case of either Mr. Michaels' or Mr. Kramer's death. In addition, Messrs. Michaels and Kramer are parties and subject to a consent judgment wherein they are restrained from selling securities in interstate commerce in violation of the provisions of section 5 of the Securities Act of 1933, as amended (the "Act"), or from engaging in any transaction, practice, or course of conduct resulting in a violation of the antifraud provisions of the Act. A violation of these provisions could result in the resignation of these officers. To the extent that the services of Mr. Michaels or Mr. Kramer would be unavailable to the Company for any reason, the Company might be required to employ other executive personnel to manage and operate the Company. There is no assurance that the Company under such circumstances would be able to employ qualified persons on terms suitable to the Company to assure the fulfillment of the objectives stated in this Registration Statement.



LACK OF DIVERSIFICATION



     The Company has, in the past, maintained other mining properties for exploration and development. These properties were located in Bolivia, South America and Vancouver, British Columbia. Through its board of directors and shareholders, the Company elected to abandon such other properties as a result of uneconomic results. The Company's primary assets presently consist of the Brazilian Timber Properties, the Nevada Property, and the Indonesian Concessions. No assurance can be given that once the Company increases or continues its timber operations in Brazil and completes its present exploration and development of the Company's properties in Nevada and Indonesia as described in further detail in this Prospectus, it will be able to establish and produce significant revenues from such operations or become profitable. In addition, there can be no assurance that continued development activities on the Nevada Property and/or exploration activities currently being conducted on the Indonesian Concessions will result in the establishment of commercial quantities of mineralization. As a result, persons reading this Prospectus should be aware that investment in the Common Stock represents an additional risk because the Company's activities are presently confined to the conduct of timber operations on the Brazilian Timber Properties, the exploration, development and gold production on the Nevada Property, and preliminary exploration activities on certain of the Indonesian Concessions.


STOCK ISSUANCES UNDER MINING CONTRACTS

     The Company has entered into various contracts with third parties to issue Common Stock in consideration of services rendered in relation to various mining properties. Common Stock has been issued to the following parties: Harrison Western Construction Company (100,000 shares); Maxwells Energy & Metals Technology Ltd. (400,000 shares); and Singkamas Agung Ltd. (200,000 shares). Maxwells Energy & Metals Technology Ltd. is entitled to receive an additional 4,000,000 shares of Common Stock if an investment banker confirms by independent appraisal that the value of the properties subject to the Principles of Agreement dated August 19, 1996 equals or exceeds $12,000,000. Singkamas Agung Ltd. is entitled to receive an additional 3,800,000 shares of Common Stock if an independent evaluation confirms that the value of the properties subject to the Acquisition Agreement dated January 26, 1997 equals or exceeds $40,000,000. Of the additional shares which may be issued to Singkamas Agung Ltd., 950,000 shares are entitled to "piggy-back" registration rights. Once these shares are issued to the various parties and such shares become unrestricted, the sales of such securities could adversely affect the price of Common Stock.



CONSENT JUDGMENT AGAINST THE COMPANY AND CERTAIN EMPLOYEES


     In May 1989, the Company received notice that the Securities and Exchange Commission (the "Commission") had commenced an informal investigation into the Company's compliance with the registration and disclosure requirements of the Securities Act of 1933 (the " '33 Act") and the Securities Exchange Act of 1934 (the " '34 Act"). Thereafter the Commission commenced an extensive review of the Company's books and records relating to the Company's business and mining operations, its capital raising activities, and its financial condition and history. Through all stages of the investigation, the Company voluntarily cooperated with the Commission.

     On August 3, 1993, the Commission and the Company agreed to terminate the Commission's investigation by the entry of a consent judgment against the Company and certain of the Company's past and present key employees. These key employees include Christopher D. Michaels, Jeffrey Kramer and Stanley Mohr. The terms and conditions of the consent judgment can be summarized as follows:

          1. The Company and its officers, agents, servants, employees and others receiving actual notice of the consent judgment neither admitted nor denied any of the allegations alleged by the Commission;

          2. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained and enjoined from violating section 5 of the '33 Act or from selling securities in interstate commerce unless and until a registration statement is in effect or the security or transaction is exempt from the registration provisions of the '33 Act and/or the '34 Act;

          3. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained from engaging in any transaction, practice, or course of conduct, employing any course of conduct, or obtaining any money or property by means of an untrue statement of a material fact, or any omission to state a material fact, necessary to make the statements made in light of the circumstances under which they were made not misleading in violation of the antifraud provisions of the '33 Act and '34 Act.

     As part of the consent judgment, the Company was required to engage an independent certified public accountant to conduct a full and complete analysis of the disposition of all funds received by the Company from investors and, to the extent so discovered, to disgorge all ill-gotten gains.

     On April 7, 1994, in response to the audits completed by the certified public accountant, the Company and the Commission entered into a stipulation regarding the resolution of all outstanding issues which then existed, which stipulation was entered as an order by the United States District Court for the Central District of California. Such stipulation contained an acknowledgement that the Company and its executive officers had received no ill-gotten gains as a result of prior activities by the Company in offering and selling its securities, and that the consent judgment resolved once and for all, all issues raised by the Commission as a result of the Company's prior activities. The Company and the persons named in the formal order of investigation were not required to pay any fines or required to disgorge any monies previously received by it in connection with its securities.

     On February 27, 1989, the Pennsylvania Securities Commission issued a cease and desist order against the Company and Christopher D. Michaels, Jeffrey S. Kramer, Stanley J. Mohr, and William Michaels prohibiting them from violating
Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     As a result of the foregoing regulatory and judicial actions, the Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 promulgated under the '33 Act and may not be able to rely upon certain private placement exemptions afforded by applicable state blue sky laws in connection with the offer and sale of securities in a transaction which qualifies as exempt from qualification under the '33 Act. In such cases, the Company would be required to register/qualify the transaction under said blue sky laws, which would likely increase the cost of, and extend the time for completing, any private placement of securities.

FLUCTUATION OF COMMODITY PRICES

     Since its deregulation in August 1971, the market price for gold has been highly speculative and volatile. Since 1980, gold has fluctuated from a high of approximately $850 per ounce in January 1980 to a low of approximately $285 per ounce in 1985. Currently gold is trading at approximately $320 per ounce. In 1996, gold averaged over $380 per ounce. Instability in gold prices may effect the profitability of the Company's future operations.


     Similarly coal and timber prices fluctuate. Natural resources have traditionally evidenced volatile swings in pricing, thereby affecting overall the relative profitability of engaging in these lines of business. For example, timber prices increased fifty-two percent (52%) in 1996 while coal prices have remained relatively stable for the past several years. Coal prices, which historically have been heavily dependent upon mining conditions, location of deposits, and freight variations, have remained relatively stable for the past several years.



USE OF FORWARD-LOOKING STATEMENTS



     This Registration Statement contains "forward-looking statements." Such statements are found in the Sections of this Registration Statement entitled "The COMPANY", "PROPERTIES", and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and elsewhere. Prospective Investors are cautioned that the assumptions upon which such statements are based cannot be guarantied by the Company to occur in the future or that the overall success of the Company might be materially adversely affected should such bases (or some of them) not occur.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Introduction
------------

     The Company is a timber and mining company, with corporate offices in Calabasas, California, owning interest(s) in certain timber or mineral properties located in the (1) states of Para and Amazonas, Brazil (the "Brazilian Timber Properties"); (2) Manhattan Mining District, Nye County, Nevada, (the "Nevada Property"); (3) Indonesian Gold Belt, Kalimantan, Indonesia (the "Indonesian Gold Concessions"); (4) Kutai District of East Kalimantan, Indonesia (the "Indonesian Coal Concessions"); and (5) on the island of Sumatra, Indonesia. The terms and conditions of these acquisitions and the risks and contingencies associated with such ownership interests are more particularly described in the Section of the Annual Report entitled "PROPERTIES" AND "RISKS FACTORS."


Comparison of Results of Operations -- Year Ended May 31, 1998
Compared to Year Ended May 31, 1997
---------------------------------------------------------------

Revenues for the year ended May 31, 1998 were approximately $558,000 as compared to $287,000 for the same period in 1997. The sales in both periods relate to the Brazilian timber operations. The $271,000 increase in sales is due to increased efficiencies.

The gross margin for the year ended May 31, 1998 was approximately 29.0% as compared to 9.0% same period in 1997. The increase is also due to increased efficiencies.

The general and administrative expenses for the year ended May 31, 1998 were approximately $7,540,000 as compared to $4,270,000 for the same period in 1997. The $3,270,000 is a result of the following: 1) $1,540,000 increase in consulting fees; 2) $250,000 increase in corporate salaries; 3) $150,000 increase in travel; and 3) the remaining increase is due to the operations of the Brazilian activities.



Year Ended May 31, 1997 Compared to Year Ended May 31, 1996
-----------------------------------------------------------

Revenues for the year ended May 31, 1997 were approximately $287,000 as compared to no sales for the same period in 1996. The sales in 1997 relate to the Brazilian timber operations that are new operations for the Company in 1997.

Exploration cost of the year ended May 31, 1997 were approximately $2,120,000 as compared to approximately $34,000 for the same period in 1996. The $2,086,00 increase in exploration cost is a result of activities at the Company's Nevada mining property and the Indonesian Concessions.

General and administrative expenses for the year ended May 31, 1997 were approximately $4,270,000 as compared to approximately $1,430,000 for the same period in 1996. The $2,840,000 increase in general and administrative expense is a result of the following: 1) $1,200,000 of expense related to the issuance of warrants for services; 2)$827,000 related to financing expenses; 3) and increase for the Brazilian general and administrative expenses of approximately operating expense of approximately $150,000; and 4) general increase of $663,000 for other expenses (legal, consulting, travel and salaries) attributable to the Company's increased activities from the 1996.

    As of July 1, 1997, Brazil is no longer considered a highly inflationary economy under SFAS 52. Therefore, translation adjustments will begin to be accumulated in a separate component of equity. Translation adjustments during the year ended May 31, 1997 were taken to income and were not material to the Company's results of operations.


Year Ended May 31, 1996 Compared to Year Ended May 31, 1995
-----------------------------------------------------------

     During the year ended May 31, 1996, the Company reported an operating loss of $1,463,258 as compared to an operating loss of $698,103 for the year ended May 31, 1995. The difference between these two period was principally due to the issuance of stock to officers for services rendered of $485,000.

Liquidity and Capital Resources
-------------------------------

    The Company's working capital position as of May 31, 1998 was a deficit of approximately $3,356,000. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration activities on the Nevada Property and, more recently, the Brazilian Properties, the Silobat Property and the remainder of the Indonesian Concessions.

    To raise funds in the past, the Company has relied upon private placements of its equity securities. Over the past two years, the Company has raised approximately $5,538,000 pursuant to such private placements and notes payable to stockholders. In addition, the Company in 1997 concluded privately-negotiated placements of approximately Three Million Five Hundred Thousand Dollars ($3,500,000) of 8% Senior Convertible Debentures with certain investors. The Company has initiated litigation relating to its Convertible Debenture holders (see "LEGAL PROCEEDINGS").

    On March 27, 1998, the Company executed an agreement securing $14 million in equity financing, primarily to fund its timber operations in South America. The financing, through Bristol Asset Management Company II LLC, requires an effective registration statement and enables the Company to draw up to $14 million over a three-year period. As of the filing date of this Annual Report, the Company has not effected a registration statement covering the common stock to be issued pursuant to the $14 million equity financing agreement.

    On September 2, 1998, TiNV1, Inc., ("TiNV1"), entered into a Subscription Agreement and a letter agreement with the Company pursuant to which TiNV1 purchased 5,500,000 shares of the Company's common stock for $500,000. This transaction, which provided a significant capital infusion into the Company, is described in more detail in Note 12 to the Financial Statements - "Subsequent Events."


     The  Brazilian  operations  represent  an  opportunity  for the  Company to generate significant cash flows for the first time. Over the past several months, Brazil has lost more than $30 billion (US) in foreign-exchange reserves because of President Fernando Henrique Cardoso's attempts to control inflation and support its currency, the real. The result has been the artificially-inflated value of the real and a loss of foreign investor confidence in Brazil's economy. To address its large budget and foreign-exchange reserves, Brazil is seeking up to $30 billion (US) in loans from the International Monetary Fund (the "IMF"). In order to obtain such financing, the Cardoso government has recently announced a three-year program of fiscal targets approved by the IMF. These include raising taxes significantly and slashing government spending. This is likely to lead to increased inflation (currently at 3% per annum) and may lead to a recession.

     The Company's subsidiary, Terra Resources Brazil, Ltda., exports the majority of its timber products to Europe, the Dominican Republic and, to a lesser extent, the United States. Its policy has been to receive payment in US dollars as a hedge against inflation. This policy will remain in effect. The Company has also undertaken to explore the possibility of establishing a trading company offshore from Brazil to receive payments as an additional protection from the financial uncertainty currently existing in the country. With the increase in its production to about 1,000 cubic meters of sawn timber products per quarter, its reduction in operating expenses, and its planned expansion of production facilities, the Company believes that adequate measures have been taken to minimize the effects of the uncertainty in the Brazilian economy.

    The Company anticipates that it will require additional capital and intends to secure it through its agreement with Bristol Assets Management Company II LLC, by utilizing a publicly registered offering of its securities, the capital provided by the TiNV1 transaction, "Private Placements" and/or funds generated from its Brazilian operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 31, 1997, regarding the record and beneficial ownership of the Common Stock and Preferred Stock with respect to: (i) any individual or group of affiliated individuals or persons owning, of record or beneficially, five percent (5%) or more of the outstanding shares of the Common Stock or the Preferred Stock; (ii) the amount of shares of Common Stock or Preferred Stock owned by each executive officer and director of the Company; and (iii) the number of shares of Common Stock and/or Preferred Stock owned, of record or beneficially, by the directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners listed below, based upon information provided by such owners, have sole voting and investment power with respect to such shares.

PRINCIPAL SHAREHOLDERS

                         NAME AND ADDRESS             AMOUNT AND NATURE
TITLE OF CLASS          OF BENEFICIAL OWNER          OF BENEFICIAL OWNER     PERCENT OF CLASS
--------------    -------------------------------    -------------------     ----------------

Common            Christopher D. Michaels                  1,294,510(2)             8.66%
                  876 Ballina Court
                  Newbury Park, California 91320
Common            Jeffrey S. Kramer                        1,180,000(3)             7.89%
                  6053 Paseo Canyon Drive
                  Malibu, California 90265
Common            Joseph C. Rude' III, M.D.                1,284,150(4)             8.59%
                  3065 River N. Pkwy.
                  Atlanta, Georgia 30328
Common            David Weissberg, M.D.                    1,109,900                7.43%
                  29 Blair Drive
                  Huntington, New York 11743
Common            All Officers and                         4,042,160(5)            27.04%
                  Directors as a Group
                  6 persons)

---------------

(1) In addition to the 12,273,565 shares of Common Stock outstanding as of May 31, 1997, the percentages noted in this column assume the conversion of 228,319 shares of Preferred Stock into 2,283,190 shares of Common Stock, and the issuance of 390,000 shares of Common Stock pursuant to various options primarily to existing management which may be issued in whole or in part within 60 days of the date of this Prospectus.

(2) Includes options to purchase up to 110,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(3) Includes options to purchase up to 80,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(4) Includes shares owned by Carolyn Rude and Cobb Radiology (an affiliate of Dr. Rude) as well options to purchase up to 20,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Registration Statement.

(5) Includes options to purchase up to 280,000 shares of Common Stock by all Directors or Officers as a group which may be exercised in whole or in part within 60 days of the date of this Prospectus.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Company's Bylaws authorize the creation of the offices of President, Treasurer (Chief Financial Officer), one or more Vice Presidents, Secretary, and one or more Assistant Secretaries and Assistant Treasurers as the Board of Directors deems proper. The Bylaws also provide for not less than three directors and not more than seven directors who shall hold office until the following annual meeting of the shareholders. The Bylaws further provide that the number of directors may be increased by the affirmative vote of the Board of Directors or a majority in interest of the shareholders at an annual or special meeting.

     The executive officers and directors of the Company are as follows:

          NAME             AGE                      POSITION
------------------------   ---   -----------------------------------------------
Christopher D. Michaels    54    President and Chairman of the Board
Jeffrey S. Kramer          43    Senior Vice President, Chief Financial Officer,
                                 Chief Operating Officer, Secretary-Treasurer,
                                 and Director
Stanley J. Mohr            61    Vice President of Shareholder Relations and
                                 Director
Edna Pollock               60    Director
Joseph Rude III, M.D.      52    Director
William Michaels           79    Vice President of Client Relations
Ignatius Z. Theodorou      55    President and Director of Equatorial Resources,
                                 Ltd.

     CHRISTOPHER D. MICHAELS cofounded the Company in June 1986. Since then he has served as President, Chief Executive Officer, and Chairman of the Board and is entitled to retain his positions with the Company until the next annual meeting of the Company's shareholders. Mr. Michaels is also a director, vice president and chairman of the Board of Equatorial Resources, Ltd. and the chairman and a director of Kalimantan Resources, Ltd., subsidiaries of the Company. Mr. Michaels received a bachelor of arts degree from Alfred University located in New York. After graduation, he accepted a post with the United States government overseas in the Peace Corps. Since 1980, Mr. Michaels has acted in sales and management positions in corporations whose primary business consists of mining and minerals. Mr. Michaels has extensive background and experience in international relations and has spent considerable time at the Company's Bolivian mine site (closed in 1992) as well as on the Nevada Property. Mr. Michaels is a party and is subject to the permanent injunction more particularly described in the Section of the Registration Statement entitled "LEGAL
PROCEEDINGS." Mr. Michaels has also been and is subject to a cease and desist order issued by the Pennsylvania Securities Commission issued February 27, 1989 prohibiting the Company, Mr. Michaels and other executive officers from violating Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     JEFFREY S. KRAMER, Senior Vice President, Chief Financial Officer, Chief Operating Officer, Secretary-Treasurer and Director, has held these positions since 1989 and is entitled to retain these positions with the Company until the next annual meeting of the Company's shareholders. Mr. Kramer is also a director, vice president and the secretary-treasurer of Equatorial Resources, Ltd. and a director and the secretary-treasurer of Kalimantan Resources, Ltd. He has held management positions with Continental Cafes. As Chief Financial
Officer, Mr. Kramer's responsibilities include business affairs, contract administration, public relations and broker and shareholder relations. Mr. Kramer was also responsible for management oversight of the Nevada Property operations since 1995 and was management's liaison in negotiating the Company's settlement with the Securities and Exchange Commission more particularly described in the Section of this Registration Statement entitled "LEGAL PROCEEDINGS." Mr. Kramer is a party and is subject to the regulatory proceedings described in the Section of this Registration Statement entitled "LEGAL PROCEEDINGS" and the action taken by the Pennsylvania Securities Commission detailed above with respect to Mr. Michaels.

     STANLEY J. MOHR, has been Vice President Client Relations with Nevada Manhattan since 1986. Mr. Mohr became a Director in 1992 and is entitled to retain his current positions with the Company until the next annual meeting of the Company's shareholders. He is also a director of Kalimantan Resources, Ltd. Mr. Mohr has been employed as a marketing executive with several mining and mineral related companies and has gained extensive experience in many phases of operations in the mining industry. Mr. Mohr held a real estate license issued by the state of California from 1976 to 1984. Mr. Mohr was a party and is subject to the regulatory proceedings more particularly described in the Section of the Registration Statement entitled "LEGAL PROCEEDINGS."

     EDNA POLLOCK was elected to the Board of Directors on April 3, 1995 and is entitled to retain her position as director until the next annual meeting of the Company's shareholders. Ms. Pollock is a court reporter in North Carolina and has been a shareholder of record since 1989. She has been an active member of the Shareholders' Advisory Committee for several years representing shareholders at Director's meetings. Ms. Pollock is a graduate of Columbia University, New York, New York, having received her bachelor of arts degree in Journalism. She spent twenty-eight years as a freelance reporter for both the federal and state courts in North Carolina and acted in her official capacity as a court reporter at numerous depositions, arbitrations, hearings, and conventions.

     DR. JOE RUDE' III was elected to the Board of Directors on April 3, 1995 and is entitled to retain his position as a director until the next annual meeting of the Company's shareholders. Dr. Rude' is a radiologist and has been practicing his medical specialty since 1977 in Georgia. Dr. Rude' has been a shareholder of record since 1989 and has been an active member of the Shareholders' Advisory Committee for several years representing shareholders at Director's meetings. Since 1995, Dr. Rude' has been a diagnostic radiologist at Quantum Radiology, Atlanta, Georgia. From 1977 to 1995, he was associated with Cobb Radiology Associates, Austell, Georgia, which merged with Quantum Radiology in 1995. Dr. Rude' is a graduate of the University of Texas, Austin, Texas, where he received his bachelor of arts degree in 1966. In 1970, he was awarded a medical degree from the University of Texas Southwestern Medical School, Dallas, Texas. Dr. Rude' is board certified in radiology and served in the United States Air Force as a flight medical officer from 1971 to 1973.

     WILLIAM MICHAELS, Vice President of Client Relations, has served in such capacity or in other capacities since the Company's inception. Mr. Michaels is the father of Christopher D. Michaels, the Company's President and Chairman of the Board. Mr. Michaels is a party and is subject to the regulatory proceedings more particularly described in the Section of the Registration Statement entitled "LEGAL PROCEEDINGS."

     IGNATIUS Z. THEODOROU, President and Director of Equatorial Resources, Ltd. has served in such capacities since the formation of the Company's Brazilian-based subsidiary. Mr. Theodorou is the remaining shareholder of Equatorial Resources, owning twenty percent (20%) of such company. Mr. Theodorou was born in Greece but has spent a substantial portion of the last thirty-seven
(37) years in the United States. Mr. Theodorou holds dual citizenship (Greek and U.S.) and is currently managing the Company's operations in Brazil. His employment experience has included consulting arrangements with Dames & Moore Consulting Company, employment as Managing Director of the Liberian-owned shipping company Crest Lines Inc., and founder and chief executive officers of the timber companies known as Madira Intex, S.A. International Imports and United Amazonian Resources, Limited.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

     The Company has entered into employment agreements dated January 1, 1995, with Christopher D. Michaels and Jeffery S. Kramer relating to their respective positions as executive officers and directors of the Company. Under the terms and conditions of these employment agreements, both Mr. Michaels and Mr. Kramer are required to devote substantially all of their business time and effort during normal business hours to the Company through December 31, 1997. As compensation for the services rendered and to be rendered to the Company, Mr. Michaels is entitled to receive annual salaries equal to One Hundred Forty-Eight Thousand Seven Hundred Twenty-Seven Dollars ($148,727) per annum which Mr. Kramer is entitled to a salary of One Hundred Thirty-Seven Thousand Two Hundred Twelve Dollars ($137,212) per annum. Both the salaries of Mr. Michaels and Mr. Kramer are to be reviewed on each anniversary date of the Agreement by the board of directors for the purposes of either increasing or decreasing such base salary. The Board, however, may not reduce the base salary of either Mr. Michaels or Mr. Kramer by more than twenty percent (20%) of the base salary for the immediately preceding year. In addition, both Mr. Michaels and

Mr. Kramer have each received 900,000 shares of the Company's Common Stock as part of their compensation under the terms of their employment agreements.

     In addition to the base salaries and stock options, both Mr. Michaels and Mr. Kramer are entitled to receive reimbursement on a monthly basis for all reasonable expenses incurred in connection with the performance of their duties under the employment agreement. Mr. Michaels and Mr. Kramer are also entitled to certain fringe benefits (including but not limited to paid vacation and participation in medical insurance plans and employee benefit plans) which now are or may thereafter become available to all executive officers of the Company and such other benefits (if any) as may be authorized from time to time by the board of directors of the Company. The amount of such yearly fringe benefits is approximately $6,500 and $7,700 for Mr. Michaels and Mr. Kramer respectively. The employment agreements also authorize these officers to receive a "merit bonus" ranging between twenty-five percent (25%) and seventy-five percent (75%) of such officer's base salary in the event the Company experiences operating cash flow for a fiscal year equal to not less than One Million Dollars ($1,000,000). Specifically, if the Company's operating cash flow for any fiscal year ranges between One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000), both Mr. Michaels and Mr. Kramer will be entitled to a "merit bonus" equal to twenty-five percent (25%) of his base salary; if the operating cash flow is between Two Million Dollars ($2,000,000) and Three Million Dollars ($3,000,000) for any fiscal year, the "merit bonus" will be equal to fifty percent (50%) of such officer's base pay; and if the Company's operating cash flow is over Three Million Dollars ($3,000,000) or more during any fiscal year, during the term of the Agreement, such officer's "merit bonus" will be equal to seventy-five percent (75%) of such officer's base salary. In the event of termination of the employment agreement by the Company for cause or by such officer without cause, the "merit bonus" is not required to be paid. In the event of termination for any other reason, the "merit bonus" will be prorated for the fiscal year in which termination occurs.

     The employment agreements with Messrs. Michaels and Kramer contain a covenant prohibiting such officer from engaging directly or indirectly as a principal partner or director or officer of any business competitive with the Company. However, such officer may hold up to a five percent (5%) equity interest in any entity engaged in a business competitive with the Company without violating such covenant.

     The agreements contain provisions for termination in the event of such officer's permanent disability, death, or for cause. In addition, the agreements provide for severance compensation equal to such officer's highest monthly base salary times thirty-six. Both Mr. Michaels and Mr. Kramer also possess an option to acquire up to twenty-five percent (25%) of the number of then outstanding shares of the Company's capital stock at a price of five cents per share in the event of an occurrence of a "Change in Control." For the purposes of such employment agreements, the term "Change in Control" shall be deemed to have occurred if the Company sells substantially all of its assets to a single purchaser or to a group of associated purchasers in a single transaction or series of related transactions; shares of the Company's outstanding capital stock constituting more than twenty percent (20%) of the voting power of the Company's outstanding capital stock are sold, exchanged, or otherwise disposed of in one transaction or in a series of related transactions; or the Company is a party to a merger or consolidation in which the Company is not the surviving entity or the Company's shareholders receive shares of capital stock of the new or continuing corporation constituting less than eighty percent (80%) of the voting power of the new or continuing corporation.

     The Company has engaged the services of Arthur J. Mendenhall to act as project geologist for the Nevada Property. His duties include acting as the on-site representative of the Company and to provide geological exploration and mining grade control of the Nevada Property on a daily basis.

     Mr. Mendenhall is an experienced mining geologist. He received his bachelor of science degree in 1971 and his master of science degree in geology from Utah State University, Logan, Utah. Mr. Mendenhall's work experience includes roles supervising and monitoring the work of senior geologists in the coring and sampling of ore; working as senior geologist in the sampling and mapping of tertiary volcanic rock formations in gold exploration projects; collecting cuttings and core samples for geochemical analyses; drafting drill hole cross sections; and supervised drilling operations for bentonite and iron ore. Mr. Mendenhall has completed the Occupational & Safety Hazard Agency ("OSHA") forty-hour hazardous waste site training course and OSHA'S refresher course, and has attended other geological seminars and courses relevant to mining. Mr. Mendenhall is a registered geologist in the Commonwealth of Pennsylvania and a member of the Geological Society of America.

AGREEMENT WITH GOLD KING MINES CORPORATION

     On April 1, 1995,  the Company  entered  into an  Agreement  with Gold King
Mines Corporation ("Gold King"), Denver, Colorado. Under the terms of this Agreement, Gold King has agreed to provide the services of William R. Wilson on a consulting basis at the rate of $400 per day. The initial term of the consulting agreement was through December 31, 1995, and extended for one-year periods upon mutual agreement between Gold King and the Company. Gold King and the Company have extended this consulting agreement for two years.

     Mr. Wilson has provided various services to the Company including the preparation of the Business Plan. Mr. Wilson possesses a professional degree in metallurgical engineering from the Colorado School of Mines, Golden, Colorado, and has been awarded a Master's in Business Administration from the University of Southern California, Los Angeles, California. In his more than thirty years of experience, Mr. Wilson has, for the past fifteen years served in various seniority executive capacities with engineering, construction, and consulting firms, many of such capacities as president or the chief executive officer of mining companies operating in the United States and internationally. Mr. Wilson is the past chairman of the Colorado Mining Association. Gold King is a subsidiary of Sheridan Reserve Corporation, a publicly-traded resource company based in Toronto, Canada.

     Mr. Wilson's primary responsibility to the Company has been and will be to act as project manager for the Nevada Property and to act as the Company's representative to Harrison Western Mining & Construction Company, the mining contractor for the Nevada Property. Mr. Wilson will also provide technical and managerial consulting to the Company on the Indonesian Property.

AGREEMENT WITH BEHRE DOLBEAR & COMPANY, INC.

     The Company entered into a Consulting Services Agreement (the "Consulting Agreement") with Behre Dolbear & Company, Inc. ("Behre Dolbear"), an internationally recognized mining consulting firm. Under the terms of the Consulting Agreement, Behre Dolbear will be responsible for providing independent technical advisory services relating to the Indonesian Property. Such services initially require Behre Dolbear to advise and validate the exploration program contemplated by the Company, and would include related technical input for other aspects of project development. The term of the Consulting Agreement is for six months or upon satisfactory completion of the consulting services contemplated prior to such expiration date. The Company has agreed to pay Behre Dolbear the hourly rate of $137.50 up to a maximum of $1,100 per diem for the services contemplated under the Consulting Agreement and has committed to utilize Behre Dolbear a minimum of two days per month. Unused days will accrue under the Consulting Agreement but will be forfeited if not utilized prior to the expiration of the term of the agreement. The Company must also reimburse Behre Dolbear for any travel, reasonable and necessary lodging expenses (including meals), telegram, cable, telex charges; a 2.5% "flat" labor charge in lieu of actual telephone charges; printing, copies, reproduction, and fax charges; postage, courier, express, and freight charges; use of personal automobiles; royalties on computer software; professional liability insurance (assessed on a 1.5% flat fee basis); clerical fees at the rate of $35 per hour and other costs and expenses incurred by Behre Dolbear and/or its personnel in performing the services contemplated by the Consulting Agreement.

AGREEMENT WITH BRITISH FAR EAST HOLDINGS LTD.

     On April 30, 1997, the Company entered into a financial and management services agreement with British Far East Holdings Ltd. ("BFE"). Under this agreement, BFE has agreed to provide the personal services of Arthur Lipper III to the Company for a period of thirty-six months to assist the Company with respect to financial and business matters. The Company has agreed to pay BFE $5,000 per month for the first three days of service and $1,000 per diem for each additional day of service rendered by Mr. Lipper under the contract. The agreement also grants to BFE warrants to purchase up to 100,000 shares of the Company's Common Stock at one hundred twenty percent (120%) of the April 30, 1997 market price of $5.75 per share (subject to adjustment for certain events) vesting at the rate of thirty-three and one-third percent (33 1/3%) per year after the first twelve months of service. In addition to the services provided under the contract, Mr. Lipper has also tentatively agreed to join the Company's Board of Directors subject to his completion of due dilegence of the Company's operations.

AGREEMENT WITH ECO-RATING INTERNATIONAL

     In order to better assure compliance with applicable Brazilian environmental laws and regulations, the Company has entered into an agreement with Eco-Rating International, Zurich, Switzerland ("Eco-Rating"). Under the terms of the agreement, Eco-Rating has agreed to develop an "eco-efficiency model" designed to establish environmental management guidelines for the Company's operations in Brazil. It is the objective of the Company to establish a reputation as a leader in the timber industry in environmentally-related issues and to develop its properties in a manner best designed to properly reclaim any areas harvested pursuant to its concessions.

SHAREHOLDERS' ADVISORY COMMITTEE

     In 1989, the Company formed a Shareholder Advisory Committee (the "Advisory Committee") comprised of up to 12 outside shareholders. The purpose of the Advisory Committee is to participate in directors' meetings and compensation meetings, as well as planning meetings related to all aspects of corporate development. Members are selected annually from a group of shareholders who respond to Company inquiries regarding interest in participating on the Advisory Committee. Membership is rotated annually. One of the primary purposes of this Committee is to provide independent, shareholder participation in critical decisions relating to overall corporate strategy.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The table set forth below identifies the compensation paid to the Company's executive officers for the last three completed fiscal years (i.e. fiscal years ending May 31, 1995; May 31, 1996; and May 31, 1997):


                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                            -----------------------------------------------------
                                                                                     AWARDS                       PAYOUTS
                                       ANNUAL COMPENSATION                  -------------------------     -----------------------
                         ------------------------------------------------   RESTRICTED     SECURITIES                    ALL
       NAME AND                                              OTHER            STOCK        UNDERLYING       LTIP        OTHER
       PRINCIPAL                                             ANNUAL          AWARD(S)      OPTIONAL/      PAYOUTS    COMPENSATION
       POSITION          YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)      ($)          SARS(#)         ($)          ($)
-----------------------  ----   ---------   --------   ------------------   ----------     ----------     --------   ------------

Christopher Michaels,
President..............  1997   $251,299      --             $6,264            --             10,000(2)     --           --
and Chairman of the
  Board                  1996   $100,449      --             $6,316          $225,000(3)      10,000        --           --
                         1995   $148,727      --             $5,712            --             10,000        --           --
                                              --                               --             10,000        --           --
Jeffrey Kramer, Senior
  Vice.................  1997   $224,397      --             $8,080            --             10,000(2)     --           --
President and Director   1996   $117,791      --             $7,658          $225,000(3)      10,000        --           --
                         1995   $137,212      --             $6,564            --             10,000        --           --

                                              --                               --             10,000        --           --

---------------

(1) The Company incurs the annual cost of health insurance for Messrs. Michaels and Kramer and their respective dependents.

(2) The Company has granted stock options to all members of its board of directors in the amount of 10,000 shares per full year of service as an active member of the board. These options may be exercised at $1.00 per share of Common Stock. Options may not be exercised after the expiration of 10 years from the date of the grant and are nontransferable other than by inheritance. As of the date of this Registration Statement, the Company has granted options aggregating 110,000 shares to Mr. Michaels and 80,000 shares to Mr. Kramer.

(3) The Company granted Messrs. Michaels and Kramer the option to purchase 900,000 shares of Common Stock each at an average price of $1.50 per share. These options were exercised during the year ended May 31, 1996, at which time the Company's board of directors agreed to issue these shares for services rendered. The Company has valued these restricted securities to be worth twenty-five cents ($.25) per share.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The table set forth below provides certain information concerning individual grants of stock options and stock appreciation rights (whether granted in connection with stock options or as "freestanding" rights made during the last fiscal year of the Company ending May 31, 1997) to each of the named executive officers, directors, and/or others noted below:

                                                 INDIVIDUAL GRANTS
                                   ----------------------------------------------
                                   NUMBER OF SECURITIES   % OF TOTAL OPTIONS/SARS
                                   UNDERLYING OPTIONS/          GRANTED TO            EXERCISE
                                           SARS                  EMPLOYEES            OR BASE      EXPIRATION
              NAME                      GRANTED(4)            IN FISCAL YEAR        PRICE($/SH)       DATE
---------------------------------  --------------------   -----------------------   ------------   -----------

Christopher D. Michaels(1).......         110,000                    10%               $ 1.00      May 31, '06
Jeffrey S. Kramer(1).............          80,000                    14%               $ 1.00      May 31, '06
Stanley Mohr(1)..................          50,000                    25%               $ 1.00      May 31, '06
Edna Pollock(1)..................          20,000                   100%               $ 1.00      May 31, '06
Joe Rude' III(1).................          20,000                   100%               $ 1.00      May 31, '06
Lloyd S. Pantell, Esq.(4)........         100,000                   100%               $ 4.00      May 31, '06

---------------

(1) The Company has granted stock options to all members of its board of directors pursuant to Stock Option Agreements executed at various times. Under the terms of these agreements, each director has been granted options to purchase 10,000 shares of Common Stock per full year of service. The exercise price for such options is $1.00 per share. The years in which stock options were initially granted to each respective board member are as follows: Christopher Michaels, 1986; Jeffrey Kramer, 1989; Stanley Mohr, 1993; Edna Pollock, 1996; and Joe Rude' III, 1996. In 1996, the Stock Option Agreements relating to Messrs. Michaels, Kramer and Mohr were extended so that they may be exercised through May 31, 2006. The remaining may not be exercised after the expiration of ten (10) years from the date of grant and are nontransferable other than by inheritance.
(2) Mr. Pantell is an attorney who is a principal in Lloyd S. Pantell, APLC who has provided substantial legal services to the Company. Under the terms of the option agreement, Mr. Pantell has been granted options to purchase 100,000 shares of Common Stock. The exercise price of such options is $4.00 per share. The options may be exercised at any time through May 31, 2006 and are non-transferable other than through inheritance.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                          NUMBER OF UNEXERCISED
                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                              OPTIONS/SARS                    IN-THE-MONEY
                         SHARES ACQUIRED                     AT MAY 31, 1997                  OPTION/SARS
                           ON EXERCISE      VALUE             EXERCISABLE/                  AT MAY 31, 1997
         NAME                  (#)         REALIZED           UNEXERCISABLE                   EXERCISABLE/
          (A)                  (B)           (C)                   (D)                      UNEXERCISABLE(E)
-----------------------  ---------------   --------   -----------------------------   ----------------------------

Christopher D.
  Michaels.............            0              0              110,000                        $550,000

Jeffrey S. Kramer......            0              0               80,000                        $400,000

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     During the last fiscal year the company entered into certain transaction with Jeffrey S. Kramer, an officer and Director of the Company who is more particularly described in the Section of this Registration Statement entitled "MANAGEMENT." Specifically, as of August 2, 1997, Mr. Kramer has lent the Company an aggregate of $258,000 which is evidenced by promissory notes payable in his name (the "Notes"). The Note are: unsecured, payable on demand and bare interest at the rate of 6.6%. As of this time, no payment demand has been made on the Notes.

                               LEGAL PROCEEDINGS


     In May 1989, the Company received notice that the Securities and Exchange Commission (the "Commission") had commenced an informal investigation into the Company's compliance with the registration and disclosure requirements of the Securities Act of 1933 (the " '33 Act") and the Securities Exchange Act of 1934 (the " '34 Act"). Thereafter the Commission commenced an extensive review of the Company's books and records relating to the Company's business and mining operations, its capital raising activities, and its financial condition and history. Through all stages of the investigation, the Company voluntarily cooperated with the Commission.

     On August 3, 1993, the Commission and the Company agreed to terminate the Commission's investigation by the entry of a consent judgment against the Company and certain of the Company's past and present key employees. These key employees include Christopher D. Michaels, Jeffrey Kramer and Stanley Mohr. The terms and conditions of the consent judgment can be summarized as follows:

          1. The Company neither admitted nor denied any of the allegations alleged by the Commission;

          2. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained and enjoined from violating section 5 of the '33 Act or from selling securities in interstate commerce unless and until a registration statement is in effect or the security or transaction is exempt from the registration provisions of the '33 Act and/or the '34 Act;

          3. The Company and its officers, agents, servants, employees, and others receiving actual notice of the consent judgment are permanently restrained from engaging in any transaction, practice, or course of conduct, employing any course of conduct, or obtaining any money or property by means of an untrue statement of a material fact, or any omission to state a material fact, necessary to make the statements made in light of the circumstances under which they were made not misleading in violation of the antifraud provisions of the '33 Act and the '34 Act.

     As part of the consent judgment, the Company was required to engage an independent certified public accountant to conduct a full and complete analysis of the disposition of all funds received by the Company from investors and, to the extent so discovered, to disgorge all ill-gotten gains.

     On April 7, 1994, in response to the audits completed by the certified public accountant, the Company and the Commission entered into a stipulation regarding the resolution of all outstanding issues which then existed, which stipulation was entered as an order by the United States District Court for the Central District of California. Such stipulation contained an acknowledgement that the Company and its executive officers had received no ill-gotten gains as a result of prior activities by the Company in offering and selling its securities, and that the consent judgment resolved once and for all, all issues raised by the Commission as a result of the Company's prior activities. The Company and the persons named in the formal order of investigation were not required to pay any fines or required to disgorge any monies previously received by it in connection with its securities.

     On February 27, 1989, the Pennsylvania Securities Commission issued a cease and desist order against the Company and Christopher D. Michaels, Jeffrey S. Kramer, Stanley J. Mohr, and William Michaels prohibiting them from violating
Section 201 of the Pennsylvania Securities Act of 1972 relating to the sale of unregistered "penny stocks."

     As a result of the foregoing regulatory and judicial actions, the Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 promulgated under the '33 Act and may not be able to rely upon certain private placement exemptions afforded by applicable state blue sky laws in connection with the offer and sale of securities in a transaction which qualifies as exempt from qualification under the '33 Act. In such cases, the Company would be required to register/qualify the transaction under said blue sky laws, which would likely increase the cost of, and extend the time for completing, any private placement of securities.

     On November 4, 1996, the Company filed a complaint (the "Action") in Nye County, Nevada against Marlowe Harvey, Maran Holdings Inc., Calais Resources Inc., and Argus Resources, Inc. (the "Harvey Entities"). The complaint in the Action alleges, amongst other things, that the Harvey Entities breached their obligations under various agreements (including the October 20, 1995 amendment to the Joint Venture Agreement discussed in further detail in the Section of this Registration Statement entitled "Properties" -- The Nevada Property"). The Action, as amended, is seeking a judicial declaration that the Harvey Entities do not have any joint venture or real property interest in the mining claims included within the Nevada Property. The Action also seeks compensatory damages and other financial relief based on the Harvey Entities' breach of contract and other causes of action.

     During April 1997 the Company through its counsel filed a first amendment to its complaint in the action. Counsel for the Harvey Entities filed answers and a counterclaim in the Action during July 1997. In their answer, the Harvey Entities have generally denied the allegations of the first amended complaint and have raised various affirmative defenses. In their counterclaims, the Harvey entities are seeking an injunction preventing the Company from conducting activities related to the Nevada Property pending resolution of the issues in the Action and compensation and punitive damages and other financial relief based on breach of contract and other causes of action.


     In July 1997, the Harvey Entities moved for a Preliminary Injunction against the Company preventing it from conducting further activities at the Manhattan Project without their consent, from issuing press releases describing certain real property as being wholly owned by the Company, and from using the same as security for loans. After a two-hour hearing on September 4, 1997, the court refused to issue an injunction against the Company. Pursuant to stipulation, the parties have agreed not to interfere with one another's operations on the Nevada Property. Additionally, the Company has agreed not to further encumber the Nevada Property pending trial. A trial date has been set for April 30, 1998.


     If the Company is successful in obtaining specific performance of the agreement alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada property. Regardless of whether the Company is successful in the Action, it will continue to own at lease a fifty percent (50%) undivided interest in the Nevada Property by virtue of its contractual rights.

     If the Company is successful in obtaining specific performance of the agreements alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada Property.


        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS


     The authorized capital stock of the Company consists of 50,000,000 shares of which 49,750,000 shares are Common Stock with a par value of one cent ($.01) per share and 250,000 shares of Series A Preferred Stock with a par value of $1.00 per share and convertible into Common Stock on the terms and conditions hereinbelow described. As of February 28, 1997, there were 12,208,412 shares of the Company's Common Stock issued and outstanding and 228,919 shares of the Preferred Stock issued and outstanding. The average price paid per share for the Common Stock to date has been approximately $2.00 per share while the price per share paid for the Preferred Stock has been $10.00 per share, with an effective conversion price (determined on the basis of one-for-ten conversion rights accorded the Preferred Stock shareholders) to be $1.00 per share.

     The following description of the capital stock of the Company and certain provisions of the Company's Amended Articles of Incorporation and Certificate of Determination of Preferences of Series A Preferred Stock is a summary and is qualified in its entirety by the provisions of those documents which have been filed as exhibits to the Company's Registration Statement of which this Registration Statement is a part.

PUBLIC MARKET

     The Company received approval for trading of its Common Stock on the Electronic Bulletin Board (NASDAQ) in March 1996. From the period from December 1995 until March 1996, the Company published "bid" and "ask" prices on the "pink sheets". The low and high prices for the Common Stock since commencement of quotations are as follows:

 HIGH                 DATE                 LOW                  DATE
------    ----------------------------    ------    ----------------------------
$14.50    March 3, 1997                   $1.25     December 1995

     Over the past six months the average monthly volume of trading of the Company's Common Stock has been approximately 800,000 shares. Prospective Investors should be aware that the volume of trading on the Electronic Bulletin Board traditionally has been limited and there can be no assurance that the Electronic Bulletin Board will provide an effective market for a shareholder to sell his or her Common Stock of the Company.



     For the periods ended May 31, 1996 and May 31, 1997, there were 834 and 1,140 shareholders respectively. As of August 31, 1997, there were 808 shareholders of record.



     The Company has applied for listing with the American Stock Exchange ("AMEX") by requesting a preliminary listing eligibility opinion. The Company has also applied for listing with the Philadelphia Stock Exchange.


     The high and low interdealer prices for the calendar quarters since trading began on the Electronic Bulletin Board (without retail markup, markdown or commission) are as follows:

                               QUARTER ENDED            HIGH       LOW
            -----------------------------------------  -------   -------
            December 31, 1995........................  $  1.25   $  1.25
            March 31, 1996...........................  $  2.44   $  1.35
            June 30, 1996............................  $  3.75   $ 1.812
            September 30, 1996.......................  $  4.25   $ 2.125
            December 31, 1996........................  $10.375   $ 2.875
            March 31, 1997...........................  $ 14.50   $  6.00
            June 30, 1997............................  $  9.75   $3.0625

OPTIONS AND STOCK APPRECIATION RIGHTS

     The table set forth below provides certain information concerning individual grants of stock options and stock appreciation rights (whether granted in connection with stock options or as "freestanding" rights made during the last fiscal year of the Company ending May 31, 1997) to each of the named executive officers noted below:

                                                     INDIVIDUAL GRANTS
                                                ----------------------------
                                                 NUMBER OF      % OF TOTAL
                                                SECURITIES       OPTIONS/
                                                UNDERLYING         SARS
                                                 OPTIONS/       GRANTED TO       EXERCISE
                                                   SARS         EMPLOYEES        OR BASE      EXPIRATION
                     NAME                       GRANTED(4)    IN FISCAL YEAR   PRICE($/SH)       DATE
----------------------------------------------  -----------   --------------   ------------   -----------

Christopher D. Michaels.......................    110,000            10%          $ 1.00      May 31, '06
Jeffrey S. Kramer(1)..........................     80,000            14%          $ 1.00      May 31, '06
Stanley Mohr(1)...............................     50,000            25%          $ 1.00      May 31, '06
Edna Pollock(1)...............................     20,000           100%          $ 1.00      May 31, '06
Joe Rude' III(1)..............................     20,000           100%          $ 1.00      May 31, '06
Lloyd S. Pantell, Esq.(2).....................    100,000           100%          $ 4.00      May 31, '06

---------------

(1) The Company has granted stock options to all members of its board of directors pursuant to Stock Option Agreements executed at various times. Under the terms of these agreements, each director has been granted options to purchase 10,000 shares of Common Stock per full year of service. The exercise price for such options is $1.00 per share. The years in which stock options were initially granted to each respective board member are as follows: Christopher Michaels, 1986; Jeffrey Kramer, 1989; Stanley Mohr, 1993; Edna Pollock, 1996; and Joe Rude' III, 1996. In 1996, the Stock Option Agreements relating to Messrs. Michaels, Kramer and Mohr were extended so that they may be exercised through May 31, 2006. The remaining may not be exercised after the expiration of ten (10) years from the date of grant and are nontransferable other than by inheritance.

(2) Mr. Pantell is an attorney who is a principal in Lloyd S. Pantell, APLC who has provided substantial legal services to the Company. Under the terms of the option agreement. Mr. Pantell has been granted options to purchase 100,000 shares of Common Stock. The exercise price of such options is $4.00 per share. The options may be exercised at any time through May 31, 2006 and are non-transferable other than through inheritance.

     OUTSTANDING WARRANTS

     The Company has issued warrants to purchase Common Stock to a number of persons and entities. The following chart summarizes such issuances and details the terms of each parties warrants:



                              OUTSTANDING WARRANTS

                                              EXERCISE        ISSUANCE          EXPIRATION
                  NAME             AMOUNT       PRICE            DATE               DATE
---------------------------------- -------     --------     --------------     --------------

Holston, John                      100,000      $ 1.50        Oct. 8, 1996       Apr. 7, 1998
Weissberg, David                   125,000      $ 2.50       Nov. 26, 1996      Nov. 25, 1998
Renneisen, Irv                     125,000      $ 2.50       Nov. 26, 1996      Nov. 25, 1998
Silenus Limited                     62,500      $ 8.00      April 17, 1997     April 16, 2002
British Far East Holdings, Ltd.    100,000      $ 6.90      April 30, 1999                N/A
Magerman, Alan                     350,000      $ 4.06        June 2, 1997       June 1, 2002
Austat Anstalt Schaan               25,000      $ 6.75       July 15, 1997      July 16, 2002
Mary Park Properties                20,000      $ 6.75       July 15, 1997      July 16, 2002
UFH Endowment, Ltd.                 25,000      $ 6.75       July 15, 1997      July 16, 2002
Mendel Group, Inc.                   5,250      $ 6.75       July 15, 1997      July 16, 2002


     Several of the warrant holders listed above were granted registration rights on the underlying Common Stock. As a result the Company is registering such shares pursuant to this Offering. Specifically, Silenus Limited, Austat Anstalt Schaan, Mary Park Properties, UFH Endowment, Ltd. and the Mendel Group, Inc. were granted such rights. See "REGISTRATION RIGHTS."


                     RECENT SALE OF UNREGISTERED SECURITIES

     From the period March 1, 1994, through February 28, 1997, the Company offered and sold 8,342,619 shares of its Common Stock and 228,319 shares of Preferred Stock. In addition, the Company concluded the private placement of its Debentures in a negotiated transaction with certain investors more particularly described in the Section of the Registration Statement entitled "Description of Securities Being Registered." With the exception of the placement of the Debentures, these sales were made primarily to its existing shareholders. The Company has relied upon applicable exemptions from the registration requirements of the Federal Securities Laws and upon compatible exemptions from securities registration under applicable state ("blue sky") laws. In the event that it is determined that the Company sold and issued these securities without complying with either the Federal Securities Laws or blue sky laws, the purchasers of these securities may have the right to rescind the sale of these securities and to recover the purchase price paid to the Company plus interest accrued on such purchase price. The Company does not currently have funds with which it could repay the purchase price and accrued interest from any prior sale of securities. Moreover, it is doubtful that the Company could continue operations if a significant number of existing shareholders were to seek to rescind their purchases of securities. The financial statements of the Company do not reflect a contingent liability for any such rescission rights.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

     The following description of the capital stock of the Company and certain provisions of the Company's Amended Articles of Incorporation and Certificate of Determination of Preferences of Series A Preferred Stock is a summary and is qualified in its entirety by the provisions of those documents which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The issued and outstanding shares of Common Stock, including the shares being offered hereby, are validly issued, fully paid and nonassessable. Subject to the rights of holders of Preferred Stock, the holders of outstanding shares of the Common Stock are entitled to receive dividends out of assets legally available therefor at such time and at such amounts as the board of directors may, from time to time, determine. See "Dividend Policy." The shares of Common Stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive, pro rata, the assets of the Company which are legally available for distribution after payment of all debts and other liabilities and subject to the rights of any holders of the Preferred Stock then outstanding. Before declaring any dividends, the board of directors may set apart out of any funds of the Company available for dividends such sum or sums as they may, from time to time, deem in their discretion to be proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Company. Each outstanding share of the Common Stock is entitled to one vote on all matters submitted to a vote of stockholders if there is no cumulative voting in the election of directors.

PREFERRED STOCK

     The Company's Amended Articles of Incorporation and its Certificate of Determination of Preferences of Series A Preferred Stock authorized the Company to issue up to 250,000 shares of the Preferred Stock. The holders of the Preferred Stock are entitled to receive dividends at the rate of eight percent per annum of the original issue price per share out of any funds legally viable therefor payable on each January 1, April 1, July 1, and October 1 after the issuance of the Preferred Stock. Dividends on the Preferred Stock are cumulative so that if the full dividends in respect of any preference dividend is not paid, the deficiency will be fully paid or declared and set apart for such shares (without interest) before any dividend or other distribution is paid on or declared or set apart for any other class or series of the Common Stock or preferred shares of the Company. The Company enjoys the right to pay any dividend on the Preferred Stock in cash or through the issuance of additional shares of Preferred Stock or Common Stock having an issue price equal to the amount of the dividend or through a combination of cash and stock. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of the Preferred Stock will be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class of preferred shares of the Company an amount equal to $10 per share plus a further amount equal to any dividends declared but unpaid on such shares. In the event of any consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company, or a series of related instructions in which more than fifty percent of the voting power of the Company is disposed of, holders of the Preferred Stock will not be entitled to treat such event as a liquidation, dissolution, or winding up of the Company The Company has and intends to implement the right granted to each holder of the Preferred Stock to convert each such share into 10 shares of fully priced and nonaccessible shares of the Common Stock as of the date of this Registration Statement.

CONVERTIBLE DEBENTURES

     The Company recently completed two private placements of Convertible Debentures in the aggregate amount of $3,505,000. The private offerings were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. The terms of the offerings were as follows:

     On April 14, 1997, the Company entered into a Subscription Agreement with Silenus Limited ("Silenus") in a negotiated private placement. This transaction was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued $2,000,000 of 8% Senior Secured Convertible Debentures due March 31, 2000 (the "Debentures") and granted to Silenus a warrant to purchase 62,500 shares of the Company's Common Stock (the "Warrant").

     The Debentures may be converted into shares of Common Stock at any time commencing June 2, 1997 through August 16, 1997 at a price equal to the lesser of: seventy-five percent (75%) of the closing bid price of the Common Stock on April 16, 1997 (i.e. 75% X $8.00, or $6.00 per share); seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding ("tranche"); or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. If conversion is made after August 16, 1997, the conversion price will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards.

     The Company is required to use its "best efforts" to cause the Registration Statement to become effective prior to August 16, 1997. If the Registration Statement does not become effective by August 16, 1997, the Company is required to pay liquidated damages to Silenus equal to two percent (2%) of the Debentures for the first thirty (30) days and three percent (3%) per month thereafter until the Registration Statement becomes effective.

     Provided Silenus and the Company fund at least two tranches of $2,000,000 each, Silenus will be entitled to a right of first refusal for one year to participate in all or any part of any equity securities (i.e., stock or securities convertible into equity) subsequently issued or proposed to be issued by the Company. In addition, the Company will be prohibited from issuing any of its securities at a discount (other than in connection with any merger, acquisition, or certain benefit plans) for a period of ninety days following the funding of the last tranche. The Company may notify Silenus that a funding is requested at any time after the effective date of the Registration Statement until the funding of the last tranche. In such event, should Silenus elect not to fund the tranche so requested, the Company may issue its securities at a discount to a third party, provided a public distribution of the securities sold to such third party is not made until at the earlier of: ninety days following the effective date of the Company's Registration Statement on Form 10 or the date on which at least seventy-five percent (75%) of the Debentures are converted.

     Until Silenus has converted at least seventy-five percent (75%) of the Debentures, a deed of trust on the Nevada Property and the pledge of 1,000,000 shares of Common Stock will secure the Debentures.

     On July 17, 1997 the Company entered into Subscription Agreements with, Mary Park Properties, UFH Endowment Fund, Ltd., Austat Anstalt Schaan, and the Mendel Group (the "Investor Group") in a negotiated private placement. This transaction was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued $1,505,000 of 8% Senior Convertible Debentures due July 1, 2002 (the "July Debentures") and granted to the Investor Group warrants to purchase an aggregate of 75,250 shares of the Company's Common Stock (the "July Warrants").

     The July Debentures may be converted into shares of Common Stock at any time commencing July 18, 1997 through July 1, 2000 at a price equal to Seventy-five percent (75%) of the Market Price (as defined below) of the Common Stock for all conversions for which notice is received after the date hereof. For purposes of this Section 4, the "Market Price" shall be the lesser of (a) the closing bid price of the Common Stock on the day prior to closing; or (b) the average closing bid price of the Common Stock for the five (5) New York Stock Exchange Trading days immediately preceding each conversion date, in each case as reported by the National Association of Securities Dealers Automated Quoting System, or as reported by the American Stock Exchange of the Common Stock shall then be listed in trading upon such exchange.

     The July Debentures bear interest at a coupon rate of 8% per annum. Such interest is payable quarterly on the last calendar day of June, September, December and March of each year. Interest may be paid in either cash or Common Stock and will continue to accrue until payment in full of the principal amount of the July Debentures has been made or duly provided for.

     The Company is required to use its "best efforts" to cause the Registration Statement to become effective prior to November 14, 1997. If the Registration Statement does not become effective by November 14, 1997, the Company is required to pay liquidated damages to the Investor Group equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective.

     The Company has also issued to the Investor Group warrants to purchase 75,250 shares of Common Stock. The warrant may be exercised at any time up to and through July 16, 2002 at the price of $6.75 per share. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events.

     In order to provide for the issuance of all shares of Common Stock which may be issued pursuant to the Subscription Agreement and Warrants, the Company agreed to register approximately 370,000 shares of Common Stock.

DIVIDENDS

     The Company has not paid cash dividends on any of its Common Stock and does not anticipate paying any cash dividends on any of its Common Stock for the foreseeable future. Holders of the Preferred Stock are entitled to an annual cash or stock dividend offered at the rate of eight percent (8%) per year payable out of any funds legally available therefor and payable on January 1, April 1, July 1, and October 1 of each year. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series.

     As of the date of this Registration Statement, no accrued quarterly dividends payable to the holders of the Preferred Stock (which were $160,500 as of May 31, 1997) have been paid. Management of the Company is presently scheduling payment of accrued dividends in Common Stock as authorized in the Company's "Certificate of Determination of Preferences of Series A Preferred Stock" filed with the Nevada Secretary of State on October 25, 1995 at the time that the Preferred Stock is converted into Common Stock on or before the earlier of the effective date of this Registration Statement or December 31, 1997.

                              REGISTRATION RIGHTS

     The Company has entered into agreements with various shareholders to attempt to effect registration of their shares under the '33 Act pursuant to the filing of Form SB-2. The following table identifies such shareholders and the amount of Common Shares to be registered:

                                     SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                        OWNED PRIOR TO         NUMBER OF SHARES         OWNED AFTER
                                           OFFERING             BEING OFFERED            OFFERING
                                    ----------------------     ----------------     -------------------
              NAME                  NUMBER      PERCENT(1)     MIN.      MAX.        NUMBER     PERCENT
--------------------------------    -------     ----------     ----     -------     --------    -------

Silenus Limited.................     42,244(2)      .28%          0     700,000(3)   700,000     4.69%
  c/o Betuvo AG,
  Baoerostrase 73
  Postfach 6302
  Zug, Switzerland

Mary Park Properties............     98,431(4)      .66%          0      98,431       98,431      .66%
  3 Tora Mezion Street
  Jerusalem, Israel

UFH Endowment, Ltd..............    123,040(4)      .82%          0     123,040      123,040      .82%
  c/o CH Financial Services
  160 Central Park South
  Suite 3212
  New York, NY

Austat Anstalt Schaan...........    123,040(4)      .82%          0     123,040      123,040      .82%
  7440 Fuerstentium
  Liechtenstein,
  Landstrassa 163

Mendel Group, Inc...............     25,838(4)      .17%          0      25,838       25,838      .17%
  17 West 17 Street
  8th Floor
  New York, New York 10011

Irv Reneisson...................    100,000         .67%          0     100,000      100,000      .67%
  660 Newtown/Yardley Road
  Newtown, Pennsylvania 18940

Harrison Western................    100,000         .67%          0     100,000      100,000      .67%
  Construction Company
  1208 Quail Street
  Lakewood, Colorado 82015

---------------

(1) Except where otherwise described in these footnotes, the percentages noted in this column represent the ratio that a shareholder's beneficial ownership bears to the total number of shares outstanding and issued as of May 31, 1997 12,273,565, the conversion of all Preferred Stock issued and outstanding as of May 31, 1997, into the Common Stock on a ten-to-one basis (2,283,190 shares of Common Stock) plus the number of stock options issued and outstanding as of February 28, 1997 380,000.

(2) Pursuant to the terms and conditions of the April 14, 1997 Subscription Agreement and related documents, Silenus redeemed $200,000 in Debentures on July 25, 1997 and received 42,244 shares of Common Stock.

(3) The Subscription Agreement requires the Company to register shares of Common Stock to account for the conversion of the 8% Senior Secured Convertible Debentures and the exercise of warrants to purchase Common Stock. To date, only $2,000,000 in Debentures have been issued. 700,000 shares of Common Stock are hereby being registered to assure that there are a sufficient number of shares of Common Stock registered to account for the conversion of all remaining Debentures and the exercise of all 62,500 warrants.

(4) Assumes the conversion of all Debentures at $5.10 per share (based upon 75% of the "bid" price of $6.825 as of July 16, 1997), plus the exercise of all warrants to purchase Common Stock issued in conjunction with the Debentures.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933 (the " '33 Act"). Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of the company. A determination may be made by the shareholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Company may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock and the Preferred Stock is US Stock Transfer Corporation, Glendale, California.

                           LEGAL MATTERS AND AUDITORS

COUNSEL

     Lloyd S. Pantell, APLC has acted as Special Counsel. As such Special Counsel has assisted the Company in the preparation of the Company's Registration Statement under the '34 Act. As required by applicable federal and state securities laws, Special Counsel has rendered an opinion to the effect that, when issued, the Common Stock shall be duly and validly issued in accordance with applicable law.

     As partial compensation for services rendered, the Company has granted Mr. Pantell 100,000 stock options with a strike price of $4.00 per share.

AUDITORS


     The Company has retained Jackson and Rhodes, P.C., Dallas, Texas, to serve as Company's accountants for fiscal year 1997 and Merdinger, Fruchter, Rosen & Corso, P.C. for fiscal year ended 1998. The financial statements accompanying this Registration Statement have been audited by such firms.


                              FURTHER INFORMATION



     The Company has applied for listing on the American Stock Exchange. If approved for listing, certain reports and information not necessarily contained in this Registration Statement will be available for inspection through the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company has applied for listing on the Philadelphia Stock Exchange. If approved for listing, certain reports and information not necessarily contained in this Registration Statement will be available for inspection through the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, PA 19103-3584.

     The Company has and intends to continue to furnish its shareholders annual reports containing financial statements examined by an independent accounting firm and quarterly reports for the first three fiscal quarters of each fiscal year containing interim unaudited financial information.

     This registration statement and all the Company's subsequent filings will be filed through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and are, or will be, publicly available through the Commissions Web site at http://www.sec.gov.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended. This Registration Statement does not contain all of the exhibits and schedules accompanying this Registration Statement. For further information with respect to the Company, reference is made to the Registration Statement and the exhibits and schedules accompanying the Registration Statement on Form SB-2 filed May 28, 1997, and amended July 31, 1997 (Registration Number 333-27923). Copies of the Registration Statement on Form SB-2, as amended, and such exhibits and schedules may be inspected, without charge, at the public reference facility of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


     The following pages contain the financial statements of the Company for the fiscal years ending May 31, 1996, 1997 and 1998.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                (FORMERLY NEVADA MANHATTAN MINING INCORPORATED)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





Independent Auditors' Reports                                         F-2


Consolidated Balance Sheets at May 31, 1997 and 1998                  F-4


Consolidated Statements of Operations
   For the Years Ended May 31, 1996, 1997 and 1998                    F-5


Consolidated Statements of Changes in Stockholders'
 Equity (Deficiency)
   For the Years Ended May 31, 1996, 1997 and 1998                    F-6


Consolidated Statements of Cash Flows
   For the Years Ended May 31, 1996, 1997 and 1998                    F-9

Notes to Consolidated Financial Statements                            F-11


Interim (Unaudited) Financial Statements from the Company's
 Form 10-QSB for the quarter ended August 28, 1998

   Part I - Financial Information
            Item 1 - Financial Statements (Unaudited)                 F-36

            Item 2 - Management's Discussion and Analysis of
                     Financial Condition and Results of Operation     F-42

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
TERRA NATURAL RESOURCES CORPORATION

We have audited the accompanying consolidated balance sheet of Terra Natural Resources Corporation (formerly Nevada Manhattan Mining Incorporated) and Subsidiaries as of May 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terra Natural Resources Corporation and Subsidiaries as of May 31, 1998, and results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has incurred net losses and its current liabilities exceed its current assets. These matters, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                          Certified Public Accountants

New York, New York
September 3, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Terra Natural Resources Corporation


We have audited the accompanying consolidated balance sheet of Terra Natural Resources Corporation (formerly Nevada Manhattan Mining Incorporated) and subsidiaries as of May 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terra Natural Resources Corporation and subsidiaries as of May 31, 1997, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

As discussed in Note 11, the Company has restated its financial statements for the year ended May 31, 1997 to account for the rescission, in December 1997, of the $3,000,000 note agreement with an officer of the Company's Brazilian subsidiary. The effect of the restatement was to decrease long-term debt and Brazilian timber concessions by $2,596,729. As explained in Note 11, the Company has restated its financial statements as of May 31, 1996 and for the year ended May 31, 1997 to provide for impairment of its mining properties in accordance with SEC guidelines. The effect of the restatement was to increase accumulated deficit and decrease property by $947,429 as of May 31, 1996 and $3,120,873 as of May 31, 1997, and increase net loss for the year ended May 31, 1997 by $2,173,444. Accordingly, the accompanying financial statements for the years ended May 31, 1996 and 1997 have been restated to correct the error and the rescission.



                                                     Jackson & Rhodes P.C.


July 28, 1997 (except as to Notes 2 and 11, which
      are as of February 13, 1998)
Dallas, Texas

                                      F-4
              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                             MAY 31
                                                     1997              1998
                                                  ----------         ----------
       ASSETS                                     (Restated)
CURRENT ASSETS
    Cash and Cash Equivalents                     $  559,510        $    81,529
    Accounts Receivable, net of allowance for
     doubtful accounts of $150,000                    58,161            255,027
    Inventories                                            -            108,844
    Prepaid Expenses                                 622,710            283,354
                                                  ----------        -----------
       Total Current Assets                        1,240,381            728,754

PROPERTIES AND EQUIPMENT
    Mineral Properties:
       Domestic                                    2,936,000          2,936,000
       Indonesia                                   2,600,000          1,400,000
    Timber Concessions                               700,000            700,000
    Machinery and Equipment, net                     348,842            355,392

OTHER ASSETS                                               -            265,700
                                                 -----------        -----------
       TOTAL ASSETS                               $7,825,223        $ 6,385,846
                                                 ===========        ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
    Accounts Payable and Accrued Expenses         $  986,273        $ 1,445,106
    Convertible Notes Payable to Stockholders -
      Secured by Common Stock                        405,000          1,366,075
    Notes Payable to Stockholders                    307,321            522,950
    Note Payable to Officer                                -            718,000
    Current Portion of Long-Term Debt                303,818             32,214
                                                 -----------        -----------
       Total Current Liabilities                   2,002,412          4,084,345

    Long-Term Debt                                    72,695             44,327
    Convertible Debentures                         1,333,333          2,313,459
                                                 -----------        -----------
       TOTAL LIABILITIES                           3,408,440          6,442,131
                                                 -----------        -----------
COMMITMENTS AND CONTINGENCIES (Note 7)

MINORITY INTEREST                                          -                  -

STOCKHOLDERS' DEFICIENCY
    Common Stock to be issued                            108                  -
    Preferred Stock, $1 par value, 250,000 shares
     authorized, 176,414 shares issued and
     outstanding                                     228,319            176,414
    Common Stock, $0.01 par value, 50,000,000
     shares authorized and 26,492,543 shares
     issued and outstanding                          122,736            264,926
    Additional Paid-in Capital                    23,699,575         28,715,550
    Accumulated Foreign Currency Translation               -             24,940
    Accumulated Deficit                          (19,633,955)       (29,238,115)
                                                ------------       ------------
       TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)     4,416,783        (    56,285)
                                                ------------       ------------

       TOTAL LIABILITIES STOCKHOLDERS'
           EQUITY (DEFICIENCY)                    $7,825,223       $  6,385,846
                                                 ===========       ============

See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEARS ENDED MAY 31,




                                                1996                1997              1998
                                             ------------        ------------      ---------
                                             (Restated)           (Restated)

REVENUES                                    $          -        $    287,178    $    557,691

COST OF SALES                                          -             261,089         394,708
                                            ------------        ------------    ------------

GROSS PROFIT                                           -              26,089         162,983

EXPLORATION COSTS                                (34,404)         (2,119,042)              -


GENERAL AND ADMINISTRATIVE EXPENSES           (1,428,854)         (4,270,020)     (7,541,328)
                                            ------------        ------------    ------------

NET LOSS FROM OPERATIONS                      (1,463,258)         (6,362,973)    (7,378,355)
                                            ------------        ------------    ------------


OTHER EXPENSES
    Interest Expense                                   -              23,479         624,034
    Write-Off of Mineral Properties                    -                   -       1,200,000
                                            ------------        ------------    ------------
       Total Other Expenses                            -              23,479       1,824,034
                                            ------------        ------------    ------------

NET LOSS                                      (1,463,258)         (6,386,452)     (9,202,392)

CUMULATED PREFERRED DIVIDENDS                    (10,600)            149,500          80,316
                                            ------------        ------------    ------------

NET LOSS ATTRIBUTABLE TO COMMON
    STOCKHOLDERS                             $(1,473,858)        $(6,535,952)    $(9,282,695)
                                             ===========         ===========     ===========

BASIC LOSS PER SHARE                         $(     0.20)        $(     0.61)    $(     0.62)
                                             ===========         ===========     ===========

DILUTED LOSS PER SHARE                       $(     0.20)        $(     0.61)    $(     0.62)
                                             ===========         ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     7,428,081          10,684,176      14,969,621
                                             ===========         ===========     ===========



See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998

                                                       Stock
                                          Stock      Subscrptns      Preferred Stock             Common Stock
                                      to be Issued   Receivable   Shares        Amount       Shares          Amount
                                     --------------   -------     --------    ----------  ----------       --------

   Balance, May 31, 1995             1,232,327        $(50,500)         -            -      4,568,481      $ 46,585

   Issuance of stock -
     previously purchased           (1,232,327)              -     13,150       13,150        554,400         5,544

   Cash received from stock
     subscriptions                           -          50,500          -            -              -             -

   Common shares issued for cash
     in private placement ($.25
     per share)                              -               -          -            -      1,001,000        10,010

   Preferred shares issued for
     cash in private placements
  (principally at $10 per share)             -               -    119,360      119,360              -             -

   Shares Issued for Services                -               -          -            -      1,940,000        19,400

   Shares issued in connection
    with shareholder loan                    -               -          -            -        200,000         2,000

   Preferred Dividend                        -               -          -            -              -             -

   Net Loss (Restated)                       -               -          -            -              -             -
                                       -------         -------    -------    ---------     ----------     --------

  Balance, May 31, 1996               $      -               -    132,510     $132,510      8,353,881      $ 83,539
                                      ========         =======    =======     ========      =========      ========

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit          Total
                                           -----------      -----------------     ------------      ---------

  Balance, May 31, 1995                  $12,305,772       $     -              $(11,624,145)      $1,910,039

  Issuance of stock -
    previously purchased
                                           1,213,633             -                         -                -
  Cash received from stock
    subscriptions                                  -             -                         -           50,500

  Common shares issued for cash
    in private placement ($.25
    per share)                               258,990             -                         -          269,000

  Preferred shares issued for
    cash in private placements
  principally at $10 per share)              816,465             -                         -          935,825

  Shares Issued for Services                 465,600             -                         -          485,000

  Shares issued in connection                 19,000             -                         -           21,000
   with shareholder loan

  Preferred Dividend                               -             -                (   10,600)        ( 10,600)

  Net Loss (Restated)                              -             -                (1,463,258)      (1,463,258)
                                         -----------       -----------          ------------       ----------

                                         $15,079,460       $     -              $(13,098,003)      $2,197,506
  Balance, May 31, 1996                  ===========       ===========          ============       ==========




   See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                    FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998


                                          Stock               Preferred Stock            Common Stock
                                      to be Issued         Shares        Amount       Shares       Amount
                                     --------------        --------    ----------  ----------     ----------

    Balance, May 31, 1996             $     -              132,510     $132,510      8,353,881     $ 83,539

    Shares Issued for Property            108                    -            -        689,200        6,892

    Shares Issued for Accounts
     Payable                                -                    -            -        100,000        1,000

    Shares Issued for Cash                  -               96,409       96,409      1,917,351       19,174

    Shares Issued for Services              -                    -            -         120,000       1,200

    Shares Issued for Conversion
      of Debt                               -                    -            -       1,087,133      10,871

    Conversion of Preferred Stock           -             (    600)      (  600)          6,000          60

    Warrants Issued with Debentures         -                    -            -               -           -

    Other Warrants Issued                   -                    -            -               -           -

    Preferred Dividend                      -                    -            -               -           -

    Net Loss                                -                    -                           -            -
                                      -------              -------    ---------     ----------     --------

    Balance, May 31, 1997             $   108              228,319     $228,319     12,273,565     $122,736
                                      =======              =======     ========     ==========     ========

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit          Total
                                           -----------      -----------------     ------------      ---------

    Balance, May 31, 1996                  $15,079,460      $      -              $(13,098,003)     $ 2,197,506

    Shares Issued for Property               3,293,000             -                         -        3,300,000

    Shares Issued for Accounts
     Payable                                   249,000             -                         -          250,000

    Shares Issued for Cash                   1,888,477             -                         -        2,004,060

    Shares Issued for Services                 238,800             -                         -          240,000

    Shares Issued for Conversion
      of Debt                                1,076,755             -                         -        1,087,626

    Conversion of Preferred Stock                  540             -                         -                -

    Warrants Issued with Debentures            666,668             -                         -          666,668

    Other Warrants Issued                    1,206,875             -                         -        1,206,875

    Preferred Dividend                               -             -                (  149,500)       ( 149,500)

    Net Loss                                         -             -                (6,386,452)      (6,386,452)
                                           -----------       -----------          ------------      -----------

    Balance, May 31, 1997                  $23,699,575         $        -         $(19,633,955)     $ 4,416,783
                                           ===========        ==========          ============      ===========


R
   See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                    FOR THE YEARS ENDED MAY 31, 1996, 1997 AND 1998

                                         Stock                Preferred Stock            Common Stock
                                      to be Issued           Shares       Amount      Shares        Amount
                                      ------------          ----------  ---------    ----------   ----------

    Balance, May 31, 1997             $     108              228,319    $ 228,319    12,273,565     $122,736

    Common Stock Issued For:
      Cash                             (    108)                   -            -      2,165,400      21,654
      Property                                -                    -            -      5,005,000      50,050
      Conversion of Debt and Interest         -                    -            -        582,575       5,826
      Conversion of Debentures                -                    -            -        338,302       3,383
      Collateral for Stockholders Notes       -                    -            -      2,743,698      27,437
      Conversion of Preferred Stock           -             (207,444)    (207,444)     2,280,199      22,802
      Liquidated Damages                      -                    -            -        289,426       2,894
      Services Rendered                       -                    -            -        814,378       8,144

    Discount for Conversion of Debentures     -                    -            -              -           -

    Warrants Issued For:
      Services Rendered                       -                    -            -              -           -

    Common Stock Dividend
      Issuance of Preferred Stock             -              167,789      167,789              -           -
      Issuance of Common Stock Warrants       -                    -            -              -           -
      Dividends to be Paid                    -             ( 12,250)    ( 12,250)             -           -

    Common Stock in Escrow                    -                    -            -              -           -

    Foreign Currency Translation Adjustment   -                    -            -              -           -

    Preferred Dividend                        -                    -            -              -           -

    Net Loss                                  -                    -            -              -           -
                                      ---------             --------    ---------    -----------    --------    ----

    Balance, May 31, 1998             $       -              176,414    $ 176,414    26,492,543     $264,926       $
                                      =========             ========    =========    ==========     ========       =


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
EQUITY (DEFICIENCY) - continued

                                           Additional          Accumulated
                                             Paid-in        Foreign Currency      Accumulated
                                            Capital           Translation            Deficit         Total
                                           -----------      -----------------     ------------     ---------

    Balance, May 31, 1997                  $23,699,575      $        -            $(19,633,955)    $ 4,416,783

    Common Stock Issued For:
      Cash                                     547,672               -                       -          569,218
      Property                               3,946,123               -                       -        3,996,173
      Conversion of Debt and Interest          766,463               -                       -          772,289
      Conversion of Debentures                 331,089               -                       -          334,472
      Collateral for Stockholders Notes     (   27,437)              -                       -                -
      Conversion of Preferred Stock            389,886               -                       -          205,244
      Liquidated Damages                       406,606               -                       -          409,500
      Services Rendered                      1,545,026               -                       -        1,553,170

    Discount for Conversion of Debentures       500,000               -                       -          500,000

    Warrants Issued For:
      Services Rendered                        428,996               -                       -          428,996

    Common Stock Dividend
      Issuance of Preferred Stock                    -               -         (       167,789)               -
      Issuance of Common Stock Warrant         165,926               -         (       165,926)               -
      Dividends to be Paid                           -               -                  12,250                -

    Common Stock in Escrow                  (3,984,375)              -                       -       (3,984,375)

    Foreign Currency Translation
     Adjustment   -                                  -            24,940                     -           24,940

    Preferred Dividend                               -               -             (    80,316)      (   80,316)

    Net Loss                                         -               -             ( 9,202,379)      (9,202,379)
                                          ------------      ------------            -------------     -----------

    Balance, May 31, 1998                 $ 28,715,550      $     24,940          $(29,238,115)     $(   56,285)
                                          ============      ============          ============      ===========

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED MAY 31,

                                                      1996               1997            1998
                                                  ------------       ------------     -----------
                                                   (Restated)         (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                      $(1,463,258)       $(6,535,952)     $(9,282,695)
    Adjustments to Reconcile Net Loss to Net
       Cash Used in Operating Activities:
           Provision for Doubtful Accounts                  -                  -           150,000
           Write-Off of Mineral Properties                  -                  -         1,200,000
           Common Stock Issued for Services           485,000            240,000        1,442,447
           Warrants Issued for Services                     -          1,206,875          278,996
           Write-Off of Officer Advances                    -                  -            52,013
           Common Stock Issued for Financing
            Expense                                         -            677,000                -
           Amortization of Debenture Discount               -                  -          314,598
           Depreciation                                 6,200             23,931           35,645
           Write-Off of Mill Acquisition Cost               -                  -          291,246
        (Increase) Decrease
           Accounts Receivable                          1,846         (   58,161)      (   46,866)
           Inventories                                      -                  -       (  108,844)
           Prepaid Expenses                             2,545         (  622,710)          61,878
           Other Assets                                     -                  -       (   40,701)
        Increase (Decrease)
           Accounts Payable and Accrued Expenses   (   71,893)           772,572        1,122,390
                                                   -----------       ------------      -----------
       Net Cash Used in Operating Activities       (1,039,560)        (4,296,445)      (4,529,893)
                                                   ----------        -----------      -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Property and Equipment             (      200)        (  253,998)     (   333,441)
                                                   -----------       -----------      -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from Issuance of Convertible
      Debentures                                            -          2,000,000        1,500,000
    Payments on Long-Term Debt                    (    46,153)         ( 114,284)      (   29,881)
    Advances from Officer                                  -                  -           718,000
    Proceeds from Issuances of Notes to
      Stockholders                                     64,569            986,196        1,978,075
    Payments for Notes to Stockholders                     -                  -        (  375,000)
    Proceeds from Issuance of Common Stock
      and stock to be issued                        1,255,325          2,004,060          569,218
                                                  -----------        -----------      -----------
      Net Cash Provided by Financing Activities     1,273,741          4,875,972        4,360,412
                                                  -----------        -----------      -----------

Foreign Currency Translation Adjustment                     -                  -           24,940
                                                  -----------        -----------      -----------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                         233,981            325,529       (  477,982)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              -            233,982          559,511
                                                  -----------        -----------      -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR          $   233,981       $    559,511      $    81,529
                                                  ===========       ============      ===========



See Accompanying Notes to Consolidated Financial Statements.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED MAY 31, 1998





SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     During the years ended May 31, 1996, 1997 and 1998, the Company paid no income taxes and no interest.



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING

     During 1996, the Company issued 200,000 shares of common stock, valued at $21,000, for conversion of a loan from a shareholder. Also, during 1996, the Company assumed $77,067 in debt in connection with acquiring an additional interest in its Domestic Mineral Properties.

     During 1997, the Company issued 589,200 shares of common stock in connection with the Indonesian mining property acquisitions, 100,000 shares for domestic mining services and 100,000 shares for a Brazilian timber concession (Note 2). In addition, the Company issued 120,000 shares to employees for services and 1,087,133 shares for conversion of $410,626 in debt. The Company also issued warrants in connection with a debenture and issued other warrants (see Note 4). The Company also assumed $375,000 in debt in connection with acquiring an additional interest in the mine (Note
     2). The Company also accrued $149,500 in preferred dividends during 1997.

     During 1998, the Company issued 814,378 shares of its common stock for services rendered by employees and third parties for $1,553,170, 338,302 shares of its common stock for conversion of $334,472 of convertible debentures, 2,280,199 shares of its common stock for the conversion of $207,444 of preferred stock and payment of cumulative dividends of $205,244, 582,575 shares of its common stock for the conversion of $772,289 of stockholder's notes and interest, 289,426 shares of its common stock for the payment of liquidating damages of $409,500 and 5,000,000 shares of its common stock for the purchase of timberlands in Brazil for $3,996,173. See
     Note 8 - Stockholders' Equity for further details of these transactions.














See Accompanying Notes to Consolidated Financial Statements.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Organization
                  Terra Natural Resources Corporation and Subsidiaries (Nevada Manhattan Mining Incorporated) (the "Company") was organized to acquire, explore, develop, finance and sell mining and timber rights and properties. For the year ended May 31, 1998, the Company changed its name from Nevada Manhattan Mining Incorporated to Terra Natural Resources Corporation.

                  For the year ended May 31, 1997, the Company's majority-owned subsidiary Equatorial Resources, Ltd. ("Equatorial"), conducted the Company's Brazilian timber operations. For the year ended May 31, 1998, the Company has ceased to operate its Brazilian timber operations under Equatorial and all of its timber concessions are being assigned to the Company's newly formed majority-owned subsidiary Terra Resources Brazil, Ltd. This decision is not considered to be a discontinued operation because the Company is still operating the timber concessions.

                  Basis  of  Presentation
                  The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles which contemplate continuation of the Company as a going concern. As shown in the consolidated financial statements, the Company has incurred operating losses and has had negative cash flows from operations for the last three years. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                  In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments, if any, relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Management's Financial Plan to provide sufficient funds to continue the Company's operations, development and expansion consists primarily of (a) the $14 million Bristol Asset Management Investment Agreement (see Note 7 - "Investment Agreement"); (b) the September 2, 1998 $500,000 Stock Purchase Agreement (see Note 12 - "Subsequent Events"); and (c)
                  increasing   revenue   from   Brazilian   Timber   Operations.
                  Management   believes  that  the   increasing   revenues  from
                  Brazilian operations and available capital from the two above-mentioned investment agreements will provide sufficient capital to continue the Company's operations, development and expansion activities.

                  Principles of Consolidation
                  The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

                  Cash and Cash Equivalents
                  For statement of cash flow purposes, the Company considers short-term investments with original maturities of three months or less to be cash equivalents.

                  Mineral Properties
                  Acquisition costs relating to mineral properties with proven and probable reserves are deferred until the properties are put into commercial production, sold or abandoned. Exploration costs, including an allocation of employee salaries and related costs, are charged to operations when incurred. Mine development costs incurred to develop new ore bodies, to expand or rehabilitate the capacity of operating mines, or to develop areas substantially in advance of production are charged to operations until management has established proven and probable reserves for the property. For properties placed in production, the related deferred costs are depleted using the units-of-production method over the life of the reserves. Deferred costs applicable to sold or abandoned properties are charged against operations at the time of sale or abandonment of the property.

                  Management's estimates of gold prices, recoverable proven and probable reserves, operating, capital and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of the Company's investment in mineral properties. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur in the near term which could adversely affect management's estimate of the net cash flows expected to be generated from properties in operation.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Timber Concessions
                  Timber concessions costs relate to the fees paid to acquire the rights to harvest timber. The acquisition costs are amortized over the term or useful life of the related concession. The harvesting and reclamation costs are charged to expense as incurred.

                  Machinery and Equipment
                  Machinery and equipment is stated as its historical cost less accumulated depreciation. Depreciation of machinery and equipment is primarily determined by using the straight-line method over the estimated useful life of seven years for furniture and fixtures and ten years for mill equipment.

                  Impairment of Long-Lived Assets
                  In  accordance  with  Financial   Accounting  Standards  Board
                  ("FASB") Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Impairment losses would be recognized if the carrying amounts of the assets exceed the fair value of the assets.

                  Foreign Currency Translation
                  For foreign subsidiaries whose functional currency is the local foreign currency, the balance sheet accounts are translated at exchange rates in effect at the end of the year and income and expense accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity.

                  Revenue Recognition
                  Substantially  all  revenues   are  recognized  when  finished
                  products   are  shipped   with   appropriate   provision   for
                  uncollectible accounts.

                  Income Taxes
                  The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes'. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Net Loss Per Share
                  For the year ended May 31, 1998, the Company adopted SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Loss per share for 1997 and 1996 has been restated using the methodologies of SFAS No. 128.

                  Concentration of Credit Risk
                  The Company sells products (primarily in Brazil) and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

                  Estimates
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

                  Fair Value of Financial Instruments
                  The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments including cash, accounts receivable, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts owed for notes payable and convertible debentures also approximate fair value because current interest rates and terms offered to the Company for similar notes are substantially the same.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Recently Issued Accounting Pronouncements
                  In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on the presentation of the Company's financial statements.

                  In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires a company to report certain information about its operating segments including factors used to identify the reportable segments and types of products and services from which each reportable segment derives its revenues. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this standard is not expected to have a material impact on the presentation of the Company's financial statements.


NOTE 2 -      PROPERTIES AND EQUIPMENT

                  Brazil

                  The Company has acquired various rights (Jonasa Concessions, Terranorte Concessions and Timberlands), to up to approximately 958,000 hectares (2,395,000 acres) of timber properties located in Brazil. In addition, the Company acquired a sawmill facility located near the town of Sao Miguel do Guama, which is no longer operated by the Company. The Company began harvesting trees in April 1997 and commenced sales during the year ended May 31, 1997.


                  The Jonasa Concessions
                  The Company, through Equatorial, entered into a letter agreement with Madeira Intex, S.A, ("Madeira") whereby Madeira agreed to assign its rights in and to a Joint Venture
                  Agreement which Madeira had entered into in 1984 with Companhia Agropecuaria do Rio Jabuti ("Jonasa"). The Joint Venture Agreement required Jonasa to assign to Madeira the exclusive rights to extract and market all lumber licensed by the appropriate Brazilian authorities for export. All the various agreements were integrated into an Agreement to Jointly Develop Timber Properties. Under this agreement, Jonasa has granted to Equatorial the properties comprising the Jonasa Concessions. In consideration of this grant, Equatorial has agreed to pay to Jonasa 50% of the net proceeds received on the sale of all timber and related products produced and sold pursuant to the agreement. During the year ended May 31, 1998, the Company temporarily suspended harvesting of timber under this agreement. The Company has decided to harvest from the Terranorte Concessions and Tropical Woods Concessions. See Jonasa Concessions in Note 7 - Commitments and Contingencies.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  Terranorte Concessions
                  On May 30, 1997, Equatorial entered into an Agreement to Harvest Timber and Develop Timber Properties with Terranorte
                  S.A. ("Terranorte"). Terranorte granted to Equatorial the exclusive right to either harvest the timber or to purchase certain species of logs extracted by Terranorte located on approximately 490,000 hectares of timber property located near the town of Moju, Para, Brazil. In June 1997, Equatorial began harvesting operations employing its own crews and purchasing harvested logs from Terranorte.

                  Sao Miguel Sawmill
                  On May 30, 1997, Equatorial and Jonasa Madeiras Limitada ("Jonasa Madeiras") entered into an Agreement to Acquire Sawmill. Under the terms of the agreement, Jonasa Madeiras agreed to convey all right, title, and interest in and to the sawmill facility, all equipment relating to the sawmill facility, and 246 hectares of adjacent real property, all of which is located near the town of Sao Miguel do Guama, Para, Brazil. During the year ended May 31, 1998, the Company abandoned the use of the sawmill and extracted a majority of the assets purchased during the year. The Company has terminated the agreement for the use of the sawmill, and charged the acquisition cost to expense for the year ended May 31, 1998.

                  Timberlands
                  In April 1998, the Company entered into an agreement to acquire title to land, containing approximately 292,598 hectares, which consists of one large tract in the state of Amazonas and several smaller tracts in the state of Para. The Company acquired title to the property for the issuance of 5,000,000 shares of the Company's common stock. The shares were valued at $3,984,375 which represents the fair market value of the stock at date of issuance. The shares were issued as escrow shares contingent upon the stockholder's completion of certain financial obligations to the Company and the Company's completion of its due diligence as to the proper conveyance of the deeds for the property. The stockholder has until October 7, 1998 to complete his financial obligation to the Company and the Company has until October 22, 1998 to complete its due diligence. Also, the Company has the right to cancel the shares and rescind the acquisition any time prior to the completion of its due diligence. Also, if the stockholder does not complete his financial obligation to the Company, then the Company can cancel the shares and the property remains with the Company.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  Tapana (Tropical Woods) Sawmill
                  In May 1998, the Company entered into a lease agreement for a sawmill, located in Belem, Brazil which includes 3.6 hectares of property, an office building, a sawmill with related equipment and a port for unloading and storage of logs. The lease is for a minimum of two years. Also, the agreement provides for Tropical Woods to deliver a minimum of 2,300 cubic meters of logs per month from their property, consisting of 162,982 hectares. The Company began operating the sawmill in June 1998.

                  Domestic Mineral Properties
                  The Company owns a 100% interest in mineral properties located in the Manhattan Mining District, Nye County Nevada (the
                  Nevada Properties). The Nevada Properties consist of 28 patented (fee ownership) and 65 unpatented (deed ownership) mining claims that include the Whitecaps Mine, Union Mine, Consolidated Mine, Earl Mine, Bath Mine and other miscellaneous mines and claims which cover approximately 1,800 acres.

                  In March 1997, the Company entered into a Sale and Purchase Agreement with the former owners of the Nevada Properties. Under the terms of this latest agreement, the former owners agreed to sell to the Company 100% of their interests in the Nevada Properties for $375,000, payable as follows: $100,000 in March 1997 and the balance plus all accrued and unpaid interest (calculated at the rate of 5.25%) on or before February 6, 1999. The Company paid the first installment of $100,000 in March 1997 and paid the balance in June 1997. See
                  Note 7 for discussion of a contingency regarding the ownership of the property. The agreement also acknowledges that the Company is the only entity legally entitled to conduct mineral operations on the Nevada Property. The Company is also required to pay all U.S. Bureau of Land Management ("BLM") annual maintenance fees associated with the claims comprising the Nevada Property. The Company is current with the fees to the BLM.

                  Management of the Company is active in the supervision of work taking place, plus future planning of all aspects of operations. The operating permits for the Manhattan Gold Mine were issued to the Company by the State of Nevada during April 1996. The Company negotiated an agreement with Harrison Western Mining and Construction Company ("Harrison") for the beginning of production in July 1996. The work was begun in July 1996 and included placement of mine shops and support facilities; mining in the existing workings of the mine and extension of the existing decline from its end location of 1,200 linear feet from the surface to the White Caps Level. Underground flooding and caving of the existing decline required an alternate access way and a new decline was driven from approximately 800 feet on the existing decline. The development activities with Harrison have been ceased as of May 31, 1998 because of depressed gold prices and the Company lacks the capital requirements and they are in arbitration (see Note 7) relating to a dispute with Harrison.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  On November 25, 1997, the Company entered into a non-binding letter of intent with Royal Gold relating to exploration and development efforts on its Nevada Property. Under terms of the letter of intent, Royal Gold was granted an exclusive option to explore, develop and purchase all of the interests which are or may be controlled by the Company on the Nevada Property. The renewable three year agreement provides that the Company will retain a 4% net smelter returns royalty and also will reserve the right to continue with the development of its under ground mining opportunity at the White Caps location.
                  Royal Gold has the option to acquire all of the Company's interests in the property for $5,000,000. The agreement would continue indefinitely to the extent that Royal Gold is achieving production in commercial quantities or is engaged in reclamation.

                  For the year ended May 31, 1997, the Company has performed an assessment of the recoverability of the carrying value of its domestic mineral properties and has provided an impairment write-down against this property as explained in Note 11.

                  Indonesia Mineral Properties
                  The Company has made certain acquisitions in Indonesia during the year ended May 31, 1997:

                  On August 19, 1996, the Company entered into an agreement to acquire a 51% interest in a metals/minerals mining property in Kalimantan, Indonesia (Sopang Gold Concession). Consideration for the purchase consisted of 400,000 shares of the Company's common stock due upon the signing of the agreement and an additional 4,000,000 shares to be released only if an independent valuation of the property exceeds $12,000,000. The Company issued shares and has valued the 400,000 shares at $1,200,000 based upon the $3 market price of the Company's common shares at the time.

                  The Sopang Gold Concessions ("Sopang") consists of 16,480 hectares and is held under Indonesian title as a KP, a form of Indonesian citizen ownership with a joint venture agreement. The concession is located in southeast Kalimantan. Because of the lack of major infrastructure in the area, initial work will be limited to surface trenching and geochemical sampling. The Company has not initiated any material exploration or development activities as of May 31, 1998.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 2 -      PROPERTIES AND EQUIPMENT (continued)

                  The West Kalimantan Gold Project ("West Kalimantan") is 75 kilometers south of the Sarawak region of Malaysia and contains 62 hectares with the intent to expand to at least 2,000 hectares. The Project is held under a KP title, a form of Indonesian citizen ownership in joint venture with the Company. Access to the property is by road and motorized canoe for initial field work and helicopter support for advanced exploration activities. Infrastructure is limited but the proximity to the west coast of Kalimantan and low relief terrain indicates no unusual development problems will be encountered. Following a survey and additional ground sampling, supervised by Behre, Dolbear & Company, Inc., key core drill targets were identified from pitting showing anomalous gold values, but as of May 31, 1998, the Company has not initiated the drilling or development activities.

                  The Cepa Coal Project ("Cepa") in East Kalimantan covers an area of approximately 286,000 hectares and is held in three concessions as Contracts of Work ("COW's"). Initial work on the property will include reasonable expansion of ownership to include promising additional property containing similar coal.

                  During the year ended May 31, 1998, the concessions were expanded to include the Mecfa Coal Property. The Mecfa Coal Property is comprised of three blocks of land totaling 39,770 hectares which have a COW. The property is currently being reviewed by potential joint venture partners.

                  The West Kalimantan and Cepa projects, collectively, were acquired in January 1997 for 200,000 common shares issued upon signing of the agreement and an additional 3,800,000 shares to be released only if an independent valuation of the property exceeds $40,000,000. The Company has valued the 200,000 shares at $1,400,000 based upon the $10 market price of the Company's common shares at the time, discounted 30% for the restricted nature of and the thin market for the shares.

                  The Company owns the interests it acquired with the 600,000 shares issued as explained above. The Company has contractually acquired the rights to obtain controlling interests in five additional gold concessions in Indonesia. The Company is currently reviewing these properties to determine an applicable acquisition structure.

                  For the year ended May 31, 1997, the Company has performed an assessment of the recoverability of the carrying value of its Indonesia mineral properties and has provided an impairment write-down against this property as explained in Note 11. For the year ended May 31, 1998, the Company has taken an impairment write-down for the Sopang Gold Concession acquisition cost of $1,200,000. Based on the current analysis of the property and its underlying minerals, the Company could not substantiate that future operations would provide cash flows to recover the acquisition cost. The Company will expense, as incurred, future development and exploration cost until the Company can determine the property's proven and probable mineral reserves.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 3 -      CONVERTIBLE NOTES PAYABLE STOCKHOLDERS - SECURED BY COMMON STOCK

                    As of May 31, 1997 and 1998 the Company has $1,366,075 due to various stockholders. The principal and accrued interest, at 10% per annum, are due within a one year period from date of advance. Each note is secured by a certain number of shares of the Company's common stock. The number of shares, which were issued on the date of the advance, is determined by dividing the principal amount by the fair market value of the stock on the date of advance. If the Company does not repay the note on the due date, the principal and unpaid interest are converted to common stock. For the years ended May 31, 1997 and 1998, the Company issued 0 and 2,741,698 shares, respectively, of the Company's common stock to secure the loans, and 0 and 355,000, respectively, of the shares have been converted to equity leaving 2,386,698 shares outstanding as collateral for the debt at May 31, 1998.

NOTE 4 -      NOTE PAYABLE TO OFFICER

                  During the Year ended May 31, 1998, the COO of the Company advanced $718,000 to the Company for working capital requirements. The note bears interest at 8% per annum and all principal and accrued interest is due September 1998.

NOTE 5 -      LONG-TERM DEBT AND NOTES PAYABLE

        Notes payable to stockholders of $522,950 accrue interest at the rate of 9%, are due on demand and are guaranteed by certain Company officers.

        As of May 31, long-term debt consisted of:

                                                              1997           1998
                                                           ----------       -------

         Note payable to stockholder, interest imputed
         at 9%, payable $1,000 per month until April 2001 $    48,110     $    40,646

         Note payable to stockholder at $2,000 per
         month, including interest at 9%                       53,403          35,895

         10% Note Payable to an individual under terms
         of a joint venture agreement, paid in June,
         1997. See Note 2.                                    275,000               -
                                                          -----------     -----------
                                                              376,513          76,541
        Current portion                                       303,818          32,214
                                                          -----------     -----------
        Long-term debt                                    $    72,695     $    44,327
                                                          ===========     ===========


                  Maturities of long-term debt principal are as follows for the years ending May 31:

                  1999                                               $    32,214
                  2000                                                    23,992
                  2001                                                    15,533
                  2002                                                     4,802
                                                                    ------------
                                                                     $    76,541

     The Company has capitalized $26,693 and $54,332 of interest into its Domestic Mineral Properties during the years ended May 31, 1996 and 1997, respectively.

     The obligation to a stockholder resulted from a lawsuit in 1991. The suit alleged that the Company failed to deliver free-trading stock, thereby resulting in alleged liability. The lawsuit was finally settled in 1994 for $89,050, payable, without interest, at $1,000 per month.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 6 -      CONVERTIBLE DEBENTURES

                  In April and July 1997, the Company entered into Subscription Agreements related to two negotiated private placements (the "Debentures"). These transactions were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued an aggregate of $3,500,000 of 8% Senior Secured Convertible Debentures due March 31, 2000 and July 1, 2000 for the April ($2,000,000) and July ($1,500,000) offerings, respectively.

                  The Debentures may be converted into shares of the Company's Common Stock at any time commencing June 2, 1997 at a price equal to the lesser of seventy-five percent (75%) of the closing bid price of the Common Stock on the closing date; seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding; or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. With respect to the April 1997 funding, if conversion is made after August 16, 1997, the conversion price will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards. The Company has recorded $666,666 and $500,000 for the years ended May 31, 1997 and 1998, respectively, deferred financing charges for the differences between the conversion price and the fair market value of the stock at the date of each funding. The discount is being amortized over the life of the debentures.

                  The Company was required to use its "best efforts" to cause a Registration Statement with the Securities and Exchange Commission to become effective. If the Registration Statement did not become effective within 120 days of each respective funding, the Company is required to pay liquidated damages equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective. For the year ended May 31, 1998, the Company has incurred $717,636 of liquidating damages of which $409,500 has been converted to 289,426 shares of the Company's common stock.

                  With regard to the April 1997 funding, until at least seventy-five percent (75%) of the Debentures are converted, a deed of trust on the Nevada Property and a pledge of 1,000,000 shares of Common Stock will secure the Debentures. No such security is given on the Debentures issued in July 1997.

                  The Company  has issued  warrants  to the  Subscribers  of the
                  April and July offerings. Regarding the Subscribers of the April offering, the Company has granted 62,500 warrants with an exercise price of $8 per share and an expiration date of April 16, 2002. Regarding Subscribers of the July 1997 offering, the Company has granted 75,250 warrants with an exercise price of $6.75 per share and an expiration date of July 16, 2002. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events. See Note 7 - "Legal Proceedings."

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES

                  Leases
                  The Company's Brazilian operation leases approximately 3.6 hectares of property and a related sawmill through May, 2000. The future minimum lease payments are $180,000 for each year ending May 31, 1999 and 2000. Rent expense amounted to $20,726, $27,181 and $20,726 for the years ended May 31,
                  1996, 1997 and 1998, respectively.



                  Securities and Exchange Commission
                  In fiscal 1994, the Company entered into a consent judgment with the Securities and Exchange Commission following an investigation into the Company's business activities.

                  In connection with the judgment, the Company received the following "Stipulation Regarding Resolution of Outstanding Issues" from the Commission closing out the investigation and all related issues:

                     "Whereas the disposition of funds analysis conducted pursuant to the Judgment of Permanent Injunction and Other Relief against Defendant Terra Natural Resources Corporation entered on August 3, 1993 has revealed no ill-gotten gains received by any defendant, the undersigned parties hereby stipulate that all outstanding issues in this action have been resolved, including disgorgement, and that the judgment entered against the defendants are final."

                  The entry of the judgment may impose certain burdens on the Company with respect to its future activities. The more significant of such burdens are as follows:

                  (i) The Company may not be able to utilize the exemptions from registration available under Regulation A and Rule 701 under the 1933 Act.

                  (ii)The  Company  may  not be  able  to  rely  on the  private placement exemptions provided in various state securities laws in connection with the offer and sale of securities in a transaction which qualifies as an exempt sale of securities under the 1933 Securities Act.

                  In such case, the Company would be required to qualify the transaction under the state securities laws, which may not be available. This qualification would increase the cost of, and extend the time for completing, such private placement of securities.

                  Commissions
                  During May 1997, the Company agreed to pay two shareholders an aggregate of 3% of the "net profits" of the Company's Brazilian operations. For the year ended May 31, 1997 and 1998 no commissions were paid.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998

NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  Legal Proceedings
                  During November 1996, the Company filed a lawsuit in Nevada against its former joint venturer partners in the Nevada Properties ("the Harvey Entities"). The complaint originally alleged, among other things, that the Harvey Entities breached their obligations under various agreements. The action as amended seeks damages of approximately $4,000,000 resulting from the actions and inactions of the defendants. In a counterclaim, the defendants are seeking an injunction preventing the Company from conducting activities related to the mine and punitive damages and other financial relief based on breach of contract and other causes of action.

                  The Company subsequently amended its complaint, seeking a judicial determination that the Joint Venture Agreement was null and void and a determination that the Harvey Entities have forfeited all interest in the Nevada properties. After a hearing in September 1997, the court refused to issue an injunction against the Company. Pursuant to stipulation, the parties have agreed not to interfere with one another's operations on the Nevada Properties. Additionally, the Company has agreed not to further encumber the Nevada property pending trial.

                  If the Company is successful in obtaining specific performance of the agreement alleged in the Action, it will effectively continue to own or control an undivided 100% interest in the Nevada property. Regardless of whether the Company is successful in the Action, it will continue to own at least a 50% undivided interest in the Nevada Properties by virtue of its contractual rights.

                  In June 1996, the Company entered into an agreement with Harrison Western Construction Corporation ("Harrison") to perform contract mine development services on the Company's Nevada Properties. In October 1997, these services ceased and a dispute arose between the parties. The scope of work estimated at the time of commencement was approximately $600,000 as projected by Harrison. At termination of the agreement, Harrison reportedly furnished a total amount of services and materials totaling approximately $1,684,000 without completion of the objectives for which the parties entered into the agreement. The Company paid approximately $1,155,000, in 1997, in cash to Harrison and in November 1996 issued 100,000 shares of the Company's stock in payment of $250,000 of services. In July 1997, an additional 65,000 shares were issued to Harrison as collateral for any unpaid and owing amounts. Subsequent to the termination of the agreement, Harrison filed a mechanic's and materialman's lien in the amount of $482,749 on the Company's Nevada property in January 1998. This filing was, in the opinion of the Company, in direct violation of specific clauses contained in the agreement between the parties.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  In support of its lien, Harrison filed a lawsuit in July 1998 in Federal District Court in Nevada. In August 1998, the Company was granted a motion to stay the proceedings and enter arbitration. The parties have been ordered to report to the Federal District Court the status of the arbitration proceedings on or before November 30, 1998. The Company believes that any arbitration agreement or damages would not have a material impact on the Company's financial statements.

                  In July 1998, the Company and several stockholders filed a lawsuit, in United States District Court for the Central District of California against its Debenture holders. The lawsuit contends that the defendants violated Section 10(b) and 13(g) of the Securities Exchange Act, Section 1962(b) of the Racketeer Influenced and Corrupt Organizations Act, and committed fraud by engaging in a fraudulent scheme to manipulate and artificially depress the market in and for the Company's common stock by use of massive short sales. The Plaintiffs seek an unspecified amount of damages, including punitive damages, a judicial declaration that the terms, conditions and covenants of certain debentures and subscription agreements were violated and certain injunctive relief.

                  In July 1998, the Company and certain board members and officers of the Company were named as defendants in lawsuits filed by certain debenture holders. Each suit claims that the defendants breached certain debentures and subscription agreements and failed to file a registration statement with the Securities and Exchange Commission. Also, the suits claim that the defendants were in violation of Section 10(b) and 20(a) of the Securities and Exchange Act. The Company and other defendants deny any wrong doings and intend to vigorously defend both these lawsuits. The impact of these lawsuits on the Company's financial position or operations cannot be determined presently.

                  Jonasa Agreement
                  In February 1998, a dispute arose between the Company's subsidiary, Equatorial and Jonasa. In addition, the Company had been considering transferring its operations closer to the principal port in the area, Belem, to sell more of its products for export, and consolidating its operations with the administration of its Brazilian operations. As a result, Equatorial and Jonasa entered into a compromise and settlement agreement which resulted in the removal of substantially all equipment from the Sao Miguel sawmill facility and the abandonment of its operations in Sao Miguel. Given these events, the legality of the Jonasa Timber Concession could be contested by Jonasa. However, the Company believes any such actions by Jonasa would be defendable by the Company and that the Concession is still valid.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  Regulations
                  The Company's mining operations, exploration and timber activities are subject to various foreign, federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Management believes that the Company is in material compliance with all applicable laws and regulations.

                  Investment Agreement
                  During the year ended May 31, 1998, the Company entered into an agreement for an investor to purchase up to $14,000,000 of the Company's common stock over a period of three years from March 28, 1998. The principal terms of the agreement are as follows:

                  - The sale of the Company's common stock to the investor will be in the form of a Put Notice in which the Company will designate the dollar amount of shares to be purchased by the investor. Each Put Notice must be in an amount not less than $50,000. The number of shares to be issued under each Put Notice shall be an amount equal to the Put amount divided by 78% of the lowest sale price of the common stock as listed on the principal exchange during the ten trading days prior to the Put Notice.

                  - The Company may not issue a Put Notice if a)trading of the Company's common stock is suspended or delisted, b)the closing price of the Company's common stock is less than $.25 per share, c)a registration statement, covering the shares, is not effective or is subject to a stop order or is otherwise suspended, d)the Dow Jones Industrial Average has dropped more than 3% within the preceding five business days, or e)the common stock is not then registered under the Exchange Act.

                  - Also, with the issuance of the shares the investor is to receive common stock purchase warrants to purchase shares of the Company's common stock. Each warrant shall be for the purchase of shares in an amount equal to 12% of the number of shares of common stock purchased and with an exercise price of equal to 94% of the average closing bid price for the Company's common stock on the exchange for ten trading days prior to the Put Notice. The warrant shall be exercisable for a five-year period.

                  - To the extent that the Company has not delivered Put Notices to the investor on or before one year from the date of the agreement in an aggregate dollar amount equal to the lessor of a)$4,666,667 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants that have not been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the one year anniversary.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 7 -      COMMITMENT AND CONTINGENCIES (continued)

                  - To the extent that the Company has not delivered Put Notices to the investor on or before two years from the date of the agreements in an aggregate dollar amount equal to the lessor of a)$9,333,332 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants that have not been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the two year anniversary.

                  - To the extent that the Company has not delivered Put Notices to the investor on or before the termination of the agreement in an aggregate dollar amount equal to $14,000,000 or b)the maximum dollar amount with respect to which Put Notices could have been delivered prior to such date, then any warrants which have not been delivered to the investor which would have been issued had such Put Notices been delivered shall be issued. The exercise price of the warrants shall be equal to 94% of the average closing bid price for the Company's common stock on the exchange during the ten trading days prior to the termination date.

NOTE 8 -      STOCKHOLDERS' EQUITY

                  Preferred Stock
                  The Company is authorized to issue up to 250,000 shares of Preferred Stock with a par value of $1.00 per share. The Preferred Stock may be issued from time to time in one or more series.

                  In October 1995, the Board of Directors authorized Series A Preferred Stock ("Old Series A") for up to 250,000 shares. The Old Series A holders are entitled to receive an 8% per annum cumulative dividend and a liquidating preference of $10 per share. The holders of the Old Series A shall have the right to convert each share of Series A into 10 shares of the Company's common stock, for the period of issuance to December 31, 1997. The Old Series A shares automatically convert to 10 shares of the Company's common stock upon the earlier of December 31, 1997 or the Company successful completion of an IPO for more than $5,000,000.

                  In January 1998, the Board of Directors authorized a Series A Preferred Stock ("New Series A") for up to 250,00 shares. The New Series A holders are entitled to receive an 8% per annum cumulative dividend payable December 31, 1998 and a liquidating preference of $3.50 per share. The New Series A shares automatically convert into one share of the Company's common stock on December 31, 1998. Also, each New Series A share has a common stock purchase warrant entitled to purchase two shares of the Company's common stock at $3.00 per share on or before December 31, 1999.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 8 -      STOCKHOLDERS' EQUITY (continued)

               For the years ended May 31, 1996 and 1997, the Company issued 132,510 and 95,809, respectively, of Old Series A for aggregate proceeds of $1,791,425. As of May 31, 1998, 20,875 Old Series A shares have not been converted which have cumulative dividends of $35,172. These shares are being converted as the holders present them for conversion.

               In December 1997, the Company declared a dividend for shareholders of record as of December 31, 1997. The dividend is to be paid in one New Series A for each 100 shares of the Company's common stock. As of May 31, 1998, the Company has issued approximately 155,539 New Series A shares of the total to be issued of 167,789.

               Common Stock

               For the year ended May 31, 1996, the Company issued 140,000 common shares to certain employees for services rendered. The shares were valued at $.25 per share ($35,000), the price at which the Company was issuing its shares in a private placement at the time.

               For the year ended May 31, 1997, the Company had the following significant common stock transactions (see Note 12 for Subsequent Events):
                        - Issued 120,000 common shares to certain employees for services rendered. The Company has valued the shares at $240,000 based upon the $2 market price of the Company's common shares at the time.

                         - Issued 100,000 common shares to its mining contractor in Nevada to settle a mining contract payable of $250,000. The shares were valued at the amount of the payable settled. The fair value of the shares at the time was approximately $2.50 per share.

                         - Issued 1,087,133 common shares to certain shareholder creditors for the conversion of $410,626 in debt. The Company recorded a financing expense of $677,000 (included in general and administrative expenses) for the excess of the fair market value of the shares over the amount of the debt. The fair market value was determined as the $1 per share price at which the Company was issuing its shares in a private placement at the time.

               For the year ended May 31, 1998, the Company had the following significant common stock transactions:

                         - Issued 814,378 shares for payment of services rendered by employees and unrelated parties. The shares have been valued at $1,553,170, the fair market value at the date of issuance.

                         -  Issued   338,302   shares   for   the conversion  of
                            convertible debentures for $334,472 of discounted principal.

                         - Issued 2,280,199 shares for the conversion of Old Series A Preferred Stock for $207,444 of par value and $205,244 of cumulative dividends.

                         - Issued 289,426 shares for the payment of liquidated damages of $409,500 associated with the convertible debentures.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998


NOTE 8 -      STOCKHOLDERS' EQUITY (continued)

                         - Issued 5,000,000 shares for the acquisition of timberlands in Brazil for $3,984,375, the fair market value of the stock at the date of issuance. The shares have been issued as escrow shares per the Company's purchase contract. The shareholder is required to perform certain financial obligations prior to the release of the shares from escrow. Also, the Company has to complete its due diligence as to the proper conveyance of the deeds for the land. The Company has not recorded the purchase as an asset until the Stockholder's obligations and the Company's due diligence have been completed. (See
                            Note 2 - "Timberlands").

                         - Issued 2,743,698 shares as collateral for shareholder
                           notes of which $436,088 of principal and interest and 355,000 shares have converted to common stock for the year ended May 31, 1998.

                         - Issued 582,575 shares for the conversion of shareholder notes and accrued interest for $772,289, of which $436,088 represents principal and interest for shareholder notes secured by common stock, the fair market value of the shares at the date of the issuance of the notes.

                  Warrants
                  During the year ended May 31, 1997, warrants were issued to third parties for an aggregate of 412,500 shares. In accordance with SFAS 123, the Company expensed $1,206,875 in connection with these warrants.

                  During the year ended May 31, 1998, the Company had the following significant issuances of warrants:

                     - Issued to a shareholder for services 200,000 warrants to purchase the Company's common stock at $2.50 per share for a period from date of grant to May 2000. The Company recognized compensation expense of $268,996, the fair market value of the warrants at date of grant.

                     - Issued for services 350,000 warrants to purchase the Company's common stock at $4.06 per share for a period from date of grant to June 2002. The Company recognized compensation expense of $10,000, the fair market value of the services rendered.

                     - Issued 167,789 warrants to purchase two shares of the Company's common stock at $3.00 per share on or before December 31, 1999 in association with the New Series A shares.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 8 -      STOCKHOLDERS' EQUITY (continued)


               Stock Options The Company has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employess", and related interpretations in accounting for its plan and does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the proforma amounts indicated below:

                                             For The Years Ended,
                                             --------------------
                                                   May 31,
                                            1997                1998
                                          -------              ------
                  Net Loss
                     As Reported         $(6,535,952)         $(9,282,695)
                                         ============         ===========
                     Proforma            $(6,584,802)         $(9,315,016)
                                         ============         ===========

                  Basic Loss Per Share
                     As Reported         $(      .61)         $(     0.62)
                                         ============         ============
                     Proforma            $(      .62)         $(     0.62)
                                         ============         ============



               These proforma amounts may not be representative of future disclosures because they do not take into effect proforma compensation expense related to grants made before 1995. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended May 31, 1997 and 1998: dividend yields of 0% and 0%, respectively; expected volatility of 44% and 129%, respectively; risk-free interest rates of 6.63% and 5.74%, respectively; and expected life of 1.0 and 3.0 years, respectively. No compensation cost was considered under either Opinion 25 or SFAS 123 for the year ended May 31, 1996, since the option price for the restricted shares approximated the value of the restricted stock and the options were considered to have a nominal fair value.

               The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 8 -      STOCKHOLDERS' EQUITY (continued)


The following summarizes the stock option and warrant transactions (see Note 12 for Subsequent Events):

                                                   Weighted                         Weighted
                                                   Average                          Average
                                Stock Options      Exercise           Other         Exercise
                                 Outstanding        Price           Warrants         Price
                                 -----------        -----           --------         -----
Balance, May 31, 1995                190,000       $   1.00               -
  Granted                             50,000       $   1.00               -
  Exercised                               -                               -
  Canceled                                -                               -
                                    --------                        -------

Balance, May 31, 1996                240,000       $   1.00          125,000         $  2.50
  Granted                            150,000       $   1.70          387,500         $  3.81
  Exercised                               -                               -
  Canceled                                -                               -
                                    --------                        -------

Balance, May 31, 1997                390,000       $   1.70          512,500         $  3.49
  Granted                             50,000       $   1.00          793,039         $  3.80
  Exercised                               -                       (  100,000)        $  1.00
  Canceled                                -                               -
                                     -------                      ----------

Outstanding, May 31, 1998            440,000       $   1.70        1,205,539         $  3.90
                                     =======                       =========

Exercisable, May 31, 1997            390,000       $   1.70          512,500         $  3.49
                                     =======                       =========

Exercisable, May 31, 1998            440,000       $   1.70        1,205,539         $  3.90
                                    ========                       =========

The weighted average remaining contractual lives of the options and warrants are
8.0 and 3.1 years, respectively, at May 31, 1998.

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 9 -      INCOME TAXES


               The Company has recorded no income tax benefit, nor has deferred taxes in any year due to a net operating loss carryforward amounting to approximately $25,000,000 at May 31, 1998, which will expire, if not utilized, starting 2002.

               There are no significant temporary differences between the Company's tax and financial bases.

               Following is a reconciliation between income tax provision (credit) and the amount that would result from applying the U. S. statutory rate to pretax income (loss):

                                                    May 31,
                               ------------------------------------------------
                                 1996                1997              1998
                                 ----                ----              ----
      Income Tax Credit at
         Statutory Rate        $(  450,000)        $(1,430,000)     $(3,634,624)
       Lack of Taxable Income
         in Carryback Period       450,000           1,430,000        3,634,624
                               -----------         -----------      -----------
      Income Tax Provision     $         -         $         -      $         -
                               ===========         ===========      ===========

               Following are the components of the Company's deferred tax asset resulting from the Company's net operating loss carryforward at each period:

                                                  May 31,
                               ------------------------------------------------
                                 1996                1997              1998
                                 ----                ----              ----

       Deferred Tax Asset      $3,388,000         $5,300,000       $9,900,000
       Valuation Allowance     (3,388,000)        (5,300,000)      (9,900,000)
                               -----------        -----------      ----------
       Net Deferred Tax Asset  $        -         $        -       $        -
                               ===========        ==========       ==========

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 10 - GEOGRAPHIC AND SEGMENT INFORMATION

          Geographic Information

          The Company's operations through the year ended May 31, 1996 were entirely gold mining operations in the United States. Beginning in the year ended May 31, 1997, the Company began operating in Indonesia (mining) and Brazil (timber).

          Financial data by geographic area as of and for the years ended May 31, 1997 and 1998 were as follows:

                                                            Operating            Identifiable
                1997                   Sales                   Loss                 Assets
             ----------            -------------           -------------           ----------
             United States                    -            $(5,823,572)          $ 3,661,472
             Indonesia -             (   318,165)            2,600,000
             Brazil                      287,148           (   221,236)            2,323,751
                                    -------------           -----------           -----------
                Total               $    287,148           $(6,362,973)          $ 8,585,223
                                    ============           ===========           ===========


                1998
             ----------
             United States         $      41,740           $(6,740,233)          $ 3,407,899
             Indonesia -             (    13,110)            1,400,000
             Brazil                      515,951            (2,449,036)            1,577,947
                                    ------------            ----------           -----------
                Total               $    557,691           $(9,202,379)          $ 6,385,846
                                    ============           ===========           ===========


             Financial data by segment as of and for the years ending May 31, 1997 and 1998 were as follows:


                1997                     Timber                Mining              Total
             ----------             -------------          ------------        ------------
             Sales                  $    287,178           $         -         $   287,178
                                    ============           ============        ===========

             Operating Loss         $(   221,238)          $(2,379,049)          $(5,597,286)
             General Corporate
               Expenses                        -                     -            (3,789,165)
                                    ------------         --------------          -----------
             Net Loss               $(   221,238)          $(2,379,049)          $(6,386,452)
                                    ============           ============          ===========

             Identifiable Assets    $ 2,323,751            $ 5,829,783           $ 8,153,534
             Corporate Assets                                   -                     -                431,689
                                    -----------            -----------           -----------
             Total Assets           $ 2,323,751            $ 5,829,783           $ 8,585,223
                                    ===========            ===========           ===========

             Capital Expenditures   $    253,998           $         -           $    253,998
                                    ============           ===========           ============

             Depreciation           $      5,500           $    18,431           $     23,931
                                    ============           ===========           ============

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 10 - GEOGRAPHIC AND SEGMENT INFORMATION (continued)


                1998                     Timber                Mining              Total
             ----------             -------------          ------------        -----------
             Sales                  $    515,951           $     41,740        $   557,691
                                    ============           ============        ============

             Operating Loss         $(2,449,036)           $(1,768,388)        $(4,217,424)
             General Corporate
               Expenses                       -                      -          (4,984,955)
                                    -----------            -----------         -----------
             Net Loss               $(2,449,036)           $(1,766,388)        $(9,202,379)
                                    ===========            ===========         ===========

             Identifiable Assets    $ 1,577,947           $ 4,336,000          $ 5,913,947
             Corporate Assets                 -                     -              471,899
                                    -----------           -----------          -----------
             Total Assets           $ 1,577,947           $ 4,336,000          $ 6,385,846
                                    ===========           ===========          ===========

             Capital Expenditures   $    320,702          $        -           $    320,702
             Corporate Expenditures            -                   -                 12,739
                                    ------------          ----------           ------------
             Total Expenditures     $    320,702          $        -           $    333,441

             Depreciation           $     16,857          $        -           $     16,857
             Corporate Depreciation            -                   -                 18,788
                                    ------------          ----------           ------------
                Total Depreciation  $     16,857          $        -           $     35,645
                                    ============          ==========           ============

             One customer accounted for approximately 20% of the Company's sales for the year ended May 31, 1997.

NOTE 11 - RESTATEMENTS

          The Company has restated its financial statements for the year ended May 31, 1997 to account for the rescission, in December 1997, of a $3,000,000 note agreement with an officer of the Company's Brazilian subsidiary. The effect of the restatement was to decrease long-term debt and Brazilian timber concession by $2,596,729.

          As explained in Note 2, the Company has restated its financial statements as of May 31, 1996 and for the year ended May 31, 1997 to provide for impairment of its mining properties in accordance with SEC guidelines. The effect of the restatement was as follows:

                                                  Increase (Decrease)
                                              -------------------------------
                                                                  Accumulated
           Period            Net Loss          Property             Deficit
         -------------      ----------        -----------          ----------
          May 31, 1997      $2,173,444        $(3,120,873)         $3,120,873
          May 31, 1996      $        -        $         -          $  947,429

                       TERRA NATURAL RESOURCES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 1997 AND 1998



NOTE 11 - RESTATEMENTS (continued)

          The amounts as of May 31, 1996 relate solely to the Nevada property. The 1997 amounts are as a result of the impairment of Nevada and Indonesia (increase in net loss and decrease in property):

                                             Nevada               Indonesia
                                             ------               ---------
                  May 31, 1997             $1,946,662              $226,782


NOTE 12 - SUBSEQUENT EVENTS

          Tropical Woods Concessions
          In August 1998, the Company entered into an agreement with Tropical Woods to harvest timber from 1,380 hectares, in Para, Brazil, for a period of thirty years.

          Stock Purchase Agreement
          In September 1998, the Company entered into a stock purchase agreement to sell 5,500,000 shares of its common stock for $500,000.

          Simultaneously with the stock purchase agreement, the Company issued a stock option for the purchase of up to 70,000,000 shares of the Company's common stock at a price of $0.335 per share and expiring in September 2005. However, at present, the Company's Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of the Company's common stock. If the Company does not gain stockholders' approval for an increase in the number of authorized shares, to allow for the exercise of the option, then the option will be cancelled. If the option is cancelled, the purchaser may elect to rescind the purchase agreement and receive a refund of the purchase price, or obtain from the CEO and COO their securities of the Company, owned by them. The option holders have planned to transfer a portion of the options to the Company's CEO and COO. While the number of options that may be transferred has not been specified, it is anticipated that it will be material.

          Also, the Company has agreed to use its best efforts to create a class of preferred stock which converts to the Company's common stock, on a public sale, with attributes no less favorable than those comprising the shares of common stock purchased, as stated above. The preferred stock will have voting rights to elect three Directors, and the Company has the right to exchange the preferred stock for the common stock acquired, as stated above.

 Interim (Unaudited) Financial Statements for the quarter ended August 28, 1998




     The Interim (Unaudited) Financial Statements from the Company's Form 10-QSB for the quarter ended August 28, 1998 are included on the following pages.

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                           CONSOLIDATED BALANCE SHEETS

                                                  (Unaudited)           (Audited)
                                                 August 31, 1998      May 31, 1998
                                                 ---------------        ------------
           ASSETS
Current assets:
  Cash and cash equivalents                      $   221,273            $  81,529
  Accounts receivable, net of allowance
   for doubtful accounts of $150,000                 285,316              255,027
  Inventories                                         96,001              108,844
  Stock Subscription Receivable                      250,000
  Prepaid expenses                                   372,789              283,354
                                                   ---------              -------
      Total current assets                         1,225,379              728,754
Properties and equipment
  Mineral Properties:
    Domestic                                       2,936,000            2,936,000
    Indonesia                                      1,400,000            1,400,000
  Timber concession                                  700,000              700,000
  Machinery and equipment, net                       352,300              355,392
Other Assets                                         234,445              265,700
                                                  ----------           ----------
       TOTAL ASSETS                               $6,848,124           $6,385,846
                                                  ==========           ==========

LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIENCY)

Current liabilities:
  Accounts payable and Accrued Expenses           $1,524,254           $1,445,106
  Convertible Notes payable to stockholders
    - Secured by Common Stock                      1,264,520            1,366,075
  Notes Payable to Stockholders                      522,950              522,950
  Note Payable to Officer                            713,955              718,000
  Current portion of long-term debt                   32,214               32,214
                                                  ----------           ----------
           Total current liabilities               4,057,893            4,084,345

Long term debt                                        35,327               44,327
Convertible debentures                             2,407,771            2,313,459
                                                  ----------            ---------
           Total liabilities                       6,500,991            6,442,131
                                                  ----------            ---------
Commitments and contingencies                            ---                  ---
Stockholders' Equity (Deficiency):
  Preferred stock, $1 par, 250,000 shares
    Authorized, 176,414 outstanding
     At August 31, 1998 and May 31, 1998             176,414              176,414
  Common stock, $0.01 par, 49,750,000
     Shares authorized, 40,157,243 and
      26,492,543 shares issued and outstanding       401,572              264,926
  Additional paid-in capital                      30,540,415           28,715,550
  Accumulated Foreign Currency Translation            29,610               24,940
  Accumulated deficit                            (30,800,878)         (29,238,115)
                                                  ----------          -----------
    Total stockholders' equity (deficiency)          347,133            (  56,285)
                                                  ----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)                                      $6,848,124          $ 6,385,846
                                                  ==========          ===========

           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   Three Months Ended August 31, 1998 and 1997

                                                         (Unaudited)


                                                 1998                   1997
                                                 ----                   ----

  Revenues                                  $  248,649               $ 156,776

  Cost of Sales                                191,004                  80,595
                                               -------                  ------

  Gross profit                                  57,645                  76,181

  Exploration Costs                             78,008                     ---

  General and administrative Expenses        1,308,308               1,354,981
                                             ---------               ---------

  Net loss from Operations                  (1,328,671)             (1,278,800)

  Other Expenses                               234,092                     ---
                                             ---------               ---------

  Net Loss                                  (1,562,763)             (1,278,800)
                                            ----------               ---------

  Cumulative preferred dividends                   ---                  29,337
                                           -----------               ---------

  Net loss attributable to common
    shareholders                           $(1,562,763)            $(1,308,137)
                                           ===========             ===========

  Basic Loss Per Share                     $     (0.06)            $     (0.10)
                                           ===========             ===========

  Diluted Loss Per Share                   $     (0.06)            $     (0.10)
                                           ===========             ===========

  Weighted average shares outstanding       28,895,266              12,467,496
                                            ==========             ===========






           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                             (dba NEVADA MANHATTAN)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   Three Months Ended August 31, 1998 and 1997

                                                      1998             1997
                                                     ------           ------
                                                   (Unaudited)       (Unaudited)

Cash flows from operating activities:
Net loss                                           $(1,562,763)     $(1,278,800)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Common stock issued for services                   196,092              ---
    Common Stock Issued for Financing Expense              ---
    Amortization of Debenture Discount                  94,312
    Depreciation and amortization                       15,771           99,909
  (Increase) Decrease
    Accounts receivable                                (30,289)         (13,391)
    Inventories                                         12,843
    Prepaid expenses                                    87,614         (320,849)
    Other Assets                                        31,255
  Increase (Decrease)
    Accounts payable and accrued Expenses              282,317          481,109
                                                       -------           -------
Net cash used in operating activities                 (872,848)      (1,032,022)
                                                      ---------      -----------

Cash flows from investing activities:
  Purchase of property and equipment                   (12,678)        (419,189)
                                                     ---------        ---------

Cash flows from financing activities:
  Proceeds from Issuance of convertible
   debentures                                            ---          1,500,000
  Payments on long-term debt                            (9,000)        (489,928)
  Proceeds from issuance of notes to
   stockholders                                         25,000
  Payments for Notes Payable to Officer                 (4,045)
  Proceeds from issuance of stock                    1,033,645                0
                                                     ---------          -------
Net cash provided by financing activities            1,020,600        1,035,072
                                                     ---------        ---------

Foreign Currency Translation Adjustment                  4,670              ---

Net increase (decrease) in cash and cash
  equivalents                                          139,744         (416,139)

Cash and cash equivalents at beginning of
  period                                                81,529          559,510
                                                   -----------       ----------

Cash and cash equivalents at end of period         $   221,273       $  143,371
                                                   ===========       ==========

Supplemental disclosure of cash flow information:
   During the three months ended August 31, 1998 and 1997, the Company paid no income taxes and no interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During the three months ended August 31, 1998, the Company issued: 722,754 shares of its common stock for services rendered by employees and third parties for $196,092; and 138,834 shares of its common stock for $187,846 of liquidating damages associated with the Convertible Debentures.

           See accompanying notes to consolidated financial statements

              TERRA NATURAL RESOURCES CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   Statement of Information Furnished

     The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of August 31, 1998, the results of operations for the three months ending August 31, 1998 and 1997, and the cash flows for the three months ended August 31, 1998 and 1997. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's audited financial statements for its fiscal year ended May 31, 1998.


2.   Business

     The Company's business is the harvesting of timber and the production of rough sawn lumber and other finished wood products in Brazil, the exploration and mining of precious metals in Nevada and the exploration of precious metals and coal in Indonesia. The Company holds various rights to develop and/or harvest timber properties on up to approximately 950,000 hectares located in the states of Para and Amazonas, Brazil; the right to conduct sawmill operations at a 3.6 hectare sawmill facility located near the port city of Belem, Para, Brazil; and the right to conduct exploration activities on seven (7) gold properties and four (4) coal properties in Indonesia. In August 1998, the Company entered into an agreement to harvest timber from an additional 1,380 hectares in Para, Brazil, for a period of thirty years.

3.   Other

     A. On August 31, 1998, the Company announced that it received an initial capital infusion of $500,000 from a group led by Tetsuo Kitagawa. Mr. Kitagawa had a 25-year history with the Marubeni Group and until recently was the financial managing director of Marubeni's subsidiary in Holland. Mr. Kitagawa is currently assigned by the Office of the President of the Russian Federation to form investment funds in and outside of Russia under the management of the Office of the President of the Russian Federation for the improvement of its economy. Mr. Kitagawa, with his group, will provide full-time management and financial services for the Company. The Company has been reviewing acquisition candidates submitted through the Kitigawa Group, many of which are located in the countries of the former Soviet Union. On October 14, 1998, Mr. Kitagawa was elected a director of the Company by the Board of Directors.

     B. From July 1997 through October 16, 1998, Jeffrey S. Kramer, Chief Operating Officer, provided loans to the Company, aggregating approximately $714,000. Mr. Kramer and the Company are currently contemplating a partial settlement of these outstanding loans through the issuance of restricted common shares by the Company.

  4.   Subsequent Events

     A. On September 24, 1998, the Company announced that it executed a letter of understanding to acquire the controlling interest of "Chrustalnaia" of Russia. Chrustalnaia owns and operates five mines with significant reserves as well as 100 percent of "Stanum" which is involved in harvesting, cutting and fabricating timber, also with substantial reserves. Chrustalnaia/Stanum has gross revnues of approximately $16.2 million for fiscal 1997 as presented in their Russian-audited balance sheet. A recognized major accounting firm will be retained to perform an audit of the Russian balance sheet and assets, and the final closing will be subject to such confirmation and the preparation of a more definitive agreement prepared in accordance with the laws of the United States and the other appropriate countries which will contain other closing conditions. Chrustalnaia's mining activities include mining, processing ore of colored metals and obtaining concentrates in the fields of gold, silver and tin, and functions under the direction of Dr. Alexander Gonchar. Dr. Gonchar is a well-known academician and a respected member of the Academy of Science in Russia as well as other highly respected scientific communities.

     B. On September 10, 1998, the Company announced that Dr. Thomas Ward, consultant to the U.S. Department of Energy and the Pentagon, has agreed to become a member of the Company's Advisory Committee in the capacity of Executive Consulting Director for Scientific Development Mr. Ward, an internationally respected scientist, was for a period of six years, a representative of the United States in Russia in charge of the nuclear demilitarization program. Mr. Ward owns his own consulting company which contracts a number of scientists providing project expertise to the U.S. government and private companies. Ward will head the Company's Research and Development Department in a number of areas including monocrystallite silicon and isotope development. In addition, he will implement the technology to process Russian timber for export to the U.S. in order to preserve the United States' forests and parks in accordance with the Gore-Russian Agreement which starts in the year 2000 and is in the range of 20 million cubic meters of timber.

          On October 13, 1998, the Company formed Science & Technology Resources, Inc., which is currently structured as a wholly owned subsidiary, for the purpose of developing its technological division to be headed by Mr. Ward.

     C. The Company is in the final stages of negotiation with Cyprus Amax Coal Company for the exploration and development of one of the Company's coal properties in East Kalimantan, Indonesia.

     D. On October 5, 1998, the Company announced that it had signed an agreement for the acquisition of a substantial interest in oil and revenue-producing gas leases located on the Plainview natural gas field on 25,000 acres of gas prospects. The agreement on the leases located in Macoupin County in southwest Illinois is with S.M.T.V. and Western Pipeline Group. In its initial due diligence on a small part of the holdings prior to entering into the agreement, the Company has been able to confirm approximately an initial 4.76 BCF of natural gas. Additional due diligence and confirmation is planned to commence immediately.

     E. On October 13, 1998 the Board of Directors elected Tetsuo Kitagawa and Neil H. Lewis as directors, expanding the Board to seven members. Mr. Kitagawa has been President of SYMIC, a management consulting firm, since October 1997, prior to which he was employed by Marubeni Finance (Holland). For the last six of those years he was a Managing Director of Marubeni Finance, which is a wholly-owned subsidiary of Marubeni, one of Japan's leading general trading companies. Mr. Lewis is an attorney in private practice and a consultant to the Company.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATION

Comparison of Results of Operations - Three months Ended August 31, 1998 and August 31, 1997.
--------------------------------------------------------------------------------

Revenues for three months ended August 31, 1998 were approximately $249,000 as compared to approximately $157,000 for the same period in 1997. The sales in both periods relate to the Brazilian operations. The $92,000 increase in Sales is due to increased efficiencies. The gross margin for the three months ended August 31, 1998 was approximately 23% as compared to approximately 49% for the same period in 1997. The decrease in the gross margin is attributable to increased labor costs. The General and Administrative Expenses and exploration costs in the aggregate for the three month period ending August 31, 1998 increased slightly compared to the same period in 1997. Although the Company's operating activities increased for the three months ending August 31, 1998 over the same period in 1997, General and Administrative Expenses and exploration costs in the aggregate rose only slightly due to the Company's ability to control corporate expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company's working capital position as of August 31, 1998 was a deficit of approximately $2,833,000. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration activities on the Nevada Property and, more recently, the Brazilian Properties, the Silobat Property and the remainder of the Indonesian Concessions.

To raise funds in the past, the Company has relied upon private placements of its equity securities. In the quarter ending August 31, 1998, the Company raised approximately $1,242,000 pursuant to such private placements.

On March 27, 1998, the Company executed an agreement securing $14 million in equity financing, primarily to fund its timber operations in South America. The financing, through Bristol Asset Management Company II LLC, requires an effective registration statement and enables the Company to draw up to $14 million over a three-year period. As of the filing date of this Quarterly Report, the Company has not effected a registration statement covering the common stock to be issued pursuant to the $14 million equity financing agreement.

As of August 28, 1998, TiNV1, Inc., ("TiNV1"), entered into a Subscription Agreement and a letter agreement with the Company pursuant to which TiNV1 purchased 5,500,000 shares of the Company's common stock for $500,000.

The Brazilian operations represent an opportunity for the Company to generate significant cash flows for the first time. The Company believes that with the anticipated increase in daily production at its Brazilian operations to 125 cubic meters per day, much of its continued operations in Brazil, Indonesia, the Nevada Property, and its operating expenses and overhead at its corporate offices will be funded by the cash flow generated from its operations in Brazil.

The pending acquisition of Chrustalnaia and the formation of Science & Technology Resources, Inc. are also being developed for the purpose of increased revenues.

YEAR 2000 DISCLOSURE

The Company has eight computers connected on a peer-to-peer network. The Company has no proprietary software. If the Company had to replace all of its computers, the costs would be $16,000. All Company files and records have been backed up on zip drives and are continuously backed up on a weekly schedule.



The Company anticipates that it will require additional capital and intends to secure it through its agreement with Bristol Assets Management Company II LLC, by utilizing a publicly registered offering of its securities, the capital provided by the TiNV1 transaction, "Private Placements" and/or funds generated from its Brazilian operations.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA NATURAL RESOURCES CORPORATION

                                          Date:  November 27, 1997


                                          By:     /s/ JEFFREY S. KRAMER
                                            ------------------------------------
                                                Senior VP, CFO and Director

     All of the above-referenced sales were made by the Company in reliance upon the exemptions from registration contained in Section 4(2) of the Securities Act of 1933 and Regulation D promulgated pursuant to such exemption.


                                  13. EXHIBIT INDEX

  EXHIBIT
   NUMBER                                        DESCRIPTION
------------  ---------------------------------------------------------------------------------


 3.(i)        Articles of Incorporation of Epic Enterprises, Ltd., Filed June 10, 1985*
 3.(ii)       Certificate of Amendment to Articles of Incorporation of Epic Enterprises, Ltd.,
              Filed September 11, 1987*
 3.(iii)      Certificate of Amendment to Articles of Incorporation of Nevada Manhattan Mining
              Incorporated Filed October 26, 1987*
 3.(iv)       Certificate of Amendment of Articles of Incorporation of Nevada Manhattan Mining
              Incorporated Filed August 31, 1995*
 3.(v)        Certificate of Determination of Preferences of Series A Preferred Stock of Nevada
              Manhattan Mining Incorporated Filed October 25, 1995*
 3.(vi)       Bylaws of Epic Enterprises, Ltd.*
 3.(vii)      Memorandum and Articles of Association of Equatorial  Resources,  Ltd.+
 3.(viii)     Memorandum and Articles of Association of Kalimantan Resources,  Ltd.+
 4.(i)        Pages 1, 3, 4, and 5 of the  Bylaws of Epic  Enterprises,  Ltd.*
 4.(ii)       Pages 1 through 9 of Certificate of Determination of Preferences of Series A
              Preferred Stock of Nevada Manhattan Mining Incorporated Filed October 25, 1995*
 4.(iii)      Stock Options Issued to Directors+
 4.(iv)       Subscription Agreement dated April 14, 1997 with Silenus Limited**
 4.(v)        Warrant to Purchase Common Stock**
 4.(vi)       Deed of Trust in favor of Silenus Limited**
 4.(vii)      Form of Debenture**
 4.(viii)     Subscription Agreement dated July 15, 1997****
 4.(ix)       Warrants to Purchase Common Stock****
 4.(x)        Form of Debenture****
 5.(i)        Opinion on Legality****
 5.(ii)       Opinion on Legality
10.(i)        Mining Agreement Dated April 4, 1987*
10.(ii)       Amendment to Mining Agreement Dated December 9, 1987*
10.(iii)      Manhattan Mining Property Agreement Dated March 2, 1989*
10.(iv)       Corporation Quitclaim Deed Filed March 9, 1989*
10.(v)        Deed of Trust and Assignment of Rents Recorded March 9, 1989*
10.(vi)       Joint Venture Agreement Dated June 1993*
10.(vii)      Letter Agreement Dated August 10, 1995*
10.(viii)     Amendment to Joint Venture Agreement Dated October 20, 1995*
10.(ix)       Contract Between Nevada Manhattan Mining, Inc. and Harrison Western Construction Corp.*
10.(x)        Principles of Agreement  Dated August 19, 1996,  as  amended***
10.(xi)       Employment  Agreement  Dated  January  1, 1995  with  Christopher  D.  Michaels*
10.(xii)      Employment  Agreement  Dated  January  1,  1995 with  Jeffrey  Kramer*
10.(xiii)     Consulting  Agreement with Gold King Mines Corporation Dated April 1, 1995*
10.(xiv)      Consulting  Services  Agreement Dated October 7, 1996 with Behre Dolbear & Company, Inc. *
10.(xv)       Letter Agreement Dated March 25, 1996 with David Weissberg, M.D.*
10.(xvi)      Letter Agreement Dated May 13, 1996 with David Weissberg, M.D. *
10.(xvii)     Letter Agreement Dated September 25, 1996 with Mr. John Holsten*


  EXHIBIT
   NUMBER                                        DESCRIPTION
------------  ---------------------------------------------------------------------------------
10.(xviii)    Letter Agreement dated April 23, 1997 with British Far East Holding Ltd.**
10.(xix)      Addendum Agreement to Principles of Agreement+
10.(xx)       Acquisition Agreement by and between Sinkamas Agunbg Ltd. and Kalimantan
              Resources, Ltd. dated January 26, 1997+
10.(xxi)      Acquisition Agreement for Gold and Coal Concessions by and between Kalimas Jaya
              Ltd. and Kalimantan Resources, Ltd.+
10.(xxii)     November 11, 1996 letter Agreement with Maderia Intex, S.A. International
              Exports+
10.(xxiii)    Proposal for Sale and Purchase and  Authorization for Exploration of Timber+
10.(xxiv)     Eco-Rating  Standard  Agreement  dated  December  17,  1996+
10.(xxv)      Sale and Purchase Agreement dated February 6, 1997+
10.(xxvi)     Agreement to Jointly Develop Timber Properties dated May 30, 1997****
10.(xxvii)    Agreement to Acquire  Sawmill  dated May 30,  1997****
10.(xxviii)   Agreement  to Harvest Timber and Develop  Harvest  Properties****
10.(xxix)     Addendum to Contract for Extraction of Timber and Development of Timber
              Properties****
21            Subsidiaries of Small Business Issuer+
23.(i)        Consent of Jackson & Rhodes P.C.**
23.(ii)       Consent of William R. Wilson**
23.(iii)      Consent of Behre Dolbear & Company, Inc.**


23.(iv)       Consent of Jackson & Rhodes P.C.
23.(v)        Consent of Merdinger, Fruchter, Rosen & Corso P.C.

27            Financial Data Schedule++


99(i)         Business Plan Dated July 1995*
99(ii)        Business Plan Dated January 1997+

---------------

+    Previously filed.

* Filed with Registration Statement on Form SB-2 on December 6, 1996 (Registration No. 333-17423).

** Filed with Registration Statement on Form SB-2 on May 28, 1997 (Registration No. 333-27923).

*** Principles of Agreement in original form filed with Registration Statement on Form SB-2 on December 6, 1996. Amendment to this document filed with Registration Statement on Form SB-2 on July 31, 1997 (Registration No. 333-27923).

**** Filed with Registration Statement on Form SB-2 on July 31, 1997 (Registration No. 333-27923).


++ Filed with Form 10-KSB for the fiscal year ended May 31, 1998 Filed with Form 10-QSB for the quarter ended August 31, 1998